Exhibit 1

CEMEX ESPAÑA, S.A.

AND SUBSIDIARIES COMPRISING THE

CEMEX ESPAÑA GROUP

Consolidated Annual Accounts at December 31, 2009

and 2009 Consolidated Directors’ Report

(With Auditors’ Report Thereon)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

Auditors’ Report on the Consolidated Annual Accounts

(Translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails)

To the Shareholders of

    Cemex España, S.A.

We have audited the consolidated annual accounts of Cemex España, S.A. (the “Company”) and subsidiaries (the “Group”), which comprise the consolidated balance sheet at December 31, 2009, the consolidated income statement, the consolidated statement of changes in equity, the consolidated statement of cash flows for the year then ended and the consolidated notes thereto, the preparation of which is the responsibility of the Company’s Directors. Our responsibility is to express an opinion on the consolidated annual accounts taken as a whole, based on our examination which was conducted in accordance with generally accepted auditing standards in Spain, which require examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated annual accounts and assessing the appropriateness of their presentation, of the accounting principles applied and of the estimates made.

In accordance with prevailing Spanish legislation, these consolidated annual accounts for 2009 also include, for each individual caption in the consolidated balance sheet, consolidated income statement, consolidated statement of changes in equity, consolidated statement of cash flows and the consolidated notes thereto, comparative figures for the previous year, which, as mentioned in note 3 c) to the accompanying consolidated annual accounts, differ from those included in the approved consolidated annual accounts for 2008. We express our opinion solely on the consolidated annual accounts for 2009. On 28 May 2009 we issued our unqualified audit report on the consolidated annual accounts for 2008.

In our opinion, the accompanying consolidated annual accounts for 2009 present fairly, in all material respects, the consolidated equity and consolidated financial position of Cemex España, S.A. and subsidiaries at December 31, 2009, the consolidated results of their operations and the changes in consolidated equity and the consolidated cash flows for the year then ended, and contain sufficient information necessary for their adequate interpretation and understanding, in accordance with generally accepted accounting principles set forth in the applicable Spanish legislation and applied on a basis consistent with that of the preceding year, which has been incorporated into these annual accounts for comparative purposes.

The accompanying consolidated directors’ report for 2009 contains such explanations as the directors of Cemex España, S.A. consider relevant to the situation of the Group, the evolution of its business and other matters but is not an integral part of the consolidated annual accounts. We have verified that the accounting information contained therein is consistent with that disclosed in the consolidated annual accounts for 2009. Our work as auditors is limited to the verification of the consolidated directors’ report within the scope described in this paragraph and does not include a review of information other than that obtained from the accounting records of Cemex España, S.A. and subsidiaries.

KPMG Auditores, S.L.

(Signed on the original in Spanish)

Borja Guinea López

Partner

3 May 2010

2

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Consolidated Balance Sheets

at December 31, 2009 and 2008

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

Assets	Note	2009	2008
Intangible assets	8	5,920	6,731

Concessions		1,401	1,429
Patents, licenses, trademarks and similar rights		4,414	5,132
Software		26	23
Greenhouse gas emission rights		49	80
Goodwill		19	14
Other intangible assets		11	53
Property, plant and equipment	10	9,739	10,442

Land and buildings		4,692	5,034
Plant, machinery, equipment and furniture		4,163	4,458
Under construction and advances		730	876
Other property, plant and equipment		154	74
Investment property		4	9

Land		2	7
Buildings		2	2
Non-current investments in group companies and associates		1,043	574

Equity instruments	14	18	13
Investments accounted for using the equity method	14	297	524
Loans to Group companies	16	715	1
Loans to associates	16	13	36
Non-current investments	16	391	404

Equity instruments		323	324
Loans to third parties		41	65
Debt securities		9	7
Other financial assets		18	8
Trade and other receivables	16	4	12

Other receivables		4	12
Deferred tax assets	27	1,339	2,255

Goodwill on consolidation	9	6,181	6,766

Total non-current assets		24,621	27,193

Non-current assets held for sale	7	33	357

Inventories	18	755	971

Raw materials and other supplies		378	448
Work in progress – long cycle		140	155
Finished goods		230	353
Advances to suppliers		7	15
Trade and other receivables	16	1,367	1,532

Trade receivables – current		987	1,309
Trade receivables from Group companies and associates current		111	10
Other receivables		93	116
Personnel		10	23
Current tax assets	27	150	56
Public entities, other	27	16	18

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Consolidated Balance Sheets

at December 31, 2009 and 2008

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

Assets	Note	2009	2008
Current investments in Group companies and associates	16	2,288	2,440

Loans to Group companies		2,089	1,988
Loans to associates		3	452
Other financial assets		196	—
Current investments	16	77	21

Equity instruments		1	1
Loans to companies		2	1
Debt securities		—	1
Other investments		74	18
Prepayments for current assets		84	85

Cash and cash equivalents		572	615

Cash		558	505
Cash equivalents		14	110

Total current assets		5,176	6,021

Total assets		29,797	33,214

The accompanying notes form an integral part of the consolidated annual accounts.

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Consolidated Balance Sheets

at December 31, 2009 and 2008

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

Equity and Liabilities	Note	2009	2008
Capital and reserves	19	11,340	11,800

Share capital		9,673	9,673

Registered share capital		1,054	1,054
Share premium		8,619	8,619

Reserves		(1,297)	(933)

Distributable reserves		3,092	934
Non-distributable reserves		74	74
(Prior years’ losses)		(4,463)	(1,941)

Reserves in consolidated companies		323	2,377

Reserves in companies accounted for using the equity method		26	24

(Own shares)		(18)	(18)

Other shareholders’ contributions		2,995	2,995

Loss attributable to the parent company		(362)	(2,318)

Consolidated profit and loss		71	(2,049)
(Profit and loss of minority interests)		(433)	(269)

Valuation adjustments	19	825	685

Conversion differences in consolidated companies		825	685

Grants, donations and legacies received	20	60	52

In consolidated companies		60	52

Minority interests	21	5,167	5,075

Total equity		17,392	17,612

Non-current provisions		1,137	1,012

Environmental measures	24	387	414
Provisions for labor-related liabilities	24	29	90
Long-term employee benefits	22	592	419
Provisions for other liabilities	24	129	89

Non-current payables	25	7,339	4,368

Bonds and other marketable securities		2,675	1,631
Loans and borrowings		4,584	2,664
Finance lease payables	11	10	18
Other payables		70	55

Group companies and associates – non-current	25	261	431

Deferred tax liabilities	27	1,165	2,597

Total non-current liabilities		9,902	8,408

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Consolidated Balance Sheets

at December 31, 2009 and 2008

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

Equity and Liabilities	Note	2009	2008
Liabilities linked to non-current assets held for sale	7	—	102

Current provisions	24	141	280

Provisions for indemnities		23	87
Provisions for greenhouse gas emission rights		116	193
Other provisions		2	—

Current payables	25	667	4,989

Bonds and other marketable securities		44	39
Loans and borrowings		357	4,579
Finance lease payables	11	7	12
Other financial liabilities		259	359

Group companies and associates – current		60	57

Trade and other payables	25	1,635	1,766

Current suppliers		1,158	1,241
Suppliers, Group companies and associates – current		20	76
Personnel (salaries payable)		106	138
Current tax liabilities	27	143	128
Public entities, other	27	127	101
Advances from customers		81	82

Total current liabilities		2,503	7,194

Total equity and liabilities		29,797	33,214

The accompanying notes form an integral part of the consolidated annual accounts.

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Consolidated Income Statements

for the years ended

December 31, 2009 and 2008

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Note	2009	2008
CONTINUING OPERATIONS
Revenues	30	7,909	10,832

Sales		7,297	10,135
Services rendered		612	697

Changes in inventories of finished goods and work in progress		(138)	(73)

Work performed by the entity and capitalized		3	7

Supplies	30	(3,541)	(4,955)

Consumption of goods		(245)	(308)
Raw materials and consumables used		(3,296)	(4,647)

Other operating income		422	63

Non-trading and other administrative income		422	63

Personnel expenses	30	(1,474)	(1,877)

Wages, salaries and similar costs		(1,148)	(1,472)
Employee benefits expense		(295)	(348)
Provisions		(31)	(57)

Other operating expenses		(2,068)	(3,190)

External services		(1,745)	(2,793)
Local taxes		(141)	(158)

Losses, impairment and changes in trade provisions	17	(33)	(22)
Greenhouse gas emission rights expense		(116)	(193)
Other administrative expenses		(33)	(24)

Depreciation and amortization	8,9 and 10	(1,298)	(922)

Non-financial and other capital grants	20	197	308
Provision surpluses		1	—

Impairment and gains/(losses) on disposal of fixed assets		32	(1,646)

Impairment and losses		112	(1,688)

Gains/(losses) on disposal and other	30	(80)	42

Results from operating activities		45	(1,453)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Consolidated Income Statements

for the years ended

December 31, 2009 and 2008

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Note	2009	2008
Finance income		432	59

Dividends		—	4

Group companies and associates		—	4
Other investment income		432	55

Group companies and associates		303	12
Other		129	43

Capitalization of finance expenses	10	20	23

Finance expenses		(789)	(438)

Group companies and associates		(73)	(1)
Other		(716)	(437)

Exchange gains/losses		289	(1,145)

Impairment and gains/(losses) on disposal of financial instruments		(7)	61

Impairment and losses		(10)	(1)
Gains on disposal and other	30	3	62

Net finance expense		(55)	(1,440)

Share in profit/(losses) of companies accounted for using the equity method		(3)	43

Loss before income tax		(13)	(2,850)

Income tax expense	27	403	1,261

Profit/(loss) from continuing operations		390	(1,589)

DISCONTINUED OPERATIONS

Loss from discontinued operations	7	(319)	(460)

Loss attributable to minority interests		(433)	(269)

Consolidated loss attributable to the parent company		(362)	(2,318)

The accompanying notes form an integral part of the consolidated annual accounts.

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Statements of Changes in Equity for the years ended

December 31, 2009 and 2008

A) Statements of Recognised Income and Expense

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Note	2009	2008
Loss for the year	19	(362)	(2,318)

Income and expense recognized directly in equity

Translation differences
Differences on translation into reporting currency	19	140	685
Grants, donations and legacies	20	205	328
Actuarial gains and losses and other adjustments	19	(196)	(94)
Others		98	—
Tax effect		(61)	(98)

Total income and expense recognized directly in equity		186	821

Income and expense recognized in the income statement

Grants, donations and legacies	20	(197)	(325)
Tax effect		61	98

Total income and expense recognized in the income statement		(136)	(227)

Total consolidated recognized income and expense		(312)	(1,724)

The accompanying notes form an integral part of the consolidated annual accounts.

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Statement of Changes in Equity for the year ended

December 31, 2009

B) Statement of Total Changes in Equity

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Registered share capital	Share premium	Reserves	Prior years’ losses	Other shareholders’ contributions	Loss for the year	Translation differences	Own shares	Grants, donations and legacies received	Minority interests	Total
Balance at December 31, 2008	1,054	8,619	3,409	(1,941)	2,995	(2,318)	685	(18)	52	5,075	17,612

Recognized income and expense	—	—	(98)	—	—	(362)	140	—	8	—	(312)
Application of losses for the year	—	—	204	(2,522)	—	2,318	—	—	—	—	—
Changes in minority interests	—	—	—	—	—	—	—	—	—	92	92

Balance at December 31, 2009	1,054	8,619	3,515	(4,463)	2,995	(362)	825	(18)	60	5,167	17,392

The accompanying notes form an integral part of the consolidated annual accounts.

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Statement of Changes in Equity for the year ended

December 31, 2008

B) Statement of Total Changes in Equity

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Registered share capital	Share premium	Reserves	Prior years’ losses	Other shareholders’ contributions	Loss for the year	Translation differences	Own shares	Grants, donations and legacies received	Minority interests	Total
Balance at January 1, 2008	805	5,216	1,079	(781)	—	1,006	—	(18)	49	4,773	12,129

Recognized income and expense	—	—	(94)	—	—	(2,318)	685	—	3	—	(1,724)
Operations with equity holders or owners
Share capital increases	249	3,403	(7)	—	—	—	—	—	—	—	3,645
Application of loss for the year Reserves	—	—	2,166	(1,160)	—	(1,006)	—	—	—	—	—
Other contributions at fair value	—	—	—	—	2,995	—	—	—	—	—	2,995
Changes in minority interests	—	—	—	—	—	—	—	—	—	302	302

Other movements	—	—	265	—	—	—	—	—	—	—	265

Balance at December 31, 2008	1,054	8,619	3,409	(1,941)	2,995	(2,318)	685	(18)	52	5,075	17,612

The accompanying notes form an integral part of the consolidated annual accounts.

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Statements of Cash Flows for the years ended

December 31, 2009 and 2008

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Note	2009	2008
Cash flows from operating activities		776	379
Loss for the year before tax		(13)	(2,850)

Adjustments for:		1,266	4,421

Depreciation and amortization	8, 9 and 10	1,298	922
Impairment allowances		(69)	1,688
Change in provisions: charges/(reversals)	22 and 24	181	766
Grants recognized in the income statement	20	(197)	(308)
Gains/(losses) from disposals of fixed assets	30	80	(105)

Gains/(losses) from disposals of financial instruments		(3)	—
Finance income		(432)	(59)
Finance expenses		769	415
Exchange (gains)/losses		(289)	1,145
Share in profit/(loss) of companies accounted for using the equity method (net of dividends)	5	(3)	(43)
Other income and expenses		(69)	—

Changes in operating assets and liabilities		91	(699)

Inventories		166	(2)
Trade and other receivables		12	490
Other current assets		141	(317)
Trade and other payables		(69)	(438)
Provisions		(88)	(61)
Other non-current assets and liabilities		(71)	(371)

Other cash flows from operating activities		(568)	(493)

Interest paid		(547)	(444)
Dividends received		30	114
Interest received		10	57
Income tax received (paid)		(61)	(253)
Other amounts paid/(received)		—	33

Cash flows used in investing activities		(21)	(463)

Payments for investments		(1,506)	(1,564)

Group companies and associates		(755)	(8)
Intangible assets		(46)	(117)
Property, plant and equipment		(695)	(1,412)
Other assets		(10)	(27)

Proceeds from sale of investments		1,485	1,101

Group companies and associates		1,091	—
Intangible assets		53	338
Property, plant and equipment		283	763
Non-current assets held for sale		58	—

Cash flows from/used in financing activities		(888)	245

Proceeds from and payments for equity instruments		—	666

Issue of equity instruments	19	—	656
Grants, donations and legacies received	20	—	10
Proceeds from and payments for financial liability instruments		(879)	(421)

Issue
Loans and borrowings		1,302	480
Group companies and associates		70	—

Redemption and repayment of
Loans and borrowings		(2,230)	(806)
Group companies and associates		(21)	(95)
Dividends and interest on other equity instruments paid		(9)	—

Dividends		(9)	—

Effect of exchange rate fluctuations and translation differences		126	63

Net increase/(decrease) in cash and cash equivalents		(7)	224

Cash and cash equivalents at beginning of year		578	332

Translation differences in cash and equivalents		(1)	(22)
Cash and cash equivalents at year end		572	578

The accompanying notes form an integral part of the consolidated annual accounts.

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

December 31, 2009

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails)

(1)	Nature and Activities of the Group

Cemex España, S.A. (hereinafter the Company) was incorporated with limited liability under Spanish law on April 30, 1917 under the name Compañía Valenciana de Cementos Portland, S.A. In 2002 the Company changed its name to the current one. The registered offices of the Company are in Madrid and its eight factories and two mills are located throughout Spain.

The statutory and principal activities of the Company consist of the manufacture and sale of cement, and the acquisition, holding and sale of investments.

Cemex España, S.A. is the parent company of a Group of companies engaged in the manufacture of cement, concrete and mortar, the extraction of aggregates and the sale of the products extracted and manufactured. The Company, in turn, forms a part of an international cement and construction materials group (hereinafter the Cemex Group) of which Cemex, S.A.B. de C.V. is the parent company (hereinafter, the Parent Company). Cemex, S.A.B. de C.V. is registered in Monterrey (Mexico) and quoted on the Mexican and New York (NYSE) Stock Exchanges.

On 29 January 2010 the directors of Cemex, S.A.B. de C.V. formulated the consolidated financial statements for 2009, reflecting consolidated profit of Mexican Pesos 1,409 million (Euros 75 million) and consolidated equity of Mexican Pesos 257,570 million (Euros 13,745 million). The consolidated financial statements have been deposited with the Public Registry of Commerce of Monterrey, Nuevo León (Mexico).

(2)	The Cemex España Group

The Company and its subsidiaries comprise the Cemex España Group (hereinafter the Group or the Cemex España Group). Details of subsidiaries and associates of the Cemex España Group at December 31, 2009 and 2008 are shown in Appendix I, which forms an integral part of this note.

The financial and tax year of the Company and its subsidiaries and associates coincides with the calendar year.

Certain subsidiaries and associates have not been consolidated as the effect on the consolidated annual accounts taken as a whole would not be material.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

The principal changes in the structure of the Cemex España Group in 2009 and 2008 have been as follows:

(a)	Cemex American Holdings, B.V. increased its share capital by Euros 388 million in 2008, which was fully subscribed by the Company. In 2009, this holding company has transferred its investment in Cemex Holdings, Inc., the parent company of the Group’s investments in the USA, to the subsidiary Cemex Luxembourg Holdings Sarl for Euros 274 million (US Dollars 412 million). Cemex American Holdings, B.V. was subsequently wound up contributing net assets and liabilities of approximately Euros 2,530 million to the Company.

(b)	On October 1, 2009 the Company sold third parties its interest in Australian investees, of which Cemex Australia PTY Ltd. is the parent company, for Australian Dollars 2,020 million (Euros 1,167 million). This amount included a cash payment of Euros 112 million to the Company, while the remaining amount was settled by repaying Cemex Australia Group debt with other Group companies. This transaction incurred a loss of Euros 328 million at consolidated level, which is recognized under profit or loss of discontinued operations in the consolidated income statement for 2009 (see notes 7 (a) and 8).

Cemex Asia Holdings, Ltd acquired two companies operating in China, Rinker Materials (Tianjing) Co, Ltd. and Rinker Materials (Quingdao) Co, Ltd., from Cemex Australia PTY Ltd., prior to its sale, for Euros 4 million and Euros 5.6 million, respectively.

(c)	In 2009 the Group wound up Cemex Netherlands, B.V. and the Company assumed net assets and liabilities of approximately Euros 59 million.

(d)	On April 1, 2009 Cemex Finance Europe, B.V. purchased Cemex España Finance LLC from Cemex Netherlands B.V. for US Dollars 1.5 million (Euros 1.2 million).

(e)	In 2009 the Company sold its 30.84% interest in Construction Funding Corporation to the subsidiary Cemex Caracas Investments B.V. for Euros 600 million (US Dollars 850 million).

(f)	On June 29, 2009 Cemex Caracas Investments, B.V. sold its 100% interest in Lomas del Tempisque, S.R.L. to the Cemex Colombia Group for US Dollars 850 million (Euros 604 million).

(g)	In 2008 the Company increased its share capital and share premium by Euros 2,989 million. This amount was fully subscribed by New Sunward Holding B.V. through the non-monetary contribution of an interest in Cemex Hungary KFT. As a result of this contribution, the Company’s interest in Cemex Hungary KFT increased from 78.64% to 97.95% (see notes 19 and 26).

In 2009, the Company sold its 26.50% interest in Cemex Hungary, KFT to the subsidiary Construction Funding Corporation for Euros 5,084 million (US Dollars 7,015 million).

(Continued)

2

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(h)	In 2009 Mustang Re, Ltd. increased capital by Euros 11 million, which was fully subscribed by the Company.

(i)	On June 18, 2008, the Venezuelan government enacted a presidential decree (the nationalization decree) whereby the cement industry in Venezuela was to become state-controlled. Under this decree, the State was also to hold an interest of at least 60% in foreign cement companies, including Cemex Venezuela, S.A.C.A. The nationalization decree established August 17, 2008 as the deadline for the main shareholders of foreign cement companies to reach an agreement with the Venezuelan government on the nature and amount of compensation in respect of nationalization. Under the terms of the nationalization decree, if no agreement were reached, Venezuela would take exclusive control of operations of the cement company in question and expropriation of the shares would be decreed, in accordance with Venezuelan expropriation legislation. Cemex controlled and operated Cemex Venezuela, S.A.C.A. until August 17, 2008. Subsequently, under the terms of the nationalization decree, the Venezuelan government ordered the confiscation of all business, assets and shares of Cemex Venezuela, S.A.C.A. and took control of its installations on August 18, 2008.

The consolidated income statement of the Group for the year ended December 31, 2008 included the results of the Cemex Venezuela Group for the seven-month period ended July 31, 2008. The Group’s investment in Venezuela has not been consolidated at December 31, 2009 or 2008 as control was not exercised over this Group at that date. Since consolidation ceased, this investment has been recognized at cost under non-current investments in the consolidated balance sheet (see note 17 (b)).

On August 20, 2008, the Cemex Group received an offer of US Dollars 650 million from the Venezuelan government, which the Cemex Group decided to decline as it considered this amount to be below the value of its businesses in Venezuela even in proportion to the offers made to the other foreign companies. In October 2008, the Cemex Group filed an international arbitration request with the International Investment Dispute Resolution Centre in light of violations on the part of the Venezuelan State, which had confiscated the business, assets and shares with no prior indemnity and had failed to respect the procedures and legal guarantees applicable to this case. At December 31, 2009 and 2008, the Group has not adjusted its investment in Venezuela for impairment, as it considers that it will reach an agreement with the Venezuelan government and receive a fair indemnity.

Prior to the compulsory purchase in April 2008 the Company also acquired 100% of the shares of the subsidiaries Macorís Investments, Cemex Chile Investments, B.V. and Cemex Sierra Investments, B.V. from the Cemex Venezuela Group for US Dollars 366 million (Euros 234 million). The parent company’s indirect control of these companies and their subsidiaries was therefore increased by 24.32%.

The 26.03% interest in Société des Ciments Antillais, S.A. was also acquired from the Cemex Venezuela Group for US Dollars 19 million (Euros 12 million), as well as three vessels for shipping cement for US Dollars 41 million (Euros 28 million) (see note 24 (e)).

(Continued)

3

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(j)	In July 2008 the Group reached an agreement to sell all its operations in Austria and Hungary for approximately Euros 310 million to the Strabag SE Group. Completion of this transaction depended on approval from the anti-competition authorities in those countries and from the supervisory board of the acquirer. The assets and liabilities of these entities were classified as held for sale groups in 2008. In July 2009, the buyer announced its decision to withdraw from the purchase agreement. Although the Group has brought the matter to the courts (see notes 5 (k) and 7 (b)), the related assets and liabilities have been reclassified according to their nature. In September 2009 the subsidiary of the RMC Holding, N.V. Group initiated arbitration proceedings against Strabag claiming damages of approximately Euros 150 million before the International Chamber of Commerce (CIC) in Zurich (see note 24 (e)).

(k)	In December 2008, the Company acquired 50.1% of the shares of Cemex Trademarks Worldwide, Ltd. from New Sunward Holding, B.V. for Euros 3,362 million. This acquisition was financed through the subscription of a participating loan for the same amount with this company (see note 6).

(l)	In December 2008 the Company and its subsidiary Hormicemex, S.A. sold third parties their 49.94% and 0.06% interests, respectively, in the Cementos Especiales de las Islas Group and the 50% interest in Insular de Productos para la Construcción y la Industria, S.L. In the same transaction, all their operating assets located in the Canary Islands were also sold to third parties. These transactions amounted to Euros 162 million. The Group generated gains on disposal of financial instruments and property, plant and equipment of Euros 67 million and Euros 27 million, respectively.

(m)	In 2008 the Group company Cemex Asia, B.V. sold 98.5% of the shares of PT Bintang Polino Perkasa for Euros 20.2 million (US Dollars 31.2 million), generating a profit of Euros 9 million.

(n)	In 2008 Cemex Global Funding, S.A.R.L. was incorporated as a solely-owned subsidiary of Cemex Hungary, KFT. The principal activity of Cemex Global Funding, S.A.R.L. consists of carrying out financial and investment holding activities. This company subsequently incorporated Cemex Premium Finance, KFT, the principal activity of which also consists of financial activities.

(o)	The Group disbursed called-up share capital in Cementilce S.R.L., domiciled in Italy, amounting to Euros 6 million. Subsequently, in December 2008, Cementilce S.R.L. transferred 100% of the share capital of its subsidiaries, totaling Euros 53 million, to third parties, and the subsidiary became dormant.

(p)	On January 11, 2008, in relation to the agreements with the Ready Mix USA, Inc Group, the Group contributed assets amounting to US Dollars 260 million to Ready Mix USA, LLC and sold assets totaling US Dollars 135 million to this group. In the same transaction, Ready Mix USA, Inc made a cash contribution of US Dollars 125 million to its subsidiary Ready Mix USA, LLC, which in turn received bank loans of US Dollars 135 million and distributed a special cash dividend of US Dollars 135 million to the Group. The Ready Mix USA, Inc Group manages all assets acquired or received. Following this transaction, the Group and Ready Mix USA, LLC continued to hold a 49.99% and a 50.01% interest, respectively.

(Continued)

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Notes to the consolidated annual accounts

(3)	Basis of Presentation

(a)	Fair view

The consolidated annual accounts have been prepared on the basis of the accounting records of Cemex España, S.A. and its consolidated subsidiaries. The consolidated annual accounts for 2009 have been prepared in accordance with prevailing legislation, the Spanish General Chart of Accounts approved by Royal Decree 1514/2007, and Royal Decree 1815/1991, which approves the standards for the preparation of consolidated annual accounts, and considering the accounting principles set out in the Spanish Institute of Accountants and Auditors Note, to present fairly the consolidated equity and consolidated financial position at December 31, 2009 and the consolidated results of operations, changes in consolidated equity, and consolidated cash flows for the year then ended.

The directors of the Company consider that the consolidated annual accounts for 2009, officially authorized by the directors on April 26, 2010, will be approved by the shareholders at their annual general meeting without significant changes.

At December 31, 2009, working capital amounts to Euros 2,673 million (negative in an amount of Euros 1,173 million at December 31, 2008). At December 31, 2008, working capital was negative primarily as a result of borrowings from financial institutions falling due in the short term. These borrowings were rescheduled in 2009 (see note 26).

(b)	Functional and presentation currency

The figures disclosed in the consolidated annual accounts are expressed in millions of Euros, the Company’s functional and presentation currency.

(c)	Comparative information

These consolidated annual accounts for 2009 also include, for each individual caption in the consolidated balance sheet, consolidated income statement, consolidated statement of cash flows and the consolidated notes thereto, comparative figures for the previous year, which have been reclassified to reflect discontinued operations in Australia (see notes 2(b) and 5 (k)) in the income statement and statement of cash flows, and therefore do not coincide with the 2008 consolidated annual accounts approved by the shareholders at their general meeting on 29 June 2009.

(Continued)

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Notes to the consolidated annual accounts

(d)	Critical issues regarding the valuation and estimation of relevant uncertainties and judgments used when applying accounting principles

Relevant accounting estimates and judgments have to be made when applying the Group’s accounting principles to prepare the annual accounts. Details of the items requiring a greater degree of judgment or which are more complex, or where the assumptions and estimates made are significant to the preparation of the annual accounts is as follows:

In the preparation of the consolidated annual accounts for the year ended December 31, 2009 the Company directors used estimates to measure certain assets, liabilities and commitments disclosed therein. Estimates affecting the most significant items relate to impairment of goodwill, the projections supporting recognition of tax credits for tax loss carryforwards and estimates associated with pension obligations.

The Group tests for impairment of goodwill on an annual basis. The recoverable amount is the higher of fair value less costs to sell and value in use. The Group uses cash flow discounting methods to calculate these values, based on 10-year projections and represent management’s best estimate of future market performance (see note 5 (l)).

Tax projections are determined based on budgets approved by management and other estimates and tax planning prepared by different Company departments. These projections, which encompass a period of nearly 10 years (maximum period to offset prior years’ loss carryforwards recognized), take into consideration past experience and represent management’s best estimate of future market performance. The Group is subject to regulatory and legal processes and inspections by government bodies in various jurisdictions. The Company recognizes a provision if it is probable that an obligation will exist at year end which will give rise to an outflow of resources embodying economic benefits and the outflow can be reliably measured. Legal processes usually involve complex legal issues and are subject to substantial uncertainties. As a result, management uses significant judgment when determining whether it is probable that the process will result in an outflow of resources embodying economic benefits and estimating the amount. Liabilities for pensions and the net cost of pensions are determined using actuarial calculations based on key assumptions including the discount rate, expected rate of return on plan assets, estimated salary increases and mortality rates. The assumption on discount rates takes into account the rates for high quality fixed income investments with the appropriate maturities at the balance sheet date. The expected rate of return on plan assets is calculated uniformly considering historical long-term rates of return and the allocation of assets. Key assumptions may differ from actual conditions due to changes in economic and market circumstances and could lead to variations in pension liabilities. Any such differences are recognized in equity as actuarial losses or gains.

Although estimates are calculated by the Company’s directors based on the best estimate available at December 31, 2009, future events may require these estimates to be modified in subsequent years. The effects on the annual accounts of any modifications resulting from adjustments made in subsequent years are recognized prospectively.

(Continued)

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Notes to the consolidated annual accounts

(4)	Application of Company Losses

At their annual general meeting held on June 29, 2009, the shareholders agreed that the Euros 2,521,849,949.04 losses incurred by the Company for the year ended December 31, 2008 be carried forward as prior years’ losses.

The directors will propose to the shareholders at their annual general meeting that the loss of Euros 2,299,854,401.25 for the year ended December 31, 2009 be carried forward as prior years’ losses.

At December 31, 2009 and 2008 the Company’s non-distributable reserves amount to Euros 74 million.

Profit recognized directly in equity cannot be distributed, either directly or indirectly.

The Company’s freely distributable reserves are subject to the restrictions established by law, and dividends may not be distributed if equity would be less than share capital as a result.

(5)	Significant Accounting Policies

(a)	Subsidiaries

Subsidiaries, including special purpose vehicles, are entities over which the Company either directly or indirectly, through subsidiaries, exercises control as defined in article 42 of the Spanish Commercial Code.

For presentation and disclosure purposes, Group companies are those which are controlled, by any means, by one or several individuals or legal entities in conjunction or are solely managed in accordance with statutory clauses or agreements.

Control is the power to govern the financial and operating policies of an entity or business so as to obtain benefits from its activities. In assessing control, potential voting rights held by the Company or other entities are considered that are exercisable or convertible at the end of each reporting period.

Subsidiaries are fully consolidated.

Appendix I includes information on the subsidiaries included in the consolidated group.

The revenue, expenses and cash flows of the subsidiaries are included in the consolidated annual accounts from the acquisition date, which is when the Group obtains effective control, until that control ceases.

Transactions and balances with subsidiaries and any unrealized profit or loss are eliminated on consolidation.

The accounting policies of subsidiaries have been adapted to those of the Group.

(Continued)

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Notes to the consolidated annual accounts

The annual accounts of the Group companies used in the consolidation process are for the year ended December 31, 2009 in all cases and reflect the same period as those of the Company.

(b)	Business combinations

The acquisition date is the date on which the Group obtains control of the acquiree.

The cost of the business combination is calculated as the sum of the acquisition-date fair values of the assets transferred, the liabilities incurred or assumed, and equity instruments issued by the Group, in exchange for control of the acquiree, plus any costs directly attributable to the business combination. Any additional consideration contingent on future events or the fulfillment of certain conditions is included in the cost of the combination provided that it is probable that an outflow of resources embodying economic benefits will be required and the amount of the obligation can be reliably estimated.

The costs of issuing equity and liability instruments do not form part of the cost of the business combination, but are recognized using the measurement criteria applicable to these transactions.

At the acquisition date, the assets acquired and liabilities and contingent liabilities assumed (identifiable net assets) of the acquiree are recognized at fair value provided that this can be measured reliably.

Any excess of the cost of the business combination over the corresponding value of the identifiable net assets of the acquiree is recognized as goodwill if the acquisition is recognized in the individual annual accounts, or as goodwill on consolidation if the acquisition is recognized in the consolidated annual accounts.

(c)	Goodwill on consolidation

Goodwill on consolidation is not amortized but is tested for impairment annually or more frequently where events or circumstances indicate that an asset may be impaired. Goodwill on business combinations is allocated to the cash-generating units (CGUs) or groups of CGUs which are expected to benefit from the synergies of the business combination and the criteria described in section (l) (impairment) are applied. After initial recognition, goodwill on consolidation is measured at cost less any accumulated impairment losses.

Any negative consolidation differences are recognized in the consolidated income statement as income for the year.

(Continued)

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Notes to the consolidated annual accounts

(d)	Minority interests

Minority interests are disclosed in the consolidated balance sheet under consolidated equity separately from equity attributable to the parent company. Minority interests’ share in profit or loss for the year is disclosed separately in the consolidated income statement.

The profit or loss and changes in equity of the subsidiaries attributable to the Group and minority interests after consolidation adjustments and eliminations, is determined in accordance with profit-sharing rights at year end, without considering the possible exercise or conversion of potential voting rights and after discounting the effect of dividends, agreed or otherwise, on preference shares with cumulative rights classified in equity accounts.

Any excess of losses attributable to minority interests, which cannot be allocated thereto as the amount exceeds their interest in equity of the subsidiary, are recognized as a decrease in consolidated equity of the Company, provided that the minority interests restrict their responsibility to the amounts contributed and there are no agreements regarding additional contributions. Profit subsequently obtained by the Group is allocated to the Company until the amount of minority interests’ share in losses absorbed in prior accounting periods is recovered.

Transactions to increase or decrease minority interests in a subsidiary through the Group while maintaining control are recognized as transactions with equity instruments. Consequently, no new acquisition cost arises on increases and no results are recognized in the consolidated income statement on reductions. Rather, the difference between the consideration given or received and the carrying amount of minority interests is recognized in reserves of the investor, without prejudice to the reclassification of consolidation reserves and the reallocation of income and expenses recognized in equity between the Company and minority interests. In transactions to decrease the Group’s interest in a subsidiary, minority interests are recognized at the amount of their interest in the consolidated net assets of that subsidiary.

(e)	Associates

Associates are companies over which the Company exercises significant influence, either directly or indirectly through subsidiaries. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies. The existence and effect of potential voting rights that are exercisable or convertible at the end of each reporting period, including potential voting rights held by the Group or third parties, are considered when assessing whether an entity has significant influence.

Investments in associates are accounted for using the equity method from the date significant influence commences until the Company can no longer justify that significant influence.

Details of investments accounted for using the equity method are included in Appendix IV.

(Continued)

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Notes to the consolidated annual accounts

Acquisitions of associates are recognized using the purchase method, as in the case of subsidiaries. Any excess of the cost of the investment over the Group’s share in the fair value of the identifiable net assets is recognized as goodwill, included in the carrying amount of the investment. Any shortfall is deducted from the fair value of the investment and recognized as income in the year of acquisition.

The Group’s share in the profit or loss of associates obtained after the acquisition date is accounted for as an increase or decrease in the value of the investments with a credit or debit to share in profit or loss of companies accounted for using the equity method, in the consolidated income statement. Dividends distributed are recognized as a reduction in the value of the investments. Income and expenses deriving from application of the equity method are taken into consideration when determining the Group’s share in the profit or loss of associates, including impairment losses.

Losses in associates attributable to the Group are limited to the value of the net investment, except when legal or implicit obligations have been assumed by the Group or payments have been made on behalf of the associates.

•	Impairment

The Group applies the impairment criteria described in the financial instruments section to determine whether additional impairment losses to those already recognized in the net investment in the associate should be recognized as a result of applying the equity method (see note 5 (n) (ix)).

Impairment losses are not allocated to goodwill or other assets implicit in the investment in associates deriving from the application of the purchase method. In subsequent years, reversals in impairment losses in the form of increases in the recoverable amount are recognized in profit and loss.

(f)	Joint ventures

Jointly controlled entities are those which are jointly controlled by the Company or one or more Group companies, including parent entities or individuals, and one or more third parties.

These are initially recognized at cost, which is equivalent to the fair value of the consideration paid, including transaction costs, and are subsequently measured at cost net of any accumulated impairment losses.

These investments are accounted for using the equity method (see section (e) of this note, Associates).

(Continued)

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Notes to the consolidated annual accounts

(g)	Foreign currency

(i) Transactions and balances in foreign currencies

Foreign currency transactions have been translated into Euros using the exchange rate prevailing at the transaction date.

Monetary assets and liabilities denominated in foreign currencies have been translated into Euros at the closing rate, while non-monetary assets and liabilities measured at historical cost have been translated at the exchange rate prevailing at the transaction date.

Non-monetary assets measured at fair value have been translated into Euros at the spot exchange rate at the date that the fair value was determined.

In the consolidated statement of cash flows, foreign currency transaction cash flows have been translated into Euros at the exchange rates at the dates the cash flows occur.

The effect of exchange rate fluctuations on cash and cash equivalents denominated in foreign currencies is recognized separately in the statement of cash flows as effect of exchange rate fluctuations.

Exchange gains and losses arising on the settlement of foreign currency transactions and the translation into Euros of monetary assets and liabilities denominated in foreign currencies are recognized in profit or loss.

(ii) Translation of financial statements of foreign subsidiaries

In accordance with the exception relating to accumulated translation differences foreseen in the second transitional provision of Royal Decree 1514/2007 approving the Spanish General Chart of Accounts, translation differences recognized in the consolidated annual accounts generated prior to January 1, 2008 are classified in other consolidation reserves of the parent company. Consequently, the historical exchange rate applicable to the translation of foreign operations is the exchange rate prevailing at the transition date.

(Continued)

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Notes to the consolidated annual accounts

As of the transition date, the financial statements of foreign subsidiaries and companies accounted for using the equity method, except when their functional currency is not the currency of a hyperinflationary economy, have been translated into Euros as follows:

•	Assets and liabilities, including goodwill and net asset adjustments derived from the acquisition of the operations are translated at the closing rate at the balance sheet date.

•	Income and expenses are translated at exchange rates at the dates of the transactions or at the average exchange rate for the month.

•	All resulting exchange differences are recognized as translation differences in consolidated equity.

Translation differences recorded in consolidated equity are recognized in the consolidated income statement on disposal of the foreign operations or companies. Disposal can be through liquidation, reimbursement of the investment or abandonment. Payment of a dividend constitutes a disposal to the extent that it entails reimbursement of the investment. In transactions to reduce the interest in subsidiaries, companies accounted for using the equity method and joint ventures, exchange gains or losses are recognized in the consolidated income statement using the criteria described for income and expenses recognized in consolidated equity.

The functional currency of the following subsidiaries is the US Dollar, which is different to the currency of the countries in which they are domiciled:

Company	Country
Cemex Global Funding, SARL	Luxembourg
Cemex Premium Finance, KFT	Hungary
Construction Funding Corporation	Ireland
Cemex Research Group, AG	Switzerland
Cemex Hungary, KFT	Hungary

(h)	Intangible assets

Intangible assets are recognized at cost of acquisition or production and are carried at cost, less any accumulated amortization and accumulated impairment valuation allowances.

Expenditure on activities that contribute to increasing the value of the Group’s business as a whole, such as goodwill, trademarks and other similar items generated internally, as well as establishment costs, are recognized as expenses when incurred.

(Continued)

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Notes to the consolidated annual accounts

(i) Administrative concessions

The Group operates various assets under administrative concession contracts awarded by different public entities. Administrative concessions relating to the quarries operated by the Group include the costs incurred in their procurement and are amortized based on the number of tons extracted each year, taking into consideration the total number of extractable tons.

(ii) Patents, licenses, trademarks and similar rights

Trademarks acquired from third parties or Cemex Group companies are recognized at acquisition cost less accumulated amortization, and are amortized on a straight-line basis over a period of 10 to 30 years.

(iii) Software

Acquired software is recognized at acquisition cost less any accumulated amortization and accumulated impairment valuation allowances. Software maintenance costs are charged as expenses when incurred.

(iv) Greenhouse gas emission rights

Greenhouse gas emission rights, which are recognized when the Group becomes entitled to such rights, are carried at fair value which, in the absence of evidence to the contrary, is the cost of acquisition or production. Any difference between fair value and the consideration paid is recognized as an outright grant associated with the emission rights and credited to equity. These grants are recognized as income and matched with the associated costs which the grants are intended to compensate, using the same criteria as for capital grants.

Under the terms of Law 1 of March 9, 2005 governing greenhouse gas emission rights, emission rights deriving from a certified reduction in emissions or from a unit created to reduce emissions through clean development mechanisms or a pooling of rights, are carried at cost of production using the same criteria as for inventories.

Emission rights are not amortized.

(Continued)

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Notes to the consolidated annual accounts

Provision is systematically made under short-term provisions for liabilities and charges for expenses related to the emission of greenhouse gases. This provision is maintained until the obligation is cancelled, through the conveyance of the corresponding rights. Provisions released or surplus provisions reversed are recognized as other operating income. The provision is determined on the basis that it will be cancelled, as follows:

a)	Firstly, through emission rights transferred under a National Allocation Plan to the Company’s account in the National Emission Rights Register, which are then used to cancel actual emissions in proportion to total forecast emissions for the entire period to which they have been allocated. The expense corresponding to this part of the obligation is determined based on the book value of the transferred emission rights.

b)	Secondly, through the remaining emission rights recorded. Expenditure on this part of the obligation is measured as the weighted average cost of the emission rights.

If the emission of gases necessitates the acquisition or production of emission rights because actual emissions exceed those which can be cancelled through the transfer of emission rights under a National Allocation Plan, or through surplus emission rights, whether acquired or produced, provision is made for the shortfall in rights. The expense is determined using the best estimate of the amount necessary to cover the shortfall in emission rights.

Subsequent to initial recognition, emission rights held for trading are recognized at fair value through profit or loss.

The main conditions that must be fulfilled to be entitled to emission rights in Spain are set out in Law 1 of March 9, 2005 governing greenhouse gas emission rights.

(v) Goodwill

Goodwill on business combinations carried out in the individual annual accounts of the companies reflects the excess of the cost of the business combination over the acquisition-date fair value of the assets acquired, liabilities and contingent liabilities assumed from the acquired business.

Goodwill is not amortized but is tested for impairment (see section (c) of this note).

(vi) Subsequent costs

Subsequent costs incurred on intangible assets are recognized in profit and loss, unless they increase the expected future economic benefits attributable to the intangible asset.

(Continued)

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Notes to the consolidated annual accounts

(vii) Useful life and amortization rates

The Group assesses whether the useful life of each intangible asset acquired is finite or indefinite. An intangible asset is regarded by the Company as having an indefinite useful life when there is no foreseeable limit to the period over which the asset will generate net cash inflows.

Intangible assets with indefinite useful lives are not amortized, but are instead tested for impairment on an annual basis or whenever there is an indication that the intangible asset may be impaired.

Intangible assets with finite useful lives are amortized by allocating the depreciable amount of an asset on a straight-line basis over its useful life.

Estimated years of useful life
Concessions	5-30
Patents and trademarks	10-30
Software	3-14
Other intangible assets	5

The Group reviews the residual value, useful life and amortization method for intangible assets at each financial year end. Changes to initially established criteria are accounted for as a change in accounting estimates.

The Group measures and determines impairment valuation allowances to be recognized or reversed based on the criteria in section (l) of this note.

(i)	Property, plant and equipment

Property, plant and equipment are measured at cost of acquisition or production, using the same criteria as for determining the cost of production of inventories.

Borrowing costs related with specific and general financing that are directly attributable to the acquisition or construction of property, plant and equipment which will not be available for use for more than one year are included in the cost of the asset.

Capitalized internal production costs are recognized as self-constructed assets in the consolidated income statement. Property, plant and equipment are carried at cost less any accumulated depreciation and any accumulated impairment valuation allowances.

The cost of an item of property, plant and equipment includes the costs of its dismantlement or removal and restoration of the site on which it is located, provided that the obligation is incurred as a consequence of having used the item and for purposes other than to produce inventories.

(Continued)

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Notes to the consolidated annual accounts

Items of property, plant and equipment located in Spain and recognized prior to December 31, 1996 are carried at a revalued amount as permitted by pertinent legislation.

Spare parts with a warehouse cycle of less than one year are recognized as inventories. Parts with a warehouse cycle of more than one year and which are related to certain specific assets are recognized and depreciated on a systematic basis consistent with the depreciation policy for the assets in question, and those not related to specific assets are recognized as other fixed assets and depreciated on a straight-line basis over the estimated replacement period.

Property, plant and equipment are depreciated by allocating the depreciable amount of an asset on a systematic basis over its useful life. The Group determines the depreciation charge separately for each component of an item of property, plant and equipment with a cost that is significant in relation to the total cost of the asset and with a useful life that differs from the remainder of the asset.

Property, plant and equipment are depreciated using the following criteria:

	Depreciation method	Estimated years of useful life
Buildings	Straight-line	8-100
Plant and machinery	Straight-line / declining balance	3-35
Other installations, equipment and furniture	Straight-line	3-20
Other property, plant and equipment	Straight-line / declining balance	2-20

The Group reviews residual values, useful lives and depreciation methods at each financial year end. Changes to initially established criteria are accounted for as a change in accounting estimates.

Subsequent to initial recognition of the asset, only the costs incurred which increase capacity or productivity or lengthen the useful life of the asset are capitalized. The carrying amount of parts that are replaced is derecognized. Maintenance costs are recognized in profit and loss when incurred.

The Group measures and determines impairment valuation allowances to be recognized or reversed based on the criteria in section (l) of this note.

(j)	Investment property

Investment property comprises property which is earmarked totally or partially to earn rentals or for capital appreciation or both, rather than for use in the production or supply of goods or services, for administrative purposes or for sale in the ordinary course of business.

(Continued)

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Notes to the consolidated annual accounts

The Group measures and recognizes investment property following the policy for property, plant and equipment.

Investment property is depreciated on a straight-line basis over the estimated years of useful life (8 to 50 years).

(k)	Non-current assets held for sale and discontinued operations

(i) Non-current assets held for sale

Non-current assets or disposal groups for which the carrying amount is principally recoverable through a sales transaction instead of a continuing operation are classified as held for sale, provided that these are available for immediate sale in their present condition subject to terms that are usual and customary for sales of such assets and that the sale is highly probable.

These assets are measured at the lower of the carrying amount and fair value less costs to sell and are not depreciated.

(ii) Discontinued operations

The Group sold its activities in Australia during the period.

The Group recognized profit or loss after tax of discontinued operations and gains or losses after tax related to the measurement at fair value less costs to sell, or profit or loss from disposal of assets or disposal groups under profit/(loss) of discontinued operations in the consolidated income statement. The consolidated income statement for the prior year has been restated to facilitate comparison of the accompanying consolidated annual accounts.

(l)	Impairment of non-financial assets subject to amortization or depreciation

The Group evaluates whether there are indications of possible impairment losses on non-financial assets subject to amortization or depreciation to verify whether the carrying amount of these assets exceeds the recoverable amount. The recoverable amount is the higher of the fair value less costs to sell and the value in use.

The Group tests goodwill and intangible assets with indefinite useful lives for impairment at least annually, irrespective of whether there is any indication that the assets may be impaired.

Impairment losses are recognized in the consolidated income statement.

The recoverable amount is determined for each individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. If this is the case, recoverable amount is determined for the cash-generating unit to which the asset belongs.

(Continued)

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Notes to the consolidated annual accounts

The Group determines CGUs to be geographical segments, considering the similar characteristics of the operating components and nature of the articles they produce, their vertical integration in the value chain, type of customers, operational integration of the components and because this is the level used by the Group to organize and evaluate its activities in the internal management information system, and to evaluate results to determine remuneration of employees. The fair value of each reporting unit is determined using the value in use method (discounted cash flows). The cash flow projection models for the valuation of non-current assets include long-term economic variables. The Group considers that its cash flow projections and the rates used to discount cash flows to present value are a reasonable reflection of the economic conditions at the date of calculation, taking into account that the basis of the future cash flow models are the cash flows from operating activities for the prior year, that the cost of capital reflects the risk and volatility of the markets and that borrowing costs represent the specific interest rate of the Group in recent transactions.

Impairment tests are affected by factors such as estimates of the future prices of products, the performance of operating expenses, the local and international economic trends in the construction sector, the long-term growth expectations in the different markets, as well as the discount and perpetual growth rates applied. The Group determines specific discount rates after tax for each reporting unit, which are applied to discount cash flows after tax. Cash flows which are not discounted are impacted by the perpetual growth rates used, whereas discounted cash flows are affected by the discount rate used. The higher the perpetual growth rate used, the higher the estimated cash flows per reporting unit. Nevertheless, the higher the discount rate used, the lower the estimated discounted cash flows per reporting unit.

Impairment losses for cash-generating units are allocated first to reduce the carrying amount of goodwill allocated to the unit and then to the other assets of the unit pro rata with their carrying amounts. The carrying amount of each asset may not be reduced below the highest of its fair value less costs to sell, its value in use and zero.

At the end of each reporting period the Group assesses whether there is any indication that an impairment loss recognized in prior periods may no longer exist or may have decreased. Impairment losses on goodwill are not reversible. Impairment losses for other assets are only reversed if there has been a change in the estimates used to calculate the recoverable amount of the asset.

(m)	Leases

(i) Lessor accounting records

The Group has conveyed the right to use certain assets through lease contracts.

Leases which transfer to third parties substantially all the risks and rewards incidental to ownership of the assets are classified as finance leases, otherwise they are classified as operating leases.

(Continued)

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Notes to the consolidated annual accounts

(ii) Lessee accounting records

The Group has rights to use certain assets through lease contracts.

Leases in which the Group assumes substantially all the risks and rewards incidental to ownership are classified as finance leases, otherwise they are classified as operating leases.

•	Finance leases

At the commencement of the lease term, the Group recognizes finance leases as assets and liabilities at the lower of the fair value of the leased asset and the present value of the minimum lease payments. Initial direct costs are added to the asset’s carrying amount. Minimum lease payments are apportioned between the finance charge and the reduction of the outstanding liability. Interest is expensed using the effective interest method.

Contingent rents are recognized as an expense when it is probable that they will be incurred.

The accounting policies applied to the assets used by the Group by virtue of finance lease contracts are the same as those set out in the different sections of this note. However, if there is no reasonable certainty at the commencement of the lease that the Group will obtain ownership by the end of the lease term, the assets are fully depreciated over the shorter of the lease term and their useful lives.

•	Operating leases

Lease payments under an operating lease, net of incentives received, are recognized as an expense on a straight-line basis over the lease term, unless another systematic basis is more representative of the time pattern of the lease’s benefit.

(Continued)

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COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(n)	Financial instruments

(i) Classification and separation of financial instruments

Financial instruments are classified on initial recognition as a financial asset, a financial liability or an equity instrument in accordance with the substance of the contractual arrangement and the definitions of a financial liability, a financial asset and an equity instrument.

When compound financial instruments are issued with equity and liability components, the equity component is assigned the residual amount, after deducting from the fair value of the instrument as a whole the liability component, including any derivative financial instrument. The liability component is measured at fair value of a similar instrument that does not have an associated equity component. Transaction costs relating to the issue of compound financial instruments are allocated to the components based on their relative carrying amount upon classification.

The Group classifies financial instruments into different categories based on the nature of the instruments and management’s intentions on initial recognition.

(ii) Offsetting principles

A financial asset and a financial liability are offset only when the Group currently has the legally enforceable right to set off the recognized amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

(iii) Loans and receivables

Loans and receivables comprise trade and non-trade receivables with fixed or determinable payments that are not quoted in an active market other than those classified in other financial asset categories. These assets are recognized initially at fair value, including transaction costs, and are subsequently measured at amortized cost using the effective interest method. Loans and receivables that are expected to be collected in the short term, and for which the effect of updating is immaterial, are measured at their nominal amount.

(iv) Held-to-maturity investments

Held-to-maturity investments are debt securities with fixed or determinable payments and fixed maturity traded on an active market and that Group’s management has the positive intention and ability to hold to maturity, other than those classified in other categories. The measurement criteria applicable to financial instruments classified in this category are the same as those applicable to loans and receivables.

The Group has not reclassified or sold any held-to-maturity investments during the year.

(Continued)

20

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Notes to the consolidated annual accounts

(v) Available-for-sale financial assets

Equity instruments that do not qualify for classification in the above categories are classified as available-for-sale financial assets. Any changes in the fair value are recognized directly in equity until the asset is derecognized, with the profit or loss on disposal taken to the consolidated income statement. Available-for-sale financial assets whose fair value cannot be reliably measured are carried at cost.

Cost is reduced to take into account any accumulated impairment losses, as described in point (ix) of this section. Nonetheless, if the financial assets can be reliably measured subsequently, at any given time, they are accounted for at fair value and any gain or loss is recognized in accordance with their classification.

(vi) Non-monetary contributions in exchange for investments in the equity of other companies

The Group recognizes equity instruments received in exchange for non-monetary contributions at the fair value of the asset received.

(vii) Interest and dividends

Interest is recognized using the effective interest method.

Dividends from investments in equity instruments are recognized when the Group is entitled to receive them. If the dividends are clearly derived from profits generated prior to the acquisition date because amounts higher than the profits generated by the investment since acquisition have been distributed, the carrying amount of the investment is reduced.

(viii) Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial asset expire or have been transferred and the Group has transferred substantially all the risks and rewards of ownership.

If, as a result of a transfer, a financial asset is derecognized in its entirety, the new financial asset, financial liability or servicing liability are recognized at fair value.

On derecognition of a financial asset in its entirety, the difference between the carrying amount and the sum of the consideration received, net of transaction costs, including any new asset obtained less any new liability assumed and any cumulative gain or loss deferred in recognized income and expense, is recognized in profit or loss. The Group derecognizes financial assets transferred to financial institutions that assume substantially all the risks and rewards inherent in these assets. Costs incurred on the transfer of these assets are recognized as expenses at the transfer date.

(Continued)

21

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Notes to the consolidated annual accounts

(ix) Impairment of financial assets

A financial asset or a group of financial assets is impaired and impairment losses are incurred if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset and that event or events have an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

The Group recognizes valuation allowances for impairment of loans and receivables and debt instruments when a reduction or delay is incurred in the estimated future cash flows, due to debtor insolvency.

Impairment losses on equity instruments carried at cost cannot be reversed and are recognized directly against the value of the asset.

(x) Financial liabilities

Financial liabilities, including trade and other payables, which are not classified as held for trading or as financial liabilities at fair value through profit or loss, are initially recognized at fair value less any transaction costs that are directly attributable to the issue of the financial liability. After initial recognition, liabilities classified under this category are measured at amortized cost using the effective interest method. Financial liabilities expected to be settled in the short term are recognized at their nominal amount.

(xi) Payables discounting

The Group has contracted payables discounting facilities with various financial entities to manage payments to suppliers. Trade payables settled under the management of financial entities are recognized under trade and other payables in the consolidated balance sheet until they have been settled, repaid or have expired.

Income from financial entities in consideration for the acquisition of the invoices or payment documents for the trade liabilities recorded by the Group is recognized when the balances are reclassified to finance income in the consolidated income statement.

(xii) Derecognition and modifications of financial liabilities

A financial liability, or part of it, is derecognized when the Group either discharges the liability by paying the creditor, or is legally released from primary responsibility for the liability either by process of law or by the creditor.

The difference between the carrying amount of a financial liability, or part of a financial liability, extinguished or transferred to another party and the consideration paid, including any non-cash assets transferred or liabilities assumed, is recognized in the consolidated income statement.

(Continued)

22

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Notes to the consolidated annual accounts

(ñ)	Own equity instruments

Equity instruments acquired by the Group from the Company are shown separately at cost of acquisition as a reduction in consolidated capital and reserves in the consolidated balance sheet. Any gains or losses on transactions with own equity instruments are not recognized in the consolidated income statement.

Transaction costs related to own equity instruments, including issue costs related to a business combination, are accounted for as a deduction from reserves, net of any tax effect.

Capital increases are recognized in capital and reserves, providing they have been submitted to the Spanish Mercantile Registry prior to the annual accounts being authorized for issue, and are otherwise shown under current payables in the consolidated balance sheet.

Dividends relating to capital instruments are recognized as a reduction in consolidated equity when approved by the shareholders.

(o)	Inventories

Inventories are initially measured at cost of purchase or production.

Raw materials and other supplies are measured at cost of purchase, plus transport, handling and other costs directly attributable to the acquisition. Trade discounts, rebates and other similar items are deducted in determining the cost of purchase. The cost of raw materials and other supplies is allocated to the different inventory units using the weighted average cost method.

The production cost of finished goods and work in progress comprises the cost of purchase of raw materials and consumables, costs directly related to the units of production and systematic allocation of fixed and variable production overheads that are incurred in converting materials into finished goods. The allocation of fixed indirect overheads is based on the higher of normal production capacity or actual level of production.

When the cost of inventories exceeds net realizable value, materials are written down to net realizable value.

(p)	Cash and cash equivalents

Cash and cash equivalents include cash on hand and demand deposits in financial institutions. They also include other short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. An investment normally qualifies as a cash equivalent when it has a maturity of less than three months from the date of acquisition.

(Continued)

23

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COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(q)	Grants, donations and legacies

Grants, donations and legacies are accounted for in recognized income and expense when, where applicable, they have been officially awarded and the conditions attaching to them have been complied with or there is reasonable assurance that they will be received.

Capital grants are taken to income in line with depreciation of the assets for which the grants were awarded or when the assets are disposed of, derecognized or impaired.

The accounting treatment of grants relating to greenhouse gas emission rights is described in section (h) of this note.

(r)	Commitments with employees

In light of legal requirements or through own commitments, some Group companies are obliged to cover defined contribution or defined benefit pension plans and other commitments such as medical insurance, life insurance and length of service or early retirement bonuses for certain employees, in specific circumstances.

Costs incurred on the aforementioned commitments are recognized in profit and loss during the period in which services are rendered, based on actuarial calculations of the present value of the obligations.

The Group recognizes the contributions payable to a defined contribution plan in exchange for a service when an employee has rendered service to the Company. The contributions payable are recognized as an expense for employee remuneration, and as a liability after deducting any contribution already paid. If the contribution already paid exceeds the contribution due for service before the end of the period, the Company only recognizes that excess as an asset (prepaid expense) to the extent that the prepayments will lead to, for example, a reduction in future payments or a cash refund.

Defined benefit liabilities recognized in the consolidated balance sheet reflect the present value of obligations at the balance sheet date, less the fair value at that date of plan assets, less any past service costs not recognized. The present value of committed defined benefit remuneration has been estimated using actuarial calculation methods and financial and actuarial assumptions that are unbiased and mutually compatible.

Any variations in the present value of commitments undertaken or, where applicable, the fair value of the plan assets at the closing date, as a result of changes in actuarial or financial assumptions, are recognized as actuarial gains or losses in recognized income and expense in the year in which they arise. In the case of length of service and loyalty bonuses, variations are recognized in profit and loss.

(Continued)

24

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COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

In the event that the result of the operations described in the section above is negative, i.e. it results in an asset, the Group measures the resulting asset up to the total of unrecognized past service costs plus the present value of any economic benefits available in the form of refunds from the plan or reductions in future contributions to the plan. The Group therefore immediately recognizes any past service cost in the present year that exceeds any reduction in the present value of the economic benefits specified above. If there is no change or an increase in the present value of the economic benefits, the entire past service cost of the current period is recognized immediately.

(s)	Termination benefits

Termination benefits are recognized when the decision to terminate employment, with an indemnity, has been announced. In the event of dismissal on disciplinary grounds, termination benefits are recognized once the dismissal becomes official and the unfair nature of the dismissal is acknowledged or ruled.

Termination benefits for voluntary redundancy are recognized when an agreement to terminate employment has been reached.

(t)	Provisions

(i) General criteria

Provisions are recognized when the Group has a present obligation (legal, contractual, implicit or tacit) as a result of a past event; it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation; and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the expenditure required to settle the present obligation at the end of the reporting period, taking into account all risks and uncertainties surrounding the amount to be recognized as a provision and, where the time value of money is material, the financial effect of discounting provided that the expenditure to be made each period can be reliably estimated. The financial effect of provisions is recognized as a finance expense in the consolidated income statement.

The tax effect and gains on the expected disposals of assets are not taken into account in measuring a provision.

If it is no longer probable that an outflow of resources embodying economic resources will be required to settle an obligation, the provision is reversed.

Provisions for taxes are measured at the estimated amount of tax debt calculated in accordance with the aforementioned criteria. Provision is made with a charge to income tax for the tax expense for the year, to financial expenses for the delay interest, and to other income for the sanction. The effects of changes in estimation of prior years’ provisions are recognized according to their nature, unless they involve the correction of an error.

(Continued)

25

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(ii) Provisions for indemnities

Provisions for indemnities are recognized in the event of a personnel reduction plan entailing indemnities, either when implementation of the plan has commenced or when the main characteristics of the plan have been announced.

(iii) Provisions for decommissioning, restoration and similar liabilities

In accordance with prevailing Spanish legislation and that of other countries where the subsidiaries are located, under certain conditions, the titleholders to resources are obliged to carry out work to restore the land affected by extraction works under certain terms and conditions from the date the concession is granted. Provisions in this respect are recognized in profit and loss when costs are incurred on the production of inventories.

On the basis of technical studies, at December 31, 2009 the Group has made the necessary provision to cover the estimated costs to be incurred on the different restoration programs. Provision is made on an annual basis in line with the number of tons of aggregates extracted during the year.

(u)	Revenue from the sale of goods and rendering of services

Revenue from the sale of goods or services is measured at the fair value of the consideration received or receivable. Volume rebates, prompt payment and any other discounts, as well as the interest added to the nominal amount of the consideration, are recognized as a reduction therein.

The Group recognizes revenue from the sale of goods when:

•	The Group has transferred to the buyer the significant risks and rewards of ownership of the goods;

•	The Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

•	The amount of revenue can be measured reliably; and

•	It is probable that the economic benefits associated with the transaction will flow to the Group.

(v)	Income taxes

The income tax expense and tax income for the year comprises current tax and deferred tax.

Current tax assets or liabilities are measured at the amount expected to be paid to or recovered from the taxation authorities, using the tax rates and tax laws that have been enacted or substantially enacted at the balance sheet date.

(Continued)

26

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

Current and deferred tax are recognized as income or an expense and included in profit or loss for the year, except to the extent that the tax arises from a transaction or event which is recognized, in the same or a different year, directly in consolidated equity, or a business combination.

The Company files a consolidated tax return with its subsidiaries registered in Spain, Aricemex, S.A., Hormicemex, S.A., Cementos Andorra, S.A. and Hormigones Illescas, S.A.

(i) Taxable temporary differences

Taxable temporary differences are recognized in all cases except where:

•

They arise from the initial recognition of goodwill or an asset or liability in a transaction which is not a business combination and at the time of the transaction, affects neither accounting profit nor taxable income.

•

They are associated with investments or subsidiaries, associates, jointly controlled entities and interests in joint ventures over which the Group is able to control the timing of the reversal of the temporary difference and it is not probable that the difference will reverse in the foreseeable future.

(ii) Deductible temporary differences

Deductible temporary differences are recognized provided that:

•

It is probable that taxable profit will be available against which the deductible temporary difference can be utilized, unless the differences arise from the initial recognition of an asset or liability in a transaction which is not a business combination and at the time of the transaction, affects neither accounting profit nor taxable income.

•

The temporary differences are associated with investments or subsidiaries, associates, jointly controlled entities and interests in joint ventures which will reverse in the foreseeable future and sufficient taxable income is expected to be generated against which the temporary difference can be offset.

Expected future profits are only considered on evaluation of the recoverability of deferred tax assets if the Company intends to take the necessary steps to obtain such profits or it is probable that such steps will be taken.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the years when the asset is realized or the liability is settled.

The Group only offsets deferred tax assets and liabilities if it has a legally enforceable right, when they relate to income taxes levied by the same taxation authority.

(Continued)

27

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

Deferred tax assets and liabilities are recognized in the balance sheet under non-current assets or liabilities, irrespective of the expected date of recovery or settlement.

(w)	Share-based payments

From 2005 to 2008, the Group implemented a remuneration plan (2005-2008 plan) for certain employees consisting of the right to receive a cash bond to acquire ordinary participation certificates (“CPO”) of Cemex S.A.B de C.V., parent of the Cemex Group. Each CPO represents participation in two new series “A” shares and a new series “B” share, representing the share capital of Cemex S.A.B. de C.V.

For the 2005-2008 plan, the Group deposits the CPOs of each plan in an escrow under the employees’ names. The fair value of the CPOs at the date of contribution to the escrow is equivalent to the bond extended.

At December 31, 2009, the amount of the 2005-2008 plan CPOs deposited in the escrow and pending release is recognized in personnel under trade receivables and other receivables in current and non-current assets, respectively.

As of 2009, the Cemex Group implemented a new plan (2009 plan) directly providing these executives with CPOs issued by Cemex S.A.B de C.V. without receiving any cash remuneration from the Group companies. The Company recognizes the fair value of CPOs at the date awarded under personnel expenses with a credit to reserves.

The plans are not available to employees for four years, with 25% released annually. The Group recognizes the cost of the CPOs under personnel expenses in the consolidated income statement on a straight-line basis over the four-year term of each plan.

(x)	Classification of assets and liabilities as current and non-current

The Group classifies assets and liabilities in the consolidated balance sheet as current and non-current. Current assets and liabilities are determined as follows:

•	Assets are classified as current when they are expected to be realized or are intended for sale or consumption in the Group’s normal operating cycle, which is expected to be within twelve months.

•	Liabilities are classified as current when they are expected to be settled within twelve months of the balance sheet date.

•

Financial liabilities are classified as current when they are due to be settled within twelve months after the reporting period, even if the original term was for a period longer than twelve months, and an agreement to refinance, or to reschedule payments, on a long-term basis is completed after the reporting period and before the financial statements are authorized for issue.

(Continued)

28

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

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Notes to the consolidated annual accounts

(y)	Environmental issues

The Group takes measures to prevent, reduce or repair the damage caused to the environment by its activities.

Expenses derived from environmental activities are recognized according to their nature in the period in which they are incurred.

Non-current assets acquired by the Group to minimize the environmental impact of its activity and protect and improve the environment, including the reduction and elimination of future pollution from the Group’s activities are recognized as assets, applying the measurement, presentation and disclosure criteria described in section (i) of this note.

The Group makes provisions for environmental work using the general criteria described in section (u) of this note.

On the basis of technical studies, at December 31, 2009 and 2008 the Group has made the necessary provision to cover the estimated costs to be incurred on the different restoration programs relating to the natural areas associated with extraction works. Provision is made on an annual basis in line with the number of tons of aggregates extracted during the year.

(z)	Transactions between non-consolidated Group companies

Transactions between non-consolidated Group companies, , are recognized at the fair value of the consideration given or received except those related to mergers, spin-offs and non-monetary contributions mentioned in the previous sections. The difference between this value and the amount agreed is recognized in line with the underlying economic substance of the transaction.

(6)	Business Combinations

As explained in note 2 (k), at the end of 2008 the Company acquired 50.1% of the shares of Cemex Trademarks Worldwide, Ltd. from New Sunward Holdings, B.V., a Cemex Group company, for Euros 3,362 million.

Had the acquisition taken place at January 1, 2008, sales revenue contributed to the Group and profit for the year ended December 31, 2008 would have amounted to Euros 841 million and Euros 91 million, respectively. As the acquisition took place on December 28, the effect was not included in the consolidated income statement.

The cost of the business combination and the fair value of the net assets acquired amounted to Euros 3,362 million, with no cash outflow for the Group as the acquisition was financed by a participating loan received from New Sunward Holdings, B.V. for the same amount (see note 26 (a)).

(Continued)

29

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COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

The fair value of the assets, liabilities and contingent liabilities acquired was as follows:

Millions of Euros
Non-current assets	5,010
Current assets	1,818
Current liabilities	(115)

Total net assets	6,713

Minority Interests	3,351

Net assets acquired (50.1%)	3,362

Amount paid	3,362

(7)	Discontinued Operations and Non-current Assets Held for Sale

(a)	Discontinued operations

As described in note 2 (b), on October 1, 2009 the Group sold third parties all the assets held in Australia for Australian Dollars 2,020 million (Euros 1,167 million), incurring a loss of Euros 328 million at consolidated level. The operations involving the Australian assets during the nine-month period ended September 30, 2009 and the 12-month period ended December 31, 2008 are reflected as a single entry in the income statement as discontinued operations.

(Continued)

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CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

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Notes to the consolidated annual accounts

Details of the income statement presented as discontinued operations are as follows:

	Millions of Euros
	September 30, 2009	December 31, 2008
Revenues	695	1,063
Change in inventories	1	3
Supplies	(272)	(409)
Personnel expenses	(112)	(159)
Other operating expenses	(203)	(347)
Depreciation and amortization	(43)	(64)
Impairment and gains/(losses) on disposal of fixed assets	(1)	(338)

Results from operating activities	65	(251)

Finance income	3	1
Finance expenses	(6)	(12)
Exchange gains/losses	(90)	(212)

Net finance expense/income	(93)	(223)

Share in profit of companies accounted for using the equity method	11	14

Loss before tax of discontinued operations	(17)	(460)

Income taxes	26	—
Profit/ (loss) after tax of discontinued operations	9	(460)
Cash flows from operating activities	139	217
Cash flows used in investing activities	(6)	(33)
Cash flows from financing activities	—	—

Total cash flows	133	184

(Continued)

31

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

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Notes to the consolidated annual accounts

Details of assets and liabilities of the operations in Australia are as follows:

	Millions of Euros
	September 30, 2009	December 31, 2008
Intangible Assets	85	77
Property, Plant and Equipment	679	600
Investments in Group companies and associates	175	145
Non-current investments	21	18
Deferred tax assets	46	51
Goodwill on consolidation	574	571
Inventories	61	60
Trade and other receivables	154	142
Current investments in Group companies and associates	—	—
Current investments	2	1
Prepayments for current assets	3	3
Cash and cash equivalents	85	36

Total assets	1,885	1,704

Non-current provisions	71	60
Non-current payables	18	1
Deferred tax liabilities	90	75
Current payables	94	3
Trade and other payables	117	136

Total liabilities	390	275

(b)	Non-current assets held for sale

The Group classified the assets and liabilities related to its interests in the subsidiaries in Austria and Hungary as held for sale, based on the sales agreement reached with a third party on July 31, 2008 (see note 2 (j)). In July 2009 the buyer unilaterally cancelled this sales agreement and these assets and liabilities were therefore reclassified according to their nature (see note 24 (e)).

The disposal group comprised assets and liabilities with a carrying amount of Euros 320 million and Euros 102 million, respectively. The carrying amount of the assets at July 2, 2009 was Euros 200 million.

Non-current assets held for sale at December 31, 2009 mainly comprise non-strategic assets for sale in the United States.

(Continued)

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Notes to the consolidated annual accounts

(8)	Intangible Assets

Details of intangible assets and movement in 2009 and 2008, except goodwill on consolidation, are provided in Appendix II, which forms an integral part of this note.

Additions for the year mainly relate to emission rights allocated during the period amounting to Euros 202 million.

Exclusions from the consolidated group primarily relate to the sale of intangible assets in Australia (see note 2 (b)) with a carrying amount of Euros 84 million.

Patents and trademarks mainly comprise trademarks of the Cemex Group which were acquired in 2008 through the purchase of Cemex Trademarks Worldwide, Ltd. The cost of these trademarks is Euros 4,878 million, with a carrying amount of Euros 4,352 million at December 31, 2009. These trademarks are amortized on a straight-line basis over a period of between 20 and 30 years (see note 5 (h)).

Transferred assets held for sale are intangible assets associated with the operations in Austria and Hungary, which were transferred to assets held for sale in 2008 as a result of the agreement for the sale of these operations (see note 2 (j)). As the sale of the operations did not materialize, the assets have been reclassified as operating assets (see note 7 (b)).

The cost and accumulated amortization of assets located outside Spain at December 31, 2009 amount to Euros 6,808 million and Euros 914 million, respectively (Euros 6,922 million and Euros 235 million at December 31, 2008).

The cost of fully amortized intangible assets in use at December 31 is as follows:

	Millions of Euros
	2009	2008
Software	71	53
Others	86	102

	157	155

In 2009 the Group reversed impairment losses on intangible assets recognized in 2008, which came to light in CGUs in which consolidated goodwill had been recognized.

(Continued)

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Notes to the consolidated annual accounts

(a)	Greenhouse gas emission rights

This caption comprises the rights allocated free of charge within the 2008-2012 National Allocation Plan, reduced to reflect the cancellation of rights consumed in the Group’s account (see notes 5(h) (iv), 20 and 24). This plan establishes the allocation of a certain number of rights to the Group, free of charge, for each year of the plan. In accordance with prevailing accounting legislation, these rights are only recognized at the start of the period for which they have been allocated. Emission rights allocated relate to the clinker production plant. Details of rights allocated for the 2008-2012 period are as follows:

	Thousands of rights
	2008	2009	2010	2011	2012	Total
Spain	7,495	7,495	7,495	7,495	7,495	37,475
Germany	2,097	2,097	2,094	2,096	2,096	10,480
United Kingdom	1,778	1,778	1,778	1,778	1,778	8,890
Poland	1,796	1,796	1,796	1,796	1,796	8,980
Latvia	341	660	660	660	660	2,981

Total	13,507	13,826	13,823	13,825	13,825	68,806

In 2009, the Group submitted emission rights amounting to Euros 178 million to the government of the pertinent country (Euros 98 million in 2008), with a charge to the provision for emission rights at December 31, 2008 (see note 24).

In 2009, the Group sold 3,370,000 emission rights to Cemex S.A.B. de C.V. for Euros 52 million (10,019,000 rights in 2008 for Euros 224 million).

Details of the emission rights allocated and consumed in 2009 and 2008 for the different Group companies by country are as follows:

	2009
	Number of rights (thousands)		Millions of Euros
	Received	Consumed	Received	Consumed
Spain	7,495	3,667	110	45
Germany	2,097	1,857	31	23
United Kingdom	1,778	1,432	26	18
Poland	1,796	1,376	26	25
Latvia	660	331	9	5

Total	13,826	8,663	202	116

				(note 24)

(Continued)

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Notes to the consolidated annual accounts

	2008
	Number of rights (thousands)		Millions of Euros
	Received	Consumed	Received	Consumed
Spain	7,495	4,981	172	81
Germany	2,109	2,097	49	36
United Kingdom	1,778	1,877	41	32
Poland	1,796	1,539	41	36
Latvia	341	358	8	8

Total	13,519	10,852	311	193

Emission rights have been received free of charge under each country’s National Allocation Plan.

(9)	Goodwill on Consolidation

Details of goodwill on consolidation and movement in 2009 and 2008 are as follows:

	Millions of Euros
	2009	2008
Cost at the start of the period	8,470	8,454
Additions	26	—
Disposals	(929)	(15)
Transfers	—	(13)
Translation differences	(20)	40
Other movements	—	4

Cost at December 31	7,547	8,470

Accumulated impairment at the start of the period
	(1,704)	—
Impairment losses for the year	—	(1,704)
Disposal of companies	338	—

Accumulated impairment at December 31	(1,366)	(1,704)

Carrying amount at December 31	6,181	6,766

Disposals primarily refer to the sale of Group operations in Australia (see notes 2 (b), 7 (a) and 8).

(Continued)

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Notes to the consolidated annual accounts

Details of goodwill on consolidation at year end, by company, are as follows:

	Millions of Euros
	2009			2008
	Cost	Impairment	Net value	Cost	Impairment	Net value
Cemex France Gestión, S.A.S.	125	(124)	1	124	(124)	—
Cemex Thailand Co, Ltd	31	(31)	—	31	(31)	—
Bayano Group	9	—	9	9	—	9
Cemex Colombia Group	104	—	104	100	—	100
Cemex de Puerto Rico Inc. Group	11	—	11	12	—	12
Cemex Dominicana Group	8	—	8	8	—	8
Cemex Egypt Group	1	—	1	1	—	1
Cemex USA Group	6,854	(856)	5,998	6,899	(856)	6,043
Rinker Group	—	—	—	911	(338)	573
RMC Group	276	(276)	—	276	(276)	—
Solid Cement Group	79	(79)	—	79	(79)	—
Rinker Materials (Qingdao) Co.	3	—	3	—	—	—
Companies registered in Spain	46	—	46	20	—	20

	7,547	(1,366)	6,181	8,470	(1,704)	6,766

To test for impairment, goodwill has been allocated to the Group’s cash generating units, which are divided into geographical operating segments that generally coincide with the operations in each country.

The Group tests for impairment of goodwill on an annual basis. The calculation of the recoverable amount of a geographical segment to which goodwill has been allocated requires the use of estimates by management. The recoverable amount is the higher of fair value less costs to sell and value in use. The Group generally uses cash flow discounting methods to calculate these values, based on the 10-year projections of the budgets approved by management which take into consideration past experience and represent management’s best estimate of future market performance. From the 10th year cash flows are extrapolated using individual growth rates. The key assumptions used to calculate the fair value less costs to sell and value in use include growth rates, the weighted average capital rate and tax rates. The estimates, including the methodology employed, could have a significant impact on the values and the impairment loss.

No impairment of goodwill was recognized in 2009, as all tests indicated a recoverable value in excess of the carrying amount. The Group has also reversed impairment losses on property, plant and equipment and intangible assets recognized in 2008 as a result of impairment tests on CGUs to which goodwill had been assigned. In 2008 impairment losses on goodwill amounted to Euros 1,704 million because in the second half of 2008, the global economic environment was negatively affected by the deteriorating financial sector crisis, which has significantly curbed financing to companies in almost all production sectors, leading to a reduction in economic activity and a general slump in the main securities markets worldwide.

(Continued)

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Notes to the consolidated annual accounts

A summary of the main variables used to calculate the aforementioned discounted cash flows, by CGU (or groups of CGUs), is as follows:

	2009		2008
	Discount rate	Growth rate	Discount rate	Growth rate
Colombia	10.2%	2.5%	11.8%	2.5%
Spain	8.9%	2.5%	10.8%	2.5%
United States	8.5%	2.9%	9.2%	2.9%
France	9.6%	2.5%	11.2%	2.5%
United Kingdom	9.4%	2.5%	9.8%	2.5%
Other countries	9.6% – 14.6%	2.5%	11.3% – 15.0%	2.5%

Group management has calculated the budgeted gross margin for its operations based on past performance and market development prospects in the countries in which it operates. Weighted average growth rates are coherent with the forecasts included in industry reports and the discount rates used are after tax and reflect specific sector risks.

(10)	Property, Plant and Equipment

Details of property, plant and equipment and movement in 2009 and 2008 are provided in Appendix III, which forms an integral part of this note.

The Group has transferred property, plant and equipment associated with operations in Austria and Hungary, amounting to Euros 175 million, from non-current assets held for sale (see note 7 (b)).

Disposals due to departures from the consolidated group in 2009 relate to assets associated with operations in Australia, which have been sold during the year (see notes 2(b) and 7(a)).

As mentioned in note 2 (l), in 2008 the Group has sold its 50% interest in the Cementos Especiales de las Islas Group, which was proportionately consolidated, as well as its cement and concrete assets located in the Canary Islands, to third parties. In August 2008, the Group ceased to consolidate its interest in Venezuela, due to the Venezuelan government’s presidential decree ordering the nationalization of this interest, whereby the Group lost control of this investee (see note 2(i)). From that date, the assets and liabilities were no longer consolidated and were transferred to non-current investments (see note 17 (b)). These movements were reflected as departures from the consolidated Group in movement in property, plant and equipment in 2008 included in Appendix III.

As mentioned in note 2(p), in January 2008 the Group contributed assets amounting to US Dollars 260 million to the equity-accounted company, Ready Mix USA, LLC (see note 14 (b)). The Group also sold property, plant and equipment of US Dollars 125 million to this company.

(Continued)

37

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Notes to the consolidated annual accounts

In 2009, irreversible impairment losses of Euros 24 million were recognized, mainly due to the permanent closure of assets in the United States (Euros 21 million in 2008), whereas impairment losses on property, plant and equipment recognized in 2008 amounting to Euros 83 million were partially reversed as a result of the calculation of impairment of CGUs to which goodwill had been assigned, as described in note 5 (l). The cost and accumulated depreciation of assets located outside Spain at December 31, 2009 amount to Euros 12,615 million and Euros 3,687 million, respectively (Euros 13,036 million and Euros 3,336 million in 2008, respectively).

The cost of fully depreciated property, plant and equipment in use at December 31 is as follows:

	Millions of Euros
	2009	2008
Land and natural resources	129	98
Buildings	309	292
Plant and machinery	2,338	2,315
Other installations, equipment and furniture	68	40
Other property, plant and equipment	122	120

	2,966	2,865

Items of property, plant and equipment which are not used in operations are not significant at December 31, 2009 and 2008.

At December 31, 2009 items of property, plant and equipment amounting to Euros 84 million have been pledged as collateral for mortgage loans (Euros 17 million in 2008).

At December 31, 2009 the Group has commitments to purchase property, plant and equipment of Euros 2 million (Euros 14 million in 2008). The Group has no commitments to sell property, plant and equipment at that date.

The Group has contracted insurance policies to cover the risk of damage to its property, plant and equipment. The coverage of these policies is considered sufficient.

Assets with a carrying amount of Euros 13 million (Euros 12 million at December 31, 2008), relating to various installations (silos, maritime distribution warehouses and docks) will revert to the port authorities where the assets are located during the reversion period from 2010 to 2029, and in 2033 a cement grinding mill located in Spain, with a carrying amount of Euros 32 million (Euros 31 million in 2008), will revert to the port authority where it is located.

(Continued)

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CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(11)	Finance Leases – Lessee

At December 31 the Group has contracted the following assets under finance leases:

	Millions of Euros
	2009
	Land and quarries	Buildings	Plant and machinery	Other fixed assets	Total
Fair value	9	19	81	3	112
Accumulated depreciation and impairment losses	—	(9)	(64)	—	(73)

Carrying amount at December 31, 2009	9	10	17	3	39

		Millions of Euros
		2008
		Land and quarries	Buildings	Plant and machinery	Total
Fair value		11	19	85	115
Accumulated depreciation and impairment losses		(10)	(8)	(57)	(75)

Carrying amount at December 31, 2008		1	11	28	40

Details of the most significant finance lease contracts are as follows:

•	The number of monthly installments under the contracts varies between 23 and 480 (between 40 and 480 in 2008).

•	The contracts mature between 2010 and 2038 (between 2009 and 2038 in 2008).

•	The combined amount of monthly installments totals Euros 2 million at December 31, 2009 (Euros 1 million at December 31, 2008).

•	Purchase options amount to Euros 12 million at December 31, 2009 (Euros 10 million at December 31, 2008).

(Continued)

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CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

Details of the present value of finance lease liabilities, by maturity date, are as follows:

	Millions of Euros
	2009	2008
Less than one year	7	12
One to five years	8	15
Over five years	2	3

Total	17	30

Finance lease liabilities are guaranteed by the leased assets.

(12)	Operating Leases - Lessee

The Company has contracted different types of assets under operating leases from third parties.

On November 12, 2008 the Group signed two industry lease contracts for the use of two grinding mills for a period of three years from January 1, 2009. The amount of the lease installments payable for the three-year term of both contracts totaled Euros 34 million, with a purchase option of between Euros 68 million and Euros 80 million, depending on when the option is exercised. In 2009 the Group rescinded a lease contracts without any penalties. The amount of the lease installments payable for the remaining years of the contract in force is Euros 13 million, with a purchase option of Euros 45 million.

Operating lease installments have been recognized as an expense for the year as follows:

	Millions of Euros
	2009	2008
Minimum lease payments	272	354
Contingent rents	14	20

Total operating lease installments	286	374

Future minimum payments under non-cancellable operating leases are as follows:

	Millions of Euros
	2009	2008
Less than one year	118	120
One to five years	300	316
Over five years	226	260

Total future minimum payments	644	696

(Continued)

40

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(13)	Operating Leases – Lessor

The Group has contracted the following types of assets under operating leases from third parties:

	2009
	Millions of Euros
	Land	Buildings	Plant and machinery	Total
Cost	4	2	4	10
Accumulated depreciation and impairment losses	—	—	(1)	(1)

Carrying amount	4	2	3	9

	2008
	Millions of Euros
	Land	Buildings	Plant and machinery	Total
Cost	4	1	3	8
Accumulated depreciation and impairment losses	—	—	(1)	(1)

Carrying amount	4	1	2	7

Future minimum payments under non-cancellable operating leases amount to Euros 4 million (Euros 2 million at December 31, 2008), of which approximately Euros 1 million falls due in less than one year and the remainder between one and five years.

(14)	Investments in Equity Instruments of Non-consolidated Group Companies and Associates and Investments Accounted for Using the Equity Method

(a)	Investments in non-consolidated associates

Details of the cost of investments in non-consolidated companies at December 31 are as follows:

	Millions of Euros
	2009	2008
Société des Ciment Antillais, S.A.	9	12
Carriere de la Saine Maritime	5	—
Beton FR Saone	3	—
Others	1	1

	18	13

(Continued)

41

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COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

The investment in Société des Ciments Antillais, S.A. is carried at cost as the Group does not have the information required to account for this interest using the equity method. Investments in Carriere de la Saine Maritime and Beton FR Saone were acquired at the end of 2009.

The functional currencies of foreign operations are the currencies of the countries in which they are domiciled.

(b)	Investments accounted for using the equity method

Information on investments accounted for using the equity method, including details and movement, are provided in Appendices I and IV, which form an integral part of this note.

Investments in associates of the Rinker Australia Group accounted for using the equity method in 2008 amounting to Euros 145 million were disposed of in 2009 (see notes 2 (b) and 7 (a)).

Additions in 2008 included Euros 222 million reflecting the contribution of property, plant and equipment of Ready Mix USA, LLC (see note 2 (p)).

Disposals in 2008 reflect the 50% interest in the Cementos Especiales de las Islas Group and Insular de Productos para la Construcción y la Industria, S.L., which formed part of the sale of the cement businesses held by the Group in the Canary Islands (see note 2 (l)).

On July 1, 2005, the Cemex USA Group formed a strategic alliance with Ready Mix USA, Inc. through the incorporation of two companies, Cemex Southeast, LLC and Ready Mix USA, LLC, for the production and sale of cement, and of concrete and aggregates, respectively. Based on the agreements signed, the Group obtained control of Cemex Southeast, LLC, with 50.05% of profit-sharing rights and rights to 49.99% of the profits of Ready Mix USA, LLC.

From the third year of this strategic alliance, starting on June 30, 2008, and each year at that date for a period of 22 years, Ready Mix USA, Inc. will be entitled, though not obliged, to sell its interest in both companies to the Group at a fixed price based on the greater of a) eight times the EBITDA of the 12 prior months; b) eight times the average EBITDA for the 36 prior months; or c) the carrying amount. This sales option has been recognized in other financial liabilities, amounting to Euros 235 million and Euros 338 million in 2009 and 2008, respectively (see note 26 (f)).

The functional currencies of foreign operations are the currencies of the countries in which they are domiciled.

Associates of Cemex France Gestión, S.A.S. include goodwill of Euros 5 million.

(Continued)

42

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COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(15)	Risk Management Policy

The Group’s activities are exposed to various financial risks: market risk (including currency risk and price risk), credit risk, liquidity risk and interest rate risk in cash flows. The Group’s global risk management program focuses on uncertainty in the sector in which it operates and in the financial markets and aims to minimize potential adverse effects on the Group’s profits. The Group does not use derivatives to mitigate these risks.

Risks are managed by the Central Finance Department of the Group and the Cemex Group in accordance with policies approved by the board of directors and Cemex management in Monterrey, respectively. These departments identify, evaluate and cover financial risks in close collaboration with other areas. The board of directors and Cemex Group management issue global risk management policies in writing, as well as policies for specific issues such as currency risk, interest rate risk, liquidity risk and investments of cash surpluses.

(a)	Market risk

The Group operates internationally and is therefore exposed to currency risks when operating with foreign currencies, especially with regard to the US Dollar.

Currency risk is associated mainly with investments in foreign operations. The Group holds several investments in foreign operations, the net assets of which are exposed to currency risk. Currency risk affecting net assets of the Group’s foreign operations are mitigated primarily through borrowings in the corresponding foreign currencies.

Details of financial assets and liabilities in foreign currencies and transactions in foreign currencies are provided in notes 17 (f), 26 (e) and 30 (f).

(b)	Credit risk

The Group is not significantly exposed to credit risk and has policies to ensure that sales are only made to customers with adequate credit records. The Group companies have contracted insurance to cover collection of a significant amount of their trade receivables.

Valuation allowances for bad debts require a high degree of judgment by management and a review of individual balances based on customers’ credit ratings, market trends, and historical analysis of bad debts at an aggregated level.

Details of financial assets exposed to credit risk are provided in note 17 (d).

(Continued)

43

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(c)	Liquidity risk

The Group applies a prudent policy to cover its liquidity risks based on having sufficient cash and sufficient financing through credit facilities. The Group’s Treasury Department aims to be flexible with regard to financing through drawdowns on contracted credit facilities. The Group uses tools to maximize cash availability, such as centralizing cash of the Group companies through a cash-pooling system, securitization and factoring of trade receivables or payables discounting for payments to suppliers.

Details of financial assets and financial liabilities by contracted maturity date are provided in notes 17 (e) and 26 (d).

(d)	Cash flow interest rate risks

Interest rate risks arise from other borrowings, from both credit institutions and Cemex Group companies. Borrowings at variable interest rates expose the Group to cash flow interest rate risks. Fixed-interest loans expose the Company to interest rate risks to fair value. In 2009 and 2008 borrowings at fixed interest rates do not constitute a significant part of total debt.

(Continued)

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CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(16)	Financial Assets by Category

The classification of financial assets by category and class, except for investments in equity instruments of non-consolidated Group companies and associates and investments accounted for using the equity method (see note 14), as well as a comparison of the fair value and the carrying amount at December 31,, is as follows:

	2009
	Millions of Euros
	Non-current			Current
	At amortized cost or cost	At fair value	Total	At amortized cost or cost	At fair value	Total
Loans and receivables

Loans to Group companies	715	—	715	2,089	—	2,089
Loans to associates	13	—	13	3	—	3
Other financial assets – group companies	—	—	—	196	—	196
Loans to third parties	41	—	41	2	—	2
Guarantee deposits	—	18	18	—	68	68
Other financial assets	—	—	—	6	—	6
Trade and other receivables

Trade receivables	—	—	—	987	—	987
Trade receivables from Group companies and associates	—	—	—	111	—	111
Other receivables	4	—	4	269	—	269

Total	773	18	791	3,663	68	3,731

Financial assets held to maturity

Unlisted debt securities	9	—	9	—	—	—

Total	9	—	9	—	—	—

Assets available for sale

Unlisted equity instruments	323	—	323	1	—	1

Total	323	—	323	1	—	1

Total financial assets	1,105	18	1,123	3,664	68	3,732

(Continued)

45

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

	2008
	Millions of Euros
	Non-current			Current
	At amortized cost or cost	At fair value	Total	At amortized cost or cost	At fair value	Total
Loans and receivables
Loans to Group companies	1	—	1	1,988	—	1,988
Loans to associates	36	—	36	4	—	4
Current account with associates	—	—	—	448	—	448
Loans to third parties	65	—	65	1	—	1
Guarantee deposits	—	8	8	—	6	6
Other financial assets	—	—	—	12	—	12
Trade and other receivables
Trade receivables	—	—	—	1,309	—	1,309
Trade receivables from Group companies and associates	—	—	—	10	—	10
Other receivables	12	—	12	213	—	213

Total	114	8	122	3,985	6	3,991

Financial assets held to maturity
Unlisted debt securities	7	—	7	1	—	1

Total	7	—	7	1	—	1

Assets available for sale
Unlisted equity instruments	324	—	324	1	—	1

Total	324	—	324	1	—	1

Total financial assets	445	8	453	3,987	6	3,993

The carrying amount of loans and receivables for trade and other transactions is reasonably similar to the fair value.

Profit and loss on financial assets in 2009 and 2008 mainly reflects the effect of impairment valuation allowances for the receivables described in section (d) of the following note.

(Continued)

46

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(17)	Investments and Trade Receivables

(a)	Loans to Group companies and associates

Details of investments in Group companies and associates are as follows:

	Millions of Euros
	2009		2008
	Non-current	Current	Non-current	Current
Group
Loans	715	2,089	1	1,988
Others	—	196	—	—
Associates
Loans	13	3	36	4
Current account with associates	—	—	—	448

Total	728	2,288	37	2,440

These loans have been extended mainly in US Dollars and Euros and accrue variable interest at market rates.

(b)	Investments

Details of investments are as follows:

	Millions of Euros
	2009		2008
	Non-current	Current	Non-current	Current
Related companies
Equity instruments	313	—	305	—
Non-related companies
Equity instruments	10	1	19	1
Loans to third parties	41	2	65	1
Debt securities	9	—	7	1
Guarantee deposits	18	68	8	6
Other investments	—	6	—	12

Total	391	77	404	21

Equity instruments with related companies mainly comprise the Group’s net investment of receivables and payables with Cemex Venezuela, S.A.C.A. (see note 2 (i)).

(Continued)

47

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(c)	Transfers of financial assets

The Group has entered into various contracts for the transfer of receivables in the USA, France and Spain (factoring and securitization). As part of its financial risk management, the Group assesses whether the contracts involve the substantial transfer of risks and rewards inherent to ownership of the financial assets transferred.

According to this analysis, the Group has contracts for the transfer of receivables (securitization) that do not meet the criteria for derecognition of the financial assets. Amounts collected from sales are therefore recognized under current loans and borrowings in the consolidated balance sheet (see note 25). Details of these contracts are as follows:

		Millions of Euros
Nature of the assets transferred	Risks and rewards held	Original value	Assets held	Associated liabilities
Receivables in 2009	Delay risk	352	352	220
Receivables in 2008	Delay risk	636	636	519

(d)	Impairment

An analysis of the changes in valuation allowances related to impairment of financial assets measured at amortized cost is as follows:

	Millions of Euros
	2009	2008
Balance at January 1	93	109

Net charge for the year	33	20
Eliminations against the accounting balance	(18)	(16)
Transfers	2	(6)
Exclusions from consolidated group	(8)	—
Translation differences	1	(14)

Balance at December 31	103	93

Impairment relates to trade receivables recognized in current assets at December 31, 2009 and 2008.

(Continued)

48

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(e)	Classification by maturity

The classification of financial assets by maturity at December 31 is as follows:

	2009
	Millions of Euros
	2011	2012	2013	2014	2015	Subsequent years	Total non- current
Investments in Group companies and associates
Loans to Group companies	—	—	—	—	—	715	715
Loans to associates	—	—	—	—	—	13	13
Investments
Loans to third parties	15	11	2	1	—	12	41
Debt securities	3	—	—	—	—	6	9
Other financial assets	3	—	—	—	—	15	18

Trade and other receivables - Personnel	4	—	—	—	—	—	4

Total	25	11	2	1	—	761	800

	2008
	Millions of Euros
	2010	2011	2012	2013	2014	Subsequent years	Total non- current
Investments in Group companies and associates
Loans to Group companies	—	—	—	—	—	1	1
Loans to associates		2	23	—	—	11	36
Investments
Loans to third parties	18	6	2	1	1	37	65
Debt securities	—	—	—	—	—	7	7
Other financial assets	1	—	—	—	—	7	8

Trade and other receivables - Personnel	12	—	—	—	—	—	12

Total	31	8	25	1	1	63	129

(Continued)

49

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(f)	Amounts denominated in foreign currencies

At December 31, 2009 and 2008 trade and other receivables include the Euro value of foreign currency balances, as follows:

	Millions of Euros
	2009	2008
Czech Coronas	25	32
Australian Dollars	—	169
US Dollars and Panamanian Balboas	511	392
United Arab Emirates Dirhams	30	58
Hungarian Florins	24	—
Croatian Kunas	29	25
Latvian Lats	7	6
Pounds Sterling	117	172
New Israeli Shekel	70	80
Colombian Pesos	11	19
Dominican Pesos	6	6
Philippine Pesos	8	7
Malaysian Ringgits	20	25
Polish Zlotys	43	40
Other currencies	22	8

	923	1,039

(Continued)

50

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

Details of investments in Group companies and associates, and investments denominated in foreign currencies at December 31, are as follows:

	2009
	Millions of Euros
	US Dollars	Pounds Sterling	Hungarian Florins	Others	Total
Non-current investments in group companies and associates
Loans to Group companies	715	—	—	—	715
Non-current investments
Loans to third parties	18	3	1	14	36
Debt securities	7	—	—	2	9
Other financial assets	10	—	—	4	14

Total non-current financial assets	750	3	1	20	774

Current investments in Group companies and associates
Loans to companies	2,080	—	9	—	2,089
Loans to associates	—	2	—	—	2
Other financial assets	6	—	—	6	12
Current investments
Other investments	54	—	—	7	61
Cash and cash equivalents
Cash and equivalents	436	27	—	80	543

Total current financial assets	2,576	29	9	93	2,707

Total financial assets	3,326	32	10	113	3,481

(Continued)

51

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

	2008
	Millions of Euros
	US Dollars	Pounds Sterling	Hungarian Florins	Australian Dollars	Others	Total
Non-current investments in group companies and associates
Loans to Group companies	—	—	—	—	1	1
Loans to associates	—	—	—	25	—	25
Non-current investments
Loans to third parties	29	2	—	8	14	53
Debt securities	7	—	—	—	—	7
Other financial assets	2	1	—	—	—	3

Total non-current financial assets	38	3	—	33	15	89

Current investments in Group companies and associates
Loans to companies	1,955	—	6	—	27	1,988
Loans to associates	365	52	—	—	20	437
Current investments
Other investments	2	—	—	—	12	14
Cash and cash equivalents
Cash and equivalents	431	51	—	41	82	605

Total current financial assets	2,753	103	6	41	141	3,044

Total financial assets	2,791	106	6	74	156	3,133

(18)	Inventories

Details of inventories are as follows:

	Millions of Euros
	2009	2008
Raw materials and other supplies	388	460
Work in progress and semi-finished goods	140	157
Finished goods	245	366
Advances	7	15

Impairment allowances	(25)	(27)

	755	971

Impairment allowances primarily relate to raw materials and finished goods.

At December 31, 2009 the Group has commitments to purchase raw materials totaling Euros 119 million (Euros 189 million at December 31, 2008).

The Group has contracted insurance policies to cover the risk of damage to its inventories. The coverage of these policies is considered sufficient.

(Continued)

52

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(19)	Equity

Details of consolidated equity and movement during the year are shown in the consolidated statement of changes in equity.

(a)	Parent company capital

At December 31, 2009 and 2008 the share capital of the Company amounts to Euros 1,053,545,530.05 and is represented by 900,466,265 ordinary bearer shares, registered shares and shares represented by book entries, of Euros 1.17 par value each, all fully paid. At December 31, 2009 as a result of the the rescheduling agreement (FA) described in note 26, the Company’s main shareholders have pledged the Company’s shares to the financial entities party to the agreement

As authorized by the shareholders at their general meeting held on February 15, 2008, on the same date the directors agreed to increase the share capital by Euros 200,740,211.10 by issuing 171,572,830 new shares of Euros 1.17 par value each, with a premium of Euros 16.25 per share. The amount to be paid up on the share capital increase and share premium totals Euros 2,988,798,698.60. All new shares issued have been subscribed and fully paid by the parent company of Cemex España, S.A., New Sunward Holding B.V., through the non-monetary contribution of an interest in Cemex Hungary KFT. This contribution was raised to a public deed on February 26, 2008 and entered into the Mercantile Registry on March 28, 2008. On December 17, 2007 an independent expert issued the compulsory report on the valuation of the non-monetary contribution, validating the fair value of Cemex España shares at Euros 17.42 per share.

As authorized by the shareholders at their general meeting held on June 20, 2008, on July 11, 2008 the directors agreed to increase the share capital by Euros 48,643,051.86 by issuing 41,575,258 new shares of Euros 1.17 par value each, with a premium of Euros 14.92 per share. The subscription period concluded on August 29, 2008, and 41,244,252 shares were subscribed and fully paid. Consequently, share capital was increased by Euros 48,255,774.84.

At December 31, 2009, Cemex S.A.B. de C.V. owns 99.47% of the Company’s shares either directly or through New Sunward Holdings, N.V. (New Sunward Holdings, N.V. and Sunward Acquisitions, N.V. at December 31, 2008), At December 31, 2009 and 2008 New Sunward Holding B.V. holds a direct interest of more than 10%, with 99.24% of the shares of the Company.

All shares, except own shares, have the same profit-sharing and voting rights. For these purposes, own shares are defined as shares owned directly by the Company or its subsidiaries. At December 31, 2009 subsidiaries of the Company hold 3,243,495 of the Company’s shares. In accordance with article 79 of the Spanish Companies Act, own shares have the voting rights suspended, and the related dividend rights are assigned to the remaining shareholders in proportion to their holdings.

(b)	Share premium

This reserve is subject to the same distribution restrictions as voluntary reserves.

(Continued)

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Notes to the consolidated annual accounts

(c)	Reserves

Details of reserves and movement during the year are shown in Appendix V.

(i) Legal reserve

The legal reserve has been appropriated in compliance with article 214 of the Spanish Companies Act, which requires that companies transfer 10% of profits for the year to a legal reserve until this reserve reaches an amount equal to 20% of share capital.

The legal reserve is not distributable to shareholders and if it is used to offset losses, in the event that no other reserves are available, the reserve must be replenished with future profits.

(ii) Differences on redenomination of share capital to Euros

This reserve originated from the share capital reduction due to roundings on the conversion of the share capital to Euros. It is not distributable, in accordance with the provisions of Law 46 dated December 17, 1999.

(iii) Voluntary reserves

These reserves are freely distributable to shareholders, provided that equity would not be less than share capital as a result.

(iv) Reserves in consolidated companies, investments accounted for using the equity method and other consolidation reserves

Details of reserves in consolidated companies, investments accounted for using the equity method and other consolidation reserves, by company, are shown in Appendix VI, which forms an integral part of this note.

(v) Reserves for actuarial gains and losses and other adjustments

The amounts appropriated to this reserve originate from actuarial gains and losses recognized in equity, as disclosed in note 22.

(vi) Other shareholders’ contributions

Other shareholders’ contributions comprise the difference between the nominal amount and the fair value of the participating loan with New Sunward Holding, B.V. (see note 26).

(Continued)

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Notes to the consolidated annual accounts

(d)	Own shares

Details of own shares in 2009 and 2008 are as follows:

Holding company	Number of shares	Nominal	Cost in millions of Euros
Aricemex, S.A.	3,032,924	1.17	17
Hormicemex, S.A.	210,571	1.17	1

	3,243,495		18

There has been no movement in own shares during the year.

(e)	Conversion differences in consolidated companies

Details of translation differences in consolidated companies, by company, are provided in Appendix VI, which forms an integral part of this note.

(f)	Profit and loss attributable to the parent company

Details of the contribution of each consolidated company to consolidated profit and loss are shown in Appendix VI, which forms an integral part of this note.

(20)	Grants, Donations and Legacies Received

Movement in outright grants, donations and legacies received is as follows:

	Millions of Euros
	2009	2008
Balance at January 1	52	49
Cancelled grants for emission rights under 2005-2007 plan	—	(10)
Grants for emission rights allocated (note 8 (a))	202	311
Other grants received during the year	—	12
Transfers of repayable grants	1	—
Repayment of grants due to failure to comply with conditions	—	(7)
Transfer to profit and loss	(197)	(308)
Others	2	5

Balance at December 31	60	52

Grants transferred to the income statement mainly refer to a cancelled grant relating to greenhouse gas emission rights (see note 8 (a)).

(Continued)

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Notes to the consolidated annual accounts

(21)	Minority Interests

Details of minority interests and movement at December 31, 2009 and 2008 are shown in Appendix VII, which forms an integral part of this note.

A breakdown of minority interests by company and item at December 31 is as follows:

	2009
	Millions of Euros
	Capital and reserves	Profit/(loss) for the year	Total
Cemex Hungary, KFT	375	61	436
Cemex Trademarks Worldwide, Ltd	3,281	20	3,301
Construction Funding Corporation	917	327	1,244
Bayano Group	1	—	1
Cemex Colombia Group	3	—	3
Cemex Egypt Group	86	19	105
Cemex USA Group	46	1	47
RMC Group	23	5	28
RMC Malaysia Group	2	—	2

	4,734	433	5,167

	2008
	Millions of Euros
	Capital and reserves	Profit/(loss) for the year	Total
Cemex Hungary, KFT	353	266	619
Cemex Trademarks Worldwide, Ltd	3,351	—	3,351
Construction Funding Corporation	913	10	923
Bayano Group	1	—	1
Cemex Colombia Group	3	—	3
Cemex Egypt Group	74	14	88
Cemex USA Group	43	9	52
RMC Group	23	13	36
Cemex Venezuela Group	43	(43)	—
RMC Malaysia Group	2	—	2

	4,806	269	5,075

Incorporations into the consolidated group in 2008 reflected minority interests deriving from the acquisition of Cemex Trademarks Worldwide, Ltd. (see note 2 (k)). In 2008 disposals in relation to transactions with the Group reflected the purchase of additional shares of Cemex Hungary, KFT (see note 2 (g)).

(Continued)

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Notes to the consolidated annual accounts

(22)	Provisions for Employee Benefits for Defined Benefit Plans and Other Employee Benefits

Details of the provisions for long-term employee benefits for defined benefit plans and other long-term employee benefits and movement during 2009 are as follows:

	Millions of Euros
	Pensions	Other employee benefits	Total
At December 31, 2008	377	42	419
Costs recognized in profit and loss	(24)	4	(20)
Payments	(31)	(4)	(35)
Business combinations/(disposal of companies)	(1)	—	(1)
Translation differences	15	1	16
Actuarial gains and losses	188	8	196
Other movements	5	12	17

At December 31, 2009	529	63	592

(a)	Defined benefit plans

The amounts recognized in the balance sheet at December 31 for the defined benefit plans and other employee benefits are as follows:

	Millions of Euros
	2009	2008
Present value of financed obligations	1,661	1,375
Fair value of plan assets	(1,069)	(956)

Defined benefit and other employee benefits post-employment liabilities	592	419

(Continued)

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Notes to the consolidated annual accounts

Movement in the present value of defined benefit obligations is as follows:

	Millions of Euros
	2009	2008
At January 1	1,375	1,725
Current service cost	14	21
Interest cost	87	93
Contributions by covered employees	4	5
Actuarial gains and losses	196	(78)
Benefits paid	(83)	(91)
Business combinations/(disposal of companies)	(7)	(11)
Settlements of plans	(17)	(33)
Transfers	8	—
Others	19	—
Translation differences	65	(256)

At December 31	1,661	1,375

Movement in the fair value of defined benefit plan assets is as follows:

	Millions of Euros
	2009	2008
At January 1	956	1,398
Expected return on plan assets	120	(166)
Group contributions	35	44
Contributions by covered employees	4	5
Benefits paid	(83)	(91)
Business combinations/(disposal of companies)	(6)	10
Settlements of plans	(17)	(33)
Translation differences	49	(210)
Others	11	(1)

At December 31	1,069	956

(Continued)

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Notes to the consolidated annual accounts

The principal actuarial assumptions used for the actuarial valuations in the main countries in which the Group has pension commitments are as follows:

	2009
	%
	Spain	United Kingdom	USA	Others
Annual discount rate	4.0	6.1	6.2	4.7-13
Expected rate of return on plan assets	4.0	6.5	8.0	3.0-7.6
Forecast increase in salaries	3.0	3.0	3.5	2.2-8.0

	2008
	%
	Spain	United Kingdom	USA	Others
Annual discount rate	4.7	5.7	6.2	4.2-9.8
Expected rate of return on plan assets	4.7	6.3	8.0	4.0-9.7
Forecast increase in salaries	3.7	3.1	3.5	2.2-5.1

The total expense recognized in the consolidated income statement by item, is as follows:

	Millions of Euros
	2009	2008
Current service cost	14	21
Interest cost	87	93
Expected rate of return on defined benefit plan assets	(120)	166

	(19)	280

(b)	Defined contribution plans

As mentioned in note 5 (s), the Group has contracted a defined contribution pension plan for its personnel in service to cover pension commitments and similar obligations.

The pension plan in the UK has been closed to new participants since January 2004. UK legislation requires companies to maintain the same level of assets as obligations. The Group is therefore expected to make significant contributions to these pension plans in the coming years. At December 31, 2009 the total shortfall in pension plan contributions is approximately Euros 330 million.

Details of contributions to the pension plan during the year are provided in note 30.

(Continued)

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Notes to the consolidated annual accounts

(23)	Share-based Payment Transactions

As mentioned in note 5 (w), the Group has established two remuneration plans (2005-2008 plan and 2009 plan) for certain executives comprising the right to receive a cash bond to acquire shares of Cemex S.A.B. de C.V., the Cemex Group parent company (2005-2008 plan) or to receive these shares directly (2009 plan).

In prior years, the Group acquired the CPOs relating to the 2005-2008 plan and placed them in an escrow account in the name of each employee. At December 31, 2009, the amount placed in the escrow was Euros 12 million (Euros 24 million at 31 December 2008).

At December 31, 2009 and 2008 the Group has recognized an expense of Euros 12 million reflecting accruals for all plans in force for each of those years. These amounts are accrued on a straight-line basis over the four-year term of each plan, based on the acquisition cost of the related CPOs.

(24)	Other Provisions

Details of provisions at December 31, 2009 are as follows:

	Millions of Euros
	Non-current	Current
Provisions for environmental work	387	—
Provisions for labor-related liabilities	29	—
Provision for indemnities	—	23
Provisions for emission rights	—	116
Provisions for other liabilities	129	2

Total	545	141

Movement in other non-current provisions is as follows:

	Millions of Euros
	Provisions for environmental work	Provisions for labor-related liabilities	Provisions for other liabilities	Total
At December 31, 2008	414	90	89	593
Charges	56	13	24	93
Departures from consolidated group	—	(68)	—	(68)
Reversals	(20)	—	(16)	(36)
Applications	(47)	(23)	(10)	(80)
Transfers	(22)	7	42	27
Translation differences	6	10	—	16

At December 31, 2009	387	29	129	545

(Continued)

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Notes to the consolidated annual accounts

Movement in current provisions is as follows:

	Millions of Euros
	Provision for indemnities	Provisions for emission rights	Provisions for other liabilities	Total
At December 31, 2008	87	193	—	280
Charges	26	116	—	142
Payments	(87)	—	(1)	(88)
Transfers	(1)	—	3	2
Applications	—	(178)	—	(178)
Reversals	(3)	(15)	—	(18)
Translation differences	1	—	—	1

At December 31, 2009	23	116	2	141

(a)	Environmental provisions

In accordance with applicable legislation, the Group is obliged to restore land located in the quarries it operates. The quarry restoration conditions are those agreed with the relevant authorities. The provision is subject to a certain level of uncertainty surrounding the methods to be employed in the decommissioning, the estimation of costs, available mineral reserves and the stage of completion of the exploitation of these reserves. In particular, the Group considers that the quarries will be restored using currently available technology and materials.

At December 31, 2009 this provision reflects liabilities incurred by the Cemex USA Group totaling Euros 109 million to meet obligations related with the restoration of land (Euros 99 million in the prior year). It also includes RMC Group provisions of Euros 243 million related with quarry restoration and the restoration of dumps used by Group companies (Euros 283 million at December 31, 2008).

(b)	Provisions for indemnities

During the year ended December 31, 2008, due to the reduction in demand for construction materials, the Group made the decision to either decrease activity or temporarily discontinue activity at some of its production plants. Consequently, the Group started to reduce personnel in 2008.

At December 31, 2008 the provision for indemnities reflected personnel indemnities in respect of termination of employment, transfers or changes in working conditions. This provision has been fully applied in 2009.

At December 31, 2009 this provision mainly reflects expected terminations in RMC Group countries, which had not been made during the year.

(Continued)

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Notes to the consolidated annual accounts

(c)	Provision for emission rights

Details of this provision at December 31, 2009 are as follows:

	Number of rights (thousands)	Millions of Euros
Available rights allocated	2,196	37
Shortfall in rights at December 31, 2009	6,467	79

Estimated rights consumed	8,663	116

The Group has measured the shortfall in emission rights based on the market value at December 31, 2009.

(d)	Provision for other liabilities

This provision comprises funds set aside by the Group for different liabilities.

(e)	Contingencies

At December 31, 2009 the Group is involved in several significant legal procedures. The balances recognized represent the best estimate of the amounts payable.

In September 2009 European Commission and Spanish National Competition Commission (CNC) simultaneously carried out unannounced inspections in the Cemex offices in Spain in relation to possible practices which infringed the principle of free competition.

The investigation carried out by the European Commission officials covered several markets within the European Union (at the end of 2008 European Commission authorities inspected the Group’s offices in the UK and Germany). Should evidence be found to prove the allegations of the European Commission, significant fines could be imposed, which could reach 10% of total turnover at international level generated during the year prior to the agreement to impose the aforementioned sanction.

The inspection carried out by the investigative department of the CNC focused on possible practices infringing the principle of free competition concerning the production and distribution of mortar, concrete and aggregate in the Navarre area. Following its investigation, the CNC commenced proceedings against Cemex España, S.A. in December 2009. These proceedings are currently at the pre-trial stage. The maximum fine that the CNC could levy on Cemex España, S.A. would be equivalent to 10% of total turnover of the company in breach for the year immediately preceding the imposition of the fine.

The Company has cooperated with both the European Commission and CNC officials and will continue to do so throughout the investigation.

(Continued)

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Notes to the consolidated annual accounts

On January 2, 2007 the Polish Office of Competition and Consumer Protection notified Cemex Poland (RMC Group) that an investigation was to be undertaken of all cement manufacturers in the country concerning anti-competition practices. In December 2009, the aforementioned body issued a ruling imposing fines on certain cement manufacturers. Cemex Poland was fined Polish Zlotys 115 million (Euros 28 million), reflecting 10% of Cemex Poland’s total revenue during the calendar year prior to the imposition of the fine. Cemex Poland appealed against this ruling before the Polish Court of Competition and Consumer Protection. The ruling will not become effective until Cemex Poland has exhausted its two appeal opportunities. In December 2009, Cemex made a provision of Polish Zlotys 68 million (Euros 17 million) representing the Company’s best estimate regarding this ruling

In August 2005, the Belgian company Cartel Damages Claims filed a claim against Cemex Deutschland AG (RMC group) concerning pricing and market share agreements by certain German cement companies from 1993 to 2002. Following various appeals, no ruling has yet been issued on this claim. At December 31, 2009 Cemex Deutschland AG has recognized a liability of Euros 20 million in relation to this claim.

In July 2008, Cemex agreed to sell its assets in Austria and Hungary to Strabag SE (“Strabag”), a supplier of construction materials in Europe. In February 2009 the Hungarian Anti-trust Office approved the sale on the condition that Strabag sold a concrete plant the following year. In April 2009, the Austrian Anti-trust Court (“CAA”) approved the sale, ruling that Strabag had to sell certain concrete plants, including the Nordbahnhof plant in Vienna. At the date of approval, this plant had already been dismantled, as it was located on rented land for which the lease contract had terminated, and therefore the sale could not be made. Despite Cemex’s recommendation to request an alternative from the CAA, appeals were filed against the CAA ruling. On July 1, 2009 Strabag notified Cemex of its decision to withdraw from the Purchase Agreement, arguing that the regulatory approvals had not been obtained prior to June 30, 2009. In October 2009 Cemex commenced proceedings against Strabag with the International Chamber of Commerce, requesting that Strabag’s termination of the contract be rendered null and void and that the termination of the agreement by Cemex be ruled valid, as well as claiming a provisionally estimated amount of Euros 150 million reflecting damages caused to Cemex due to breach of the agreement. In December 2009, Strabag responded by requesting that the court overrule the aforementioned demand, as well as filing a counterclaim for damages of Euros 800 thousand. and a guarantee for related costs of Euros 1 million (this guarantee was later withdrawn). Cemex considers that Strabag’s claims are unfounded. The arbitration court was constituted on February 16, 2010.

In August 2005, a claim was filed against one of the subsidiaries of the Cemex Colombia Group citing a breach of the quality standards applicable to public works carried out in Bogota. The Group has deposited a guarantee of Colombian Pesos 20,000 million (Euros 7 million) to cover payment of possible indemnities attributable to Cemex Colombia. The future outcome of this claim cannot be estimated at December 31, 2009.

(Continued)

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Notes to the consolidated annual accounts

On July 13, 2007 the Australian Acquisitions Panel ordered Cemex to pay compensation to the Rinker shareholders whose shares had been sold in the period between the date of the last share offer and the final purchase offer date. Cemex filed an appeal against this decision but this appeal was rejected by the Federal Court of Australia in June 2009. Cemex has deposited Australian Dollars 16 million (Euros 10 million) in the bank account from which payments are being made.

Cemex Construction Materials Florida, LLC (Cemex USA Group) holds one of the ten federal permits for the extraction of aggregates in southern Florida. On March 22, 2006 an investigation was launched into the way in which these permits were granted and certain weaknesses in the procedures were detected. Operations were suspended at three quarries managed by other producers in January 2009. If Cemex is unable to obtain new permits for the Lake Belt area, it will either have to source its aggregate supply from other areas in Florida or import this material, which could have a financial impact on Cemex operations in this region.

In relation to the sale of non-Venezuelan assets owned by Cemex Venezuela, S.A.C.A. (see note 2 (i)), on June 13, 2008 the Venezuelan securities market authorities ylaunched administrative proceedings against the aforementioned company, claiming that it had not complied with its obligation to disclose information and imposing fines on the company. . The amount of these fines was not significant for the Group.

The Venezuelan government also claims that three vessels used to ship cement, which were transferred prior to the compulsory purchase are still owned by Cemex Venezuela. The Venezuelan government obtained a ruling from a lower court in Panama, (the country where the vessels are registered) which supported the order issued by a Venezuelan court against the transfer or sale of these vessels. On December 28, 2009 the Supreme Court of Panama overturned the aforementioned ruling from the lower court.

(Continued)

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Notes to the consolidated annual accounts

(25)	Financial Liabilities by Category

The classification of financial liabilities by category and class, recognized at cost or amortized cost, is as follows:

	Millions of Euros
	2009		2008
	Non-current	Current	Non-current	Current
Debts and payables

Bonds and other marketable securities	2,675	44	1,631	39

Loans and borrowings
Floating rate	4,584	122	2,664	4,048
Transfer of receivables (securitization)	—	220	—	519
Accrued interest	—	15	—	4
Others	—	—	—	8

	4,584	357	2,664	4,579
Payables to Group companies and associates
Fixed interest loans	—	—	64	—
Interest	—	—	—	45
Loans of special nature	191	—	367	—
Others	70	60	—	12

	261	60	431	57

Other financial liabilities
Finance lease payables	10	7	18	12
Others	70	259	55	359

	80	266	73	371
Trade and other payables
Suppliers	—	1,158	—	1,241
Suppliers, Group companies	—	20	—	76
Personnel	—	106	—	138
Public entities	—	270	—	229
Advances from customers	—	81	—	82

	—	1,635	—	1,766

Total financial liabilities	7,600	2,362	4,799	6,812

The carrying amount of debts and payables in respect of trade and other transactions, measured at cost or amortized cost, is reasonably similar to the fair value.

(Continued)

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Notes to the consolidated annual accounts

(26)	Payables and Trade Payables

(a)	Group companies, associates and investments accounted for using the equity method

Details of Group companies, associates and investments accounted for using the equity method are as follows:

	2009		2008
	Millions of Euros		Millions of Euros
	Non-current	Current	Non-current	Current
Group
Loans	191	—	367	—
Interest	—	—	—	45
Other payables	70	59	—	12
Associates
Other payables	—	1	64	—

Total	261	60	431	57

On December 28, 2008 the Company entered into a participating loan contract with New Sunward Holding, B.V. to acquire 50.1% of the share capital of Cemex Trademarks Worldwide, Ltd. for Euros 3,362 million. This participating loan matures on January 31, 2060 and accrues interest at fixed rates dependant on the Company generating profit within certain specified ranges in each year of the loan, based on the requirements set out in article 20 of Royal Decree 7 of June 7, 1996, amended by the second additional provision of Law 10 of December 18, 1996, which regulates participating loans. As specified in the aforementioned Royal Decree, this loan is considered as subordinated debt and is therefore situated after general payables in order of preference of loan repayments.

In accordance with prevailing accounting legislation, the Group is required to measure this financial liability at fair value. In light of the material and practical impossibility of calculating the fair value of this participating loan, in the absence of a comparative market, the Group estimated the fixed market rate of interest at the contract date at 20%, applicable to an ordinary loan in terms of amount, maturity and order of preference for repayment, irrespective of the interest accrual method agreed in the contract, which is an essential characteristic of a participating loan contract. Based on this rate and the generation of profits over the term of the loan, the fair value at the contracting date was Euros 367 million. The difference between the nominal amount and the fair value is recognized in other shareholders’ contributions under equity in the consolidated balance sheet (see note 19).

(Continued)

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Notes to the consolidated annual accounts

At December 31, 2009 the Company has adjusted its projections for the term of the loan in order to recalculate interest payable, based on the terms of the contract. As a result of this update, the carrying amount of the loan has been reduced by Euros 250 million, recognizing this amount as finance income in the income statement for 2009. This loan bore interest of Euros 73 million in 2009, which was recognized as finance expenses.

(b)	Bonds and other marketable securities

This caption includes the following bond issues:

•

Two bonds issued by Cemex Finance LLC on December 14, 2009 of US Dollars 1,250 million (Euros 863 million at December 31, 2009) and Euros 350 million, which mature in 2016 and 2017, respectively. The two bonds accrue interest at a fixed rate of 9.5% and 9.625%, respectively.

•

As part of the renegotiation of the terms and conditions of a substantial part of its debt (see point (c) of this note), in August 2009 the Cemex Group combined three debt issues carried out by Cemex Finance, LLC in 2003, 2004 and 2005, amounting to US Dollars 400 million, Japanese Yen 11,068 million and US Dollars 325 million, into a new debt of US Dollars 882 million, which accrues interest at a fixed rate of 8.9103% and Japanese Yen 1,185 million, which accrues interest at a fixed rate of 6.63%, Repayments will be completed in February 2014. This debt totalled US Dollars 635 million and Japanese Yen 853 million (Euros 449 million) at December 31, 2009.

•	A Euros 900 million bond issued by Cemex Finance Europe, B.V. on February 28, 2007, with the Company acting as guarantor, which matures in March 2014 and accrues interest at a fixed rate of 4.75%.

•

A bond issued by the Rinker Group on April 2, 2003 for an amount of approximately US Dollars 170 million maturing in 2025. Following the acquisition of the Rinker Group and its subsequent reorganization, this bond has been transferred to the USA Group. The Euro equivalent of this bond is Euros 115 million at December 31, 2009 (Euros 119 million in 2008).

At December 31, 2009 the current portion of this caption comprises Euros 44 million accrued interest receivable on these bond issues (Euros 39 million in the prior year).

(Continued)

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Notes to the consolidated annual accounts

(c)	Loans and borrowings

Terms and conditions of loans and borrowings are as follows:

2009
							Millions of Euros
							Carrying amount
Type	Currency	% effective rate	% nominal rate		Maturity	Nominal amount in original currency (millions)	Current	Non-current
Loan	(1)	—	—		—	29	20	—
Loan	(4)	—	—		—	983	19	—
Loan	(5)	DTF+ 2.9	7.90		2010	26,000	9	—
Loan	(5)	DTF+ 2.9	7.13		2010	20,000	7	—
Loan	(5)	DTF+ 2.9	7.13		2010	29,000	10	—
Loan	(5)	7.35 EA	7.16		2010	18,000	6	—
Credit facilities	(3)	2.57	2.57	a	2010	2	2	—
Credit facilities	(1)	2.39	2.39	a	2010	14	10	—
Credit facilities	(2)	—	—		—	227	20	—
Credit facilities	(7)	—	—		—	10	11	—
Credit facilities	(3)	EONIA + 0.5	—		2010	4	4	—
Bilateral loans (FA)	(3)	5.21	5.21	a	2011 to 2014	11	—	10
Bilateral loans (FA)	(1)	4.75	4.75	a	2011 to 2014	17	—	32
Syndicated loans (FA)	(1)	4.75	4.75	a	2011 to 2014	3,818	—	2,667
Syndicated loans (FA)	(3)	5.21	4.50	a	2011 to 2014	1,775	—	1,775
Credit facilities	(1)	4.75	4.75		2011 to 2014	145	—	100
Others							4	—

Total							122	4,584

(1)	US Dollars
(2)	United Arab Emirates Dirhams
(3)	Euros
(4)	Dominican Pesos
(5)	Colombian Pesos
(6)	Japanese Yen
(7)	Pounds Sterling

(a)	Average interest rate last applied to all facilities and loans

(Continued)

68

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Notes to the consolidated annual accounts

2008
						Millions of Euros
						Carrying amount
Type	Currency	% effective rate	% nominal rate	Maturity	Nominal amount in original currency (millions)	Current	Non-current
Credit facilities	(1)	—	Variable	—	428	307	—
Credit facilities	(2)	4.31	Euribor+50	—	281	25	—
Loan	(1)	1.84	1.84	2009	30	21	—
Credit facilities	(3)	3.01	3.01	2009	16	16	—
Credit facilities	(3)	4.81	4.81	2009	30	30	—
Credit facilities	(4)	19.48	24	2009	300	6	—
Credit facilities	(4)	17.98	22.5	2009	250	5	—
Credit facilities	(4)	16.98	21.5	2009	245	5	—
Loan	(3)	5.45	5.45	2009	4	4	—
Loan	(1)	3.57	3.57	2009	10	7	—
Loan	(1)	2.24	2.24	2009	7	6	—
Loan	(1)	2.59	2.59	2009	6	4	—
Credit facilities	(5)	—	14.45	2009	20,000	6	—
Credit facilities	(5)	—	16.50	2009	25,000	8	—
Credit facilities	(5)	—	13.96	2009	15,000	5	—
Credit facilities	(5)	—	13.42	2009	11,500	4	—
Credit facilities	(5)	—	13.42	2009	11,500	4	—
Credit facilities	(3)	4.14	4.14	2009	205	205	—
Credit facilities	(1)	1.76	1.76	2009	452	323	—
Bilateral loans	(3)	3.28	3.28	2009	45	45	—
Bilateral loans	(1)	2.58	2.58	2009	65	46	—
Syndicated loans	(3)	3.80	3.69	2011	1,320	—	1,312
Syndicated loans	(1)	1.91	1.79	2009 to 2012	5,235	2,522	1,215
Syndicated loans	(6)	1.65	1.45	2009	19,308	152	—
Credit facilities	(1)	0.99	1.30	2009	250	179
Credit facilities	(1)	Variable	Variable	2010 to 2011	193	—	137
Credit facilities	(1)	2.83	2.83	2009	18	14	—
Credit facilities	(3)	3.78	3.78	2009	40	40	—
Credit facilities	(7)	3.54	3.54	2009	15	16	—
Others						43	—

Total						4,048	2,664

(1)	US Dollars
(2)	United Arab Emirates Dirhams
(3)	Euros
(4)	Dominican Pesos
(5)	Colombian Pesos
(6)	Japanese Yen
(7)	Pounds Sterling

(Continued)

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Notes to the consolidated annual accounts

In 2009 the Group renegotiated the terms and conditions of a substantial part of its debt.

On January 27, 2009, the Group signed a contract (“Joint Bilateral Facility”) with different financial entities grouping and converting into Euros a part of its debt in bilateral loans of US Dollars 617.5 million and Euros 587.5 million. This agreement entailed a repayment schedule which would conclude in February 2011. The terms of this syndicated loan were subsequently modified in the rescheduling process, as described below.

On April 7, 2009 the Group extended the maturity of a syndicated loan with a nominal value of Japanese Yen 19,308 million at December 31, 2008 and converted the loan into Euros and US Dollars, creating two new tranches of Euros 139.1 million and US Dollars 8.7 million, respectively. At December 31, 2009, the Group had drawn down the entire loan of Euros 104.5 million, of which Euros 4.3 million is denominated in US Dollars (US Dollars 6.3 million). The terms of this syndicated loan have subsequently been modified during the rescheduling process, as described below.

On August 14, 2009, the Cemex Group completed the renegotiation of the terms of its bank debt and its bond issues (see point (b) of this note), entering into a rescheduling agreement (“Financing Agreement”, or FA) with financial entities. The agreement entailed the grouping of virtually all debt totalling Euros 2,481 million and US Dollars 5,368 million at the date of the agreement, and a half-yearly repayment schedule until 2014. During 2009, 28.03% of the rescheduled debt had been repaid, which meant that 24.85% of rescheduled debt had been repaid before the scheduled date.

This rescheduling process entailed a substantial modification of the terms in force prior to the agreement and therefore, the cancellation of the previous financial liability and the recognition of a new liability. Consequently, loan arrangement costs related to the previous liability which remained in the balance sheet, as well as the new debt rescheduling costs incurred during the renegotiation, totaling Euros 255 million, have been recognized as finance expenses in the income statement for 2009.

These loans include, among other conditions, certain commitments with respect to compliance with financial covenants that are based on the figures recognized in the consolidated financial statements of the Cemex Group. The conditions also include certain restrictions on the Cemex Group’s capacity to incur additional debt, the obligation to use surplus cash at each date of calculation exceeding US Dollars 650 million to repay the debt and the commitment to refrain from making acquisitions or investing in joint ventures (in each case, subject to the negotiated amounts allowed and other exceptions). It was also agreed that equity investments should not exceed US Dollars 600 million in 2009, US Dollars 700 million in 2010 or US Dollars 800 million from 2011 onwards until the debt subject to the FA has been fully paid. All these restrictions refer to the Cemex Group’s consolidated figures.

The rescheduled debt covered by the FA is joint and severally guaranteed by the Company and other Group companies.

(Continued)

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Notes to the consolidated annual accounts

(d)	Classification by maturity

The classification of non-current financial liabilities by maturity is as follows:

	2009
	Millions of Euros
	2011	2012	2013	2014	Subsequent years	Total non- current
Payables
Bonds and other securities	30	31	97	1,181	1,336	2,675
Loans and borrowings	323	336	1,015	2,910	—	4,584
Payables of special nature	—	—	—	—	191	191
Group companies and associates	35	35	—	—	—	70

Total financial liabilities	388	402	1,112	4,091	1,527	7,520

	2008
	Millions of Euros
	2010	2011	2012	2013	Subsequent years	Total non- current
Payables
Bonds and other securities	208	49	—	69	1,305	1,631
Loans and borrowings	80	2,220	364	—	—	2,664
Payables of special nature	—	—	—	—	367	367
Group companies and associates	—	—	—	—	64	64

Total financial liabilities	288	2,269	364	69	1,736	4,726

(Continued)

71

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Notes to the consolidated annual accounts

(e)	Amounts denominated in foreign currencies

Details of trade payables denominated in foreign currencies are as follows:

	Millions of Euros
	2009	2008
Czech Coronas	11	11
Australian Dollars	—	1
US Dollars and Panamanian Balboas	368	286
United Arab Emirates Dirhams	15	44
Croatian Kunas	24	17
Latvian Lats	5	5
Egyptian Pounds	68	44
Pounds Sterling	142	125
Hungarian Florins	5	10
New Israeli Shekel	73	70
Colombian Pesos	39	38
Dominican Pesos	16	8
Philippine Pesos	29	16
Malaysian Ringgits	13	15
Polish Zlotys	34	24
Chinese Yuans	10	—
Other currencies	13	16

	865	730

(Continued)

72

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COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

Details of loans and borrowings from banks and Cemex Group companies denominated in foreign currencies are as follows:

	2009
	Millions of Euros
	US Dollars	Pounds Sterling	Colombian Pesos	Others	Total
Non-current payables
Bonds and other marketable securities	1,419	—	—	6	1,425
Loans and borrowings	2,800	—	—	—	2,800
Finance lease payables	—	2	—	—	2
Other payables	35	2	2	1	40
Group companies and associates – non-current
Loans to Cemex Group companies	70	—	—	—	70
Loans to associates	—	—	—	—	—

Total non-current financial liabilities	4,324	4	2	7	4,337
Current payables
Bonds and other marketable securities	5	—	—	2	7
Loans and borrowings	127	11	32	40	210
Finance lease payables	1	4	—	—	5
Other financial liabilities	236	5	—	3	244
Group companies and associates – current
Payables to Cemex Group companies	59	—	—	—	59
Payables to associates	—	—	—	—	—

Total current financial liabilities	428	20	32	45	525

Total financial liabilities	4,752	24	34	52	4,862

	2008
	Millions of Euros
	US Dollars	Pounds Sterling	Colombian Pesos	Australian Dollars	Others	Total
Non-current payables
Bonds and other marketable securities	120	5	—	—	87	212
Loans and borrowings	1,353	—	—	—	1	1,354
Finance lease payables	1	6	—	—	—	7
Other payables	33	5	—	1	1	40
Group companies and associates – non-current
Loans to Cemex Group companies	—	1	—	—	—	1
Loans to associates	—	63	—	—	—	63

Total non-current financial liabilities	1,507	80	—	1	89	1,677
Current payables
Bonds and other marketable securities	1	2	—	—	—	3
Loans and borrowings	3,682	49	27	—	193	3,951
Finance lease payables	2	7	—	—	—	9
Other financial liabilities	2	2	—	3	1	8
Group companies and associates – current				—	—	—
Payables to Cemex Group companies	46	1	—	2	6	55
Payables to associates	—	—	—	—	—	—

Total current financial liabilities	3,733	61	27	5	200	4,026

Total financial liabilities	5,240	141	27	6	289	5,703

(Continued)

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COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(f)	Other financial liabilities

This caption mainly includes Readymix USA, Inc’s sale option over Cemex Southeast, LLC (see note 14 (b)).

(27)	Taxation

Details of balances with public entities are as follows:

	Thousands of Euros
	2009		2008
	Non-current	Current	Non-current	Current
Assets
Deferred tax assets	56	—	1,047	—
Tax loss carryforwards and deductions pending offset	1,283	—	1,208	—
Advance tax payments	—	150	—	56
Value added tax and similar taxes	—	13	—	8
Others	—	3	—	10

	1,339	166	2,255	74

Liabilities
Deferred tax liabilities	1,165	—	2,597	—
Value added tax and similar taxes	—	143	—	128
Social Security	—	14	—	17
Withholdings	—	21	—	15
Others	—	92	—	69

	1,165	270	2,597	229

In accordance with legislation prevailing in the countries where Group companies are located, taxes cannot be considered definitive until they have been inspected and agreed by the taxation authorities or before the relevant inspection period has elapsed. The Company has open to inspection by the taxation authorities income tax for 2005 and the rest of the main applicable taxes from 2006 onwards.

Due to the treatment permitted by fiscal legislation of certain transactions, additional tax contingencies could exist in the event of inspection. In any event, the Company’s directors do not consider that any such contingencies that could arise would have a significant effect on the consolidated annual accounts.

In accordance with tax legislation in Spain and other countries in which the Group operates, losses declared may be offset against profits of subsequent years. Losses are offset when the tax returns are filed, without prejudice to the taxation authorities’ power of inspection.

(Continued)

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COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

On the basis of income tax returns filed, Spanish consolidated Group companies have the following loss carryforwards to be offset against future profits:

Year of origin	Millions of Euros	Available through
1999	134	2014
2000	137	2015
2002	103	2017
2003	553	2018
2004	152	2019
2006	314	2021
2007	1,116	2022
2008	1,144	2023
2009 (estimated)	4,044	2024

	7,697

Certain foreign subsidiaries also have loss carryforwards available for offset.

The parent company files an annual consolidated tax return with most of its subsidiaries registered in Spain. Profits, determined in accordance with tax legislation, are subject to tax at 30% in Spain, which may be reduced by certain credits.

Due to the treatment permitted by fiscal legislation of certain transactions, the accounting loss differs from the loss for fiscal purposes. A reconciliation of net income and expenses for the year and the estimated tax loss for the year that the Group expects to declare in its consolidated income tax return is as follows, including the calculation of estimated consolidated income tax for 2009, which is the responsibility of Cemex España, S.A., as the parent company of the consolidated tax group:

(Continued)

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COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

	Millions of Euros
	2009			2008
	Increases	Decreases	Net	Increases	Decreases	Net
Income and expense for the year			71			(2,049)

Income tax revenue			(403)			(1,261)

Consolidated loss before tax			(332)			(3,310)
Less, consolidated profit before tax of companies registered in foreign countries			198			2,890
Permanent differences on consolidation			(1,719)			(2,937)

Consolidated loss before tax of companies registered in Spain			(1,853)			(3,357)
Permanent differences Individual companies	88	(1,509)	(1,421)	2	(95)	(93)
Temporary differences: Individual companies	76	(816)	(740)	2,711	(16)	2,695

Tax loss of the Company			(4,014)			(755)
Tax loss contributed by subsidiaries registered in Spain			(30)			(9)

Aggregate tax loss of companies registered in Spain (estimate)			(4,044)			(764)

Permanent differences in 2009 mainly relate to tax exempt gains on the sale of Group companies (negative adjustment to tax loss).

Temporary differences in 2009 and 2008 primarily relate to the different accounting and tax treatment of provisions for impairment of equity investments in Group companies. The parent company does not recognize a deferred tax asset in relation to these temporary differences, considering that it does not meet the recognition criteria.

In 2008, as established in transitional provisions twenty-six to twenty-nine of the revised Spanish Income Tax Law, the parent company has opted to include the net balance of transition adjustments with a tax effect in taxable income for 2008, 2009 and 2010 in three equal parts, together with the amount deducted for tax purposes in 2008 in respect of valuation allowances for investments in the share capital of other entities, in compliance with the twenty-ninth transitional provision. During 2009, as a result of the derecgonition of certain items included in the net balance the Company has included the remaining balance of Euros 71.7 million in the tax loss for 2009.

(Continued)

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CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

A reconciliation of consolidated income tax expense/(revenue) and loss for 2009 and 2008 is as follows:

	Millions of Euros
	2009	2008
Income tax expense (revenue) of companies registered in Spain
Taxable accounting loss at standard rate of tax	(556)	(1,007)
Permanent differences	(426)	(29)
Cancellation of previously recognized tax credits and deductions	434	—
Adjustment to 2008 income tax	29	—
Deductions and credits for the current year	—	(17)
Tax credits not recognized in 2009	1,204
Previously unrecognized tax credits	—	(294)
Provision for impairment of non-deductible investments in companies	(238)	509
Others	—	3

	447	(835)
Income tax revenue of companies registered in foreign countries	(850)	(426)

Income tax revenue	(403)	(1,261)

(Continued)

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COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

Details of deferred tax assets and liabilities by type of asset and liability at December 31, 2009 and 2008 are as follows:

	Millions of Euros
	2009		2008
	Assets	Liabilities	Assets	Liabilities
Intangible assets	—	455	—	484
Goodwill	15	—	11	—
Property, plant and equipment	14	1,697	5	1,812
Provisions for liabilities and charges	281	9	92	—
Exchange gains/losses	4	7	97	—
Deferred interest	440	—	383	—
Inventories	3	3	7	3
Trade receivables	11	—	16	—
Pensions	112	37	78	—
Provisions for restructuring costs	—	—	93	—
Effect of transition to the new Spanish general Chart of Accounts	—	—	240	118
Others	353	134	25	180

	1,233	2,342	1,047	2,597

Tax loss carryforwards	1,283	—	1,156	—
Rights to tax deductions and credits	—	—	52	—

	1,283	—	1,208	—

Total assets/liabilities	2,516	2,342	2,255	2,597

Details at December 31, 2009 and 2008 of deferred tax assets and liabilities that are expected to be realized or reverse in periods exceeding 12 months are as follows:

	Millions of Euros
	2009	2008
Deferred tax assets	1,144	787
Tax loss carryforwards and deductions	1,227	1,207

Total assets	2,371	1,994

Deferred tax liabilities	(2,212)	(2,053)

Net	159	(59)

(Continued)

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COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(28)	Environmental Information

The Group has carried out different activities and projects in line with its environmental policy. The investments made during 2009 and 2008 to prevent or reduce future pollution are stated at the cost of the corresponding assets.

Details of property, plant and equipment used to minimize the Group’s impact on the environment at December 31 are as follows:

	2009
	Millions of Euros
Description	Cost	Accumulated depreciation	Net
Land and natural resources	61	(26)	35
Buildings	69	(29)	40
Machinery	67	(32)	35
Plant	105	(51)	54
Under construction	17	—	17
Other property, plant and equipment	5	(3)	2

	324	(141)	183

	2008
	Millions of Euros
Description	Cost	Accumulated depreciation	Net
Land and natural resources	52	(24)	28
Buildings	46	(21)	25
Machinery	5	(5)	—
Plant	93	(50)	43
Other property, plant and equipment	1	(1)	—

	197	(101)	96

Land and natural resources mainly comprise quarries in the United States related with environmental activities.

In 2009 the Group made investments in machinery amounting to Euros 67 million (Euros 5 million in 2008) mainly in France and Poland.

At December 31, 2009 environmental investments in progress amount to Euros 17 million (Euros 28 million in 2008).

(Continued)

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COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

In 2008, the Group made environmental investments earmarked primarily for the reduction of gas and particle emissions, the installation of filters and the use of alternative fuels.

Details of the provisions made by the Group for environmental initiatives are described in note 24. The income statement for the year ended December 31, 2009 includes expenses of an environmental nature totaling Euros 29 million (Euros 30 million in 2008). These expenses were mainly incurred on the reduction of emissions.

The Group received environmental loans in prior years, Euros 28 million of which were repayable at December 31, 2008. These loans were repayable over a seven-year period, with final maturity in 2025, and accrued no interest. The loans were repaid at December 31, 2009.

(29)	Balances and Transactions with Related Parties

(a)	Balances with related parties

Details of balances receivable from and payable to group companies, associates, non-consolidated jointly controlled entities, investments accounted for using the equity method, joint ventures and related parties, including members of senior management and directors, and the main characteristics are disclosed in notes 14, 16 and 25.

(Continued)

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Notes to the consolidated annual accounts

Details of balances by category are as follows:

	2009
	Millions of Euros
	Parent company	Group companies	Associates	Directors	Other related parties	Total
Non-current investments in group companies and associates
Equity instruments	—	—	315	—	—	315
Loans Group companies/associates	—	715	13	—	—	728
Trade and other receivables
Receivables from Group companies and associates	—	—	—	—	—	—
Personnel	—	—	—	1	—	1

Total non-current assets	—	715	328	1	—	1,044

Trade and other receivables
Trade receivables from Group companies and associates – current	—	110	1	—	—	111
Personnel	—	—	—	2	—	2
Current investments in Group companies and associates
Loans to companies	—	2,089	3	—	—	2,092
Other financial assets	3	11	—	182	—	196

Total current assets	3	2,210	4	184	—	2,401

Total assets	3	2,925	332	185	—	3,445

Group companies and associates – non-current	70	—	—	191	—	261

Total non-current liabilities	70	—	—	191	—	261

Group companies and associates – current	55	4	1	—	—	60
Trade and other payables
Suppliers, Group companies and associates	11	5	4	—	—	20

Total current liabilities	66	9	5	—	—	80

Total liabilities	136	9	5	191	—	341

(Continued)

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COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

	2008
	Millions of Euros
	Parent company	Group companies	Associates	Directors	Other related parties	Total
Non-current investments in group companies and associates
Equity instruments	—	—	536	—	—	536
Loans Group companies/associates	—	1	36	—	—	37
Trade and other receivables
Receivables from Group companies and associates	—	—	—	—	18	18
Personnel	—	—	—	3	—	3

Total non-current assets	—	1	572	3	18	594

Trade and other receivables
Trade receivables from Group companies and associates – current	4	8	—	—	—	12
Personnel	—	—	—	3	—	3
Current investments in Group companies and associates
Loans to companies	244	1,744	452	—	—	2,440

Total current assets	248	1,752	452	3	—	2,455

Total assets	248	1,753	1,028	6	18	3,049

Group companies and associates – non-current	—	367	64	—	—	431

Total non-current liabilities	—	367	64	—	—	431

Group companies and associates – current	1	54	2	—	—	57
Trade and other payables
Suppliers, Group companies and associates	3	64	9	—	—	76

Total current liabilities	4	118	11	—	—	133

Total liabilities	4	485	75	—	—	564

(Continued)

82

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COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

(b)	Group transactions with related parties

The Group’s transactions with related parties are as follows:

	2009
	Millions of Euros
	Parent company	Group companies	Directors	Other related parties	Total
Revenue
Net sales	17	101	—	—	118
Sale of emission rights	52	—	—	—	52
Other services rendered	—	23	—	—	23
Financial instruments
Finance income	1	52	250	—	303
Dividends	—	—	—	—	—
Others	213	106	—	10	329

	283	282	250	10	825

Expenses
Net purchases	1	71	—	—	72
Expenses for royalties or licenses	114	—	—	—	114
Personnel expenses
Remuneration	—	—	3	—	3
Contributions to pension plans and other remuneration in kind	—	—	1	—	1
Financial instruments
Finance expenses	—	—	73	—	73

	115	71	77	—	263

(Continued)

83

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COMPRISING THE CEMEX ESPAÑA GROUP

Notes to the consolidated annual accounts

	2008
	Millions of Euros
	Parent company	Group companies	Associates	Directors	Other related parties	Total
Revenue
Net sales	24	164	3	—	—	191
Sale of emission rights	224	—	—	—	—	224
Other services rendered	—	31	—	—	—	31
Financial instruments
Finance income	—	11	1	—	—	12
Dividends	—	—	4	—	—	4
Others	—	—	—	—	18	18

	248	206	8	—	18	480

Expenses
Net purchases	—	108	—	—	—	108
Expenses for royalties or licenses	43	560	—	—	—	603
Other services received	—	4	—	—	—	4
Personnel expenses
Remuneration	—	—	—	3	—	3
Contributions to pension plans and other remuneration in kind	—	—	—	1	—	1
Share-based payments	—	—	—	1	—	1
Financial instruments
Finance expenses	—	1	—	—	—	1

			—		—	—
	43	673	—	5	—	721

Services are usually negotiated with related parties based on a cost margin, applying market rates. Goods are sold at the prices charged to unrelated third parties.

(c)	Information on the Company’s directors and senior management personnel

Positions and shares held by the directors of Cemex España, S.A. in companies with statutory activities identical, similar or complementary to that of the Company are detailed in the accompanying Appendix VIII, which forms an integral part of this note in accordance with Law 26 of July 17, 2004, which modifies Law 24 of July 28, 1988 governing the stock market, and the revised Spanish Companies’ Act, approved by Royal Decree-Law 1564 of December 22, 1989.

The directors of the Company hold interests in Cemex, S.A.B. de C.V. which, taken as a whole, total 0.124% of share capital (1.3% in 2008). According to Company policy, these interests do not represent a conflict of interest affecting the directors’ duties of diligent administration, fidelity and loyalty. At December 31, 2009 there are no female members of the board of directors.

Details of loans and advances and remuneration received by directors and senior management personnel are provided in sections a) and b) of this note.

(Continued)

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Notes to the consolidated annual accounts

(30)	Income and Expenses

(a)	Revenues

Details of revenues by category of activity and geographical market are as follows:

	Millions of Euros
	2009	2008
By geographical market
Domestic	556	1,012
Other countries	7,353	9,820

	7,909	10,832

By activity
Cement and clinker	2,584	4,924
Concrete	2,592	3,070
Aggregates, mortar and other construction materials	983	1,199
Services and sales of other products	1,750	1,639

	7,909	10,832

(b)	Supplies

Details of consumption of goods, raw materials and other supplies used are as follows:

	Millions of Euros
	2009	2008
Consumption of goods, raw materials and other supplies
Net purchases	3,226	4,580
Change in inventories	70	10

	3,296	4,590
Subcontracted work	245	365

	3,541	4,955

(Continued)

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Notes to the consolidated annual accounts

A group subsidiary in Germany entered into a long-term energy supply contract in 2007 whereby the supplier undertook to provide power to one of the Group’s plants for a period of 15 years as of January 1, 2008. The Group has the option of specifying in advance the volume of energy it will acquire each year as well as making adjustments to the volume purchased. The contract establishes a price mechanism for energy acquired based on future prices of energy quoted on the European Energy Market, which does not require any initial investment and will be repaid at a future date. As this is a supply contract for own use and Cemex sells any excess energy as soon as its actual energy requirements are known and without considering any changes in prices, avoiding any possible negotiations, this contract is not stated at fair value.

(c)	Employee benefits expense and provisions

Details of employee benefits expense and provisions are as follows:

	Millions of Euros
	2009	2008
Wages, salaries and similar costs
Wages and salaries	998	1,222
Termination benefits	53	119
CPO expenses	19	12
Other remuneration	78	119

	1,148	1,472
Employee benefits expense
Social Security payable by the Company	171	184
Other employee benefits expenses	124	164

	295	348
Provisions
Charges to defined benefit plans (see note 22)	14	21
Charges to defined contribution plans (see note 22)	17	36

	31	57

	1,474	1,877

(Continued)

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Notes to the consolidated annual accounts

(d)	Profit/(losses) from disposal of fixed assets

Details of profit/(losses) from the disposal of fixed assets are as follows:

	Millions of Euros
	2009	2008
Gains
Property, plant and equipment	56	73

Losses
Property, plant and equipment	(132)	(14)
Intangible assets	(4)	(17)

	(80)	42

(e)	Foreign currency transactions

Details of revenue and expenses denominated in foreign currencies are as follows:

	Millions of Euros
	2009	2008
Revenue
Net sales	5,447	7,267
Services rendered	132	385
Other operating income	405	—
Financial instruments
Finance income	160	48

	6,144	7,700

Expenses
Net purchases	2,129	3,857
Expenses for royalties or licenses	114	460
Other services received	2,645	1,905
Finance expenses	351	330

	5,239	6,552

(Continued)

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Notes to the consolidated annual accounts

(31)	Employee Information

The average headcount of the Group during the year, distributed by category, is as follows:

	Number
	2009	2008
Management	1,088	1,264
Middle management and foremen	2,816	4,069
Sales and general	7,833	12,094
Unskilled laborers	22,151	27,331

	33,888	44,758

At December 31 the distribution by category and gender of parent company personnel is as follows:

	Number
	2009		2008
	Female	Male	Female	Male
Management	14	76	15	74
Middle management and foremen	86	281	83	234
Sales and general	101	364	141	486
Unskilled laborers	10	746	11	1,013

	211	1,467	250	1,807

(32)	Audit Fees

KPMG Auditores, S.L., the auditors of the annual accounts of the Group, and other companies related to the auditors as defined by the fourteenth additional provision of legislation governing the reform of the financial system, have invoiced the Group fees and expenses for professional services during the year ended December 31, 2009 amounting to Euros 1.2 million (Euros 1.7 million in 2008), of which Euros 0.9 million are for audit services (Euros 1.2 million in 2008), Euros 0.2 million for audit-related services (Euros 0.2 million during 2008) and the remaining amount for other services.

This amount includes the total fees for services rendered in 2009 and 2008, irrespective of the invoice date.

(Continued)

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Notes to the consolidated annual accounts

During the years ended December 31, 2009 and 2008 other entities associated with KPMG International have invoiced the Group fees and expenses for professional services as follows:

	Millions of Euros
	2009	2008
Audit services	9	12
Other services	1	3

Total	10	15

(33)	Subsequent Events

(a)	Incorporation of Branch and bond issue

The Company agreed to establish a branch in Luxembourg under the name of Cemex España, S.A. Luxembourg Branch (hereinafter the Branch). The incorporation was executed in public deed on March 16, 2010. The principal activity of the branch will consist of financial activities within the Cemex Group, including the issue of bonds or securities, transactions involving financial derivatives, as well as the financing of Cemex Group companies.

On April 5, 2010 Cemex S.A.B. de C.V. announced the launch of four independent private offers to exchange its perpetual debt instruments currently in circulation for guaranteed senior notes which will be denominated in US Dollars and Euros. The issuer of these notes will be Cemex España, S.A. through the Luxembourg branch. In exchange, Cemex España, S.A. will receive the aforementioned perpetual debt instruments receivable from a Cemex Group company.

The new guaranteed senior notes denominated in US Dollars will mature in ten years with a coupon of 9.25% per annum and will be issued at par value, with the option to redeem the notes as of the fifth year of issue. The new guaranteed senior notes denominated in Euros will mature in seven years with a coupon of 8.875% per annum and will be issued at par value, with the option to redeem the notes as of the fourth year of issue.

The offer expires on April 30, 2010 although the period may be extended or reduced at the discretion of the Cemex Group.

(Continued)

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Notes to the consolidated annual accounts

(b)	Readymix USA LLC

On February 22, 2010 the associate Ready Mix USA, LLC (see note 14 (b)) completed the sale of several quarries and other assets for US Dollars 420 million (Euros 290 million). The quarries were operated by Ready Mix USA, LLC and were not considered strategic assets for the Group.

Profits on the sale will be used to reduce debt in the USA Group and to distribute profits to the two shareholders.

(c)	Environmental permits for the Sant Lake quarries

On January 29, 2010 a ruling was issued with respect to the withdrawal of permits for extraction of aggregate in the Lake Belt area in Florida (see note 24 e), approving the issue of new permits for extraction in this area. The new permits for several quarries are currently being processed. However, certain environmental conditions should be resolved prior to the issue of the new permit to enable the extraction of aggregates in the Kendall Krome quarry.

(Continued)

90

Appendix I

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Investments in Subsidiaries and Associates

December 31, 2009

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)
				2009		2008
Company	Registered offices	Activities	Company holding interest	% ownership	% ownership of the parent company (*)	% ownership	% ownership of the parent company (*)
Subsidiaries
Altair (India) Private, Ltd.	Bombay (India)	Holding company	Cemex Asia, B.V.	100.00	100.00	100.00	100.00

APO Land and Quarry Corporation	Makati City (Philippines)	Extraction and sale of aggregates	Cemex Asia Holdings, Ltd. Edgewater Ventures, Co.	40.00 60.00	100.00 —	40.00 60.00	100.00 —

Aricemex, S.A.	Madrid (Spain)	Manufacture and sale of aggregates	Cemex España, S.A.	100.00	100.00	100.00	100.00

Ayfer Tekstil, Ltd. Sti.	Merzin (Turkey)	Sale of cement	Cemex Investments Africa and Middle East, A.p.S.	99.99	99.99	99.99	99.99

Bedrock Holdings, Inc.	Manila (Philippines)	Holding company	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Blue Moon Trading, Inc.	Panama City (Republic of Panama)	Cement shipping	Cemex Shipping, B.V.	100.00	100.00	100.00	100.00

Caribbean Funding, LLC.	Delaware (USA)	Finance	Puerto Rico Finance, LLC.	100.00	52.60	100.00	52.60

Cecar, Inc.	Georgetown (Cayman Islands)	Charter vessels	Sunbulk Shipping, N.V.	100.00	100.00	100.00	100.00

Cemar, Inc.	Georgetown (Cayman Islands)	Charter vessels	Sunbulk Shipping, N.V.	100.00	100.00	100.00	100.00

Cementilce, S.R.L.	Rome (Italy)	Dormant	Cemex España, S.A.	100.00	100.00	100.00	100.00

Cementos Andorra, S.A.	Teruel (Spain)	Manufacture and sale of cement	Cemex España, S.A.	99.34	99.34	99.34	99.34

Cementos Castilla La Mancha, S.A.	Cuenca (Spain)	Manufacture and sale of cement	Cemex España, S.A.	100.00	100.00	—	—

Cemex American Holdings, B.V.	Amsterdam (Holland)	Holding company	Cemex España, S.A. Rinker Group Pty, Ltd	— —	— —	99.95 0.05	100.00 —

Cemex Anglo Inv., Ltd.	London (Great Britain)	Finance	Cemex Capital Inv., SARL	100.00	100.00	100.00	100.00

Cemex Asia, B.V.	Amsterdam (Holland)	Holding company	Cemex España, S.A.	100.00	100.00	100.00	100.00

Cemex Asia Holdings, Ltd.	Singapore (Republic of Singapore)	Holding company	Cemex Asia, B.V.	100.00	100.00	100.00	100.00

Cemex Asia Pacific Investments, B.V.	Amsterdam (Holland)	Holding company	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Cemex Asia Pte., Ltd.	Singapore (Republic of Singapore)	Market surveys	Cemex Asia, B.V.	100.00	100.00	100.00	100.00

Cemex Australia Holdings Pty, Ltd.	Sydney (Australia)	Holding company	Cemex España, S.A.	—	—	100.00	100.00

Appendix I

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Investments in Subsidiaries and Associates

December 31, 2009

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)
				2009		2008
Company	Registered offices	Activities	Company holding interest	% ownership	% ownership of the parent company (*)	% ownership	% ownership of the parent company (*)
Subsidiaries (continued)

Cemex Baltic Cement	Saint Petersburg (Russia)	Manufacture and sale of cement and concrete	Cemex Asia, B.V.	75.00	75.00	—	—

Cemex Capital Inv., SARL	Luxembourg (Luxembourg)	Holding company	Cemex Luxembourg Holdings, SARL	100.00	100.00	100.00	100.00

Cemex Caracas Investments, B.V.	Amsterdam (Holland)	Holding company	Cemex España, S.A.	100.00	100.00	100.00	100.00

Cemex Caracas II Investments, B.V.	Amsterdam (Holland)	Holding company	Cemex Caracas Investments, B.V.	100.00	100.00	100.00	100.00

Cemex Caribe II Investments, B.V.	Amsterdam (Holland)	Holding company	Cemex Sierra Investments, B.V.	100.00	100.00	100.00	100.00

Cemex Cement Bangladesh, Ltd.	Dhaka (Bangladesh)	Sale of cement	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Cemex Chile Investments, B.V.	Amsterdam (Holland)	Holding company	Grupo España, S.A.	100.00	100.00	100.00	100.00

Cemex Egyptian Investments, B.V.	Amsterdam (Holland)	Holding company	Cemex Investments Africa and Middle East, A.p.S.	100.00	100.00	100.00	100.00

Cemex España International Capital, LLC.	Delaware (USA)	Finance	Cemex España, S.A.	100.00	100.00	100.00	100.00

Cemex Finance, LLC.[1]	Delaware (USA)	Finance	Cemex Finance Europe, B.V. Cemex Netherlands B.V.	100.00 —	100.00 —	— 100.00	— 100.00

Cemex Finance Europe, B.V.	Amsterdam (Holland)	Finance	Cemex España, S.A.	100.00	100.00	100.00	100.00

Cemex France Gestion, SAS.	Paris (France)	Manufacture and sale of cement, aggregates and other products	Cemex España, S.A.	100.00	100.00	100.00	100.00

Cemex Global Funding, SARL	Luxembourg	Holding company	Cemex Hungary, KFT	100.00	85.38	100.00	97.95

Cemex Holdings, Inc.	Delaware (USA)	Holding company	Cemex Luxembourg Holdings, SARL Cemex American Holdings, B.V.	100.00 —	100.00 —	— 100.00	— 100.00

Cemex Hungary, KFT	Budapest (Hungary)	Finance	Cemex España, S.A. Construction Funding Corporation	71.44 26.51	85.38 —	97.95 —	97.95 —

Cemex Investments Africa and Middle East, A.p.S.	Copenhagen (Denmark)	Holding company	Cemex España, S.A.	100.00	100.00	100.00	100.00

Cemex Investments, AG	Schaan (Liechtenstein)	Purchase, sale and operations of aircraft	Cemex Egyptian Investments, B.V.	100.00	100.00	100.00	100.00

[1]	Name changed. Formerly called Cemex España Finance, LLC.

Appendix I

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Investments in Subsidiaries and Associates

December 31, 2009

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)
				2009		2008
Company	Registered offices	Activities	Company holding interest	% ownership	% ownership of the parent company (*)	% ownership	% ownership of the parent company (*)
Subsidiaries (continued)

Cemex Luxembourg Holdings, SARL	Luxembourg (Luxembourg)	Holding company	Cemex España, S.A.	100.00	100.00	100.00	100.00

Cemex Middle East Inv., B.V.	Amsterdam (Holland)	Holding company	Cemex Investments Africa and Middle East, A.p.S.	100.00	100.00	100.00	100.00

Cemex Netherlands B.V.	Amsterdam (Holland)	Finance	Cemex España, S.A.	—	—	100.00	100.00

Cemex Nicaragua, S.A.	Managua (Nicaragua)	Manufacture and sale of cement	Cemex Costa Rica Group Lomas del Tempisque, S.R.L.	98.00 2.00	98.82 —	98.00 2.00	99.11 —

Cemex Northern Inv., Ltd.	Dublin (Ireland)	Holding company	Cemex Capital Inv., SARL	100.00	100.00	100.00	100.00

Cemex Premium Finance, KFT.	Budapest (Hungary)	Finance	Cemex Global Funding, SARL	100.00	85.38	100.00	97.95

Cemex Research Group, AG	Bern (Switzerland)	Holding, research and development of intangible assets	Cemex Trademarks Worldwide, Ltd.	100.00	50.10	100.00	50.10

Cemex Shared Service Centre, LLC.	Budapest (Hungary)	Rendering of back-office services	Cemex Research Group, AG.	100.00	50.10	100.00	50.10

Cemex Shipping, B.V.	Amsterdam (Holland)	Holding company	Cemex España, S.A.	100.00	100.00	100.00	100.00

Cemex Sierra Investments, B.V.	Amsterdam (Holland)	Holding company	Cemex España, S.A.	100.00	100.00	100.00	100.00

Cemex Strategic Philippines, Inc.	Metro Manila (Philippines)	Rendering of services	Cemex Asia, B.V.	100.00	100.00	100.00	100.00

Cemex Thailand Co., Ltd.	Bangkok (Thailand)	Manufacture and sale of cement	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Cemex Thailand, Ltd.	Bangkok (Thailand)	Holding company	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Cemex Trademarks Worldwide, Ltd.	Bern (Switzerland)	Holding company	Cemex España, S.A.	50.10	50.10	50.10	50.10

Cemex Trading Europe, S.A.	Madrid (Spain)	Sale of cement	Cemex España, S.A.	—	—	100.00	100.00

Cemex UK	London (Great Britain)	Holding company	Cemex España, S.A. Cemex France Gestión, S.A.S	90.00 10.00	100.00	90.00 10.00	100.00

Cetra, Inc.	Georgetown (Cayman Islands)	Charter vessels	Sunbulk Shipping, N.V.	100.00	100.00	100.00	100.00

Appendix I

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Investments in Subsidiaries and Associates

December 31, 2009

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)
				2009		2008
Company	Registered offices	Activities	Company holding interest	% ownership	% ownership of the parent company (*)	% ownership	% ownership of the parent company (*)
Subsidiaries (continued)
Construction Funding Corporation	Dublin (Ireland)	Finance	Cemex Caracas Investments, B.V.	30.84	52.60	—	52.60
			Cemex España, S.A.	7.24	—	38.08	—
			Cemex France Gestion SAS.	10.00	—	10.00	—
			RMC Group	4.53	—	4.53	—

Edgewater Ventures, Co.	Makati City (Philippines)	Holding company	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Golden Moon Trading, Inc.	Panama City (Republic of Panama)	Cement shipping	Cemex Shipping, B.V.	100.00	100.00	100.00	100.00

Golden Wave Trading, Inc.	Panama City (Republic of Panama)	Cement shipping	Cemex Shipping, B.V.	100.00	100.00	100.00	100.00

Good Assets, Ltd.	Bangkok *Thailand)	Holding company	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

APO Cement Group	Makati City (Philippines)	Manufacture and sale of cement	Triple Dime Holdings, Inc.	99.99	99.99	99.99	99.99

Bayano Group	Panama City (Republic of Panama)	Manufacture and sale of cement and concrete	Cemex Caribe II Investments, B.V. Cemex Caracas Investments, B.V.	99.49 0.04	99.53 —	99.41 0.04	99.45 —

Cemex Colombia Group	Santa Fé de Bogotá (Colombia)	Manufacture and sale of cement and concrete	Cemex Caracas Investments, B.V. Cemex Caracas II Investments, B.V.	93.92 5.79	99.71 —	93.92 5.79	99.71 —

Cemex Costa Rica Group	San José (Costa Rica)	Manufacture and sale of cement	Lomas del Tempisque, S.R.L.	99.09	98.80	99.09	99.09

Cemex de Puerto Rico Inc. Group	San Juan (Puerto Rico)	Manufacture and sale of cement and concrete	Cemex Caracas Investments, B.V.	100.00	100.00	100.00	100.00

Cemex Dominicana Group	San Pedro de Macorís (Dominican Republic)	Manufacture and sale of cement and concrete	Macoris Investments	99.99	99.99	99.99	99.99

Cemex Egypt Group	Assiut (Egypt)	Manufacture and sale of cement, concrete and aggregates	Cemex Egyptian Investments, B.V.	99.98	99.98	99.98	99.98

Cemex USA Group	Houston (USA)	Manufacture and sale of cement and concrete	Sunbelt Investments Cemex American Holdings, B.V.	100.00 —	100.00 —	54.00 46.00	100.00 —

Rinker Group	Chatswood (Australia)	Manufacture and sale of cement, concrete, aggregates and other products	Cemex Australia Holdings Pty, Ltd.	—	—	100.00	100.00

RMC Group	London (Great Britain)	Manufacture and sale of cement, concrete, aggregates and other products	Cemex UK	100.00	100.00	100.00	100.00

Appendix I

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Investments in Subsidiaries and Associates

December 31, 2009

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)
				2009		2008
Company	Registered offices	Activities	Company holding interest	% ownership	% ownership of the parent company (*)	% ownership	% ownership of the parent company (*)
Subsidiaries (continued)

RMC Malaysia Group	Kuala Lumpur (Malasia)	Manufacture and sale of cement, aggregates and asphalt	Cemex Asia, B.V.	100.00	100.00	100.00	100.00

Solid Cement Group	Makati City (Filipinas)	Manufacture and sale of cement and concrete	Sandstone Strategic Holdings, Inc.	60.00	100.00	60.00	100.00
			Cemex Asia Pacific Investments, B.V.	10.00	—	10.00	—
			Cemex Asia, B.V.	30.00	—	30.00	—

Hormicemex, S.A.	Madrid (Spain)	Manufacture and sale of concrete	Cemex España, S.A.	100.00	100.00	100.00	100.00

Hormigones Autol, S.A.	Autol (Spain)	Manufacture and sale of concrete	Hormicemex, S.A.	71.45	71.45	71.45	71.45

Hormigones Illescas, S.A.	Illescas (Spain)	Manufacture and sale of concrete	Cemex España, S.A.	100.00	100.00	100.00	100.00

LAI, Ltd.	Georgetown Georgetown (Cayman Islands)	Holding company	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Latin American Trading, S.A.	Lima (Peru)	Sale of cement	Cemex Caracas Investments, B.V.	99.99	99.99	99.99	99.99

Lomas del Tempisque, S.R.L.	San José (Costa Rica)	Holding company	Cemex Colombia Group Cemex Caracas Investments, B.V.	100.00 —	99.71 —	— 100.00	— 100.00

Macoris Investments	Georgetown (Cayman Islands)	Holding company	Cemex España, S.A	100.00	100.00	100.00	100.00

Manejo Logístico de Concreto, Ltda.	Bogota, (Colombia)	Services rendered	STPC Colombia Inv., B.V. Lomas del Tempisque, S.R.L.	99.00 1.00	100.00 —	99.00 1.00	100.00 —

Mustang Re, Ltd.	Hamilton (Bermudas)	Insurance company	Cemex España, S.A.	100.00	100.00	100.00	100.00

Orange Bay Trading, Inc.	Panama City (Republic of Panama)	Cement shipping	Cemex Shipping, B.V.	100.00	100.00	100.00	100.00

Oriónidas, S.A.U.	Castellón (Spain)	Sale of cement	Cemex España, S.A.	100.00	100.00	—	—

P.T. Cemex Indonesia	Jakarta (Indonesia)	Market surveys	Cemex España, S.A. Cemex Asia, B.V.	99.80 0.20	100.00 —	99.78 0.22	100.00 —

Puerto Rico Finance, LLC.	Delaware (USA)	Finance	Construction Funding Corporation	100.00	52.60	100.00	52.60

Rey Holdings Luxembourg, SARL	Luxembourg (Luxembourg)	Finance	Cemex Luxembourg Holdings, SARL	—	—	100.00	100.00

Rinker Materials (Qingdao) Co. Ltd.	Quingdao (China)	Manufacture and sale of cement, concrete, aggregates and other products	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Appendix I

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Investments in Subsidiaries and Associates

December 31, 2009

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)
				2009		2008
Company	Registered offices	Activities	Company holding interest	% ownership	% ownership of the parent company (*)	% ownership	% ownership of the parent company (*)
Subsidiaries (continued)

Rinker Materials (Tianjin) Co. Ltd.	Tianjin (China)	Manufacture and sale of cement, concrete, aggregates and other products	Cemex Asia Holdings, Ltd.	99.00	99.00	99.00	99.00

RMC Concrete Pte., Ltd.	Singapore (Republic of Singapore)	Holding company	Cemex Asia, B.V.	100.00	100.00	100.00	100.00

RMC International Holdings, Ltd.	Thorpe (Great Britain)	Finance	Cemex France Gestion SAS.	100.00	100.00	100.00	100.00

Sandstone Strategic Holding, Inc.	Manila (Philippines)	Holding company	Bedrock Holdings Inc. Cemex Asia Holdings, Ltd.	60.00 40.00	100.00 —	60.00 40.00	100.00 —

Servicio de Manejo Logístico de Concreto, Ltd.	Bogota, (Colombia)	Services rendered	STPC Colombia, Inv., B.V. Lomas del Tempisque, S.R.L.	99.00 1.00	100.00 —	99.00 1.00	100.00 —

Servicios Logísticos de Carga, Ltd.	Bogota, (Colombia)	Services rendered	STPC Colombia, Inv. B.V. Lomas del Tempisque, S.R.L.	99.00 1.00	100.00 —	99.00 1.00	100.00 —

Sierra Trading	Georgetown (Cayman Islands)	Holding company	Cemex Caribe II Investments, B.V.	100.00	100.00	100.00	100.00

STPC Colombia, Inv., B.V.	Amsterdam (Holland)	Holding company	Cemex Caracas Investments, B.V.	100.00	100.00	100.00	100.00

Sunbelt Investments	Georgetown (Cayman Islands)	Holding company	Cemex Holdings, Inc.	100.00	100.00	100.00	100.00

Sunbulk Shipping, N.V.	Curaçao (Dutch Antilles)	Holding company and cement shipping	Cemex Shipping, B.V.	100.00	100.00	100.00	100.00

Triple Dime Holdings, Inc.	Makati City (Philippines)	Holding company	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Tunwoo, Co., Ltd.	Taipei (Taiwan)	Sale of cement	Cemex Asia, B.V.	100.00	100.00	100.00	100.00

Ukraine Mineral Resources, LLC.	Kiev (Ukraine)	Purchase and sale of slag	Cemex España, S.A. Cemex Trading Europe, S.A.	100.00 —	100.00 —	80.72 19.28	100.00 —

Vencement Investments	Georgetown (Cayman Islands)	Holding company	Cemex Caracas II Investments, B.V.	100.00	100.00	100.00	100.00

Vondel Unlimited	Jersey (Great Britain)	Finance	Cemex Luxembourg Holdings, SARL	—	—	100.00	100.00

Xenophon, SARL	Luxembourg (Luxembourg)	Holding company	Cemex Luxembourg Holdings, SARL	—	—	100.00	100.00

Appendix I

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Investments in Subsidiaries and Associates

December 31, 2009

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)
				2009		2008
Company	Registered offices	Activities	Company holding interest	% ownership	% ownership of the parent company (*)	% ownership	% ownership of the parent company (*)
Associates

Ciments Blancs du Maroc, S.A.	Casablanca (Morocco)	Sale of cement	Cemex Investments Africa and Middle East, A.P.S.	50.00	50.00	50.00	50.00

Comercial de Materiales de Construcción, S.L.	Madrid (Spain)	Sale of construction materials	Cemex España, S.A.	24.38	24.38	24.38	24.38

Hispano Dominicana de Cemento Blanco, S.A.	Santo Domingo (Dominican Republic)	Manufacture and sale of cement	Cemex Caracas Investments, B.V.	47.91	47.91	47.91	47.91

Hormigones del Este, S.A.	Nules (Spain)	Manufacture and sale of concrete	Hormicemex, S.A.	50.00	50.00	50.00	50.00

Hormigones Mecanizados, S.A.	Palma de Mallorca (Spain)	Concrete pumping	Hormicemex, S.A.	25.00	25.00	25.00	25.00

Hotelera del Atlántico, S.A.	Santo Domingo (Dominican Republic)	Dormant	Cemex Caracas Investments B.V. Hispano Dominicana de Cemento Blanco, S.A.	45.46 7.75	49.17 —	45.46 7.75	49.17 —

Mepol, S.L.	Menorca (Spain)	Supply of explosives	Aricemex, S.A.	20.00	20.00	20.00	20.00

.	Ibiza (Spain)	Supply of explosives	Aricemex, S.A.	33.33	33.33	33.33	33.33

Portcemen, S.A.	Barcelona (Spain)	Sale of cement	Cemex España, S.A.	25.00	25.00	25.00	25.00

Reciclajes y Derribos Santa Bárbara, S.L.	Ibiza (Spain)	Recycling of construction materials	Aricemex, S.A.	50.00	50.00	50.00	50.00

Société des Ciments Antillais, S.A.	Jarri Cedex - Guadeloupe Island (France)	Sale of cement	Cemex España, S.A.	26.03	26.03	26.03	26.03

Trinidad Cement, Ltd.	Trinidad (Trinidad and Tobago)	Manufacture and sale of cement	Sierra Trading	20.00	20.00	20.00	20.00

Vescem-Lid, S.L.	Barcelona (Spain)	Waste transport and disposal services	Cemex España, S.A.	25.00	25.00	25.00	25.00

Note:	For the purposes of presentation, disclosures relating to companies holding interests do not include shareholdings of less than 0,01%, which are assigned to the majority shareholders.

(*)	These percentages refer exclusively to the shareholdings of the parent company in the profit-sharing rights of or effective control over the subsidiary.

This appendix forms an integral part of notes 2 and 14 to the consolidated annual accounts, in conjunction with which it should be read.

Appendix II

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Movement in Intangible Assets for the years ended

December 31, 2009 and 2008

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Research	Concessions	Patents, licenses, trademarks and similar rights	Software	Emission rights	Goodwill	Other intangible assets	Total
Cost at December 31, 2008	2	1,602	5,322	108	80	11	75	7,200
Additions	—	10	1	13	202	6	16	248
Internal additions	—	6	—	—	—	—	—	6
Exclusions from the consolidated group	—	(19)	(55)	—	—	—	(46)	(120)
Disposals	—	(6)	(2)	(1)	(233)	—	(17)	(259)
Transfers	—	(5)	(10)	(22)	—	3	(13)	(47)
Transfers from assets held for sale	—	28	—	3	—	—	3	34
Irreversible impairment losses	—	—	(12)	—	—	—	(1)	(13)
Translation differences	—	(32)	(108)	(1)	—	(1)	4	(138)

Cost at December 31, 2009	2	1,584	5,136	100	49	19	21	6,911

Accumulated amortisation at December 31, 2008	(2)	(118)	(171)	(83)	—	—	(21)	(395)
Depreciation	—	(61)	(570)	(10)	—	—	(34)	(675)
Exclusions from the consolidated group	—	10	25	—	—	—	1	36
Disposals	—	4	1	1	—	—	19	25
Transfers	—	(14)	(13)	21	—	—	24	18
Transfers from assets held for sale	—	(7)	—	(3)	—	—	(2)	(12)
Translation differences	—	3	6	—	—	—	3	12

Accumulated amortisation at December 31, 2009	(2)	(183)	(722)	(74)	—	—	10)	(991)

Accumulated impairment at December 31, 2008	—	(55)	(19)	(2)	—	3	(1)	(74)
Reversible impairment losses	—	55	19	2	—	(3)	1	74

Accumulated impairment at December 31, 2009	—	—	—	—	—	—	—	—

Carrying amount at December 31, 2009	—	1,401	4,414	26	49	19	11	5,920

This appendix forms an integral part of note 8 to the consolidated annual accounts, in conjunction with which it should be read.

Appendix II

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Movement in Intangible Assets for the years ended

December 31, 2009 and 2008

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Research	Concessions	Patents, licenses, trademarks and similar rights	Software	Emission rights	Goodwill	Other intangible assets	Total
Cost at January 1, 2008	4	1,610	431	80	108	14	43	2,290
Additions	4	29	60	12	311	6	23	445
Incorporations into the consolidated group	—	—	4,996	—	—	—	—	4,996
Disposals	(1)	(24)	(68)	(13)	(339)	(2)	(38)	(485)
Transfers	(5)	(39)	2	30	—	(2)	46	32
Transfers to companies accounted for using the equity method	—	(3)		—	—	—	—	(3)
Transfers to assets held for sale	—	(27)	—	(3)		—	(4)	(34)
Irreversible impairment losses	—	—	(85)	—	—	(6)	—	(91)
Translation differences	—	56	(14)	2	—	1	5	50

Cost at December 31, 2008	2	1,602	5,322	108	80	11	75	7,200

Accumulated amortisation at January 1, 2008	(2)	(65)	(101)	(66)	—	—	(14)	(248)
Amortisation	(1)	(59)	(68)	(11)	—	(1)	(21)	(161)
Disposals	0	2	9	13	—	1	4	29
Transfers	1	(0)	(16)	(21)	—	—	11	(25)
Transfers to assets held for sale	—	6	—	3	—	—	1	10
Translation differences	—	(2)	5	(1)	—	—	(2)	—

Accumulated amortisation at December 31, 2008	(2)	(118)	(171)	(83)	—	—	(21)	(395)

Accumulated impairment at January 1, 2008	—	—	—	—	—	—	—	—
Impairment losses	—	(55)	(19)	(2)	—	3	(1)	(74)

Accumulated impairment at December 31, 2008	—	(55)	(19)	(2)	—	3	(1)	(74)

Carrying amount at December 31, 2008	—	1,429	5,132	23	80	14	53	6,731

This appendix forms an integral part of note 8 to the consolidated annual accounts, in conjunction with which it should be read.

Appendix III

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Movement in Property, Plant and Equipment for the year ended December 31, 2009 and 2008

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Land	Buildings	Plant and machinery	Other installations, equipment and furniture	Under construction and advances	Other property, plant and equipment	Total
Cost at December 31, 2008	4,249	1,733	7,691	166	896	266	15,001
Business combination	—	6	5	—	28	1	40
Additions	38	44	295	1	263	15	656
Internal additions	—	1	—	—	66	—	67
Capitalization of finance expenses	—	—	—	—	20	—	20
Disposals	(106)	(50)	(550)	(13)	(65)	(61)	(845)
Transfers	144	(29)	419	9	(453)	3	93
Transfers of assets held for sale	87	14	76	6	5	18	206
Departures from the consolidated group	(445)	—	(339)	(1)	(9)	(3)	(797)
Irreversible impairment losses	(10)	(1)	(21)	—	—	(1)	(33)
Translation differences	99	(22)	15	—	—	6	98

Cost at December 31, 2009	4,056	1,696	7,591	168	751	244	14,506

Accumulated depreciation at December 31, 2008	(266)	(651)	(3,225)	(108)	—	(188)	(4,438)
Depreciation	(66)	(66)	(517)	(6)	—	(7)	(662)
Depreciation of enlargements or improvements	(5)	(6)	(128)	—	—	(12)	(151)
Disposals	59	18	332	12	—	81	502
Transfers	(38)	(29)	(37)	(10)	—	47	(67)
Transfers of assets held for sale	(24)	—	(3)	6	—	(7)	(28)
Departures from the consolidated group	11	5	99	—	—	3	118
Irreversible impairment losses	—	1	7	—	—	1	9
Translation differences	—	4	(11)	(1)	—	(4)	(12)

Accumulated depreciation at December 31, 2009	(329)	(724)	(3,483)	(107)	—	(86)	(4,729)

Accumulated impairment at December 31, 2008	(15)	(16)	(65)	(1)	(20)	(4)	(121)
Impairment losses	14	10	60	—	(1)	—	83

Accumulated impairment at December 31, 2009	(1)	(6)	(5)	(1)	(21)	(4)	(38)

Carrying amount at December 31, 2009	3,726	966	4,103	60	730	154	9,739

This appendix forms an integral part of note 10 to the consolidated annual accounts, in conjunction with which it should be read.

Appendix III

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Movement in Property, Plant and Equipment for the year ended December 31, 2009 and 2008

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Land	Buildings	Plant and machinery	Other installations, equipment and furniture	Under construction and advances	Other property, plant and equipment	Total
Cost at January 1, 2008	4,951	1,941	8,092	252	1,223	384	16,843
Incorporations into the consolidated group	1	11	79	5	3	10	109
Additions	88	24	192	2	354	5	665
Enlargements or improvements	59	116	156	2	278	7	618
Capitalization of finance expenses	—	—	—	—	23	—	23
Disposals	(389)	(71)	(420)	(17)	(76)	(63)	(1,036)
Transfers	(2)	(279)	912	(69)	(846)	66	(218)
Transfers to companies accounted for using the equity method	(14)	—	6	—	—	(51)	(59)
Transfers to assets held for sale	(118)	(17)	(86)	(7)	(8)	(17)	(253)
Departures from the consolidated group	(41)	(19)	(1,060)	(1)	(36)	(52)	(1,209)
Irreversible impairment losses	(1)	(9)	(44)	—	—	—	(54)
Translation differences	(285)	36	(136)	(1)	(19)	(23)	(428)

Cost at December 31, 2008	4,249	1,733	7,691	166	896	266	15,001

Accumulated depreciation at January 1, 2008	(227)	(731)	(3,578)	(161)	—	(337)	(5,034)
Depreciation	(96)	(75)	(559)	(8)	—	(87)	(825)
Depreciation of enlargements or improvements	(3)	(4)	(16)	(1)	—	(1)	(25)
Disposals	31	56	221	12	—	69	389
Transfers	3	96	(96)	55	—	93	151
Transfers to companies accounted for using the equity method	—	—	—	—	—	34	34
Transfers to assets held for sale	21	2	4	(6)	—	4	25
Incorporations into the consolidated group	—	(3)	(6)	(2)	—	(4)	(15)
Departures from the consolidated group	—	8	777	1	—	21	807
Irreversible impairment losses	(2)	7	24	1	—	3	33
Translation differences	7	(7)	4	1	—	17	22

Accumulated depreciation at December 31, 2008	(266)	(651)	(3,225)	(108)	—	(188)	(4,438)

Accumulated impairment at January 1, 2008	—	—	—	—	—	—	—
Impairment losses	(15)	(16)	(65)	(1)	(20)	(4)	(121)

Accumulated impairment at December 31, 2008	(15)	(16)	(65)	(1)	(20)	(4)	(121)

Carrying amount at December 31, 2008	3,968	1,066	4,401	57	876	74	10,442

This appendix forms an integral part of note 10 to the consolidated annual accounts, in conjunction with which it should be read.

Appendix IV

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details and Movement in Investments Accounted for using the Equity Method, by company

December 31, 2009

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Balances at 31.12.08	Disposals	Share in profit	Dividends received	Transfers	Translation differences	Departures from the consolidated group	Balances at 31.12.09
Associates of Cemex France Gestión S.A.S.	40	—	4	(5)	—	—	—	39
Associates of the Cemex USA Group	185	(17)	(1)	(14)	2	(3)	—	152
Associates of the Rinker Group	120	—	11	(8)	—	22	(145)	—
Associates of the RMC Group	144	(72)	(8)	—	4	1	—	69
Hispano Dominicana de Cemento Blanco, S.A.	1	—	—	—	—	—	—	1
Hormigones del Este, S.A	1	—	—	—	—	—	—	1
Trinidad Cement, Limited	32	—	1	—	—	1	—	34
Others	1	—	—	—	—	—	—	1

Total	524	(89)	7	(27)	6	21	(145)	297

This appendix forms an integral part of note 14 to the consolidated annual accounts, in conjunction with which it should be read.

Appendix IV

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details and Movement in Investments Accounted for using the Equity Method, by company

December 31, 2008

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Balances at 01.01.08	Additions	Disposals	Share in profit	Dividends received	Transfers from proportionate consolidation	Transfers	Translation differences	Balances at 31.12.08
Hormigones del Este, S.A.	1	—	—	—	—	—	—	—	1
Cementos Especiales de las Islas Group	—	—	(31)	4	—	27	—	—	—
Insular de Productos para la Construcción y la Industria, S.L.	—	—	(2)	—	—	2	—	—	—
Associates of the Cemex USA Group	39	238	—	3	(105)	—	—	10	185
Associates of the Rinker Group	103	—	—	14	(3)	—	41	(35)	120
Associates of the RMC Group	175	2	(2)	25	—	—	(20)	(36)	144
Associates of Cemex France Gestión S.A.S.	2	37	—	9	(8)	—	—	—	40
Societé des Ciments Antillais, S.A.	11	—	—	—	—	—	(11)	—	—
Hispano Dominicana de Cemento Blanco, S.A.	1	—	—	—	—	—	—	—	1
Trinidad Cement, Limited	28	—	—	2	(1)	—	—	3	32
Others	1	—	—	—	—	—	—	—	1

Total	361	277	(35)	57	(117)	29	10	(58)	524

This appendix forms an integral part of note 14 to the consolidated annual accounts, in conjunction with which it should be read.

Appendix V

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Movements in Reserves and Profit and Loss for the year ended

December 31, 2009

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Legal reserve	Reserves for translation of share capital	Voluntary reserves	Merger reserve	Prior years’ losses	Other consolidation reserves	Reserves in fully consolidated companies	Reserves in proportionately consolidated companies	Reserves in companies accounted for using the equity method	Other shareholders contributions	Own shares	Loss for the year	Total
Adjusted balance at January 1, 2008	73	1	216	163	(1,941)	555	2,377	—	24	2,995	(18)	(2,318)	2,127
Loss for 2009	—	—	—	—	—	—	—	—	—	—	—	(362)	(362)
Application of loss for 2008	—	—	—	—	(2,522)	3,079	(2,877)		2	—	—	2,318	—
Recognition of actuarial gains and losses	—	—	—	—	—	—	(196)	—	—	—	—	—	(196)
Transfers	—	—	—	—	—	(921)	921	—	—	—	—	—
Other movements	—	—	—	—	—	—	98	—	—	—	—	—	98

Adjusted balance at January 1, 2009	73	1	216	163	(4,463)	2,713	323	—	26	2,995	(18)	(362)	1,667

This appendix forms an integral part of note 19 to the consolidated annual accounts, in conjunction with which it should be read.

Appendix V

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Movements in Reserves and Profit and Loss for the year ended

December 31, 2008

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Legal reserve	Reserves for translation of share capital	Voluntary reserves	Merger reserve	Prior years’ losses	Other consolidation reserves	Reserves in fully consolidated companies	Reserves in proportionately consolidated companies	Reserves in companies accounted for using the equity method	Other shareholders’ contributions	Own shares	Loss for the year	Total
Adjusted balance at January 1, 2008	73	1	223	163	(781)	(834)	1,428	5	20	—	(18)	1,006	1,286
Loss for 2008	—	—	—	—	—	—	—	—	—	—	—	(2,318)	(2,318)
Share capital increases	—	—	(7)		—	—	—	—	—	—	—	—	(7)
Application of loss for 2007	—	—	—	—	(1,160)	1,121	1,032	9	4	—	—	(1,006)	—
Recognition of actuarial gains and losses	—	—	—	—	—	—	(94)	—	—	—	—	—	(94)
Acquisitions from minority interests	—	—	—	—	—	254	—	—	—	—	—	—	254
Shareholders’ contributions	—	—	—	—	—	—	—	—	—	2,995	—	—	2,995
Transfers	—	—	—	—	—	14	—	(14)	—	—	—	—	—
Other movements	—	—	—	—	—	—	11	—	—	—	—	—	11

Balance at December 31, 2008	73	1	216	163	(1,941)	555	2,377	—	24	2,995	(18)	(2,318)	2,127

This appendix forms an integral part of note 19 to the consolidated annual accounts, in conjunction with which it should be read.

Appendix VI

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Consolidated Reserves, Profit and Loss and Translation Differences

at December 31, 2009

and for the year then ended

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Reserves	Profit/(loss)	Translation differences

Cemex España, S.A.	7,322	(970)	—

Fully consolidated companies
APO Land & Quarry Corporation	(30)	(3)	(5)
Aricemex, S.A.	44	1	—
Ayfer Tekstil, Ltd. Sti.	(7)	—	1
Caribbean Funding, LLC.	5	—	1
Cemar Inc.	(1)	—	1
Cementos Andorra, S.A.	(1)	—	—
Cemex American Holdings, B.V.	—	(112)	—
Cemex Anglo Inv., Ltd.	6	—	3
Cemex Asia B.V.	(96)	(1)	—
Cemex Asia Holdings, Ltd.	11	(4)	9
Cemex Asia Pte., Ltd.	(22)	(7)	—
Cemex Australia Holdings Pty, Ltd.	—	(86)	—
Cemex Capital Inv., SARL	377	—	(1)
Cemex Caracas Investments B.V.	(405)	—	—
Cemex Caracas II Investments B.V.	90	(1)	—
Cemex Caribe II Investments B.V.	3	—	—
Cemex Cement Bangladesh, Ltd.	(29)	2	1
Cemex Chile Investments, B.V.	18	—	—
Cemex Egyptian Investments B.V.	231	81	6
Cemex España Finance, LLC.	(2)	(25)	1
Cemex Finance Europe B.V.	(1)	1	—
Cemex France Gestion SAS.	118	111	—
Cemex Global Funding, SARL	397	1,033	1,429
Cemex Holdings Inc.	63	—	—
Cemex Hungary, KFT	4,346	1,838	(204)
Cemex International Capital LLC	—	—	—
Cemex Investments Africa and Middle East, A.p.S.	(2)	—	—
Cemex Investments, Ltd. (RMC Group)	(1,464)	54	2
Cemex Luxembourg Holdings, SARL	247	(2)	(144)
Cemex Netherlands B.V.	—	(48)	—
Cemex Nicaragua, S.A.	7	2	—
Cemex Northern Inv., Ltd.	(583)	(48)	(349)
Cemex Premium Finance, KFT.	3	30	2
Cemex Research Group AG	—	19	(69)
Cemex Sierra Inv., B.V.	(5)	—	—
Cemex Strategic Philippines Inc.	(5)	—	—
Cemex Thailand, Co., Ltd.	(61)	(4)	1
Cemex Thailand, Ltd.	—	—	—
Cemex Trademark Worldwide	—	(1)	—
Cemex UK	(176)	(110)	337
Construction Funding Corporation	161	(335)	164
Edgewater Ventures, Co.	(1)	—	1
APO Cement Group	15	(21)	(20)
Bayano Group	121	12	5
Cementilce Group	(19)	6	—
Cemex Colombia Group	187	86	(16)
Cemex Costa Rica Group	54	21	(1)
Cemex de Puerto Rico Inc. Group	(137)	(42)	5
Cemex Dominicana Group	63	21	(4)
Cemex USA Group	(3,389)	(2,086)	(249)
Cemex Venezuela Group	399	—	(15)
RMC Malaysia Group	2	(1)	—
Solid Cement Group	(237)	(2)	(3)

Appendix VI

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Consolidated Reserves, Profit and Loss and Translation Differences

at December 31, 2009

and for the year then ended

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Reserves	Profit/(loss)	Translation differences
Hormicemex, S.A.	101	(15)	—
LAI, Ltd.	10	1	1
Latin American Trading, S.A.	(2)	—	—
Lomas del Tempisque S.R.L.	66	—	1
Macoris Investments	(4)	2	—
Orionidas, S.A.U.	—	(1)	—
P.T. Cemex Indonesia	(5)	(1)	—
Puerto Rico Finance, LLC.	—	—	(1)
Rey Holdings Luxemburg, SARL	—	107	—
Rinker Group Pty Ltd., (Grupo Rinker)	—	68	—
Rinker Quindao	—	1	—
Rinker Tianjin	—	1	—
RMC International Holdings, Ltd.	(112)	29	(70)
Sandstone Strategic Holding, Inc.	7	—	—
Shared Service	—	2	—
Sierra Trading	8	—	—
Simpca	(2)	49	—
Solvades SL	1	—	—
Sunbulk Shipping N.V.	(4)	(8)	—
Triple Dime Holdings Inc.	(1)	—	—
Tunwoo, Co., Ltd.	(38)	(1)	1
Vencement Investments	4	—	—
Vondel Unlimited	—	(4)	—

	323	609	821

Companies accounted for using the equity method
Cementos Especiales de las Islas Group	—	—	—
Hispano Dominicana de Cemento Blanco, S.A.	1	—	—
Hotelera del Atlántico, S.A.	(2)	—	—
Readymix, PLC.	—	(2)	—
Portcemen, S.A.	(1)	—	—
Trinidad Cement, Ltd.	28	1	4

	26	(1)	4

	7,671	(362)	825

This appendix forms an integral part of note 19 to the consolidated annual accounts, in conjunction with which it should be read.

Appendix VI

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Consolidated Reserves, Profit and Loss and Translation Differences

at December 31, 2008

and for the year then ended

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)
	Reserves	Profit/(loss)	Translation differences
Cemex España, S.A.	7,686	306	—

Fully consolidated companies
APO Land & Quarry Corporation	(27)	(4)	(6)
Aricemex, S.A.	50	(6)	—
Ayfer Tekstil, Ltd. Sti.	(7)	—	—
Caribbean Funding, LLC.	5	—	—
Cemar Inc.	(2)	1	1
Cementos Andorra, S.A.	(1)	—	—
Cemex American Holdings, B.V.	(161)	(32)	—
Cemex Anglo Inv., Ltd.	6	—	4
Cemex Asia B.V.	(95)	(1)	—
Cemex Asia Holdings, Ltd.	12	—	9
Cemex Asia Pte., Ltd.	(17)	(4)	(1)
Cemex Australia Holdings Pty, Ltd.	(156)	(215)	208
Cemex Capital Inv., SARL	(1)	—	—
Cemex Caracas Investments B.V.	(279)	(17)	—
Cemex Caracas II Investments B.V.	88	1	—
Cemex Caribe II Investments B.V.	(3)	—	—
Cemex Cement Bangladesh, Ltd.	(27)	(2)	—
Cemex Chile Investments, B.V.	16	2	—
Cemex Egyptian Investments B.V.	173	58	17
Cemex España Finance, LLC.	(2)	(1)	—
Cemex Finance Europe B.V.	(1)	1	—
Cemex France Gestion SAS.	354	(188)	—
Cemex Global Funding, SARL	—	397	1,794
Cemex Holdings Inc.	63	—	—
Cemex Hungary, KFT	4,529	(183)	(582)
Cemex Investments Africa and Middle East, A.p.S.	(2)	—	—
Cemex Investments, Ltd. (RMC Group)	(588)	(706)	6
Cemex Luxembourg Holdings, SARL	(74)	(36)	—
Cemex Netherlands B.V.	(23)	9	—
Cemex Nicaragua, S.A.	11	2	—
Cemex Northern Inv., Ltd.	(204)	—	(429)
Cemex Premium Finance, KFT.	—	3	9
Cemex Strategic Philippines Inc.	(5)	1	—
Cemex Thailand, Co., Ltd.	(26)	(35)	—
Cemex Thailand, Ltd.	—	—	—
Cemex Trading Europe, S.A.	(19)	(2)	—
Cemex UK	(52)	(125)	473
Construction Funding Corporation	150	11	52
Edgewater Ventures, Co.	(1)	—	—
APO Cement Group	(19)	34	(17)
Bayano Group	125	3	8
Cementilce Group	(23)	5	—
Cemex Colombia Group	79	126	(21)
Cemex Costa Rica Group	25	23	—
Cemex de Puerto Rico Inc. Group	(116)	(20)	—
Cemex Dominicana Group	44	19	4
Cemex USA Group	(1,808)	(1,652)	(380)
Cemex Venezuela Group	378	21	(21)
RMC Malaysia Group	1	—	—
Solid Cement Group	(140)	(96)	—

Appendix VI

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Consolidated Reserves, Profit and Loss and Translation Differences

at December 31, 2008

and for the year then ended

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Reserves	Profit/(loss)	Translation differences
Hormicemex, S.A.	101	(1)	—
LAI, Ltd.	11	(1)	2
Latin American Trading, S.A.	(1)	(1)	—
Lomas del Tempisque S.R.L.	62	4	2
Macoris Investments	(3)	—	—
P.T. Cemex Indonesia	(4)	—	—
Puerto Rico Finance, LLC.	—	—	(2)
Rey Holdings Luxemburg, SARL	300	128	—
Rinker Group Pty Ltd., (Grupo Rinker)	(7)	(254)	(204)
RMC International Holdings, Ltd.	(195)	83	(99)
Sandstone Strategic Holding, Inc.	7	—	1
Sierra Trading	8	—	—
Simpca	—	(2)	—
Sunbulk Shipping N.V.	(1)	(3)	1
Triple Dime Holdings Inc.	(1)	—	—
Tunwoo, Co., Ltd.	(38)	—	—
Vencement Investments	4	—	—
Vondel Unlimited	(96)	25	(146)

	2,377	(2,630)	683

Companies accounted for using the equity method
Cementos Especiales de las Islas Group	—	4	—
Hispano Dominicana de Cemento Blanco, S.A.	1	—	—
Hotelera del Atlántico, S.A.	(2)	—	—
Portcemen, S.A.	(1)	—	—
Trinidad Cement, Ltd.	26	2	2

	24	6	2

	10,087	(2,318)	685

This appendix forms an integral part of note 19 to the consolidated annual accounts, in conjunction with which it should be read.

Appendix VII

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Movement in Minority Interests by company

for the year ended December 31, 2009

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

Company	Balance at 31.12.08	Disposals transactions with the Group	Share in profit/(loss)	Transfers	Dividends	Translation differences	Balance at 31.12.09
Bayano Group	1	—	—	—	—	—	1
Cemex Colombia Group	3	—	—	—	—	—	3
Cemex USA Group	52	—	1	(3)	(2)	(1)	47
RMC Group	36	(7)	5	—	(7)	1	28
RMC Malaysia Group	2	—	—	—	—	—	2
Cemex Hungary, KFT	619	—	61	(238)	—	(6)	436
Construction Funding Corporation	923	—	327	—	—	(6)	1,244
Cemex Trademarks Worldwide, Ltd.	3,351	—	20	—	—	(70)	3,301
Cemex Egypt Group	88	—	19	—	—	(2)	105

Total	5,075	(7)	433	(241)	(9)	(84)	5,167

This appendix forms an integral part of note 21 to the consolidated annual accounts, in conjunction with which it should be read.

Appendix VII

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Movement in Minority Interests by company

for the year ended December 31, 2008

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

Company	Balance at 01.01.08	Incorporations into the consolidated Group	Disposals transactions with the Group	Share in profit/(loss)	Transfers	Dividends	Translation differences	Balance at 31.12.08
Bayano Group	1	—	—	—	—	—	—	1
Cemex Venezuela Group	178	—	—	(43)	(123)	(47)	35	—
Cemex Colombia Group	4	—	—	—	—	—	(1)	3
Cemex USA Group	48	—	—	9	—	(6)	1	52
Cemex France Gestion S.A.S.	1	—	—	—	(1)	—	—	—
RMC Group	31	—	—	13	.—	—	(8)	36
RMC Malaysia Group	2	—	—	—	—	—	—	2
Cemex Hungary, KFT	3,562	—	(3,243)	266	—	—	34	619
Construction Funding Corporation	875	—	(5)	10	—	—	43	923
Cemex Trademarks Worldwide, Ltd.	—	3,351	—	—	—	—	—	3,351
Cemex Egypt Group	70	—	—	14	—	—	4	88

Total	4,772	3,351	(3,248)	269	(124)	(53)	108	5,075

This appendix forms an integral part of note 21 to the consolidated annual accounts, in conjunction with which it should be read.

Appendix VIII

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

COMPRISING THE CEMEX ESPAÑA GROUP

Details of Interests and Positions held by the Directors of the Company in other Companies at December 31, 2009

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

Director	Company	Position	Percentage ownership
Mr. Juan Romero Torres	Cantera el Cerro, S.A.	President of the Board of Directors	—
	Cementos Bayano, S.A.	President of the Board of Directors	—
	Cemex Asia Holdings, Ltd.	Director	—
	Cemex Costa Rica, S.A.	Vice-President of the Board of Directors	—
	Cemex Concreto, S.A.	President of the Board of Directors	—
	Concreto y Afines, S.A.	Investment Counsel	—
	Cemex El Salvador, S.A. de C.V.	President of the Board of Directors	—
	Distribuidora de Cemento, S.A.	President of the Board of Directors	—
	Lomas del Tempisque, S.R.L.	Director	—

New Sunward Holding, B.V.	New Sunward Holding Financial Ventures, B.V.	Sole Administrator	100.00%
	Cemex Trademarks Worlwide, Ltd.	—	49.90%
	Cemex Irish Investmens Limited	—	100.00%
	Construction Funding Corporation	—	47.40%
	Lomez International, B.V.	—	100.00%
	Pre-Cast Products Limited	—	100.00%
	Cemex Hungary, KFT	—	2.05%

Mr. Ignacio Ortiz Martín	Assiut Cement Company	Representative of board member Cemex S.A.B. de C.V.	—
	Cemex Austria, AG	President of the Supervisory Board	—
	Cemex Holdings (Israel), Ltd.	Director	—
	Readymix Industries (Israel), Ltd.	Director	—

Mr. Joaquín Miguel Estrada Suárez	Cementos Andorra, S.A.	President and Managing Director	—

Mr. Juan Pelegrí y Girón	Assiut Cement Company	Representative of board member Cemex Egyptian Investments B.V.	—
	Cemex Asia Holdings, Ltd.	Director	—
	Cemex Asia Pte. Limited	Director	—
	Cemex Austria, AG	Member of the Supervisory Board	—
	Cemex Caracas Investments, B.V.	Director	—
	Cemex Deutschland, AG	Member of the Supervisory Board	—
	Cemex UK	Director	—
	Fodez Pte., Ltd.	Director	—
	Lomez International, B.V.	Director	—
	New Sunward Holding, B.V.	Director	—
	RMC Holdings, B.V.	Director	—
	RMC Concrete (Singapore) Pte., Ltd.	Director	—
	Sierra Trading Ltd.	Director	—
	Vencement Investments	Director	—
	Lai Limited	Director	—

CEMEX ESPAÑA, S.A.

AND SUBSIDIARIES COMPRISING THE CEMEX ESPAÑA GROUP

Consolidated Directors’ Report

31 December 2009

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

Business Performance

2009 was characterised by the dramatic downturn in the global economy which followed on from the crises in the financial markets and in consumer and trader confidence that commenced in 2007 and were heightened in September 2008.

The deceleration of the global economy that commenced in the third and fourth quarters of 2008 continued throughout the first half of 2009. Little by little a number of economies have begun to respond to the major monetary and fiscal incentives introduced and we have seen a gradual improvement in confidence.

During the second half of the year, many economies began to climb out of the recession, stimulated by a greater increase in public spending, a larger contribution from external demand and the replenishment of their inventories.

The main central banks have maintained interest rates at historic lows and begun to extend additional liquidity to the banking sector. Tax incentives have primarily been focused on increasing spending, particularly on infrastructures.

As in other countries, the Spanish economy officially entered into recession in the second half of 2008 and remained in recession throughout 2009. This contrasts with the performance of neighbouring economies such as France and Germany, which have already climbed out of the recession. However, the figures reported have reflected an improvement on a quarter-by-quarter basis.

In 2009 Spanish GDP shrank by 3.6% after having grown 1.1% in 2008. The contribution of domestic demand to aggregate growth was -6.4%, dropping five points and nine decimal places compared with the prior year. External demand partially alleviated this substantial slump in domestic demand with a positive contribution of 2.8 % to GDP.

Employment in Spain is down by 6.7%, representing a net reduction of 1.3 million full-time jobs. Unemployment levels have continued to rise, reaching 18.8% in 2009 compared with 14.4% in 2008.

Investment in construction continued to decline in 2009 (-11.1% compared with -5.5% in 2008), albeit with clear differences between residential and other types of construction. The fall in residential investment became more acute in 2009 (-24.5% compared with -10.3% in 2008), with dramatic reductions in the volume of building permits issued and the number of new homes started. The volume of building permits issued for new homes fell by 58%, from 264 thousand to 110 thousand new homes.

By contrast, the positive contribution (1.6% in 2009 compared with -0.3% in 2008) of other types of construction (private, non-residential but above all public works) helped to mitigate the dramatic decline in residential investment. This increase is due to the substantial (Euros 11 thousand million) stimulus plan (plan “E”) implemented by the Spanish authorities, which has helped to re-invigorate the public works sector.

The decline in construction has led to a new and sharper fall in the consumption of cement (-33% in 2009 after shrinking 24% in 2008). This decrease reflects a fall in the volume of demand for cement from 42.7 million tonnes in 2008 to 28.6 million tonnes in 2009.

Group Situation and Outlook

Consolidated revenues for 2009 amounted to Euros 7,909 million, down 27% compared with 2008. This drop is primarily due to decreased domestic demand in most of the Group’s key markets. Revenues in Spain, which are down 41% on 2008, represent 7% of total consolidated revenues.

The Group’s consolidated volumes of sales of cement and clinker fell by 29% compared with the prior year. Cement and clinker sales in Spain decreased by 33% during the period, compared with the same period of 2008, while sales of our foreign subsidiaries have fallen by 27%. Volumes of concrete sales dropped by 27% in 2009.

The Group reported an operating profit of Euros 45 million in 2009. In 2008 the Group recognised operating losses of Euros 1,453 million, primarily due to the negative impact of recognising impairment of goodwill on consolidation. The Group’s gross cash flow (operating profit less amortisation, depreciation and impairment), totalled Euros 1,231 million, representing an increase of 6% compared with the same period of 2008. Of this amount, European operations generated Euros 851 million, while our subsidiaries in America, Africa, Asia and Australia obtained gross cash flows of Euros 173 million, 149 million, 54 million and 3 million, respectively.

At consolidated level the Group incurred losses of Euros 362 million for 2009, reflecting, inter alia, the recognition of the loss incurred on the sale of our Australian subsidiary during the year.

According to analysts, the global crisis appears to have hit a trough and the outlook for 2010 is for a slight recovery in the markets in which the Cemex España Group operates.

Research and Development Expenses

In recent years Cemex has carried out extensive research into cement and all its applications. To this end, among other objectives, the Group incorporated Cemex Research Group AG, a company based in Biel (Switzerland), which since 2001 has assumed ownership of all newly created intangible assets deriving from the Research & Development activities carried out by the Group.

The most significant Research & Development activities carried out by Cemex España S.A. under the supervision and control of this company in 2009 are as follows:

•	Investigation into the impact of plaster stages on the performance of concrete additives (polycarboxylates).

•	Assessment of the compressive strength of fly ash: cement additive grinding mill.

•	Valuation of raw materials/alternative fuels

•	Support rendered to develop and perfect a new type of cement: I 52’5 N/SR.

Parent Company Shares

In 2009 no operations with own shares of the Parent company were carried out, as reflected in note 19 to the consolidated annual accounts. At 31 December 2009 own shares comprise 0.3602% of the Company’s share capital, a percentage which is within the limits stipulated by legislation.

2

Subsequent Events

The most significant subsequent events are detailed in note 33 to the consolidated annual accounts.

Risk Management Policy

The Group’s activities are exposed to various financial risks: market risk (including currency risk and price risk), credit risk, liquidity risk and interest rate risk in cash flows. The Group’s global risk management program focuses on uncertainty in the sector in which it operates and in the financial markets and aims to minimise potential adverse effects on the Group’s profits. The Group does not use derivatives to mitigate these risks.

Risks are managed by the Central Finance Department of the Group and the Cemex Group in accordance with policies approved by the board of directors and Cemex management in Monterrey. These departments identify, evaluate and cover financial risks in close collaboration with other areas. The board of directors and Cemex Group management issue global risk management policies in writing, as well as policies for specific issues such as currency risk, interest rate risk, liquidity risk and investments of cash surpluses.

(a)	Market risk

The Group operates internationally and is therefore exposed to currency risks when operating with foreign currencies, especially with regard to the US Dollar.

Currency risk is associated mainly with net investments in foreign operations. The Group holds several investments in foreign operations, the net assets of which are exposed to currency risk. Currency risk affecting net assets of the Group’s foreign operations are mitigated primarily through borrowings in the corresponding foreign currencies.

(b)	Credit risk

The Group is not significantly exposed to credit risk and has policies to ensure that sales are only made to customers with adequate credit records. The Group companies have contracted insurance to cover collection of a significant portion of their trade receivables.

Valuation allowances for bad debts require a high degree of judgment by management and a review of individual balances based on customers’ credit ratings, market trends, and historical analysis of bad debts at an aggregated level.

(c)	Liquidity risk

The Group applies a prudent policy to cover its liquidity risks based on having sufficient cash and sufficient financing through credit facilities. The Group’s Treasury Department aims to be flexible with regard to financing through drawdowns on contracted credit facilities. The Group uses tools to maximize cash availability, such as centralising cash of the Group companies through a cash-pooling system, securitisation and factoring of trade receivables or payables discounting for payments to suppliers.

3

(d)	Cash flow interest rate risks

As the Group does not have a considerable amount of remunerated assets, income and cash flows from operating activities are not significantly affected by fluctuations in market interest rates.

Interest rate risks arise from other borrowings, from both credit institutions and Cemex Group companies. Borrowings at variable interest rates expose the Group to cash flow interest rate risks. Fixed-interest loans expose the Company to interest rate risks to fair value.

4

Pursuant to article 171, section 1 of the prevailing Spanish Companies Act, the directors comprising the board of directors of Cemex España, S.A. at the date of this certification have authorised the consolidated annual accounts and consolidated directors’ report for 2009 of the Cemex España Group. The aforementioned documents are transcribed and identified as follows:

The Consolidated Balance Sheet is transcribed on sheets of State-stamped paper numbered from 0J5666001 to 0J5666004, inclusive.

The Consolidated Income Statement is transcribed on sheets of State-stamped paper numbered 0J5666005 and 0J5666006.

The Consolidated Statement of Changes in Equity is transcribed on sheets of State-stamped paper numbered 0J5666007 and 0J5666009.

The Consolidated Statement of Cash Flows is transcribed on a sheet of State-stamped paper numbered 0J5666010.

The Notes to the Consolidated Annual Accounts are transcribed on sheets of State-stamped paper numbered from 0J5666011 to 0J5666132, inclusive.

The proposed application of Company losses for 2009 is transcribed on the sheet of State-stamped paper numbered 0J5666017 included in the notes to the consolidated annual accounts.

The consolidated directors’ report is transcribed on sheets of State-stamped paper numbered from 0J5666133 to 0J5666136, inclusive.

Pursuant to section 2 of aforementioned article 171, the directors declare that they have signed each of the above-mentioned documents in their own hand, and in witness thereof, have signed this sheet of State-stamped paper numbered 0J5666137.

At the board of directors’ meeting held on 26 April 2010 in Madrid, Mr. Juan Romero Torres, Mr. Ignacio Ortiz Martín, Mr. Joaquín Estrada Suárez, Mr. Ignacio Madridejos Fernández (representing New Sunward Holding, B.V.) and the secretary and member of the board Mr. Juan Pelegrí y Girón, authorised, for their subsequent issue, the consolidated annual accounts and the consolidated directors’ report for 2009 of Cemex España, S.A. and its subsidiaries, which comprise the Cemex España Group.

CEMEX ESPAÑA, S.A.

AND SUBSIDIARIES

Consolidated Annual Accounts and Consolidated Directors’ Report

December 31, 2010

(With Auditors’ Report Thereon)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

Auditors’ Report on the Consolidated Annual Accounts

(Translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

To the Shareholders of

    Cemex España, S.A.

We have audited the consolidated annual accounts of Cemex España, S.A. (the “Company”) and subsidiaries (the “Group”), which comprise the consolidated balance sheet at December 31, 2010, the consolidated income statement, the consolidated statement of changes in equity, the consolidated statement of cash flows for the year then ended and the notes thereto. The Company’s Directors are responsible for the preparation of the consolidated annual accounts in accordance with the financial information reporting framework applicable to the Group (specified in note 3 to the accompanying consolidated annual accounts) and, in particular, with the accounting principles and criteria set forth therein. Our responsibility is to express an opinion on the consolidated annual accounts taken as a whole, based on our audit, which was conducted in accordance with prevailing legislation regulating the audit of accounts in Spain, which requires examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated annual accounts and evaluating whether their overall presentation, the accounting principles and criteria used and the accounting estimates made comply with the applicable legislation governing financial information.

In our opinion, the accompanying consolidated annual accounts for 2010 present fairly, in all material respects, the consolidated equity and consolidated financial position of Cemex España, S.A. and subsidiaries at December 31, 2010, and the consolidated results of their operations and consolidated cash flows for the year then ended, in accordance with the applicable financial information reporting framework and, in particular, with the accounting principles and criteria set forth therein.

The accompanying consolidated directors’ report for 2010 contains such explanations as the Directors consider relevant to the situation of the Group, the evolution of its business and other matters, and is not an integral part of the consolidated annual accounts. We have verified that the accounting information contained therein is consistent with that disclosed in the consolidated annual accounts for 2010. Our work as auditors is limited to the verification of the directors’ report within the scope described in this paragraph and does not include a review of information other than that obtained from the accounting records of the Company and its subsidiaries.

KPMG Auditores, S.L.

(Signed on the original in Spanish)

David Hernanz Sayans

13 May 2011

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Consolidated Balance Sheets

at December 31, 2010 and 2009

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

Assets	Note	2010	2009
Intangible assets	8	5,742	5,920

Concessions		1,494	1,401
Patents, licenses, trademarks and similar rights		4,138	4,414
Software		20	26
Greenhouse gas emission rights		29	49
Goodwill		46	19
Other intangible assets		15	11
Property, plant and equipment	10	9,501	9,739

Land and buildings		4,765	4,692
Plant, machinery, equipment and furniture		4,211	4,163
Under construction and advances		423	730
Other property, plant and equipment		102	154
Investment property		4	4
Non-current investments in group companies and associates		3,030	1,043

Equity instruments	14	15	18
Investments accounted for using the equity method	14	165	297
Loans to Group companies	16	2,828	715
Loans to associates	16	21	13
Derivatives	16	1	—
Non-current investments	16	401	391
Trade and other receivables	16	—	4
Deferred tax assets	27	1,064	1,339
Goodwill on consolidation	9	6,201	6,181

Total non-current assets		25,943	24,621

Non-current assets held for sale	7	34	33
Inventories	18	755	755

Raw materials and other supplies		348	378
Work in progress – long cycle		126	140
Finished goods		269	230
Advances to suppliers		12	7
Trade and other receivables	16	1,263	1,367

Trade receivables – current		882	987
Trade receivables from Group companies and associates – current		153	111
Other receivables		82	93
Personnel		6	10
Current tax assets	27	116	150
Public entities, other	27	24	16
Current investments in Group companies and associates	16	2,878	2,288

Loans to Group companies		2,823	2,089
Loans to associates		3	3
Other financial assets		51	196
Derivatives		1	—
Current investments	16	72	77
Prepayments for current assets		83	84
Cash and cash equivalents		447	572

Cash		193	558
Cash equivalents		254	14

Total current assets		5,532	5,176

Total assets		31,475	29,797

The accompanying notes form an integral part of the consolidated annual accounts for 2010.

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Consolidated Balance Sheets

at December 31, 2010 and 2009

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

Equity and Liabilities	Note	2010	2009
Capital and reserves	19	15,803	11,340

Registered share capital		1,553	1,054
Share premium		13,857	8,619
Reserves		(2,131)	(1,297)
Reserves in consolidated companies		1,152	323
Reserves in companies accounted for using the equity method		24	26
(Own shares)		(18)	(18)
Other shareholders’ contributions		3,222	2,995
Loss attributable to the parent company		(1,856)	(362)
Valuation adjustments	19 (f)	2,095	825
Grants, donations and bequests received	20	43	60
Minority interests	21	221	5,167

Total equity		18,162	17,392

Non-current provisions		1,232	1,137

Environmental work	24	413	387
Provisions for labor-related liabilities	24	34	29
Long-term employee benefits	22	659	592
Provisions for other liabilities	24	126	129
Non-current payables	25	8,360	7,339

Bonds and other marketable securities		4,026	2,675
Loans and borrowings		4,290	4,584
Finance lease payables	11	7	10
Other payables		37	70
Group companies and associates – non-current	25	64	261
Deferred tax liabilities	27	1,007	1,165

Total non-current liabilities		10,663	9,902

Current provisions	24	155	141
Current payables	25	554	667

Bonds and other marketable securities		59	44
Loans and borrowings		348	357
Finance lease payables	11	3	7
Other financial liabilities		144	259
Group companies and associates – current	25	123	60

Trade and other payables	25	1,818	1,635

Current suppliers		1,317	1,158
Suppliers, Group companies and associates – current		38	20
Personnel (salaries payable)		106	106
Current tax liabilities	27	221	143
Public entities, other	27	80	127
Advances from customers		56	81

Total current liabilities		2,650	2,503

Total equity and liabilities		31,475	29,797

The accompanying notes form an integral part of the consolidated annual accounts for 2010.

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Consolidated Income Statements

for the years ended

December 31, 2010 and 2009

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

	Note	2010	2009
CONTINUING OPERATIONS

Revenues	30	7,822	7,909

Sales		7,179	7,297
Services rendered		643	612

Changes in inventories of finished goods and work in progress		26	(138)

Work performed by the entity and capitalized		3	3

Supplies	30	(3,469)	(3,541)

Consumption of goods		(278)	(245)
Raw materials and consumables used		(3,191)	(3,296)

Other operating income		379	422

Non-trading and other administrative income		379	422

Personnel expenses	30	(1,452)	(1,474)

Wages, salaries and similar costs		(1,127)	(1,148)
Employee benefits expense		(295)	(295)
Provisions		(30)	(31)

Other operating expenses		(2,497)	(2,068)

External services		(2,203)	(1,745)
Local taxes		(139)	(141)
Losses, impairment and changes in trade provisions	17	(6)	(33)
Greenhouse gas emission rights expense		(123)	(116)
Other administrative expenses		(26)	(33)

Depreciation and amortization	8 and 10	(1,400)	(1,298)

Non-financial and other capital grants	20	189	197

Provision surpluses		1	1

Impairment and gains/(losses) on disposal of fixed assets		(157)	32

Impairment and losses		(128)	112
Losses on disposal and other	30	(29)	(80)

Results from operating activities		(555)	45

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Consolidated Income Statements

for the years ended

December 31, 2010 and 2009

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

	Note	2010	2009
Finance income		196	432

Dividends		1	—
Other investment income		195	432

Group companies and associates		186	303
Other		9	129

Capitalization of finance expenses	10	5	20

Finance expenses		(616)	(789)

Group companies and associates		(36)	(73)
Other		(580)	(716)

Changes in fair value of financial instruments	30	217	—

Exchange gains/(losses)		(1,040)	289

Impairment and gains/(losses) on disposal of financial instruments		(6)	(7)

Impairment and losses		(8)	(10)
Gains on disposal and other		2	3

Net finance expense/income		(1,244)	(55)

Share in profit/(losses) of companies accounted for using the equity method		(44)	(3)

Loss before income tax		(1,843)	(13)

Income tax expense	27	(319)	403

Profit/(loss) from continuing operations		(2,162)	390

DISCONTINUED OPERATIONS

Loss from discontinued operations	7	—	(319)

Consolidated profit/(loss) for the year		(2,162)	71

Loss attributable to the parent company		(1,856)	(362)

Profit/(loss) attributable to minority interests		306	(433)

The accompanying notes form an integral part of the consolidated annual accounts for 2010.

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Statements of Changes in Equity for the years ended

December 31, 2010 and 2009

A) Statements of Recognised Income and Expense

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Note	2010	2009
Consolidated profit/(loss) for the year	19	(2,162)	71

Income and expense recognized directly in consolidated equity

Translation differences	19	1,270	140
Translation differences, minority interests	21	462	(84)
Grants, donations and bequests	20	173	205
Actuarial gains and losses and other adjustments	22	(68)	(196)
Others		108	98
Tax effect		(53)	(61)

Total income and expense recognized directly in consolidated equity		1,892	102

Income and expense recognized in the consolidated income statement

Grants, donations and bequests	20	(189)	(197)
Tax effect		53	61

Total income and expense recognized in the consolidated income statement		(136)	(136)

Total consolidated recognized income and expense		(406)	37

Total income and expense attributable to the parent company		(562)	(312)

Total income and expense attributable to minority interests		156	349

The accompanying notes form an integral part of the consolidated annual accounts for 2010.

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Statements of Changes in Equity for the years ended

December 31, 2010 and 2009

B) Statement of Total Changes in Equity

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)

	Registered share capital	Share premium	Reserves	Prior years’ profit/(loss)	Other shareholders’ contributions	Profit/(loss) for the year	Translation differences	Own shares	Grants, donations and bequests received	Minority interests	Total
Balance at December 31, 2008	1,054	8,619	3,409	(1,941)	2,995	(2,318)	685	(18)	52	5,075	17,612

Recognized income and expense	—	—	(98)	—	—	(362)	140	—	8	349	37
Operations with equity holders or owners
Application of losses for the year	—	—	204	(2,522)	—	2,318	—	—	—	—	—
Changes in minority interests	—	—	—	—	—	—	—	—	—	(257)	(257)

Balance at December 31, 2009	1,054	8,619	3,515	(4,463)	2,995	(362)	825	(18)	60	5,167	17,392

Recognized income and expense	—	—	41	—	—	(1,856)	1,270	—	(17)	156	(406)
Operations with equity holders or owners
Share capital increases	499	5,268	314	—	—	—	—	—	—	(5,093)	988
Application of losses for the year	—	—	1,938	(2,300)	—	362	—	—	—	—	—
Other movements	—	(30)	—	—	227	—	—	—	—	(9)	188

Balance at December 31, 2010	1,553	13,857	5,808	(6,763)	3,222	(1,856)	2,095	(18)	43	221	18,162

The accompanying notes form an integral part of the consolidated annual accounts for 2010.

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Statements of Cash Flows for the years ended

December 31, 2010 and 2009

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

	Note	2010	2009
Cash flows from operating activities		196	776
Loss for the year before tax		(1,843)	(13)

Adjustments for:		2,924	1,266

Depreciation and amortization	8 and 10	1,400	1,298
Impairment allowances		142	(69)
Change in provisions: charges/(reversals)	22 and 24	224	181
Grants recognized in the income statement	20	(189)	(197)
Gains/(losses) on disposal of fixed assets	30	29	80
Gains/(losses) on disposal of financial instruments		(2)	(3)
Finance income		(196)	(432)
Finance expenses		611	769
Exchange (gains)/losses		1,040	(289)
Changes in fair value of financial instruments		(217)	—
Share in profit/(loss) of companies accounted for using the equity method (net of dividends)	5	44	(3)
Other income and expenses		38	(69)

Changes in operating assets and liabilities		(435)	91

Inventories		(39)	166
Trade and other receivables		97	12
Other current assets		(464)	141
Trade and other payables		81	(69)
Provisions		(20)	(88)
Other non-current assets and liabilities		(90)	(71)

Other cash flows used in operating activities		(450)	(568)

Interest paid		(568)	(547)
Dividends received		98	30
Interest received		136	10
Income tax paid		(116)	(61)
Other amounts paid/(received)		—	—

Cash flows used in investing activities		(78)	(21)

Payments for investments		(640)	(1,506)

Group companies and associates		(196)	(755)
Intangible assets		(24)	(46)
Property, plant and equipment		(420)	(695)
Other assets		—	(10)

Proceeds from sale of investments		562	1,485

Group companies and associates		218	1,091
Intangible assets		106	53
Property, plant and equipment		229	283
Non-current assets held for sale		9	58

Cash flows used in financing activities		(164)	(888)

Proceeds from and payments for equity instruments		(1)	—
Issue of equity instruments		(1)	—

Proceeds from and payments for financial liability instruments		(153)	(879)

Issue
Loans and borrowings		396	1,302
Group companies and associates		—	70

Redemption and repayment of
Loans and borrowings		(529)	(2,230)
Group companies and associates		(20)	(21)

Dividends and interest on other equity instruments paid		(10)	(9)

Dividends		(10)	(9)

Effect of exchange rate fluctuations and translation differences		(79)	127

Net decrease in cash and cash equivalents		(125)	(6)

Cash and cash equivalents at beginning of year		572	578

Cash and cash equivalents at year end		447	572

The accompanying notes form an integral part of the consolidated annual accounts for 2010.

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

31 December 2010

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

(1)	Nature and Activities of the Group

Cemex España, S.A. (hereinafter the Company) was incorporated with limited liability under Spanish law on April 30, 1917 under the name Compañía Valenciana de Cementos Portland, S.A. In 2002 the Company changed its name to the current one. The registered offices of the Company are in Madrid and its eight factories and two mills are located throughout Spain.

The statutory and principal activities of the Company consist of the manufacture and sale of cement, and the acquisition, holding and sale of investments.

Cemex España, S.A. is the parent company of a Group of companies engaged in the manufacture of cement, concrete and mortar, the extraction of aggregates and the sale of the products extracted and manufactured, as well as financial activities within the Group.

The Company, in turn, forms a part of an international cement and construction materials group (hereinafter the Cemex Group) of which Cemex, S.A.B. de C.V. is the parent company (hereinafter, the Parent Company). Cemex, S.A.B. de C.V. is registered in Monterrey (Mexico) and quoted on the Mexican and New York (NYSE) Stock Exchanges.

On January 27, 2011 the directors of Cemex, S.A.B. de C.V. authorized the consolidated financial statements for 2010, reflecting consolidated losses of Mexican Pesos 16,516 million (Euros 1,002 million) and consolidated equity of Mexican Pesos 213,700 million (Euros 12,966 million). The consolidated financial statements have been filed with the Public Registry of Commerce of Monterrey, Nuevo León (Mexico).

(2)	The Cemex España Group

The Company and its subsidiaries comprise the Cemex España Group (hereinafter the Group or the Cemex España Group). Details of subsidiaries and associates of the Cemex España Group at December 31, 2010 and 2009 are shown in Appendix I, which forms an integral part of this note.

The financial and tax year of the Company and its subsidiaries and associates coincides with the calendar year.

Certain subsidiaries and associates have not been consolidated as the effect on the consolidated annual accounts taken as a whole would not be material.

The principal changes in the structure of the Cemex España Group in 2010 and 2009 are as follows:

a)	On March 12, 2010, the Company agreed to set up a branch of Cemex España, S.A. in the Grand Duchy of Luxembourg (hereinafter the Branch). The Branch operates under the name of “Cemex España, S.A. Luxembourg Branch”. Its assets, liabilities, expenses and income, after eliminating balances resulting from transactions with the Cemex Group, form an integral part of the consolidated annual accounts of Cemex España, S.A. Details at December 31, 2010 are as follows:

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Millions of Euros
Non-current assets	951
Current assets	22

Total assets	973

Non-current liabilities	933
Current liabilities	18

Total liabilities	951

Loss for the year	(4)

The principal activity of the Branch comprises financial activities, including the issuance of bonds, securities, debentures and any other types of securities, in any market worldwide, as well as being party to transactions with financial derivatives, managing the holding, administration and development of its portfolio and providing financing to Cemex Group companies through loans, guarantees or any other instruments.

b)	In November 2010, the Company agreed to increase its share capital by Euros 499 million. The par value of the share capital increase and the share premium amounted to Euros 5,767 million (see note 19) which was fully subscribed by New Sunward Holding B.V. through the non-monetary contribution of its shareholdings in Cemex Hungary KFT, Construction Funding Corporation, Cemex Trademarks Worldwide Ltd and Cemex Irish Investments Ltd., representing 2.20%, 47.40%, 49.90% and 100%, respectively, of the share capital of those companies.

c)	On December 8, 2010 the Company transferred all its shares in Cemex Luxembourg Holdings Sarl to Cemex Hungary, KFT for Euros 150 million (US Dollars 200 million.).

In 2009, Cemex American Holdings, B.V. transferred its investment in Cemex Holdings, Inc., the parent company of the Group’s investments in the USA, to the subsidiary Cemex Luxembourg Holdings Sarl for Euros 274 million (US Dollars 412 million). Cemex American Holdings, B.V. was subsequently wound up contributing net liabilities of approximately Euros 2,530 million to the Company.

In 2009, the Company sold its 26.51% interest in Cemex Hungary, KFT to the subsidiary Construction Funding Corporation for Euros 5,084 million (US Dollars 7,015 million).

d)	In 2010 Cemex Finance Europe, B.V. increased its share capital by Euros 49 million, which was fully subscribed by the Company. On April 1, 2009 Cemex Finance Europe, B.V. purchased Cemex España Finance LLC from Cemex Netherlands B.V. for US Dollars 1.5 million (Euros 1.2 million).

e)	On November 25, 2010 the Company incorporated Cemex Swiss Holdings AG with share capital of Swiss Francs 1 million (approximately Euros 747 thousand).

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

f)	On October 1, 2009 the Company sold to third parties its interests in Australian investees, of which Cemex Australia Pty Ltd. is the parent company, for Australian Dollars 2,020 million (Euros 1,167 million). This amount included a cash payment of Euros 112 million to the Company, while the remaining amount was settled by repaying Cemex Australia Group’s debts to other Group companies. A loss of Euros 328 million was incurred on this transaction at consolidated level, which was recognized under profit or loss of discontinued operations in the consolidated income statement for 2009 (see notes 7 (a), 8, 9 and 10).

Also in 2009, Cemex Asia Holdings, Ltd acquired two companies operating in China, Rinker Materials (Tianjing) Co, Ltd. and Rinker Materials (Quingdao) Co, Ltd., from Cemex Australia Pty Ltd., prior to its sale, for Euros 4 million and Euros 5.6 million, respectively.

g)	On July 28, 2009 the Company sold its 30.84% interest in Construction Funding Corporation to the subsidiary Cemex Caracas Investments B.V. for Euros 600 million (US Dollars 850 million).

h)	On June 29, 2009 Cemex Caracas Investments, B.V. sold its 100% interest in Lomas del Tempisque, S.R.L. to the Cemex Colombia Group for US Dollars 850 million (Euros 604 million).

i)	On September 25, 2009 the Company wound up Cemex Netherlands, B.V., which contributed net liabilities of Euros 59 million. The investment in this company was fully impaired.

j)	In 2009, the Company acquired a 94.5% interest in Cementos Castilla La Mancha S.A. for Euros 16.8 million, thereby increasing its shareholding in this company at December 31, 2009 to 100%. The Company also acquired, in July 2009, a 100% interest in Orionidas, S.A.U. for Euros 33.4 million.

k)	In 2009 Mustang Re, Ltd. increased its share capital by Euros 10.6 million, which was fully subscribed by the Company.

(3)	Basis of Presentation

(a)	Fair view

The consolidated annual accounts have been prepared on the basis of the accounting records of Cemex España, S.A., its Branch and its consolidated subsidiaries. The consolidated annual accounts for 2010 have been prepared in accordance with prevailing legislation, the Spanish General Chart of Accounts and the standards for preparation of consolidated annual accounts, to present fairly the consolidated equity and consolidated financial position at December 31, 2010 and the consolidated results of operations, changes in consolidated equity, and consolidated cash flows for the year then ended.

The directors of the Company consider that the consolidated annual accounts for 2010, officially authorized by the directors on March 28, 2011, will be approved by the shareholders at their annual general meeting with no changes.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(b)	Comparative information

These consolidated annual accounts for 2010 also include, for each individual caption in the consolidated balance sheet, consolidated income statement, consolidated statement of changes in equity, consolidated statement of cash flows and the notes thereto, comparative figures for the previous year, w hich formed part of the 2009 consolidated annual accounts approved by shareholders at the annual general meeting held on June 18, 2010.

(c)	Functional and presentation currency

The figures disclosed in the consolidated annual accounts are expressed in millions of Euros, the Company’s functional and presentation currency.

(d)	Critical issues regarding the valuation and estimation of relevant uncertainties and judgments used when applying accounting principles

Relevant accounting estimates and judgments have to be made when applying the Group’s accounting principles to prepare the annual accounts. Details of the items requiring a greater degree of judgment or which are more complex, or where the assumptions and estimates made are significant to the preparation of the annual accounts, are as follows:

In the preparation of the consolidated annual accounts for the year ended December 31, 2010 the Company directors used estimates to measure certain assets, liabilities and commitments disclosed therein. Estimates affecting the most significant items relate to impairment of goodwill, the projections supporting recognition of tax credits for tax loss carryforwards and estimates associated with pension obligations.

The Group tests goodwill and other non-current assets for impairment annually. Management uses estimates to determine the recoverable amount of these assets. The recoverable amount is the higher of fair value less costs to sell and value in use. The Group uses cash flow discounting methods to calculate these values, based on 10-year projections from budgets approved by management. The flows take into consideration past experience and represent management’s best estimate of future market performance. From the 10th year cash flows are extrapolated using perpetual growth rates. The key assumptions used to calculate the fair value less costs to sell and value in use include growth rates, the weighted average cost of capital and tax rates. The estimates, including the methodology employed, could have a significant impact on the values and the impairment loss (see note 5 (l)).

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Tax projections are determined based on budgets approved by management and other estimates and tax planning prepared by different Group departments, including tax planning opportunities the Group expects to adopt. These projections, which encompass a maximum period of 10 years, take into consideration past experience and represent management’s best estimate of future market performance.

Liabilities for pensions and the net cost of pensions are determined using actuarial calculations based on key assumptions including the discount rate, expected rate of return on plan assets, estimated salary increases and mortality rates. The assumption on discount rates takes into account the rates for high quality fixed income investments with the appropriate maturities at the balance sheet date. The expected rate of return on plan assets is calculated uniformly considering historical long-term rates of return and the allocation of assets. Key assumptions may differ from actual conditions due to changes in economic and market circumstances and could lead to variations in pension liabilities. Any such differences are recognized in equity as actuarial gains or losses.

The Group is subject to regulatory and legal processes and inspections by government entities in various jurisdictions. The Company recognizes a provision if an obligation exists at year end that gives rise to a probable outflow of resources embodying economic benefits and the outflow can be reliably measured. Legal processes usually involve complexity with regard to resolution and are subject to substantial uncertainties. The directors therefore use prudent judgment when determining the probability of the process resulting in an outflow of resources and in estimating the possible amount.

Although estimates are calculated by the Company’s directors based on the most comprehensive information available at December 31, 2010, future events may require these estimates to be amended in subsequent years. The effects on the annual accounts of any amendments resulting from adjustments made in subsequent years are recognized prospectively.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(4)	Application of Company Losses/Distribution of Company Profits

At their annual general meeting held on June 18, 2010, the shareholders agreed that the Euros 2,299,854,401.25 losses incurred by the Company for the year ended December 31, 2009 be carried forward as prior years’ losses.

The directors will propose to the shareholders at their annual general meeting that the Euros 266,287,049.12 profit for 2010 be distributed as follows:

Euros
Distribution
Legal reserve	237,409,203.29
Goodwill reserve	1,253,019.03
Offset of prior years’ losses	27,624,826.80

266,287,049.12

At December 31, 2010 and 2009 the Company’s non-distributable reserves amount to Euros 74 million.

The Company’s freely distributable reserves are subject to the restrictions established by law, and dividends may not be distributed if equity would be less than share capital as a result.

(5)	Significant Accounting Policies

(a)	Subsidiaries

Subsidiaries, including special purpose vehicles, are entities over which the Company either directly or indirectly, through subsidiaries, exercises control as defined in article 42 of the Spanish Code of Commerce. Control is the power to govern the financial and operating policies of an entity or business so as to obtain benefits from its activities. In assessing control, potential voting rights held by the Company or other entities are considered that are exercisable or convertible at the end of each reporting period.

For presentation and disclosure purposes, Group companies are those which are controlled, by any means, by one or several individuals or legal entities in conjunction or are solely managed in accordance with statutory clauses or agreements.

Subsidiaries are fully consolidated.

Appendix I includes information on the subsidiaries included in the consolidated group.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

The income, expenses and cash flows of the subsidiaries are included in the consolidated annual accounts from the acquisition date, which is when the Group obtains effective control, until that control ceases.

Transactions and balances with subsidiaries and any unrealized profit or loss are eliminated on consolidation.

The accounting policies of subsidiaries have been adapted to those of the Group. The annual accounts of the Group companies used in the consolidation process are for the year ended December 31, 2010 in all cases and reflect the same period as those of the Company.

(b)	Business combinations

In accordance with the third transitional provision of Royal Decree 1514/2007, the Group has only recognized business combinations that occurred on or after January 1, 2008, the date of transition to the new Spanish General Chart of Accounts, using the purchase method. Business combinations that occurred prior to that date were recognized in accordance with accounting principles prevailing at that time, taking into account the necessary corrections and adjustments at the transition date.

The Group has also applied the second transitional provision of Royal Decree 1159/2010, which approves the standards for the preparation of consolidated annual accounts and amends the Spanish General Chart of Accounts. Consequently, business combinations occurring on or after January 1, 2010 have been recognized using the criteria set forth in that Royal Decree.

However, non-monetary contributions, between Group companies, of a business not previously included in the consolidated Group are recognized as described below.

The acquisition date is the date on which the Group obtains control of the acquiree.

The cost of the business combination is determined as the acquisition-date fair values of the assets transferred, liabilities incurred or assumed, the equity instruments issued and any consideration contingent on future events or the fulfillment of certain conditions in exchange for control of the acquiree.

The cost of the business combination does not include any disbursements that do not form part of the amount exchanged for the acquiree. Acquisition-related costs are expensed as incurred.

The costs of issuing equity and liability instruments do not form part of the cost of the business combination, but are recognized using the measurement criteria applicable to these transactions.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

The Group recognizes the assets acquired and liabilities assumed at their fair value at the acquisition date. Minority interests in the acquiree are recognized in the amount of the percentage ownership of the fair value of the net assets acquired. The liabilities assumed include contingent liabilities insofar as these are present obligations arising from past events and their fair value can be measured reliably. The Group also recognizes indemnification assets simultaneously granted by the seller applying the same measurement criteria as those used for the indemnified item of the acquiree, taking into consideration possible insolvency risk and any contractual limitation on the indemnified amount.

The assets and liabilities assumed are classified and designated for subsequent measurement based on contractual arrangements, economic conditions, accounting and operating policies, and other conditions prevailing at the acquisition date, except for lease contracts.

The income, expenses and cash flows of the acquiree are included in the consolidated annual accounts from the acquisition date.

Any excess of the cost of the business combination, plus the amount allocated to minority interests, over the value of the identifiable net assets of the acquiree is recognized as goodwill if the acquisition is recognized in the individual annual accounts of the consolidated companies, or as goodwill on consolidation if the acquisition is recognized in the consolidated annual accounts.

In 2010 the Group received a non-monetary contribution in the form of a business of a non-consolidated Group company. The assets and liabilities comprising this acquiree, including amounts deferred in recognized income and expense, have been measured at fair value. The difference between the value allocated to the assets and liabilities and the amount of the share capital increase and share premium has been recognized as an adjustment to reserves in consolidated companies.

(c)	Goodwill on consolidation

Goodwill on consolidation is not amortized but is tested for impairment annually or more frequently where events or circumstances indicate that an asset may be impaired. Goodwill on business combinations is allocated to the cash-generating units (CGUs) or groups of CGUs that are expected to benefit from the synergies of the business combination and the criteria described in section (l) of this note are applied. After initial recognition, goodwill is measured at cost less any accumulated impairment losses.

Any negative consolidation differences are recognized in the consolidated income statement as income for the year.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(d)	Minority interests

Minority interests in subsidiaries acquired after January 1, 2010 are recognized at the acquisition date in the amount of the percentage ownership of the fair value of the identifiable net assets. Minority interests in subsidiaries acquired prior to that date were recognized in the amount of the percentage ownership of the equity of the subsidiaries at the date of first consolidation. Minority interests are disclosed in the consolidated balance sheet under consolidated equity separately from equity attributable to the parent company. Minority interests’ share in profit or loss for the year is disclosed separately in the consolidated income statement.

The profit or loss and changes in equity of the subsidiaries attributable to the Group and minority interests after consolidation adjustments and eliminations are determined in accordance with percentage ownership at year end, without considering the possible exercise or conversion of potential voting rights and after discounting the effect of dividends, agreed or otherwise, on preference shares with cumulative rights classified in equity accounts.

The subsidiaries’ profit and loss and income and expense recognized in equity are allocated to equity attributable to the parent company and to minority interests in proportion with their respective investments, even if this results in a balance receivable from minority interests. Agreements between the Group and minority interests are recognized as separate transactions.

Transactions to increase or decrease minority interests in a subsidiary through the Group while maintaining control are recognized as transactions with equity instruments. Consequently, no new acquisition cost arises on increases and no results are recognized in the consolidated income statement on reductions. Rather, the difference between the consideration given or received and the carrying amount of minority interests is recognized in reserves of the investor, without prejudice to the reclassification of consolidation reserves and the reallocation of income and expenses recognized in equity between the Company and minority interests. In transactions to decrease the Group’s interest in a subsidiary, minority interests are recognized at the amount of their interest in the consolidated net assets of that subsidiary.

(e)	Associates

Associates are companies over which the Company exercises significant influence, either directly or indirectly through subsidiaries. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies. The existence and effect of potential voting rights that are exercisable or convertible at the end of each reporting period, including potential voting rights held by the Group or third parties, are considered when assessing whether an entity has significant influence.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Investments in associates are accounted for using the equity method from the date significant influence commences until the Company can no longer justify that significant influence.

Details of investments accounted for using the equity method are included in Appendix IV.

Investments in associates are initially recognized at cost, which is equivalent to the Group’s share in the fair value of the assets acquired less the liabilities assumed, determined as described in the section on business combinations, plus goodwill calculated as the excess of the cost of the investment reflected in the individual annual accounts over the aforementioned amount. Cost includes any consideration payable, or excludes any consideration receivable, that is contingent on future events or on the fulfillment of certain conditions.

Acquisitions of associates are recognized using the purchase method, as in the case of subsidiaries. Any excess of the cost of the investment over the Group’s share in the fair value of the identifiable net assets is recognized as goodwill and included in the carrying amount of the investment. Any negative difference is deducted from the fair value of the investment and recognized as income in the year of acquisition. The Group’s share in the profit or loss of associates acquired after the acquisition date is accounted for as an increase or decrease in the value of the investments with a credit or debit to share in profit or loss of companies accounted for using the equity method, in the consolidated income statement. Dividends distributed are recognized as a reduction in the value of the investments. Income and expenses deriving from application of the equity method are taken into consideration when determining the Group’s share in the profit or loss of associates, including impairment losses.

Losses in associates attributable to the Group are limited to the value of the net investment, except when legal or implicit obligations have been assumed by the Group or payments have been made on behalf of the associates.

The accounting principles of the associates have been harmonized to ensure consistency in timing and valuation with those of the subsidiaries.

(i)	Impairment

The Group applies the impairment criteria described in the financial instruments section to determine whether additional impairment losses to those already recognized in the net investment in the associate, or in any other financial asset held with that associate, should be recognized as a result of applying the equity method (see section (n), point (viii) of this note).

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Impairment losses are not allocated to goodwill or other assets implicit in the investment in associates deriving from the application of the purchase method. In subsequent years, reversals in impairment losses in the form of increases in the recoverable amount are recognized in profit and loss.

(f)	Joint ventures

Joint ventures are those entities over whose economic activity the Company has joint control through a statutory or contractual agreement whereby the strategic financial and operating decisions relating to the activity require the unanimous consent of the Company and the other venturers.

These are initially recognized at cost, which is equivalent to the fair value of the consideration paid, including transaction costs, and are subsequently measured at cost net of any accumulated impairment losses. These investments are accounted for using the equity method (see section (e) of this note, Associates).

(g)	Foreign currency transactions, balances and cash flows

(i)	Foreign currency transactions, balances and cash flows

Foreign currency transactions have been translated into Euros using the exchange rate prevailing at the transaction date.

Monetary assets and liabilities denominated in foreign currencies have been translated into Euros at the closing rate, while non-monetary assets and liabilities measured at historical cost have been translated at the exchange rate prevailing at the transaction date.

Non-monetary assets measured at fair value have been translated into Euros at the spot exchange rate at the date that the fair value was determined.

In the consolidated statement of cash flows, foreign currency transaction cash flows have been translated into Euros at the exchange rates at the dates the cash flows occur.

The effect of exchange rate fluctuations on cash and cash equivalents denominated in foreign currencies is recognized separately in the statement of cash flows as effect of exchange rate fluctuations.

Exchange gains and losses arising on the settlement of foreign currency transactions and the translation into Euros of monetary assets and liabilities denominated in foreign currencies are recognized in profit or loss.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(ii)	Translation of financial statements of foreign subsidiaries

In accordance with the exception relating to accumulated translation differences foreseen in the second transitional provision of Royal Decree 1514/2007 approving the Spanish General Chart of Accounts, translation differences recognized in the consolidated annual accounts generated prior to January 1, 2008 are classified in other consolidation reserves of the parent company. Consequently, the historical exchange rate applicable to the translation of foreign operations is the exchange rate prevailing at the transition date.

As of the transition date, the financial statements of foreign subsidiaries and companies accounted for using the equity method, except when their functional currency is not the currency of a hyperinflationary economy, have been translated into Euros as follows:

•	Assets and liabilities, including goodwill and net asset adjustments derived from the acquisition of the operations are translated at the closing rate at the balance sheet date.

•	Income and expenses are translated at exchange rates at the dates of the transactions or at the average exchange rate for the month.

•	All resulting exchange differences are recognized as translation differences in consolidated equity.

Translation differences recorded in consolidated equity are recognized in the consolidated income statement on disposal of the foreign operations or companies. Disposal can be through sale, liquidation or recovery of invested capital.

At December 31, 2010 the functional currency of the following subsidiaries is the US Dollar, which is different to the currency of the countries in which they are domiciled:

Company	Country
Cemex Global Funding, SARL	Luxembourg
Cemex Premium Finance, KFT	Hungary
Construction Funding Corporation	Ireland
Cemex Hungary, KFT	Hungary
Cemex Research Group, AG	Switzerland
Cemex Irish Investments Company LTD	Ireland

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(h)	Intangible assets

Intangible assets are recognized at cost of acquisition or production and are carried at cost, less any accumulated amortization and accumulated impairment.

Expenditure on activities that contribute to increasing the value of the Group’s business as a whole, such as goodwill, trademarks and other similar items generated internally, as well as establishment costs, are recognized as expenses when incurred.

(i)	Administrative concessions

The Group operates various assets under administrative concession contracts awarded by different public entities. Administrative concessions relating to the quarries operated by the Group include the costs incurred in their procurement and are amortized based on the number of tons extracted each year, taking into consideration the total number of extractable tons.

(ii)	Patents, licenses, trademarks and similar rights

Trademarks acquired from third parties or Cemex Group companies are recognized at acquisition cost less accumulated amortization, and are amortized on a straight-line basis over a period of 10 to 30 years.

(iii)	Software

Acquired software is recognized at acquisition cost less any accumulated amortization and accumulated impairment. Software maintenance costs are charged as expenses when incurred.

(iv)	Greenhouse gas emission rights

Greenhouse gas emission rights, which are recognized when the Group becomes entitled to such rights, are carried at fair value which, in the absence of evidence to the contrary, is the cost of acquisition or production. Rights acquired free of charge under the 2008-2012 National Allocation Plan of each country are considered to arise at the start of the related calendar year and are recognized at fair value in equity as non-refundable grants. The grants are taken to the consolidated income statement under non-financial and other capital grants and matched with the associated costs which the grants are intended to compensate, or upon their sale, as applicable.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Emission rights arising from a certified reduction in emissions or from an emission reduction unit, deriving from clean development mechanisms or a pooling of rights as provided for in the Kyoto Protocol, are carried at cost of production using the same criteria as for inventories.

Emission rights are not amortized.

Provision is systematically made in provisions for greenhouse gas emission rights under current provisions. This provision is maintained until the obligation is cancelled, through the conveyance of the corresponding rights. Provisions released or surplus provisions reversed are recognized as other operating income. The provision is determined on the basis that it will be cancelled, as follows:

a)	Firstly, through emission rights transferred under the National Allocation Plan of each country to the Company’s account in the National Emission Rights Register, which are then used to cancel actual emissions in proportion to total forecast emissions for the entire period to which they have been allocated. The expense corresponding to this part of the obligation is determined based on the carrying amount of the transferred emission rights.

b)	Secondly, through the remaining emission rights recorded. Expenditure on this part of the obligation is measured as the weighted average cost of the emission rights.

If the emission of gases necessitates the acquisition or production of emission rights because actual emissions exceed those which can be cancelled through the transfer of emission rights under a National Allocation Plan, or through surplus emission rights, whether acquired or produced, provision is made for the shortfall in rights. The expense is determined using the best estimate of the amount necessary to cover the shortfall in emission rights.

Subsequent to initial recognition, emission rights held for trading are recognized at fair value through profit or loss.

The main conditions that must be fulfilled to be entitled to emission rights in Spain are set out in Law 1/2005 of March 9, 2005 governing greenhouse gas emission rights.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(v)	Goodwill on consolidation and goodwill

Goodwill on consolidation arises on the consolidation of subsidiaries and joint ventures. Goodwill arises on business combinations recognized in the individual annual accounts of the consolidated companies.

Goodwill is not amortized but is tested for impairment (see section (c) of this note).

(vi)	Subsequent costs

Subsequent costs incurred on intangible assets are recognized in profit and loss, unless they increase the expected future economic benefits attributable to the intangible asset.

(vii)	Useful life and amortization rates

The Group assesses whether the useful life of each intangible asset acquired is finite or indefinite. An intangible asset is regarded by the Company as having an indefinite useful life when there is no foreseeable limit to the period over which the asset will generate net cash inflows.

Intangible assets with indefinite useful lives are not amortized, but are instead tested for impairment on an annual basis or whenever there is an indication that the intangible asset may be impaired.

Intangible assets with finite useful lives are amortized by allocating the depreciable amount of an asset on a straight-line basis over its useful life.

Estimated years of useful life
Concessions	5-30
Patents and trademarks	10-30
Software	3-14
Other intangible assets	5

The Group reviews the residual value, useful life and amortization method for intangible assets at each financial year end. Changes to initially established criteria are accounted for as a change in accounting estimates.

(viii)	Impairment

The Group measures and determines impairment to be recognized or reversed based on the criteria in section (l) of this note.

(i)	Property, plant and equipment

Property, plant and equipment are measured at cost of acquisition or production, using the same criteria as for determining the cost of production of inventories.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Borrowing costs related with specific and general financing that are directly attributable to the acquisition or construction of property, plant and equipment which will not be available for use for more than one year are included in the cost of the asset.

Capitalized internal production costs are recognized as self-constructed assets in the consolidated income statement. Property, plant and equipment are carried at cost less any accumulated depreciation and any accumulated impairment.

The cost of an item of property, plant and equipment includes the costs of its dismantlement or removal and restoration of the site on which it is located, provided that the obligation is incurred as a consequence of having used the item and for purposes other than to produce inventories.

Items of property, plant and equipment located in Spain and recognized prior to December 31, 1996 are carried at a revalued amount as permitted by applicable legislation.

Spare parts with a warehouse cycle of less than one year are recognized as inventories. Parts with a warehouse cycle of more than one year and which are related to certain specific assets are recognized and depreciated on a systematic basis consistent with the depreciation policy for the assets in question, and those not related to specific assets are recognized under other property, plant and equipment and depreciated on a straight-line basis over the estimated replacement period.

Property, plant and equipment are depreciated by allocating the depreciable amount of an asset on a systematic basis over its useful life. The Group determines the depreciation charge separately for each component of an item of property, plant and equipment with a cost that is significant in relation to the total cost of the asset and with a useful life that differs from the remainder of the asset.

Property, plant and equipment are depreciated using the following criteria:

	Depreciation method	Estimated years of useful life
Buildings	Straight-line	8-100
Plant and machinery	Straight-line / declining balance	3-35
Other installations, equipment and furniture	Straight-line	3-20
Other property, plant and equipment	Straight-line / declining balance	2-20

The Group reviews residual values, useful lives and depreciation methods at each financial year end. Changes to initially established criteria are accounted for as a change in accounting estimates.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Subsequent to initial recognition of the asset, only the costs incurred which increase capacity or productivity or lengthen the useful life of the asset are capitalized. The carrying amount of parts that are replaced is derecognized. Maintenance costs are recognized in profit and loss when incurred.

The Group measures and determines impairment to be recognized or reversed based on the criteria in section (l) of this note.

(j)	Investment property

Investment property comprises property that is earmarked totally or partially to earn rentals or for capital appreciation or both, rather than for use in the production or supply of goods or services, for administrative purposes or for sale in the ordinary course of business.

The Group measures and recognizes investment property following the policy for property, plant and equipment.

Investment property is depreciated on a straight-line basis over the estimated years of useful life (8 to 100 years).

(k)	Non-current assets held for sale and discontinued operations

(i)	Non-current assets held for sale

Non-current assets or disposal groups for which the carrying amount will be recovered principally through a sale transaction rather than through continuing use are classified as held for sale, provided that these are available for immediate sale in their present condition subject to terms that are usual and customary for sales of such assets and that the sale is highly probable.

Non-current assets or disposal groups classified as held for sale are not depreciated or amortized, and are carried at the lower of their carrying amount and fair value less costs to sell.

(ii)	Discontinued operations

The Group sold its activities in Australia in 2009. The Group recognizes post-tax profit or loss of discontinued operations, post-tax gains or losses related to measurement at fair value less costs to sell, and gains or losses on disposal of assets or disposal groups in profit/(loss) after tax of discontinued operations in the consolidated income statement.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(l)	Impairment of non-financial assets subject to amortization or depreciation

The Group evaluates whether there are indications of possible impairment losses on non-financial assets subject to amortization or depreciation to verify whether the carrying amount of these assets exceeds the recoverable amount. The recoverable amount is the higher of the fair value less costs to sell and the value in use.

The Group tests goodwill and intangible assets with indefinite useful lives for impairment at least annually, irrespective of whether there is any indication that the assets may be impaired.

Impairment losses are recognized in the consolidated income statement.

The recoverable amount is determined for each individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. If this is the case, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

The Group determines CGUs as geographical segments, considering the similar characteristics of the operating components and the nature of the articles they produce, their vertical integration in the value chain, type of customers, operational integration of the components, and because this is the level used by the Group to organize and evaluate its activities in the internal management information system and to evaluate results to determine employee remuneration. The fair value of each reporting unit is determined using the value in use method (discounted cash flows). The cash flow projection models for the valuation of non-current assets include long-term economic variables. The Group considers that its cash flow projections and the rates used to discount cash flows to present value are a reasonable reflection of the economic conditions at the date of calculation, taking into account that the basis of the future cash flow models are the cash flows from operating activities for the prior year, that the cost of capital reflects the risk and volatility of the markets and that borrowing costs represent the specific interest rate of the Group in recent transactions.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Impairment tests are considerably affected by factors such as estimates of the future prices of products, changes in operating expenses, local and international economic trends in the construction sector, long-term growth expectations in the different markets, as well as the discount and perpetual growth rates applied. The Group determines specific post-tax discount rates for each reporting unit, which are applied when discounting post-tax cash flows. Cash flows which are not discounted are impacted by the perpetual growth rates used, whereas discounted cash flows are affected by the discount rate used. The higher the perpetual growth rate used, the higher the estimated cash flows per reporting unit. Nevertheless, the higher the discount rate used, the lower the estimated discounted cash flows per reporting unit.

Impairment losses on cash-generating units are allocated first to reduce the carrying amount of goodwill allocated to the unit and then to the other assets of the unit pro rata with their carrying amounts. The carrying amount of each asset may not be reduced below the highest of its fair value less costs to sell, its value in use and zero.

At the end of each reporting period the Group assesses whether there is any indication that an impairment loss recognized in prior periods may no longer exist or may have decreased. Impairment losses on goodwill are not reversible. Impairment losses for other assets are only reversed if there has been a change in the estimates used to calculate the recoverable amount of the asset.

(m)	Leases

(i)	Lessor accounting records

The Group has conveyed the right to use certain assets through lease contracts.

Leases which, at the commencement of the lease term, transfer to third parties substantially all the risks and rewards incidental to ownership of the assets are classified as finance leases, otherwise they are classified as operating leases.

(ii)	Lessee accounting records

The Group has rights to use certain assets through lease contracts. Leases contracts whereby, at the commencement of the lease term, the Group assumes substantially all the risks and rewards incidental to ownership are classified as finance leases, otherwise they are classified as operating leases.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

•	Finance leases

At the commencement of the lease term, the Group recognizes finance leases as assets and liabilities at the lower of the fair value of the leased asset and the present value of the minimum lease payments. Initial direct costs are added to the asset’s carrying amount. Minimum lease payments are apportioned between the finance charge and the reduction of the outstanding liability. Interest is expensed using the effective interest method.

Contingent rents are recognized as an expense when it is probable that they will be incurred.

The accounting policies applied to the assets used by the Group by virtue of finance lease contracts are the same as those set out in the different sections of this note. However, if there is no reasonable certainty at the commencement of the lease that the Group will obtain ownership by the end of the lease term, the assets are fully depreciated over the shorter of the lease term and their useful lives.

•	Operating leases

Lease payments under an operating lease, net of incentives received, are recognized as an expense on a straight-line basis over the lease term, unless another systematic basis is more representative of the time pattern of the lease’s benefit.

(n)	Financial instruments

Financial instruments are classified on initial recognition as a financial asset, a financial liability or an equity instrument in accordance with the substance of the contractual arrangement and the definitions of a financial liability, a financial asset and an equity instrument.

The Group classifies financial instruments into different categories based on the nature of the instruments and management’s intentions on initial recognition.

A financial asset and a financial liability are offset only when the Group currently has the legally enforceable right to offset the recognized amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

Interest is recognized using the effective interest method. Dividends from investments in equity instruments are recognized when the Group is entitled to receive them. If the dividends are clearly derived from profits generated prior to the acquisition date because amounts higher than the profits generated by the investment since acquisition have been distributed, the carrying amount of the investment is reduced.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(i)	Financial assets held for trading

Financial assets held for trading are those which are classified as held for trading on initial recognition, and comprise derivatives arising on forward sale and purchase contracts for emission rights. They are initially and subsequently measured at fair value through profit or loss.

(ii)	Loans and receivables

Loans and receivables comprise trade and non-trade receivables with fixed or determinable payments that are not quoted in an active market other than those classified in other financial asset categories. These assets are recognized initially at fair value, including transaction costs, and are subsequently measured at amortized cost using the effective interest method.

(iii)	Held-to-maturity investments

Held-to-maturity investments are debt securities with fixed or determinable payments and fixed maturity traded on an active market and that Group management has the positive intention and ability to hold to maturity, other than those classified in other categories. The measurement criteria applicable to financial instruments classified in this category are the same as those applicable to loans and receivables.

The Group has not reclassified or sold any held-to-maturity investments during the year.

(iv)	Available-for-sale financial assets

The Group classifies in this category debt securities and equity instruments which do not qualify for inclusion in the aforementioned categories.

Available-for-sale financial assets are initially recognized at fair value plus transaction costs directly attributable to the acquisition.

After initial recognition, financial assets classified in this category are measured at fair value and any gain or loss is accounted for in consolidated recognized income and expense under consolidated equity, except for impairment losses and foreign exchange gains and losses on debt instruments, as described in section (g) of this note. On disposal of the financial assets, amounts recognized in consolidated equity and any impairment losses are reclassified to profit or loss as described in point (viii) of this section. However, interest calculated using the effective interest method and dividends are recognized in profit and loss using the criteria described above.

(v)	Financial assets and financial liabilities carried at cost

The Group classifies in this category equity instruments that do not qualify for inclusion in the aforementioned categories, and the fair value of which cannot be estimated reliably. They are carried at cost less any accumulated impairment, as described in point (viii) of this section.

(vi)	Investments in non-consolidated group companies and associates

These are initially recognized at cost, which is equivalent to the fair value of the consideration given, including transaction costs in the case of associates, and are subsequently measured at cost net of any accumulated impairment losses. The acquisition cost of investments in group companies acquired before January 1, 2010 includes any transaction costs incurred (see note 14 (a)).

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(vii)	Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial asset expire or have been transferred and the Group has transferred substantially all the risks and rewards of ownership.

If, as a result of a transfer, a financial asset is derecognized in its entirety, the new financial asset, financial liability or servicing liability are recognized at fair value.

On derecognition of a financial asset in its entirety, the difference between the carrying amount and the sum of the consideration received, net of transaction costs, including any new asset obtained less any new liability assumed and any cumulative gain or loss deferred in recognized income and expense, is recognized in profit or loss. The Group has entered into contracts with financial institutions for the transfer of receivables. The Group assesses whether the contracts involve the substantial transfer of risks and rewards incidental to ownership of the financial assets transferred, and derecognizes these if this is the case. Costs incurred on the transfer of these assets are recognized as expenses at the transfer date.

(viii)	Impairment of financial assets

A financial asset or a group of financial assets is impaired and impairment losses are incurred if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset and that event or events have an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

The Group recognizes impairment of loans and receivables and debt instruments when a reduction or delay is incurred in the estimated future cash flows, due to debtor insolvency.

Impairment losses on equity instruments carried at cost cannot be reversed and are recognized directly against the value of the asset.

(ix)	Financial liabilities

Debts and payables, including trade payables, issues of marketable bonds and other payables, that are not classified as held for trading are initially recognized at fair value less any transaction costs directly attributable to their issue. After initial recognition, liabilities classified in this category are measured at amortized cost using the effective interest method. Financial liabilities expected to be settled in the short term are recognized at their nominal amount.

(x)	Derecognition and modifications of financial liabilities

A financial liability, or part of a financial liability, is derecognized when the Group either discharges the liability by paying the creditor, or is legally released from primary responsibility for the liability either by process of law or by the creditor.

The exchange of debt instruments between the Group and the counterparty or substantial modifications of initially recognized liabilities are accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability, provided that the instruments have substantially different terms.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

The Group considers that the terms are substantially different if the discounted present value of the cash flows under the new terms, including any fees paid net of any fees received and discounted using the original effective interest rate, is at least 10 per cent different from the discounted present value of the remaining cash flows of the original financial liability.

If the exchange is accounted for as an extinguishment of the financial liability, any costs or fees incurred are recognized as part of the gain or loss on the extinguishment. If the exchange is not accounted for as an extinguishment, any costs or fees incurred adjust the carrying amount of the liability and are amortized over the remaining term of the modified liability. In this case, a new effective interest rate is determined at the modification date, which discounts the present value of cash flows payable under the new terms to the carrying amount of the financial liability at that date.

The difference between the carrying amount of a financial liability, or part of a financial liability, extinguished or transferred to another party and the consideration paid, including any non-cash assets transferred or liabilities assumed, is recognized in the consolidated income statement. Differences arising on financial liabilities with shareholders are recognized in other shareholders’ contributions in the consolidated balance sheet.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(xi)	Payables discounting

The Group has contracted payables discounting facilities with various financial institutions to manage payments to suppliers. Trade payables settled under the management of financial institutions are recognized under trade and other payables in the consolidated balance sheet until they have been settled, repaid or have expired. Payables to financial institutions as a result of the transfer of trade liabilities are recognized as trade payables advanced by banks under trade and other payables in the consolidated balance sheet.

The consideration given by the financial institutions in exchange for the right to finance the customers of the Group is recorded when accrued.

(o)	Non-financial asset sale and purchase agreements

The Company enters into forward contracts to purchase raw materials according to its production needs and other trading requirements. At inception, and periodically thereafter, the Group assesses whether the contracts should be recognized as derivative financial instruments. To this end, the Group separately controls and records contracts that do not qualify for recognition as derivative financial instruments and those that should be classified as held-for-trading.

(p)	Own equity instruments

Share capital increases are recognized in consolidated equity, provided that these have been filed at the Spanish Mercantile Registry before the consolidated annual accounts are authorized for issue. Otherwise, they are recognized under current payables in the consolidated balance sheet. Equity instruments acquired by the Group from the Company are shown separately at cost of acquisition as a reduction in consolidated capital and reserves in the consolidated balance sheet. Any gains or losses on transactions with own equity instruments are not recognized in the consolidated income statement.

Transaction costs related to own equity instruments, including issue costs related to a business combination, are accounted for as a deduction from reserves, net of any tax effect.

Contracts that require the Group to purchase own equity instruments, including minority interests, either in cash or in exchange for a financial asset, are recognized as a financial liability in reserves, at the present value of the redeemable amount. The financial liability is subsequently measured at amortized cost or fair value through profit or loss or reserves, depending on the redemption terms. If the Group does not ultimately exercise the contract, the carrying amount of the financial liability is reclassified to reserves or minority interests, as applicable.

(q)	Inventories

Inventories are initially measured at cost of purchase or production.

Raw materials and other supplies are measured at cost of purchase, plus transport, handling and other costs directly attributable to the acquisition. Trade discounts, rebates and other similar items are deducted in determining the cost of purchase. The cost of raw materials and other supplies is allocated to the different inventory units using the weighted average cost method.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

The production cost of finished goods and work in progress comprises the cost of purchase of raw materials and consumables, costs directly related to the units of production and systematic allocation of fixed and variable production overheads that are incurred in converting materials into finished goods. The allocation of fixed indirect overheads is based on the higher of normal production capacity or actual level of production.

When the cost of inventories exceeds net realizable value, materials are written down to net realizable value.

(r)	Cash and cash equivalents

Cash and cash equivalents include cash on hand and demand deposits in financial institutions. They also include other short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. An investment normally qualifies as a cash equivalent when it has a maturity of less than three months from the date of acquisition.

(s)	Grants, donations and bequests

Grants, donations and bequests are accounted for in recognized income and expense when, where applicable, they have been officially awarded and the conditions attaching to them have been complied with or there is reasonable assurance that they will be received.

Capital grants are taken to income in line with depreciation of the assets for which the grants were awarded or when the assets are disposed of, derecognized or impaired.

The accounting treatment of grants relating to greenhouse gas emission rights is described in section (h) of this note.

(t)	Commitments with employees

In light of legal requirements or through own commitments, some Group companies are obliged to cover defined contribution or defined benefit pension plans and other commitments such as medical insurance, life insurance and length of service or early retirement bonuses for certain employees, in specific circumstances.

Costs incurred on the aforementioned commitments are recognized in profit and loss during the period in which services are rendered, based on actuarial calculations of the present value of the obligations.

The Group recognizes the contributions payable to a defined contribution plan in exchange for a service when an employee has rendered service to the Company. The contributions payable are recognized as an expense for employee remuneration, and as a liability after deducting any contribution already paid. If the contribution already paid exceeds the contribution due for service before the end of the period, the Company only recognizes that excess as an asset (prepaid expense) to the extent that the prepayments will lead to, for example, a reduction in future payments or a cash refund.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Defined benefit liabilities recognized in the consolidated balance sheet reflect the present value of obligations at the balance sheet date, less the fair value at that date of plan assets, less any past service costs not recognized. The present value of committed defined benefit remuneration has been estimated using actuarial calculation methods and financial and actuarial assumptions that are unbiased and mutually compatible.

Any variations in the present value of commitments undertaken or, where applicable, the fair value of the plan assets at the closing date, as a result of changes in actuarial or financial assumptions, are recognized as actuarial gains or losses in recognized income and expense in the year in which they arise. In the case of length of service and loyalty bonuses, variations are recognized in profit and loss.

In the event that the result of the operations described in the section above is negative, i.e. it results in an asset, the Group measures the resulting asset up to the total of unrecognized past service costs plus the present value of any economic benefits available in the form of refunds from the plan or reductions in future contributions to the plan. The Group therefore immediately recognizes any past service cost in the present year that exceeds any reduction in the present value of the economic benefits specified above. If there is no change or an increase in the present value of the economic benefits, the entire past service cost of the current period is recognized immediately.

(u)	Termination benefits

Termination benefits are recognized when the decision to terminate employment, with an indemnity, has been announced. In the event of dismissal on disciplinary grounds, termination benefits are recognized once the dismissal becomes official and the unfair nature of the dismissal is acknowledged or ruled.

Termination benefits for voluntary redundancy are recognized when an agreement to terminate employment has been reached.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(v)	Provisions

Provisions are recognized when the Group has a present obligation (legal, contractual, implicit or tacit) as a result of a past event; it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation; and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the expenditure required to settle the present obligation at the end of the reporting period, taking into account all risks and uncertainties surrounding the amount to be recognized as a provision and, where the time value of money is material, the financial effect of discounting provided that the expenditure to be made each period can be reliably estimated. The financial effect of provisions is recognized as a finance expense in the consolidated income statement.

If it is no longer probable that an outflow of resources will be required to settle an obligation, the provision is reversed.

Provisions for taxes are measured at the estimated amount of tax debt calculated in accordance with the aforementioned criteria. Provision is made with a charge to income tax for the tax expense for the year, to finance expenses for the delay interest, and to other income for the sanction. The effects of changes in estimates of prior years’ provisions are recognized according to their nature, unless they involve the correction of an error.

(i)	Provisions for onerous contracts

Provisions for onerous contracts are measured on the basis of the present value of the unavoidable costs of meeting the obligations under the contract reflecting the lowest net cost of exiting from the contract, which is the lower of the cost of fulfilling it and any compensation or penalties arising from failure to fulfill it.

(ii)	Provisions for termination benefits and restructuring costs

Provisions for termination benefits are recognized in the event of a personnel reduction plan entailing indemnities, either when implementation of the plan has commenced or when the main characteristics of the plan have been announced.

(iii)	Provisions for decommissioning, restoration and similar liabilities

In accordance with prevailing Spanish legislation and that of other countries where the subsidiaries are located, under certain conditions, the titleholders to resources are obliged to carry out work to restore the land affected by extraction works under certain terms and conditions from the date the concession is granted. Provisions in this respect are recognized in profit and loss when costs are incurred on the production of inventories.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

On the basis of technical studies, at December 31, 2010 the Group has made the necessary provision to cover the estimated costs to be incurred on the different restoration programs. Provision is made on an annual basis in line with the number of tons of aggregates extracted during the year.

(w)	Revenue from the sale of goods and rendering of services

Revenue from the sale of goods or services is recognized at the fair value of the consideration received or receivable, upon delivery of the products manufactured by the Group or when the service has been rendered, irrespective of the date of collection. Volume rebates, prompt payment and any other discounts are recognized as a reduction in the consideration.

(x)	Income taxes

The income tax expense and tax income for the year comprises current tax and deferred tax.

Current tax assets or liabilities are measured at the amount expected to be paid to or recovered from the taxation authorities, using the tax rates and tax laws that have been enacted or substantially enacted at the balance sheet date.

Current and deferred tax are recognized as income or an expense and included in profit or loss for the year, except to the extent that the tax arises from a transaction or event which is recognized, in the same or a different year, directly in consolidated equity, or a business combination.

The Company files consolidated tax returns with its subsidiaries registered in Spain, Aricemex, S.A., Hormicemex, S.A., Cementos Andorra, S.A. and Hormigones Illescas, S.L.U.

(i)	Taxable temporary differences

Taxable temporary differences are recognized in all cases except where:

•

They arise from the initial recognition of goodwill or an asset or liability in a transaction which is not a business combination, and at the time of the transaction affects neither accounting profit nor taxable income.

•

They are associated with investments or subsidiaries, associates, jointly controlled entities and interests in joint ventures over which the Group is able to control the timing of the reversal of the temporary difference and it is not probable that the difference will reverse in the foreseeable future.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(ii)	Deductible temporary differences

Deductible temporary differences are recognized provided that:

•

It is probable that taxable profit will be available against which the deductible temporary difference can be utilized, unless the differences arise from the initial recognition of an asset or liability in a transaction which is not a business combination, and at the time of the transaction affects neither accounting profit nor taxable income.

•

The temporary differences are associated with investments or subsidiaries, associates and jointly controlled entities which will reverse in the foreseeable future and sufficient taxable income is expected to be generated against which the temporary difference can be offset.

Tax planning opportunities are only considered on evaluation of the recoverability of deferred tax assets and if the Group intends to use these opportunities or it is probable that they will be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the years when the asset is realized or the liability is settled, based on tax rates and tax laws that have been enacted or substantially enacted. The tax consequences that would follow from the manner in which the Company expects to recover or settle the carrying amount of its assets or liabilities are also reflected in the measurement of deferred tax assets and liabilities.

The Company only offsets tax assets and liabilities if it has a legally enforceable right to offset the recognized amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

Deferred tax assets and liabilities are recognized in the consolidated balance sheet under non-current assets or liabilities, irrespective of the expected date of recovery or settlement.

(y)	Share-based payments

From 2005 to 2008, the Group implemented a remuneration plan (2005-2008 plan) for certain employees consisting of the right to receive a cash bond to acquire ordinary participation certificates (“CPO”) of Cemex S.A.B de C.V., parent of the Cemex Group. Each CPO represents a participation in two new series “A” shares and a new series “B” share, representing the share capital of Cemex S.A.B. de C.V.

For the 2005-2008 plan, the Group deposits the CPOs of each plan in an escrow under the employees’ names. The fair value of the CPOs at the date of contribution to the escrow is equivalent to the bond extended.

At December 31, 2010, the amount of the 2005-2008 plan CPOs deposited in the escrow and pending release is recognized in personnel under trade and other receivables in current assets.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

As of 2009, the Cemex Group implemented a new plan (2009-2010 plan) directly providing these executives with CPOs issued by Cemex S.A.B de C.V. without receiving any cash remuneration from the Group companies. The Group recognizes the fair value of CPOs at the date awarded under personnel expenses with a credit to reserves.

Under both plans, the CPOs are not available to employees for four years, with 25% released annually. The Group recognizes the cost of the CPOs under personnel expenses in the consolidated income statement on a straight-line basis over the four-year term of each plan, based on the acquisition cost of the related CPOs.

(z)	Classification of assets and liabilities as current and non-current

The Group classifies assets and liabilities in the consolidated balance sheet as current and non-current. Current assets and liabilities are determined as follows:

•	Assets are classified as current when they are expected to be realized or are intended for sale or consumption in the Group’s normal operating cycle, which is expected to be within twelve months.

•

Liabilities are classified as current when they are expected to be settled within twelve months after the balance sheet date or the Group does not have an unconditional right to defer settlement of the liability for at least twelve months after the balance sheet date. Financial liabilities are classified as current when circumstances require their settlement within twelve months after the balance sheet date, even if the original term was for a period longer than twelve months.

(aa)	Environmental issues

The Group takes measures to prevent, reduce or repair the damage caused to the environment by its activities.

Expenses derived from environmental activities are recognized according to their nature in the period in which they are incurred.

Non-current assets acquired by the Group to minimize the environmental impact of its activity and protect and improve the environment, including the reduction and elimination of future pollution from the Group’s activities, are recognized as assets, applying the measurement, presentation and disclosure criteria described in section (i) of this note.

The Group makes provisions for environmental work using the general criteria described in section (v) of this note.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

On the basis of technical studies, at December 31, 2010 and 2009 the Group has made the necessary provision to cover the estimated costs to be incurred on the different restoration programs relating to the natural areas associated with extraction works. Provision is made on an annual basis in line with the number of tons of aggregates extracted during the year.

(bb)	Transactions between non-consolidated Group companies

Transactions between non-consolidated Group companies are recognized at the fair value of the consideration given or received, except those related to mergers, spin-offs and non-monetary contributions mentioned in the previous sections. The difference between this value and the amount agreed is recognized in line with the underlying economic substance of the transaction.

(6)	Business Combinations

In November 2010 the Group acquired 100% of the share capital of Cemex Irish Investments Company Limited through a non-monetary contribution by the Company’s majority shareholder, New Sunward Holding B.V. (see note 2 (b) and note 19). Cemex Irish Investments Company Limited has its registered offices in Ireland and its principal activity is providing of financing to Cemex Group companies worldwide.

The acquiree did not generate significant profits for the Group between the acquisition date and year end. Moreover, this company did not generate significant finance income, being a financial firm with no revenues.

Had the acquisition been made on January 1, 2010 neither profit or finance income generated for the Group would have been significant.

Details of the cost of the business combination, the fair value of the net assets acquired and the excess of the net assets acquired over the cost of the combination are as follows:

Millions of Euros
Cost of the business combination Equity instruments issued	935
Fair value of net assets acquired	959

Excess of net assets acquired over the cost of the combination (recognized as an adjustment to share premium and reserves)	(24)

The fair value of the equity instruments issued was calculated by an independent expert using the purchase method.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

The acquisition-date fair value of the assets, liabilities and contingent liabilities acquired is as follows:

Millions of Euros
Non-current assets	972
Current assets	3
Current liabilities	(16)

Total net assets acquired (100%)	959

(7)	Discontinued Operations and Non-current Assets Held for Sale

(a)	Discontinued operations

As described in note 2 (f), on October 1, 2009 the Group sold all its assets in Australia to third parties for Australian Dollars 2,020 million (Euros 1,167 million), incurring a loss of Euros 328 million at consolidated level. The operations involving the Australian assets during the nine-month period ended September 30, 2009 are reflected as a single entry in the consolidated income statement under discontinued operations.

Details of the income statement and cash flows at September 30, 2009 reflected as discontinued operations are as follows:

Millions of Euros
Revenues	695
Change in inventories	1
Supplies	(272)
Personnel expenses	(112)
Other operating expenses	(203)
Depreciation and amortization	(43)
Impairment and gains/(losses) on disposal of fixed assets	(1)

Results from operating activities	65

Finance income	3
Finance expenses	(6)
Exchange gains/losses	(90)

Net finance expense/income	(93)

Share in profit of companies accounted for using the equity method	11

Loss before tax of discontinued operations	(17)

Income taxes	26

Profit/(loss) after tax of discontinued operations	9

Cash flows from operating activities	139

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Millions of Euros
Cash flows used in investing activities	(6)
Cash flows from financing activities	—

Total cash flows	133

Details of assets and liabilities of the operations in Australia at September 30, 2009 are as follows:

Millions of Euros
Intangible assets	85
Property, plant and equipment	679
Investments in Group companies and associates	175
Non-current investments	21
Deferred tax assets	46
Goodwill on consolidation	574
Inventories	61
Trade and other receivables	154
Current investments	2
Prepayments for current assets	3
Cash and cash equivalents	85

Total assets	1,885

Non-current provisions	71
Non-current payables	18
Deferred tax liabilities	90
Current payables	94
Trade and other payables	117

Total liabilities	390

(b)	Non-current assets held for sale

Non-current assets held for sale at December 31, 2010 and 2009 mainly comprise different non-strategic assets sold or for sale in the United States.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(8)	Intangible Assets

Details of intangible assets and movement in 2010 and 2009, except goodwill on consolidation, are provided in Appendix II, which forms an integral part of this note.

Additions for the year mainly relate to emission rights allocated during the period amounting to Euros 178 million (Euros 202 million in 2009).

Exclusions from the consolidated group in 2009 primarily relate to the sale of intangible assets in Australia (see notes 2 (f) and 7 (a)) with a carrying amount of Euros 85 million. There have been no exclusions from the consolidated group in 2010.

Patents and trademarks mainly comprise trademarks of the Cemex Group which were acquired in 2008 through the purchase of Cemex Trademarks Worldwide, Ltd. The cost of these trademarks is Euros 5,236 million (Euros 4,878 million at December 31, 2009), with a carrying amount of Euros 4,076 million at December 31, 2010 (Euros 4,352 million at December 31, 2009). These trademarks are amortized on a straight-line basis over a period of between 20 and 30 years (see note 5 (h)).

In 2010, transferred assets held for sale are intangible assets associated with the concessions in the United States, as a result of the agreement for their sale.

In 2009, transferred assets held for sale were intangible assets associated with the operations in Austria and Hungary, which were transferred to assets held for sale in 2008 as a result of the agreement for the sale of these operations. As the sale of these operations did not materialize, the assets were reclassified as operating assets (see note 24 (e)).

The cost and accumulated amortization of assets located outside Spain at December 31, 2010 amount to Euros 7,271 million and Euros 1,676 million, respectively (Euros 6,808 million and Euros 914 million at December 31, 2009).

The cost of fully amortized intangible assets at December 31, 2010 and 2009 is as follows:

	Millions of Euros
	2010	2009
Software	74	71
Other	98	86

	172	157

In 2009 the Group reversed impairment losses on intangible assets recognized in 2008, which came to light in CGUs in which consolidated goodwill had been recognized.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(a)	Greenhouse gas emission rights

This caption comprises the rights allocated free of charge within the 2008-2012 National Allocation Plan of each country, reduced to reflect the cancellation of rights consumed in the Group’s account (see note 20). This plan establishes the allocation of a certain number of rights to the Group, free of charge, for each year of the plan. In accordance with prevailing accounting legislation, these rights are only recognized at the start of the period for which they have been allocated. Emission rights allocated relate to the clinker production plant. Details of rights allocated for the 2008-2012 period are as follows:

	Thousands of rights
	2008	2009	2010	2011	2012	Total
Spain	7,495	7,495	7,495	7,495	7,495	37,475
Germany	2,109	2,109	2,070	2,096	2,096	10,456
United Kingdom	1,778	1,778	1,778	1,778	1,778	8,890
Poland	1,796	1,796	1,796	1,796	1,796	8,980
Latvia	341	660	660	660	660	2,981

Total	13,519	13,838	13,799	13,825	13,825	68,782

In 2010, the Group submitted emission rights amounting to Euros 115 million to the government of the pertinent country (Euros 178 million in 2009), with a charge to the provision for emission rights at December 31, 2009 (see note 24).

In 2010, the Group sold 5.25 million emission rights to Cemex S.A.B. de C.V. for Euros 68 million (3.37 million rights in 2009 for Euros 52 million). The Group sold 1.07 million emission rights to third parties for Euros 14 million.

Details of the emission rights allocated and consumed in 2010 and 2009 for the different Group companies by country are as follows:

	2010
	Number of rights (thousands)		Millions of Euros
	Received	Consumed	Received	Consumed
Spain	7,495	3,536	96	48
Germany	2,070	1,868	27	25
United Kingdom	1,778	1,300	24	18
Poland	1,796	1,551	23	22
Latvia	660	706	8	10

Total	13,799	8,961	178	123

				(note 24)

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

	2009
	Number of rights (thousands)		Millions of Euros
	Received	Consumed	Received	Consumed
Spain	7,495	3,673	110	45
Germany	2,109	1,834	31	23
United Kingdom	1,778	1,426	26	18
Poland	1,796	1,384	26	25
Latvia	660	328	9	5

Total	13,838	8,645	202	116

(9)	Goodwill on Consolidation

Details of goodwill on consolidation and movement in 2010 and 2008 are as follows:

	Millions of Euros
	2010	2009
Cost at January 1	7,547	8,470
Additions	3	26
Disposals	(27)	(929)
Transfers	(26)	—
Translation differences	83	(20)

Cost at December 31	7,580	7,547

Accumulated impairment at January 1	(1,366)	(1,704)
Impairment losses for the year	(13)	—
Disposal of companies	—	338

Accumulated impairment at December 31	(1,379)	(1,366)

Carrying amount at December 31	6,201	6,181

In 2009 disposals primarily reflected the sale of Group operations in Australia (see notes 2 (f), 7 (a), 8 and 10).

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Details of goodwill on consolidation at December 31, 2010 and 2009, by consolidated company, are as follows:

	Millions of Euros
	2010			2009
	Cost	Impairment	Net value	Cost	Impairment	Net value
Cemex France Gestión, S.A.S	127	(124)	3	125	(124)	1
Cemex Thailand Co, Ltd	31	(31)	—	31	(31)	—
Bayano Group	10	—	10	9	—	9
Cemex Colombia Group	113		113	104	—	104
Cemex de Puerto Rico Inc. Group	13	(13)	—	11	—	11
Cemex Dominicana Group	8	—	8	8	—	8
Cemex Egypt Group	1	—	1	1	—	1
Cemex USA Group	6,898	(856)	6,042	6,854	(856)	5,998
RMC Group	276	(276)	—	276	(276)	—
Solid Cement Group	79	(79)	—	79	(79)	—
Rinker Materials (Qingdao) Co.	3	—	3	3	—	3
Companies registered in Spain	21	—	21	46	—	46

	7,580	(1,379)	6,201	7,547	(1,366)	6,181

To test for impairment, goodwill has been allocated to the Group’s cash generating units, which are divided into geographical operating segments that generally coincide with the operations in each country.

The Group tests for impairment of goodwill on an annual basis. The calculation of the recoverable amount of a geographical segment to which goodwill has been allocated requires the use of estimates by management. The recoverable amount is the higher of fair value less costs to sell and value in use. The Group generally uses cash flow discounting methods to calculate these values, based on the 10-year projections of the budgets approved by management which take into consideration past experience and represent management’s best estimate of future market performance. From the 10th year cash flows are extrapolated using individual growth rates. The key assumptions used to calculate the fair value less costs to sell and value in use include growth rates, the weighted average cost of capital and tax rates. The estimates, including the methodology employed, could have a significant impact on the values and the impairment loss.

In 2010, impairment of Euros 13 million was recognized on goodwill of the Cemex Puerto Rico Group, as the carrying amount of this group exceeded its recoverable amount. The Group has also recognized impairment of Euros 43 million on the Cemex Puerto Rico Group’s property, plant and equipment (see note 10).

No impairment of goodwill was recognized in 2009, as all tests indicated a recoverable amount in excess of the carrying amount. In 2009 the Group also reversed impairment losses on property, plant and equipment and intangible assets recognized in 2008 as a result of impairment tests on CGUs to which goodwill had been assigned.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

A summary of the main variables used to calculate the aforementioned discounted cash flows, by CGU (or groups of CGUs), is as follows:

	2010		2009
	Discount rate	Growth rate	Discount rate	Growth rate
Colombia	10.1%	2.5%	10.2%	2.5%
Spain	10.3%	2.5%	8.9%	2.5%
United States	8.8%	2.5%	8.5%	2.9%
France	9.7%	2.5%	9.6%	2.5%
United Kingdom	9.8%	2.5%	9.4%	2.5%
Other countries	10% – 11.8%	2.5%	9.6% – 14.6%	2.5%

Group management has calculated the budgeted gross margin for its operations based on past performance and market development prospects in the countries in which it operates. Weighted average growth rates are coherent with the forecasts included in industry reports and the discount rates used are after tax and reflect specific sector risks.

(10)	Property, Plant and Equipment

Details of property, plant and equipment and movement in 2010 and 2009 are provided in Appendix III, which forms an integral part of this note.

Disposals in 2010 mainly comprise assets associated with the United States operations sold during the year. The carrying amount of these assets at the disposal date was Euros 99 million. A loss of Euros 33 million was incurred on this transaction.

Disposals due to departures from the consolidated group in 2009 relate to assets associated with operations in Australia, which were sold during the prior year (see notes 2(f) and 7(a)).

In 2010 the Group transferred property, plant and equipment associated with operations in the USA and the UK (RMC Group), amounting to Euros 7 million and Euros 5 million, respectively, to non-current assets held for sale.

In 2009 the Group transferred property, plant and equipment associated with operations in Austria and Hungary, amounting to Euros 175 million, from non-current assets held for sale (see note 24 (e)).

At December 31, 2010 reversible and irreversible impairment losses of Euros 92 million have been recognized, mainly due to the permanent closure of assets in the United States and impairment recorded for the Cemex Puerto Rico Group.

In 2009, impairment of Euros 83 million recognized on property, plant and equipment in 2008 was partially reversed, as a result of the calculation of impairment of CGUs to which goodwill had been assigned.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

The cost and accumulated amortization of assets located outside Spain at December 31, 2010 amount to Euros 13,162 million and Euros 4,344 million, respectively (Euros 12,615 million and Euros 3,687 million, respectively, at December 31, 2009).

The cost of fully depreciated property, plant and equipment at December 31, 2010 and 2009 is as follows:

	Millions of Euros
	2010	2009
Land and natural resources	148	129
Buildings	371	309
Plant and machinery	2,621	2,338
Other installations, equipment and furniture	75	68
Other property, plant and equipment	164	122

	3,379	2,966

Items of property, plant and equipment not used in operations are not significant at December 31, 2010 and 2009.

At December 31, 2010 and 2009 property, plant and equipment amounting to Euros 5 million and Euros 10 million, respectively, have been pledged as collateral for mortgage loans.

At December 31, 2010 and 2009 the Group has commitments to purchase property, plant and equipment totaling Euros 8 million and Euros 2 million, respectively.

The Group has contracted insurance policies to cover the risk of damage to its property, plant and equipment. The coverage of these policies is considered sufficient.

Assets with a carrying amount of Euros 13 million, relating to various installations (silos, maritime distribution warehouses and docks) will revert to the port authorities where the assets are located during the reversion period from 2011 to 2029, and in 2033 a cement grinding mill located in Spain, with a carrying amount of Euros 31 million (Euros 32 million in 2009), will revert to the port authority where it is located.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(11)	Finance Leases – Lessee

At December 31 the Group has contracted the following assets under finance leases:

	Millions of Euros
	2010
	Land and quarries	Buildings	Plant and machinery	Other fixed assets	Total
Fair value	3	7	72	2	84
Accumulated depreciation and impairment losses	—	(1)	(62)	(2)	(65)

Carrying amount at December 31, 2010	3	6	10	—	19

	Millions of Euros
	2009
	Land and quarries	Buildings	Plant and machinery	Other fixed assets	Total
Fair value	9	19	81	3	112
Accumulated depreciation and impairment losses	—	(9)	(64)	—	(73)

Carrying amount at December 31, 2009	9	10	17	3	39

Details of the most significant finance lease contracts are as follows:

•	The number of monthly installments under the contracts varies between 35 and 421 (between 23 and 480 in 2009).

•	The contracts expire between 2011 and 2038 (between 2010 and 2038 in 2009).

•	The combined amount of monthly installments totals Euros 0.2 million at December 31, 2010 (Euros 2 million at December 31, 2009).

•	Purchase options amount to Euros 2 million at December 31, 2010 (Euros 12 million at December 31, 2009).

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Details of the present value of finance lease liabilities, by maturity date, are as follows:

	Millions of Euros
	2010	2009
Less than one year	3	7
One to five years	5	8
Over five years	2	2

Total	10	17

Finance lease liabilities are guaranteed by the leased assets.

(12)	Operating Leases - Lessee

The Company has contracted different types of assets under operating leases from third parties.

Operating lease installments have been recognized as an expense for the year as follows:

	Millions of Euros
	2010	2009
Minimum lease payments	285	272
Contingent rents	1	14

Total operating lease installments	286	286

Future minimum payments under non-cancellable operating leases are as follows:

	Millions of Euros
	2010	2009
Less than one year	144	118
One to five years	315	300
Over five years	279	226

Total future minimum payments	738	644

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(13)	Operating Leases – Lessor

The Group has contracted the following types of assets under operating leases from third parties:

	2010
	Millions of Euros
	Land	Buildings	Plant and machinery	Total
Cost	3	1	2	6
Accumulated depreciation and impairment losses	—	—	(1)	(1)

Carrying amount	3	1	1	5

	2009
	Millions of Euros
	Land	Buildings	Plant and machinery	Total
Cost	4	2	4	10
Accumulated depreciation and impairment losses	—	—	(1)	(1)

Carrying amount	4	2	3	9

Future minimum payments under non-cancellable operating leases amount to Euros 5 million (Euros 4 million at December 31, 2009), of which approximately Euros 1 million falls due in less than one year, Euros 3 million in one to five years and the remainder in over five years.

(14)	Investments in Equity Instruments of Non-consolidated Group Companies and Associates and Investments Accounted for Using the Equity Method

(a)	Investments in non-consolidated associates

Details of the cost of investments in non-consolidated companies at December 31 are as follows:

	Millions of Euros
	2010	2009
Société des Ciment Antillais, S.A.	7	9
Industrias Básicas, S.A.	7	—
Carrières de la Seine Maritime	—	5
Beton FR Saone	—	3
Other	1	1

	15	18

The investment in Industrias Básicas, S.A. was acquired at the end of 2010.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

The investments in Société des Ciments Antillais, S.A. and Industrias Básicas, S.A. are carried at cost as the Group does not have the information required to account for these interests using the equity method.

The investments in Carrières de la Seine Maritime and Beton FR Saone were acquired in full at the end of 2009 and recognized at cost, as the Group did not have the information required to account for these interests using the equity method. At December 31, 2010 these investments were fully consolidated.

The functional currencies of foreign operations are the currencies of the countries in which they are domiciled.

(b)	Investments accounted for using the equity method

Information on investments accounted for using the equity method, including details and movement, are provided in Appendices I and IV, which form an integral part of this note.

Additions in 2010 reflect the interest in Camera Long Beach acquired by the Cemex USA Group for Euros 7 million.

Investments in associates of the Rinker Australia Group amounting to Euros 145 million and accounted for using the equity method were disposed of in 2009 (see notes 2 (f) and 7 (a)).

On July 1, 2005, the Cemex USA Group formed a strategic alliance with Ready Mix USA, Inc. through the incorporation of two companies, Cemex Southeast, LLC and Ready Mix USA, LLC, for the production and sale of cement, and of concrete and aggregates, respectively. Based on the agreements signed, the Group obtained control of Cemex Southeast, LLC, with 50.01% of profit-sharing rights and rights to 49.99% of the profits of Ready Mix USA, LLC. As a result, the investment in Cemex Southeast, LLC was fully consolidated and the investment in Ready Mix USA, LLC was accounted for using the equity method.

Under this agreement, from the third year of this strategic alliance, starting on June 30, 2008, and each year at that date for a period of 22 years, Ready Mix USA, Inc. was entitled, though not obliged, to sell its interest in both companies to the Group at a fixed price calculated as the greater of a) eight times the EBITDA of the 12 prior months; b) eight times the average EBITDA for the 36 prior months; or c) the carrying amount.

On September 30, 2010 Ready Mix USA, Inc. exercised its put option. As a result of this transaction, which is expected to be completed by September 30, 2011, the Cemex USA Group will acquire its partner’s interests in the two businesses. The purchase price, including a non-competition agreement, is estimated at approximately US Dollars 355 million (Euros 251 million). Ready Mix USA, Inc. will continue to operate the business in which it holds a majority interest until completion of the transaction.

This put option over Cemex Southeast, LLC, a company controlled by the Group, has been recognized in other financial liabilities, amounting to Euros 121 million and Euros 235 million in 2010 and 2009, respectively (see note 26 (f)).

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Under the terms of the contract, the Group acquired the potential voting rights of 50.01% of the interest in Ready Mix USA, LLC as a result of Ready Mix USA, Inc. exercising the option. The investment in this company has been accounted for using the equity method, as the estimated impact of consolidating this company from September 30, 2010 onwards is not significant to the consolidated annual accounts at December 31, 2010 taken as a whole.

The functional currencies of foreign operations are the currencies of the countries in which they are domiciled.

(15)	Risk Management Policy

The Group’s activities are exposed to various financial risks: market risk (including currency risk and price risk), credit risk, liquidity risk and interest rate risk in cash flows. The Group’s global risk management program focuses on uncertainty in the sector in which it operates and in the financial markets and aims to minimize potential adverse effects on the Group’s profits. The Group does not use derivatives to mitigate these risks.

Risks are managed by the Central Finance Department of the Group and the Cemex Group in accordance with policies approved by the board of directors and Cemex management in Monterrey, respectively. These departments identify, evaluate and cover financial risks in close collaboration with other areas. The board of directors and Cemex Group management issue global risk management policies in writing, as well as policies for specific issues such as currency risk, interest rate risk, liquidity risk and investments of cash surpluses.

(a)	Market risk

The Group operates internationally and is therefore exposed to currency risk when operating with foreign currencies, especially with regard to the US Dollar.

Currency risk is associated mainly with investments in foreign operations. The Group holds several investments in foreign operations, the net assets of which are exposed to currency risk. Currency risk affecting net assets of the Group’s foreign operations are mitigated primarily through borrowings in the corresponding foreign currencies.

Details of financial assets and liabilities in foreign currencies and transactions in foreign currencies are provided in notes 17 (f), 26 (e) and 30 (e).

(b)	Credit risk

The Group is not significantly exposed to credit risk and has policies to ensure that sales are only made to customers with adequate credit records. The Group companies have contracted insurance to cover collection of a significant portion of their trade receivables.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Valuation allowances for bad debts require a high degree of judgment by management and a review of individual balances based on customers’ credit ratings, market trends, and historical analysis of bad debts at an aggregated level.

Details of financial assets exposed to credit risk are provided in note 17 (e).

(c)	Liquidity risk

The Group applies a prudent policy to cover its liquidity risks based on having sufficient cash and financing through credit facilities. The Group’s Treasury Department aims to be flexible with regard to financing through drawdowns on contracted credit facilities. The Group uses tools to maximize cash availability, such as centralizing cash of the Group companies through a cash-pooling system, securitization and factoring of trade receivables or payables discounting for payments to suppliers.

Details of financial assets and financial liabilities by contracted maturity date are provided in notes 17 (e) and 26 (d).

(d)	Cash flow interest rate risks

Interest rate risks arise from other borrowings, from both credit institutions and Cemex Group companies. Borrowings at variable interest rates expose the Group to cash flow interest rate risks. Fixed-interest loans expose the Company to fair value interest rate risks.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(16)	Financial Assets by Category

The classification of financial assets by category and class, except for investments in equity instruments of non-consolidated Group companies and associates and investments accounted for using the equity method (see note 14), as well as a comparison of the fair value and the carrying amount at December 31, is as follows:

	2010
	Millions of Euros
	Non-current			Current
	At amortized cost or cost	At fair value	Total	At amortized cost or cost	At fair value	Total
Loans and receivables

Loans to Group companies	2,828	—	2,828	2,823	—	2,823
Loans to associates	21	—	21	3	—	3
Derivatives	—	1	1	—	1	1
Other financial assets – group companies	—	—	—	51	—	51
Loans to third parties	44	—	44	3	—	3
Guarantee deposits	—	12	12	—	58	58
Other financial assets	23	—	23	10	—	10
Trade and other receivables
Trade receivables	—	—	—	882		882
Trade receivables from Group companies and associates	—	—	—	153		153
Other receivables	—	—	—	228		228

Total	2,916	13	2,929	4,153	59	4,212

Financial assets held to maturity

Unlisted debt securities	10	—	10	—	—	—

Total	10	—	10	—	—	—

Assets available for sale

Unlisted equity instruments	312	—	312	1	—	1

Total	312	—	312	1	—	1

Total financial assets	3,238	13	3,251	4,154	59	4,213

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

	2009
	Millions of Euros
	Non-current			Current
	At amortized cost or cost	At fair value	Total	At amortized cost or cost	At fair value	Total
Loans and receivables

Loans to Group companies	715	—	715	2,089	—	2,089
Loans to associates	13	—	13	3	—	3
Other financial assets – group companies	—	—	—	196	—	196

Loans to third parties	41	—	41	2	—	2
Guarantee deposits	—	18	18	—	68	68
Other financial assets	—	—	—	6	—	6
Trade and other receivables
Trade receivables	—	—	—	987	—	987
Trade receivables from Group companies and associates	—	—	—	111	—	111
Other receivables	4	—	4	269	—	269

Total	773	18	791	3,663	68	3,731

Financial assets held to maturity
Unlisted debt securities	9	—	9	—	—	—

Total	9	—	9	—	—	—

Assets available for sale

Unlisted equity instruments	323	—	323	1	—	1

Total	323	—	323	1	—	1

Total financial assets	1,105	18	1,123	3,664	68	3,732

The carrying amount of loans and receivables for trade and other transactions is reasonably similar to the fair value.

At December 31, 2010 non-current loans and interest include a receivable from the Group company New Sunward Holdings Financial Ventures, B.V., which earns interest at a rate of between 6.2% and 6.7% (see note 26 (b)).

At December 31, 2010 and 2009 current loans and interest primarily include balances receivable by Cemex Research Group, AG and Construction Funding Corporation from the Group company Cemex International Finance Co., which earn interest of 2.92% and 5%, respectively.

Gains and losses on financial assets in 2010 mainly comprise finance income on loans to Group companies and associates totaling Euros 186 million (Euros 303 million at December 31, 2009) and the effect of allowance accounts for impairment of the receivables described in section (d) of the next note.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(17)	Investments and Trade Receivables

(a)	Loans to Group companies and associates

Details of investments in Group companies and associates are as follows:

	Millions of Euros
	2010		2009
	Non-current	Current	Non-current	Current
Group
Loans	2,828	2,823	715	2,089
Other	—	51	—	196

Associates
Loans	21	3	13	3

Total	2,849	2,877	728	2,288

These loans have been extended mainly in US Dollars and Euros and accrue variable interest at market rates.

(b)	Investments

Details of investments are as follows:

	Millions of Euros
	2010		2009
	Non-current	Current	Non-current	Current
Related companies
Derivatives	1	1	—	—

Non-related companies
Equity instruments	312	1	323	1
Loans to third parties	44	3	41	2
Debt securities	10	—	9	—
Guarantee deposits	12	58	18	68
Other investments	23	10	—	6

	401	72	391	77

Total	402	73	391	77

Equity instruments with non-related companies mainly comprise the Group’s net investment of receivables and payables with Cemex Venezuela, S.A.C.A.

The Group’s investment in Venezuela has not been consolidated since December 31, 2008 as the Group no longer controls this investment. Since consolidation ceased, this investment has been recognized at cost under non-current investments in the consolidated balance sheet. At December 31, 2010 and 2009, the Group has not adjusted its investment in Venezuela for impairment, as it considers that it will reach an agreement with the Venezuelan government and receive a fair indemnity (see note 24 (e)).

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(c)	Transfers of financial assets

The Group has entered into various contracts for the transfer of receivables in the USA, France and Spain (factoring and securitization). As part of its financial risk management, the Group assesses whether the contracts involve the substantial transfer of risks and rewards inherent to ownership of the financial assets transferred.

Based on this analysis, the Group has contracts for the transfer of receivables (securitization) that do not qualify for derecognition from financial assets and are therefore recognized under current loans and borrowings in the consolidated balance sheet (see note 25). Details of these contracts are as follows:

		Millions of Euros
		2010			2009
Nature of the assets transferred	Risks and rewards held	Nominal amount	Assets held	Associated liabilities	Nominal amount	Assets held	Associated liabilities
Receivables	Insolvency and default risk	374	374	293	352	352	220

(d)	Impairment

An analysis of the changes in allowance accounts related to impairment of financial assets measured at amortized cost is as follows:

	Millions of Euros
	2010	2009
Balance at January 1	103	93
Net charge for the year	6	33
Eliminations against the accounting balance	(30)	(18)
Transfers	7	2
Exclusions from consolidated group	—	(8)
Translation differences	5	1

Balance at December 31	91	103

Impairment relates to trade receivables recognized in current assets at December 31, 2010 and 2009.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(e)	Classification by maturity

The classification of financial assets by maturity at December 31, 2010 and 2009 is as follows:

	2010
	Millions of Euros
	2012	2013	2014	2015	2016	Subsequent years	Total non- current
Investments in Group companies and associates
Loans to Group companies	—	—	963	—	936	929	2,828
Loans to associates	5	—	—	—	—	16	21
Investments
Loans to third parties	1	2	2	1	1	37	44
Debt securities	—	2	—	—	—	8	10
Other financial assets	8	5	5	4	4	9	35
Trade and other receivables – Personnel	—	—	—	—	—	—	—

Total	14	9	970	5	941	999	2,938

	2009
	Millions of Euros
	2011	2012	2013	2014	2015	Subsequent years	Total non- current
Investments in Group companies and associates
Loans to Group companies	—	—	—	—	—	715	715
Loans to associates	—	—	—	—	—	13	13
Investments
Loans to third parties	15	11	2	1	—	12	41
Debt securities	3	—	—	—	—	6	9
Other financial assets	3	—	—	—	—	15	18
Trade and other receivables – Personnel	4	—	—	—	—	—	4

Total	25	11	2	1	—	761	800

(f)	Amounts denominated in foreign currencies

At December 31, 2010 and 2009 trade and other receivables include the Euro value of foreign currency balances, as follows:

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

	Millions of Euros
	2010	2009
Czech Coronas	19	25
Chinese Yuans	25	—
US Dollars and Panamanian Balboas	460	511
United Arab Emirates Dirhams	17	30
Hungarian Florins	8	24
Croatian Kunas	26	29
Latvian Lats	5	7
Pounds Sterling	104	117
New Israeli Shekel	101	70
Colombian Pesos	29	11
Dominican Pesos	24	6
Philippine Pesos	9	8
Malaysian Ringgits	25	20
Polish Zlotys	32	43
Other currencies	26	22

	910	923

Details of investments in Group companies and associates, and investments denominated in foreign currencies at December 31, 2010 and 2009, are as follows:

	2010
	Millions of Euros
	US Dollars	Pounds Sterling	Swiss Francs	Other	Total
Investments in Group companies and associates
Loans to Group companies	2,480	—	—	—	2,480
Investments
Loans to third parties	23	2	—	15	40
Debt securities	—	—	—	2	2
Other financial assets	23	—	—	5	28

Total non-current financial assets	2,526	2	—	22	2,550

Investments in Group companies and associates
Loans to companies	2,791	—	—	—	2,791
Loans to associates	—	3	—	—	3
Other financial assets	1	—	—	6	7
Investments
Loans to companies	1	—	—	1	2
Other investments	51	—	—	4	55
Cash and cash equivalents
Cash and equivalents	127	30	4	233	394

Total current financial assets	2,971	33	4	244	3,252

Total financial assets	5,497	35	4	266	5,802

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

	2009
	Millions of Euros
	US Dollars	Pounds Sterling	Hungarian Florins	Other	Total
Investments in Group companies and associates
Loans to Group companies	715	—	—	—	715
Investments
Loans to third parties	18	3	1	14	36
Debt securities	7	—	—	2	9
Other financial assets	10	—	—	4	14

Total non-current financial assets	750	3	1	20	774

Investments in Group companies and associates
Loans to companies	2,080	—	9	—	2,089
Loans to associates	—	2	—	—	2
Other financial assets	6	—	—	6	12
Investments
Other investments	54	—	—	7	61
Cash and cash equivalents
Cash and equivalents	436	27	—	80	543

Total current financial assets	2,576	29	9	93	2,707

Total financial assets	3,326	32	10	113	3,481

(18)	Inventories

Details of inventories are as follows:

	Millions of Euros
	2010	2009
Raw materials and other supplies	362	388
Work in progress and semi-finished goods	126	140
Finished goods	282	245
Advances	12	7

Impairment	(27)	(25)

	755	755

Impairment relates to raw materials and finished goods.

At December 31, 2010 the Group has commitments to purchase raw materials for Euros 175 million (Euros 119 million at December 31, 2009).

The Group has contracted insurance policies to cover the risk of damage to its inventories. The coverage of these policies is considered sufficient.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(19)	Equity

Details of consolidated equity and movement during the year are shown in the consolidated statement of changes in equity.

(a)	Parent company capital

At December 31, 2010 the share capital of the Company amounts to Euros 1,552,650,582.60 and is represented by 1,327,051,780 ordinary bearer shares (Euros 1,053,545,530.05 and represented by 900,466,265 shares at December 31, 2009), represented by book entries of Euros 1.17 par value each, all fully paid.

At their general meeting held on November 19, 2010, the shareholders agreed to increase the share capital by Euros 499,105,052.55 by issuing 426,585,515 new shares of Euros 1.17 par value each, with a premium of Euros 12.35 per share. The amount to be paid in for the share capital increase and share premium totals Euros 5,767,436,162.80. All new shares issued were subscribed and fully paid by the parent company of Cemex España, S.A., New Sunward Holding B.V., through the non-monetary contribution of its interests in Cemex Hungary KFT, Cemex Trademarks Worldwide Ltd., Construction Funding Corporation and Cemex Irish Investments Company Limited (see note 2 (b)). This contribution was raised to a public deed on November 19, 2010 and filed with the Madrid Mercantile Registry on December 9, 2010. On September 30, 2010 the independent expert appointed by the Madrid Mercantile Registry issued the compulsory report on the valuation of the non-monetary contribution, validating the fair value of Cemex España shares at Euros 13.52 per share (par value plus share premium).

At December 31, 2010, Cemex S.A.B. de C.V. owns 99.64% of the Company’s shares either directly or through New Sunward Holding, B.V. (99.47% at December 31, 2009). At December 31, 2010 only New Sunward Holding B.V. holds a direct interest of more than 10%, with 99.48% of the shares of the Company (99.24% at December 31, 2009).

As a result of the rescheduling agreement (FA) signed in 2009 (see note 26), the Company’s main shareholders pledged the Company’s shares to the financial entities party to the agreement.

All shares, except own shares, have the same profit-sharing and voting rights. For these purposes, own shares are defined as shares owned directly by the Company or its subsidiaries. At December 31, 2010 and 2009 subsidiaries of the Company hold 3,243,495 of the Company’s shares. In accordance with article 148 of the Spanish Companies Act, own shares have the voting rights suspended, and the related dividend rights are assigned to the remaining shareholders in proportion to their holdings.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(b)	Share premium

The share premium includes contributions made by shareholders when the share issue price exceeds the par value. In 2010 it also includes the negative difference between the value as per the deed and the amount at which the investment in Cemex Irish Investments Company Limited is recognized in Cemex España S.A. due to the non-monetary contribution described in section (a) of this note. The latter figure is the amount at which this investment was recognized in the contributing company (see note 5 (b)).

This reserve is subject to the same distribution restrictions as voluntary reserves.

(c)	Reserves

Details of reserves and movement during the year are shown in Appendix V.

(i)	Legal reserve

The legal reserve has been appropriated in compliance with article 274 of the Spanish Companies Act, which requires that companies transfer 10% of profits for the year to a legal reserve until this reserve reaches an amount equal to 20% of share capital.

The legal reserve is not distributable to shareholders and if it is used to offset losses, in the event that no other reserves are available, the reserve must be replenished with future profits.

(ii)	Differences on redenomination of share capital to Euros

This reserve originated from the share capital reduction due to rounding off on the translation of the share capital to Euros. It is not distributable, in accordance with the provisions of Law 46/1999 dated December 17, 1999.

(iii)	Voluntary reserves

These reserves are freely distributable to shareholders, provided that equity would not be less than share capital as a result.

(iv)	Reserves in consolidated companies, investments accounted for using the equity method and other consolidation reserves

Details of reserves in consolidated companies, investments accounted for using the equity method and other consolidation reserves, by company, are shown in Appendix VI, which forms an integral part of this note.

(v)	Reserves for actuarial gains and losses and other adjustments

The amounts appropriated to this reserve originate from actuarial gains and losses recognized in equity.

(d)	Other shareholders’ contributions

Other shareholders’ contributions comprise the difference between the nominal amount and the fair value of the participating loan with New Sunward Holding, B.V. (see note 26).

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(e)	Own shares

Details of own shares in 2010 and 2009 are as follows:

Holding company	Number of shares	Nominal	Cost in millions of Euros
Aricemex, S.A.	3,032,924	1,17	17
Hormicemex, S.A.	210,571	1,17	1

	3,243,495		18

There has been no movement in own shares in 2010 and 2009.

(f)	Translation differences in consolidated companies

Details of translation differences in consolidated companies, by company, are provided in Appendix VI, which forms an integral part of this note.

(g)	Profit and loss attributable to the parent company

Details of the contribution of each consolidated company to consolidated profit and loss are shown in Appendix VI, which forms an integral part of this note.

(20)	Grants, Donations and Bequests Received

Movement in outright grants, donations and bequests received is as follows:

	Millions of Euros
	2010	2009
Balance at January 1	60	52
Grants for emission rights allocated (note 8 (a))	178	202
Transfers of repayable grants	—	1
Transfer to profit and loss	(189)	(197)
Other	(6)	2

Balance at December 31	43	60

Grants transferred to the consolidated income statement mainly reflect the grant associated with greenhouse gas emission rights (see note 8 (a)).

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(21)	Minority Interests

Details of minority interests and movement at December 31, 2010 and 2009 are shown in Appendix VII, which forms an integral part of this note.

A breakdown of minority interests by company and item at December 31, 2010 and 2009 is as follows:

	2010
	Millions of Euros
	Capital and reserves	Profit/(loss) for the year	Total
Bayano Group	1	—	1
Cemex Colombia Group	3	—	3
Cemex Egypt Group	105	32	137
Cemex USA Group	47	2	49
RMC Group	22	6	28
RMC Malaysia Group	3	—	3

	181	40	221

	2009
	Millions of Euros
	Capital and reserves	Profit/(loss) for the year	Total
Cemex Hungary, KFT	375	61	436
Cemex Trademarks Worldwide, Ltd	3,281	20	3,301
Construction Funding Corporation	917	327	1,244
Bayano Group	1	—	1
Cemex Colombia Group	3	—	3
Cemex Egypt Group	86	19	105
Cemex USA Group	46	1	47
RMC Group	23	5	28
RMC Malaysia Group	2	—	2

	4,734	433	5,167

Disposals in 2010 comprise the interests held by New Sunward Holding, B.V. in the group companies Cemex Hungary, KFT, Cemex Trademarks Worldwide, Ltd, Construction Funding Corporation and Cemex Irish Investments Company Limited, which were transferred to Cemex España, S.A. in 2010 as a non-monetary contribution when subscribing the Company’s share capital increase (see note 2(b)).

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(22)	Provisions for Employee Benefits under Defined Benefit Plans and Other Employee Benefits

Details of the provisions for long-term employee benefits under defined benefit plans, other long-term employee benefits and movement during 2010 are as follows:

	Millions of Euros
	Pensions	Other employee benefits	Total
At December 31, 2009	529	63	592
Costs recognized in profit and loss	8	4	12
Payments	(33)	(3)	(36)
Translation differences	18	3	21
Actuarial gains and losses	66	2	68
Other movements	—	2	2

At December 31, 2010	588	71	659

(a)	Defined benefit plans

The amounts recognized in the consolidated balance sheet at December 31, 2010 for defined benefit plans and other employee benefits are as follows:

	Millions of Euros
	2010	2009
Present value of financed obligations	1,813	1,661
Fair value of plan assets	(1,154)	(1,069)

Post-employment liabilities under defined benefit plans and other employee benefits	659	592

Movement in the present value of defined benefit obligations is as follows:

	Millions of Euros
	2010	2009
At January 1	1,661	1,375
Current service cost	15	14
Interest cost	97	87
Contributions by covered employees	3	4
Actuarial gains and losses	68	196
Benefits paid	(102)	(83)
Business combinations/(disposal of companies)	—	(7)
Settlements of plans	—	(17)
Transfers	(1)	8
Other	2	19
Translation differences	70	65

At December 31	1,813	1,661

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Movement in the fair value of defined benefit plan assets is as follows:

	Millions of Euros
	2010	2009
At January 1	1,069	956
Expected return on plan assets	100	120
Group contributions	36	35
Contributions by covered employees	3	4
Benefits paid	(102)	(83)
Business combinations/(disposal of companies)	—	(6)
Settlements of plans	—	(17)
Translation differences	48	49
Other	—	11

At December 31	1,154	1,069

The principal actuarial assumptions used for the actuarial valuations in the main countries in which the Group has pension commitments are as follows:

	2010
	%
	Spain	United Kingdom	USA	Other
Annual discount rate	4.0	5.7	5.5	2.2-11.6
Expected rate of return on plan assets	4.0	3.6	7.5	2 -6.5
Forecast increase in salaries	3.0	6.3	3.0	3.8-9.5

	2009
	%
	Spain	United Kingdom	USA	Other
Annual discount rate	4.0	6.1	6.2	4.7-13
Expected rate of return on plan assets	4.0	6.5	8.0	3.0-7.6
Forecast increase in salaries	3.0	3.0	3.5	2.2-8.0

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

The total expense recognized in the consolidated income statement by item, is as follows:

	Millions of Euros
	2010	2009
Current service cost	15	14
Interest cost	97	87
Expected rate of return on defined benefit plan assets	(100)	(120)

	12	(19)

The pension plan in the UK has been closed to new participants since January 2004. UK legislation requires companies to maintain the same level of assets as obligations. The Group is therefore expected to make significant contributions to these pension plans in the coming years. At December 31, 2010 the total shortfall in pension plan contributions is approximately Euros 310 million (Euros 330 million at December 31, 2009).

(b)	Defined contribution plans

As mentioned in note 5 (t), the Group has contracted a defined contribution pension plan for its personnel in service to cover pension commitments and similar obligations.

Details of contributions to the pension plan during the year are provided in note 30.

(23)	Share-based Payment Transactions

As mentioned in note 5 (y), the Group has established two remuneration plans (2005-2008 plan and 2009 plan) for certain executives, comprising the right to receive a cash bond to acquire shares of Cemex S.A.B. de C.V., the Cemex Group parent company (2005-2008 plan) or to receive these shares directly (2009 plan).

In prior years, the Group acquired the CPOs relating to the 2005-2008 plan and placed them in an escrow account in the name of each employee. At December 31, 2010, the amount placed in the escrow was Euros 4 million (Euros 12 million at December 31, 2009).

In 2010 the Group recognized in the consolidated income statement an expense of Euros 18 million (Euros 19 million in 2009) reflecting accruals for all plans in force for each of those years (see note 30 (c)). These amounts are accrued on a straight-line basis over the four-year term of each plan, based on the acquisition cost of the related CPOs. The Group has also recognized Euros 8 million in relation to certain plans in force, with a credit to consolidated equity.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(24)	Other Provisions

Details of provisions at December 31, 2010 are as follows:

	Millions of Euros
	Non-current	Current
Provisions for environmental work	413	—
Provisions for labor-related liabilities	34	—
Provision for termination benefits	—	32
Provisions for emission rights	—	123
Provisions for other liabilities	126	—

Total	573	155

Movement in other non-current provisions in 2010 is as follows:

	Millions of Euros
	Provisions for environmental work	Provisions for labor-related liabilities	Provisions for other liabilities	Total
At December 31, 2009	387	29	129	545
Charges	37	3	29	69
Payments	(16)	(28)	(9)	(53)
Reversals	(4)	(1)	(3)	(8)
Applications	—	—	(8)	(8)
Transfers	(5)	(3)	(15)	(23)
Other movements	—	32	(1)	31
Translation differences	14	2	4	20

At December 31, 2010	413	34	126	573

Movement in current provisions in 2010 is as follows:

	Millions of Euros
	Provision for termination benefits	Provisions for emission rights	Provisions for other liabilities	Total
At December 31, 2009	23	116	2	141
Charges	30	123	—	153
Payments	(19)	—	(2)	(21)
Applications	—	(115)	—	(115)
Reversals	(2)	(1)	—	(3)

At December 31, 2010	32	123	—	155

(a)	Environmental provisions

In accordance with applicable legislation, the Group is obliged to restore land located in the quarries it operates. The quarry restoration conditions are those agreed with the

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

relevant authorities. The provision is subject to a certain level of uncertainty surrounding the methods to be employed in the decommissioning, the estimation of costs, available mineral reserves and the stage of completion of the exploitation of these reserves. In particular, the Group considers that the quarries will be restored using currently available technology and materials.

At December 31, 2010 this provision reflects liabilities incurred by the Cemex USA Group totaling Euros 121 million to meet obligations related with the restoration of land (Euros 109 million at December 31, 2009). It also includes RMC Group provisions of Euros 251 million related with quarry restoration and the restoration of dumps used by Group companies (Euros 243 million at December 31, 2009).

(b)	Provisions for termination benefits

The provision for termination benefits reflects personnel indemnities in respect of termination of employment, transfers or changes in working conditions.

(c)	Provision for emission rights

Details of this provision at December 31, 2010 are as follows:

	Number of rights (thousands)	Millions of Euros
Available rights allocated	1,893	25
Shortfall in rights at December 31, 2010	7,068	98

Estimated rights consumed	8,961	123

The Group has measured the shortfall in emission rights at December 31, 2010 based on the market value at that date.

(d)	Provision for other liabilities

This provision comprises funds set aside by the Group for different liabilities.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

On January 2, 2007 the Polish Office of Competition and Consumer Protection notified Cemex Poland (RMC Group) that an investigation was to be undertaken of all cement manufacturers in the country concerning anti-competition practices. In December 2009, the aforementioned body issued a ruling imposing fines on certain cement manufacturers. Cemex Poland was fined Polish Zlotys 115 million (Euros 28 million), representing 10% of Cemex Poland’s total revenue during the calendar year prior to the imposition of the fine. Cemex Poland appealed against this ruling before the Polish Court of Competition and Consumer Protection. The ruling will not become effective until Cemex Poland has exhausted its appeal opportunities. In December 2010, Cemex recognized a provision for Polish Zlotys 72 million (Euros 18 million) (Polish Zlotys 68 million (Euros 17 million) at December 31, 2009), reflecting its best estimate.

In August 2005, the Belgian company Cartel Damages Claims filed a claim with the Düsseldorf district court against Cemex Deutschland AG (RMC group) concerning pricing and market share agreements entered into by certain German cement companies from 1993 to 2002. Following various appeals, no ruling has yet been issued on this claim. At December 31, 2010 and 2009 Cemex Deutschland AG has recognized a liability of Euros 20 million in relation to this claim. The Düsseldorf district court has scheduled a hearing for May 26, 2011.

(e)	Contingencies

At December 31, 2010 the Group is involved in several significant legal procedures. However, no provision has been made as the Group considers that unfavorable outcome is unlikely.

•

In September 2009 European Commission and Spanish National Competition Commission (CNC) officials simultaneously carried out unannounced inspections in the Cemex offices in Spain in relation to possible practices which infringed the free competition principle.

•

The investigation carried out by the European Commission officials covered several markets within the European Union (at the end of 2008 European Commission authorities inspected the Group’s offices in the UK and Germany). In December 2010 the European Commission authorities opened proceedings involving several Cemex Group companies in Austria, Belgium, the Czech Republic, France, Germany, Italy, Luxembourg, Holland, Spain and the United Kingdom. Should evidence be found to prove the allegations of the European Commission, significant fines could be imposed, which could amount to 10% of total turnover of the companies in breach for the year immediately preceding the imposition of the fine.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

•

The inspection carried out by the investigation department of the CNC focused on possible practices infringing the free competition principle concerning the production and distribution of mortar, concrete and aggregate in the Navarre area. Following its investigation, the CNC commenced proceedings against Cemex España, S.A. in December 2009. Following the hearing, in December 2010 the CNC issued a ruling proposal, with a 6-month period commencing on that date for the board of the CNC to rule on the proposal. The maximum penalty that the CNC could levy on Cemex España, S.A. would be equivalent to 10% of total turnover of the company in breach for the year immediately preceding the imposition of the fine.

•

The Company is defending its stance and has cooperated with both the European Commission and CNC officials, and will continue to do so throughout the investigation. At December 31, 2010 the Group has not recognized any provision for this contingency.

•

On June 5, 2010 the Bogota District Department for the Environment (the Department) ordered the precautionary suspension of the mining activities of Cemex Colombia and its competitors at the Tunjelo quarry. The Department has alleged that Cemex Colombia and other companies affected by the legal ruling have, over a period of 60 years, illegally changed the course of the Tunjelo river, made use of water without the necessary permit and misused the river bank during their mining activities. On June 5, 2010 Cemex Colombia received formal notification from the Department of the opening of disciplinary proceedings in relation to its alleged violation of the environment. Cemex Colombia requested that the precautionary ban be lifted as the company has obtained the necessary permits required by environmental legislation for its mining activities at the Tunjelo quarry and all the environmental impact statements submitted by Cemex Colombia have been reviewed and authorized indefinitely by the Colombian Ministry of Environment, Housing and Territorial Development. On June 11, 2010 the Bogota local authorities ordered the stoppage of quarry machinery and prohibited the withdrawal of inventories of aggregates. No official quantification of the possible penalty is available. However, the Department has publicly stated that the fine could amount to Colombian Pesos 300 thousand million (Euros 117 million). The precautionary ban does not jeopardize production or the supply of ready mixed concrete to customers in Colombia. Cemex Colombia is currently analyzing legal strategy for its defense. At December 31, the Group is unable to assess the probability of an adverse outcome or evaluate the material damages that Cemex Colombia could incur.

•

In August 2005, a claim was filed against one of the subsidiaries of the Cemex Colombia Group citing a breach of the quality standards applicable to public works carried out in Bogota. The Group has deposited a guarantee of Colombian Pesos 20,000 million (Euros 7 million) to cover payment of possible indemnities attributable to Cemex Colombia. The future outcome of this claim cannot be estimated at December 31, 2010.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

•

On November 10, 2010 the Colombian taxation authorities notified Cemex Colombia, S.A. that it would be undertaking proceedings to reject certain tax losses declared by Cemex Colombia in 2008. The authorities considered that the company should pay additional taxes of approximately Colombian Pesos 43 thousand million (Euros 17 million) and a penalty of Colombian Pesos 69 thousand million (Euros 27 million). In Cemex Colombia’s view, the governmental ruling is unfounded because the Colombian taxation authorities had applied legislation that was repealed in 2006. Moreover, under Colombian law, the inspection period for 2008 had prescribed.

•

In June 2009, the State of Texas (USA) filed a claim against Cemex Construction Materials South, LLC (Cemex USA Group) demanding payment of the defaulted US Dollars 550 million (Euros 412 million) in royalties for the extraction of mineral reserves from land originally transferred to the Group by the State of Texas in 1940. On December 17, 2009 the Texas courts ruled in favor of the Group, declaring the accusations of the State of Texas unfounded. On March 25, 2010, the State of Texas lodged an appeal with the Texas Court of Claims, with a subsequent hearing on May 28, 2010. Cemex has responded to these allegations and no hearing has been scheduled as yet. Cemex will continue to defend its stance.

•

In November 2008, AMEC/Zachry, a sub-contractor of the Group, filed a claim for damages against Cemex Florida in light of delays in meeting contract terms. AMEC/Zachry claimed compensation of US Dollars 62 million (Euros 46 million). In 2009, the supplier FLSmith joined in the claim filed by AMEC/Zachry. In 2009 and 2010, Cemex Florida responded to the claim filed by its suppliers, which was subsequently overruled by the courts on November 18, 2010. Both parties are currently preparing their responses. At December 31, the Group is unable to assess the probability of an adverse outcome for the Group.

•

Cemex Construction Materials Florida, LLC (Cemex USA Group) holds one of the ten federal permits for the extraction of aggregates in southern Florida. On March 22, 2006 an investigation was launched into the way in which these permits were granted and certain weaknesses in the procedures were detected. Operations were suspended at three quarries in the area in January 2009. New permits were issued to the company in February 2010. However, at December 31, 2010 the company had yet to mitigate a number of possible environmental impacts prior to the issue of a quarry operating permit. If Cemex is unable to obtain new permits for the Lake Belt area, it will either have to source its aggregate supply from other areas in Florida or import this material, which could have a financial impact on Cemex operations in this region.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

•

In October 2009 Cemex Corp. and its competitors were involved in several claims proceedings for allegedly fixing cement and concrete sales prices in Florida. These claims were partially overruled by the courts on October 12, 2010. The parties filed their responses in 2010 and Cemex considers both claims to be unfounded.

•

In April 2006, the cities of Kaštela and Solin in Croatia published their respective urban development plans. This had a negative impact on the mining concession awarded by the Croatian government to Hrvatska (a Cemex subsidiary in Croatia) in September 2005. Cemex Croatia and the cities of Kaštela and Solin have appealed and are currently awaiting the verdict of the constitutional court as to whether Solin and Kaštela can unilaterally change the boundaries of the mining operations as part of their master plans. It is not possible at present to determine the impact the final ruling would have on Cemex Croatia.

•

In July 2008, Cemex agreed to sell its assets in Austria and Hungary to Strabag SE (Strabag), a supplier of construction materials in Europe, for approximately Euros 310 million. Completion of this transaction depended on approval from the anti-competition authorities in those countries and from the supervisory board of the acquirer. In February 2009 the Hungarian Anti-trust Office approved the sale on the condition that Strabag sold a concrete plant the following year. In April 2009, the Austrian Anti-trust Court (“CAA”) approved the sale, ruling that Strabag had to sell certain concrete plants, including the Nordbahnhof plant in Vienna. At the date of approval, this plant had already been dismantled, as it was located on rented land for which the lease contract had been terminated, and therefore the sale could not be made. Despite Cemex’s recommendation to request an alternative from the CAA, appeals were filed against the CAA ruling. On July 1, 2009 Strabag notified Cemex of its decision to withdraw from the Purchase Agreement, arguing that the regulatory approvals had not been obtained prior to June 30, 2009. In October 2009 Cemex commenced proceedings against Strabag with the International Chamber of Commerce (ICC), requesting that Strabag’s termination of the contract be rendered null and void and that the termination of the agreement by Cemex be ruled valid, as well as claiming approximately Euros 150 million for damages incurred by Cemex due to breach of the agreement. In December 2009, Strabag responded by requesting that the court overrule the aforementioned demand, as well as filing a counterclaim for damages of Euros 800 thousand, and also requesting a guarantee for related costs of Euros 1 million (this guarantee was later withdrawn). The arbitration court was constituted on February 16, 2010. On June 30, 2010 Cemex filed its statement of claims and witness list. Strabag submitted its response and counterclaim on October 29, 2010. Cemex considers that Strabag’s claims are unfounded.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

•

On June 18, 2008, the Venezuelan government enacted a presidential decree (the nationalization decree) whereby the cement industry in Venezuela was to become state-controlled. Under this decree, the State was also to hold an interest of at least 60% in foreign cement companies, including Cemex Venezuela, S.A.C.A. The nationalization decree established August 17, 2008 as the deadline for the main shareholders of foreign cement companies to reach an agreement with the Venezuelan government on the nature and amount of compensation in respect of nationalization. Under the terms of the nationalization decree, if no agreement were reached, Venezuela would take exclusive control of operations of the cement company in question and expropriation of the shares would be decreed, in accordance with Venezuelan expropriation legislation. Cemex controlled and operated Cemex Venezuela, S.A.C.A. until August 17, 2008.

•

On August 18, 2008, under the terms of the nationalization decree, the Venezuelan government ordered the confiscation of all business, assets and shares of Cemex Venezuela, S.A.C.A. and government officials took control of its installations. On August 20, 2008, the Cemex Group received an offer of US Dollars 650 million from the Venezuelan government, which the Cemex Group decided to decline as it considered this amount to be below the value of its businesses in Venezuela even in proportion to the offers made to the other foreign companies. In October 2008, the Cemex Group filed an international arbitration request with the International Investment Dispute Resolution Centre (ICSID) in light of violations on the part of the Venezuelan State, which had confiscated the business, assets and shares with no prior indemnity and had failed to respect the procedures and legal guarantees applicable to this case. In the proceedings with the ICSID, the Cemex Group claimed that the Venezuelan government had failed to honor its obligations under the agreements, requesting restitution of its interests in Cemex Venezuela, an indemnity for the violations, and payment of all arbitration costs. The ICSID court was formed on July 6, 2009. On July 27, 2010 the arbitration court heard the jurisdictional objections raised by the Republic of Venezuela and issued a ruling in favor of the jurisdiction on December 30, 2010. The future outcome of this claim cannot be estimated at December 31, 2010.

•

The Venezuelan government further argues that three cement freight transport ships, transferred from Cemex Venezuela to the Group before the expropriation, were still owned by Cemex Venezuela. The Venezuelan government obtained a ruling from a lower court in Panama, where the ships are registered, upholding the measures issued by a Venezuelan court to prevent the transfer or disposal of the ships. In November 2010 the Supreme Court of Panama declared the aforementioned lower court ruling null and void.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(25)	Financial Liabilities by Category

The classification of financial liabilities by category and class, recognized at cost or amortized cost, is as follows:

	Millions of Euros
	2010		2009
	Non-current	Current	Non-current	Current
Debts and payables

Bonds and other marketable securities	4,026	59	2,675	44

Loans and borrowings
Floating rate	4,290	40	4,584	122
Transfer of receivables (securitization)	—	293	—	220
Accrued interest	—	15	—	15

	4,290	348	4,584	357
Payables to Group companies and associates
Loans of special nature	—	—	191	—
Other	64	123	70	60

	64	123	261	60
Other financial liabilities
Finance lease payables	7	3	10	7
Other	37	144	70	259

	44	147	80	266
Trade and other payables
Suppliers	—	1,317	—	1,158
Suppliers, Group companies	—	38	—	20
Personnel	—	106	—	106
Public entities	—	301	—	270
Advances from customers	—	56	—	81

	—	1,818	—	1,635
Total financial liabilities	8,424	2,495	7,600	2,362

The carrying amount of debts and payables in respect of trade and other transactions, measured at cost or amortized cost, is reasonably similar to the fair value.

Details of profit and loss on financial liabilities in 2010 and 2009 are as follows:

	Thousands of Euros
	2010	2009
Finance expenses using amortized cost method	581	415
Finance expenses arising on rescheduling (note 26 (c))	—	255
Finance expenses arising on securitization	12	19
Other	23	100

Total	616	789

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(26)	Payables and Trade Payables

(a) Group companies, associates and investments accounted for using the equity method

Details of Group companies, associates and investments accounted for using the equity method are as follows:

	2010		2009
	Millions of Euros		Millions of Euros
	Non-current	Current	Non-current	Current
Group
Loans	1	—	191	—
Other payables	63	122	70	59
Associates
Other payables	—	1	—	1

Total	64	123	261	60

On December 29, 2008 the Company entered into a participating loan contract with New Sunward Holding, B.V. to acquire 50.1% of the share capital of Cemex Trademarks Worldwide, Ltd. for Euros 3,362 million. The original due date for this participating loan was January 31, 2060 (subsequently extended to January 31, 2062) and it accrues interest at fixed rates dependent on the Company generating profit within certain specified ranges in each year of the loan, based on the requirements of article 20 of Royal Decree 7/1996 of June 7, 1996, amended by the second additional provision of Law 10/1996 of December 18, 1996, which regulates participating loans. As specified in the aforementioned Royal Decree, this loan is considered as subordinated debt and is therefore situated after general payables in order of preference of loan repayments.

In accordance with prevailing accounting legislation, the Company is required to measure this financial liability at fair value. In the absence of a comparative market, the Company estimated the fixed market rate of interest at 20%, applicable to an ordinary loan in terms of amount, maturity and order of preference for repayment, irrespective of the interest accrual method agreed in the contract, which is an essential characteristic of a participating loan contract. Based on this rate and the generation of estimated future profits over the term of the loan, the fair value at the contracting date was Euros 367 million. The Euros 2,995 million difference between the nominal amount and the fair value is recognized in other shareholders’ contributions under equity in the consolidated balance sheet (see note 19).

At December 31, 2009 the Company adjusted its projections for the term of the loan in order to recalculate interest payable, based on the terms of the contract. As a result of this adjustment, the carrying amount of the loan was reduced by Euros 250 million. This amount was recognized as finance income in the consolidated income statement for 2009.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

On December 7, 2010 the Company and New Sunward Holding, B.V. agreed to amend certain clauses of the contract. From an accounting perspective, these amendments substantially changed the existing terms. As a result, the previous financial liability was extinguished and a new one recognized. The new fair value of this amended liability is Euros 308 thousand. The difference between the amount of the previous liability and the new liability has been recognized in equity as other shareholders’ contributions (see note 19).

In 2010, interest of Euros 36 million was accrued on the previous and new liability (Euros 73 million in 2009).

Current payables to Group companies and associates, amounting to Euros 123 million, primarily comprise royalties of Euros 47 million payable by the Group to Cemex Mexico and payables to Transenergy Grinding Inc. for the supply of oil, pet coke and coal, totaling US Dollars 50 million (Euros 37 million).

(b)	Bonds and other marketable securities

At December 31, 2010 this caption includes the following bond issues:

•

In April 2010, the Company issued guaranteed senior bonds through its Luxembourg branch (see note 1). These were of two different series, denominated in US Dollars and Euros, albeit integrated into a single issue (“2010 Issue”), to be exchanged for the Cemex Group’s outstanding perpetual debentures (Fixed-to-Floating Rate Callable Perpetual Debentures). In exchange for the issue, the Branch was given a receivable from the Group company New Sunward Holdings Financial Ventures, B.V., which earns interest at between 6.2% and 6.7% (see note 16). The bonds were subscribed and paid in, and may not be voluntarily redeemed by the issuer before May 5, 2015 for those issued in US Dollars, or before May 5, 2014 for those issued in Euros. Final maturity is in 2017 for the Euros issue and 2020 for the US Dollars issue.

•

Two bonds issued by the Group company Cemex Finance LLC on December 14, 2009 of US Dollars 1,250 million (Euros 937 million at December 31, 2010) and Euros 350 million, which mature in 2016 and 2017, respectively. The two bonds accrue interest at a fixed rate of 9.5% and 9.625%, respectively. In January 2010, Cemex Finance, LLC issued a US Dollars 500 million supplement for the US Dollars 1,250 million bond issued in December 2009. The characteristics of this supplement are the same as for the bond issued in December 2009. Investors have therefore paid a premium of US Dollars 26 million due to the difference between the terms and conditions of the supplement at face value and market conditions at listed value.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

•

As part of the renegotiation of the terms and conditions of a substantial part of its debt (see section (c) of this note), in August 2009 the Cemex Group combined three debt issues carried out by Cemex Finance, LLC in 2003, 2004 and 2005, amounting to US Dollars 400 million, Japanese Yen 11,068 million and US Dollars 325 million, into a new debt of US Dollars 882 million that accrues interest at a fixed rate of 8.9103%, and Japanese Yen 1,185 million that accrues interest at a fixed rate of 6.63%. Repayments will be completed in February 2014. This debt totaled Euros 434 million (US Dollars 570 million and Japanese Yen 765 million) and Euros 449 million (US Dollars 635 million and Japanese Yen 853 million) at December 31, 2010 and 2009, respectively.

•	A Euros 900 million bond issued by Cemex Finance Europe, B.V. on February 28, 2007, with the Company acting as guarantor, which matures in March 2014 and accrues interest at a fixed rate of 4.75%.

•

A bond issued by the Rinker Group on April 2, 2003 for an amount of approximately US Dollars 170 million maturing in 2025. Following the acquisition of the Rinker Group and its subsequent reorganization, this bond has been transferred to the USA Group. The Euro equivalent of this bond is Euros 125 million at December 31, 2010 (Euros 115 million in 2009).

At December 31, 2010 the current portion of this caption comprises Euros 54 million accrued interest receivable on these bond issues (Euros 44 million at December 31, 2009).

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(c)	Loans and borrowings

Terms and conditions of loans and borrowings at December 31, 2010 and 2009 are as follows:

2010
									Millions of Euros
									Carrying amount
Type	Currency	% effective rate		% nominal rate			Maturity	Nominal amount in original currency (millions)	Current	Non-current
Loan	USD	—		—			2011	231	173	—
Loan	USD	—		—			2011	4	3	—
Loan	Euros	—		—			2011	43	43	—
Loan	Euros	—		—			2011	77	77	—
Loan	(1)	6.62		6.62	(a	)	2011	22,200	9	—
Credit facilities	USD	4.76		4.76	(a	)	2011 to 2014	130	—	97
Credit facilities	USD	4.82		4.76	(a	)	2014 to 2012	31	—	30
Credit facilities	USD	4.76		4.76	(a	)	2011	2	1	—
Credit facilities	Euros	5.38		5.32	(a	)	2014 to 2012	9	—	9
Credit facilities	Euros	EURIBOR+ 1.95 EURIBOR+3	% / %	—			2011	22	22	—
Credit facility	Euros	3.53		3.53	(a	)	2011	6	6	—
Syndicated loans (FA)	USD	4.82		4.76	(a	)	2014 to 2012	2,569	—	2,565
Syndicated loans (FA)	Euros	5.38		5.32	(a	)	2014 to 2012	1,592	—	1,589
Other									14	—

Total									348	4,290

(1)	Colombian Pesos
(a)	Average interest rate last applied to all facilities and loans

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

2009
								Millions of Euros
								Carrying amount
Type	Currency	% effective rate	% nominal rate			Maturity	Nominal amount in original currency (millions)	Current	Non-current
Loan	USD	—	—			—	29	20	—
Loan	(2)	—	—			—	983	19	—
Loan	(3)	DTF+ 2.9	7.90			2010	26,000	9	—
Loan	(3)	DTF+ 2.9	7.13			2010	20,000	7	—
Loan	(3)	DTF+ 2.9	7.13			2010	29,000	10	—
Loan	(3)	7.35 EA	7.16			2010	18,000	6	—
Credit facilities	Euros	2.57	2.57	(a	)	2010	2	2	—
Credit facilities	USD	2.39	2.39	(a	)	2010	14	10	—
Credit facilities	(1)	—	—			—	227	20	—
Credit facilities	(4)	—	—			—	10	11	—
Credit facilities	Euros	EONIA + 0.5	—			2010	4	4	—
Bilateral loans (FA)	Euros	5.21	5.21	(a	)	2011 to 2014	11	—	10
Bilateral loans (FA)	USD	4.75	4.75	(a	)	2011 to 2014	17	—	32
Syndicated loans (FA)	USD	4.75	4.75	(a	)	2011 to 2014	3,818	—	2,667
Syndicated loans (FA)	Euros	5.21	4.50	(a	)	2011 to 2014	1,775	—	1,775
Credit facilities	USD	4.75	4.75			2011 to 2014	145	—	100
Other								4	—

Total								122	4,584

(1)	United Arab Emirates Dirhams
(2)	Dominican Pesos
(3)	Colombian Pesos
(4)	Pounds Sterling
(a)	Average interest rate last applied to all facilities and loans

In 2009 the Group renegotiated the terms and conditions of a substantial part of its debt with financial institutions.

On August 14, 2009 the Company, its parent company Cemex S.A.B. de C.V. and other Group companies completed the renegotiation of the terms of its bank debt and its bond issues (see section (b) of this note), entering into a rescheduling agreement (“Financing Agreement” or FA) with financial institutions. For the Company, the agreement entailed the grouping of virtually all debt, totaling Euros 2,480.8 million and US Dollars 5,368.1 million at the date of the agreement, and a half-yearly repayment schedule until 2014. During 2010, 7.40% of the rescheduled debt was repaid (28.03% in 2009). Consequently, 16.33% of the rescheduled debt was repaid before the scheduled date (24.85% at December 31, 2009).

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

This rescheduling process entailed substantial amendments to the terms in force prior to the agreement and, therefore, the cancellation of the previous financial liability and the recognition of a new financial liability. Consequently, loan arrangement costs related to the previous liability which remained in the consolidated balance sheet, as well as the new debt rescheduling costs incurred during the renegotiation, totaling Euros 255 million, were recognized as finance expenses in the consolidated income statement for 2009. In 2010, amendments to the FA have been signed requiring the Group to pay insignificant associated costs, which have been recognized as a decrease in the financial liability.

The terms and conditions of the FA include certain commitments with respect to compliance with financial covenants that are based on the figures recognized in the consolidated financial statements of the Cemex Group. The terms and conditions also include certain restrictions on the Cemex Group’s capacity to incur additional debt, the obligation to use surplus cash in excess of US Dollars 650 million at each calculation date to repay the debt, and the commitment to refrain from making acquisitions or investing in joint ventures (in each case, subject to the negotiated amounts allowed and other exceptions). It was also agreed that equity investments should not exceed US Dollars 600 million in 2009, US Dollars 700 million in 2010 or US Dollars 800 million from 2011 onwards until the debt subject to the FA has been fully paid. All these restrictions refer to the Cemex Group’s consolidated figures.

Debt rescheduled under the FA is joint and severally guaranteed by the Group’s parent company in Spain, Cemex España, S.A. and other Group companies.

(d)	Classification by maturity

The classification of non-current financial liabilities by maturity is as follows:

	2010
	Millions of Euros
	2012	2013	2014	2015	Subsequent years	Total non- current
Payables
Bonds and other securities	24	111	1,211	—	2,680	4,026
Loans and borrowings	194	1,058	3,038	—	—	4,290
Group companies and associates	46	5	5	4	4	64

Total financial liabilities	264	1,174	4,254	4	2,684	8,380

	2009
	Millions of Euros
	2011	2012	2013	2014	Subsequent years	Total non- current
Payables
Bonds and other securities	30	31	97	1,181	1,336	2,675
Loans and borrowings	323	336	1,015	2,910	—	4,584
Payables of special nature	—	—	—	—	191	191
Group companies and associates	35	35	—	—	—	70

Total financial liabilities	388	402	1,112	4,091	1,527	7,520

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(e)	Amounts denominated in foreign currencies

Details of trade payables denominated in foreign currencies are as follows:

	Millions of Euros
	2010	2009
Czech Coronas	13	11
US Dollars and Panamanian Balboas	455	368
United Arab Emirates Dirhams	16	15
Croatian Kunas	25	24
Latvian Lats	9	5
Egyptian Pounds	55	68
Pounds Sterling	144	142
Hungarian Florins	6	5
New Israeli Shekel	99	73
Colombian Pesos	59	39
Dominican Pesos	26	16
Philippine Pesos	33	29
Malaysian Ringgits	16	13
Polish Zlotys	34	34
Chinese Yuans	11	10
Other currencies	28	13

	1,029	865

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Details of loans and borrowings from banks and Cemex Group companies denominated in foreign currencies are as follows:

	2010
	Millions of Euros
	US Dollars	Pounds Sterling	Other	Total
Non-current payables
Bonds and other marketable securities	2,659	—	7	2,666
Loans and borrowings	2,691	—	—	2,691
Other payables	4	1	2	7
Group companies and associates – non-current
Loans to Cemex Group companies	59	—	—	59

Total non-current financial liabilities	5,413	1	9	5,423
Current payables
Bonds and other marketable securities	19	—	—	19
Loans and borrowings	188	—	9	197
Finance lease payables	—	1	—	1
Other financial liabilities	121	4	2	127
Group companies and associates – current
Payables to Cemex Group companies	113	—	—	113

Total current financial liabilities	441	5	11	457

Total financial liabilities	5,854	6	20	5,880

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

	2009
	Millions of Euros
	US Dollars	Pounds Sterling	Colombian Pesos	Other	Total
Non-current payables
Bonds and other marketable securities	1,419	—	—	6	1,425
Loans and borrowings	2,800	—	—	—	2,800
Finance lease payables	—	2	—	—	2
Other payables	35	2	2	1	40
Group companies and associates – non-current
Loans to Cemex Group companies	70	—	—	—	70

Total non-current financial liabilities	4,324	4	2	7	4,337
Current payables
Bonds and other marketable securities	5	—	—	2	7
Loans and borrowings	127	11	32	40	210
Finance lease payables	1	4	—	—	5
Other financial liabilities	236	5	—	3	244
Group companies and associates – current
Payables to Cemex Group companies	59	—	—	—	59

Total current financial liabilities	428	20	32	45	525

Total financial liabilities	4,752	24	34	52	4,862

(f)	Other financial liabilities

This caption mainly includes Readymix USA, Inc’s sale option over Cemex Southeast, LLC (see note 14 (b)).

(g)	Information on deferred payments to suppliers. Third additional provision of Law 15/2010 of July 5, 2010: “Reporting Obligation”

With respect to compliance with Law 15/2010 on deferred payments to suppliers, the consolidated Group companies with registered offices in Spain have no outstanding payables that exceed the legal payment period.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(27)	Taxation

Details of balances with public entities are as follows:

	Thousands of Euros
	2010		2009
	Non-current	Current	Non-current	Current
Assets
Deferred tax assets	103	—	56	—
Tax loss carryforwards and deductions pending offset	961	—	1,283	—
Advance tax payments	—	116	—	150
Value added tax and similar taxes	—	14	—	13
Other	—	10	—	3

	1,064	140	1,339	166

Liabilities
Deferred tax liabilities	1,007	—	1,165	—
Value added tax and similar taxes	—	221	—	143
Social Security	—	14	—	14
Withholdings	—	20	—	21
Other	—	46	—	92

	1,007	301	1,165	270

In accordance with legislation prevailing in the countries where Group companies are located, taxes cannot be considered definitive until they have been inspected and agreed by the taxation authorities or before the relevant inspection period has elapsed. The Company has open to inspection by the taxation authorities income tax from 2006 onwards and the other main applicable taxes from 2007 onwards.

Due to the treatment permitted by fiscal legislation of certain transactions, additional tax contingencies could arise in the event of inspection. In any event, the Company’s directors do not consider that any such contingencies would have a significant effect on the consolidated annual accounts.

In accordance with tax legislation in Spain and other countries in which the Group operates, losses declared may be offset against profits of subsequent years. Losses are offset when the tax returns are filed, without prejudice to the taxation authorities’ power of inspection.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

On the basis of income tax returns filed and the estimated tax return the Company expects to file for 2010, the Spanish consolidated Group companies have the following loss carryforwards to be offset against future profits:

Year of origin	Millions of Euros	Available through
2002	66	2017
2003	553	2018
2004	152	2019
2006	314	2021
2007	1,116	2022
2008	1,144	2023
2009	3,729	2024

	7,074

Certain foreign subsidiaries also have loss carryforwards available for offset.

The parent company files an annual consolidated tax return with most of its subsidiaries registered in Spain. Profits, determined in accordance with tax legislation, are subject to tax at 30% in Spain, which may be reduced by certain credits.

Due to the treatment permitted by fiscal legislation of certain transactions, the accounting profit/loss differs from the profit/loss for fiscal purposes. A reconciliation of net income and expenses for the year with the estimated taxable income/tax loss for the year that the Group expects to declare in its consolidated income tax return is as follows, including the calculation of estimated consolidated income tax for 2010 and 2009, which is the responsibility of the Company, as the parent of the consolidated tax group:

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

	Millions of Euros
	2010			2009
	Increases	Decreases	Net	Increases	Decreases	Net
Income and expense for the year			(2,162)			71

Income tax expense/(revenue)			319			(403)

Consolidated loss before tax			(1,843)			(332)

Less, consolidated profit/(loss) before tax of companies registered abroad			(2,210)			198
Permanent differences on consolidation			134			(1,719)

Consolidated profit/(loss) before tax of companies registered in Spain			501			(1,853)

Permanent differences
Individual companies	109	(317)	(208)	88	(1,509)	(1,421)

Temporary differences:
Individual companies	50	(3)	47	76	(816)	(740)

Taxable income/(tax loss) of the Company			340			(4,014)
Tax loss contributed by subsidiaries registered in Spain			(31)			(30)

Aggregate taxable income/(tax loss) of companies registered in Spain (estimate)			309			(4,044)

Permanent differences in 2010 mainly relate to taxable income/tax losses on the sale of Group companies. Permanent differences in 2009 mainly related to tax exempt gains on the sale of Group companies.

Temporary differences in 2010 and 2009 primarily relate to the different accounting and tax treatment of provisions for impairment of equity investments in Group companies. The Company does not recognize a deferred tax asset or liability in relation to these temporary differences, as it considers that they do not meet the recognition criteria or that the future reversal of the differences will be considered tax exempt, respectively.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

A reconciliation of consolidated income tax expense/revenue and the loss for 2010 and 2009 is as follows:

	Millions of Euros
	2010	2009
Income tax expense/(revenue) of companies registered in Spain
Profit/(loss) before tax at 30%	150	(556)
Permanent differences	(62)	(426)
Cancellation of previously recognized tax credits and deductions	—	434
Adjustment to 2008 income tax	—	29
Tax credits not recognized in 2009	—	1,204
Provision for impairment of non-deductible investments in companies	10	(238)
Expenses for reduction of deferred tax assets and tax credits	137	—

	235	447
Income tax expense/(revenue) of companies registered abroad	84	(850)

Income tax expense/(revenue)	319	(403)

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Details of deferred tax assets and liabilities by type of asset and liability at December 31, 2010 and 2009 are as follows:

	Millions of Euros
	2010		2009
	Assets	Liabilities	Assets	Liabilities
Intangible assets	90	396	—	455
Goodwill	12	—	15	—
Property, plant and equipment	39	1,460	14	1,697
Provisions for liabilities and charges	149	12	281	9
Exchange gains/losses	—	5	4	7
Deferred interest	683	—	440	—
Inventories	4	—	3	3
Trade receivables	13	—	11	—
Pensions	120	17	112	37
Other	138	262	353	134

	1,248	2,152	1,233	2,342

Tax loss carryforwards	961	—	1,283	—

Unrecognized deferred tax assets

Total recognized assets/liabilities	2,209	2,152	2,516	2,342

Details at December 31, 2010 and 2009 of deferred tax assets and liabilities that are expected to be realized or reverse in periods exceeding 12 months are as follows:

	Millions of Euros
	2010	2009
Deferred tax assets	1,114	1,144
Tax loss carryforwards	943	1,227

Total assets	2,057	2,371

Deferred tax liabilities	(1,988)	(2,212)

Net	69	159

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(28)	Environmental Information

The Group has carried out different activities and projects in line with its environmental policy. The investments made during 2010 and 2009 to prevent or reduce future pollution are stated at the cost of the related assets.

Details of property, plant and equipment used to minimize the Group’s impact on the environment at December 31 are as follows:

	2010
	Millions of Euros
Description	Cost	Accumulated depreciation	Net
Land and natural resources	61	(31)	30
Buildings	75	(33)	42
Machinery	61	(30)	31
Plant	121	(57)	64
Under construction	7	(4)	3
Other property, plant and equipment	10	—	10

	335	(155)	180

	2009
	Millions of Euros
Description	Cost	Accumulated depreciation	Net
Land and natural resources	61	(26)	35
Buildings	69	(29)	40
Machinery	67	(32)	35
Plant	105	(51)	54
Under construction	17	—	17
Other property, plant and equipment	5	(3)	2

	324	(141)	183

Land and natural resources mainly comprise quarries in the United States related with environmental activities.

In 2010 the Group has invested Euros 60 million in its plants, mainly in Spain, earmarked primarily for the reduction of gas and particle emissions, the installation of filters and the use of alternative fuels. In 2009 the Group made investments in machinery amounting to Euros 67 million, mainly in France and Poland.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

At December 31, 2010 environmental investments in progress amount to Euros 10 million (Euros 17 million in 2009).

Details of the provisions made by the Group for environmental work are described in note 24. The consolidated income statement for the year ended December 31, 2010 includes expenses of an environmental nature totaling Euros 42 million (Euros 29 million in 2009). These expenses were mainly incurred on the reduction of emissions.

In 2010, the Group received environmental loans totaling Euros 41 million. Environmental loans received in prior years had been repaid at December 31, 2009.

(29)	Balances and Transactions with Related Parties

(a)	Balances with related parties

Details of balances receivable from and payable to non-consolidated group companies and associates, companies accounted for using the equity method, joint ventures and related parties, including members of senior management and directors, and the main characteristics, are disclosed in notes 14, 16 and 25. Details of balances by category at December 31, 2010 and 2009 are as follows:

	2010
	Millions of Euros
	Parent company	Group companies	Associates	Directors	Total
Investments in Group companies and associates
PE and equity instruments	—	—	181	—	181
Derivatives	—	1	—	—	1
Loans, Group companies and associates	—	2,828	21	—	2,849

Total non-current assets	—	2,829	202	—	3,031

Trade and other receivables
Trade receivables from Group companies and associates	2	149	2	—	153
Investments in Group companies and associates
Loans to companies	—	2,823	3	—	2,826
Derivatives	1	—	—	—	1
Other financial assets	1	7	—	43	51

Total current assets	4	2,979	5	43	3,031

Total assets	4	5,808	207	43	6,062

Group companies and associates	40	24	—	—	64

Total non-current liabilities	40	24	—	—	64
Group companies and associates	94	28	1	—	123
Trade and other payables
Suppliers, Group companies and associates	6	28	3	1	38

Total current liabilities	100	56	4	1	161

Total liabilities	140	80	4	1	225

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

	2009
	Millions of Euros
	Parent company	Group companies	Associates	Directors	Total
Investments in Group companies and associates
Equity instruments	—	—	315	—	315
Loans, Group companies and associates	—	715	13	—	728
Trade and other receivables
Personnel	—	—	—	1	1

Total non-current assets	—	715	328	1	1,044

Trade and other receivables
Trade receivables from Group companies and associates	—	110	1	—	111
Personnel	—	—	—	2	2
Investments in Group companies and associates
Loans to companies	—	2,089	3	—	2,092
Other financial assets	3	11	—	182	196

Total current assets	3	2,210	4	184	2,401

Total assets	3	2,925	332	185	3,445

Group companies and associates	70	—	—	191	261

Total non-current liabilities	70	—	—	191	261
Group companies and associates	55	4	1	—	60
Trade and other payables
Suppliers, Group companies and associates	11	5	4	—	20

Total current liabilities	66	9	5	—	80

Total liabilities	136	9	5	191	341

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(b)	Group transactions with related parties

Details of the Group’s transactions with related parties in 2010 and 2009 are as follows:

	2010
	Millions of Euros
	Parent company	Group companies	Associates	Directors	Other related parties	Total
Revenue
Net sales	42	86	4	—	—	132
Sale of emission rights	—	27	1	—	—	28
Financial instruments
Finance income		185	1	—	1	187
Change in fair value of financial instruments	1	1	—	215	—	217
Other	231	101	—	—	—	332

	274	400	6	215	1	896

Expenses
Net purchases	1	88	—	—	—	89
Expenses for royalties or licenses	142	16	—	—	—	158
Personnel expenses
Remuneration	—	—	—	3	—	3
Contributions to pension plans and other remuneration in kind	—	—	—	1	—	1
Share-based payments	—	—	—	1	—	1
Financial instruments
Finance expenses	—	—	—	36	—	36

	143	104	—	41	—	288

	2009
	Millions of Euros
	Parent company	Group companies	Directors	Other related parties	Total
Revenue
Net sales	17	101	—	—	118
Sale of emission rights	52	—	—	—	52
Other services rendered	—	23	—	—	23
Financial instruments
Finance income	1	52	250	—	303
Other	213	106	—	10	329

	283	282	250	10	825

Expenses
Net purchases	1	71	—	—	72
Expenses for royalties or licenses	114	—	—	—	114
Personnel expenses
Remuneration	—	—	3	—	3
Contributions to pension plans and other remuneration in kind	—	—	1	—	1
Financial instruments
Finance expenses	—	—	73	—	73

	115	71	77	—	263

Services are usually negotiated with related parties based on a cost margin, applying market rates. Goods are sold at the prices charged to unrelated third parties.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(c)	Information on the Company’s directors and senior management personnel

Interests held by the Company’s directors, and persons related to them, in companies with statutory activities that are identical, similar or complementary to that of the Company, as well as details of positions held and duties and activities performed in those companies, are provided in Appendix VIII, which forms an integral part of this note.

The directors of the Company hold interests in Cemex, S.A.B. de C.V. which, taken as a whole, total 0.118% of share capital at December 31, 2010 (0.124% at December 31, 2009). According to Company policy, these interests do not represent a conflict of interest affecting the directors’ duties of diligent administration, fidelity and loyalty.

At December 31, 2010 and 2009 there are no female members of the board of directors.

Details of loans and advances and remuneration received by directors and senior management personnel are provided in sections a) and b) of this note.

(30)	Income and Expenses

(a)	Revenues

Details of revenues by category of activity and geographical market are as follows:

	Millions of Euros
	2010	2009
By geographical market
Domestic	418	556
Other countries	7,404	7,353

	7,822	7,909

By activity
Cement and clinker	2,702	2,584
Concrete	2,399	2,592
Aggregates, mortar and other construction materials	802	983
Services and sales of other products	1,919	1,750

	7,822	7,909

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(b)	Supplies

Details ofconsumption of goods, raw materials and other supplies used are as follows:

	Millions of Euros
	2010	2009
consumption of goods, raw materials and other supplies
Net purchases	3,233	3,226
Impairment	4	2
Change in inventories	26	68

	3,263	3,296

Subcontracted work	206	245

	3,469	3,541

A Group subsidiary in Germany entered into a long-term energy supply contract in 2007 whereby the supplier undertook to provide power to one of the Group’s plants for a period of 15 years as of January 1, 2008. The Group has the option of specifying in advance the volume of energy it will acquire each year as well as making adjustments to the volume purchased. The contract establishes a price mechanism for energy acquired based on future prices of energy quoted on the European Energy Market, which does not require any initial investment and will be repaid at a future date. As this is a supply contract for own use and Cemex sells any excess energy as soon as its actual energy requirements are known and without considering any changes in prices, avoiding any possible negotiations, this contract is not stated at fair value.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(c)	Employee benefits expense and provisions

Details of employee benefits expense and provisions are as follows:

	Millions of Euros
	2010	2009
Wages, salaries and similar costs
Wages and salaries	982	998
Termination benefits	49	53
CPO expenses	18	19
Other remuneration	78	78

	1,127	1,148
Employee benefits expense
Social Security payable by the Company	169	171
Other employee benefits expenses	126	124

	295	295
Provisions
Charges to defined benefit plans (note 22)	15	14
Charges to defined contribution plans (note 22)	15	17

	30	31

	1,452	1,474

(d)	Gains and losses on disposal of fixed assets

Details of gains and losses on the disposal of fixed assets are as follows:

	Millions of Euros
	2010	2009
Gains
Property, plant and equipment	60	56
Intangible assets	16	—

	76	56
Losses
Property, plant and equipment	(105)	(132)
Intangible assets	—	(4)

	(105)	(136)

	(29)	(80)

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(e)	Foreign currency transactions

Details of income and expenses denominated in foreign currencies, primarily US Dollars, are as follows:

	Millions of Euros
	2010	2009
Income
Net sales	5,218	5,447
Services rendered	460	132
Other operating income	363	405
Financial instruments
Finance income	176	160
Impairment and gains/(losses) on disposal of financial instruments	209	—

	6,426	6,144

Expenses
Net purchases	2,426	2,129
Expenses for royalties or licenses	158	114
Other services received	2,298	2,645
Finance expenses	420	351

	5,302	5,239

In 2010 the Group entered into US Dollar forward purchase contracts with the Group company New Sunward Holding, B.V. The main terms and conditions of these contracts are as follows:

Contract date	Settlement date	Exchange rate	Notional (Millions of USD)	Resulting settlement (Millions of Euros)
August 6, 2010	September 14, 2010	1.3278	6,504	4,898

				4,898

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(31)	Employee Information

The average headcount of the Group during the year, distributed by category, is as follows:

	Number
	2010	2009
Management	1,182	1,088
Middle management and foremen	3,713	2,816
Sales and general	8,200	7,833
Unskilled laborers	18,609	22,151

	31,704	33,888

At December 31 the distribution by category and gender of parent company personnel is as follows:

	Number
	2010		2009
	Female	Male	Female	Male
Management	10	45	14	76
Middle management and foremen	77	238	86	281
Sales and general	107	322	101	364
Unskilled laborers	14	781	10	746

	208	1,386	211	1,467

The average number of Group employees with a disability rating of 33% or higher (or equivalent local rating) in 2010 and 2009, distributed by category, is as follows:

	Number
	2010	2009
Consolidated companies
Management	12	3
Technicians	5	11
Administrative personnel	55	66
Unskilled laborers and subordinate staff	162	165

	234	245

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(32)	Audit Fees

KPMG Auditores, S.L., the auditors of the annual accounts of the Group, have invoiced the Group fees and expenses for professional services during the years ended December 31, 2010 and 2009, as follows:

	Thousands of Euros
	2010	2009
Audit services	1,077	1,112
Accounting services	16	16
Other services	56	—

	1,149	1,128

The amount invoiced by KPMG Auditores, S.L. for audit services includes the total fees for services rendered in 2010 and 2009, irrespective of the invoice date.

During the years ended December 31, 2010 and 2009 other KPMG Europe, LLP group companies have invoiced the Group fees and expenses for professional services as follows:

	Thousands of Euros
	2010	2009
Audit services	4,333	4,386
Accounting services	—	—
Tax advisory services	425	409
Other services	71	19

	4,829	4,814

During the years ended December 31, 2010 and 2009 other entities associated with KPMG International have invoiced the Group fees and expenses for professional services as follows:

	Thousands of Euros
	2010	2009
Audit services	5,119	3,558
Accounting services	2	15
Tax advisory services	122	42
Other services	1,579	894

	6,822	4,509

(33)	Segment Reporting

Appendix IX includes information on segment reporting for the Group’s business activities.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

(34)	Subsequent Events

(a)	Anti-monopoly lawsuit in Florida

With respect to the anti-monopoly lawsuit filed in Florida, on January 4, 2011 the plaintiff companies filed amended claims, to which the Group responded on January 18, 2011. The Group continues to consider the claims unfounded (see note 24 (e)).

(b)	Asset nationalization in Venezuela

On January 7, 2011 Cemex announced that it was in negotiations with the government of the Republic of Venezuela to reach an amicable agreement which would make the arbitration proceedings by the International Center for Settlement of Investment Disputes (ICSID) unnecessary. However, Cemex is unable to assess whether this agreement will be reached in the short term.

(c)	Issue of guaranteed promissory notes

On January 11, 2011 Cemex, S.A.B. de C.V. finalized its one thousand million US Dollar offer of guaranteed senior promissory notes maturing in 2018 with an annual coupon of 9%, issued at 99.364% of their face value and payable on demand from the fourth year. These promissory notes have the same guarantees as those for the lenders of the Financial Agreement (FA) framework agreement, and are secured by Cemex México, S.A.B. de C.V., New Sunward Holding, B.V. and Cemex España, S.A.

(d)	Issue of new debt securities

On February 28, 2011 the Company extended the 2010 issue by issuing new US Dollar bonds through its Branch, to be exchanged for “Euro-denominated 6.277% Fixed-to-Floating Rate Callable Perpetual Debentures” owned by an institutional investor, with a face value of Euros 119,350,000. The bonds are guaranteed by Cemex S.A.B. de C.V., Cemex México, S.A. de C.V. and New Sunward Holding B.V. The effective disbursement date (through the aforementioned exchange) was March 4, 2011 and the bonds will be guaranteed by the same collateral foreseen in the Financing Agreement of August 14, 2009.

(e)	Early repayment of the Financing Agreement in 2011

On March 16, 2011 Cemex, S.A.B. de C.V. announced the closure of an offer for the issue of two series of subordinated convertible bonds totaling US Dollars 1,667.5 million, US Dollars 977.5 million of which matures in 2016 and US Dollars 690 million in 2018.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Notes to the consolidated annual accounts

Cemex, S.A.B. de C.V. used a considerable portion of the resources obtained from these issues to make early repayment of debt, thereby reducing the outstanding balance under the Financing Agreement of August 14, 2009, in which Cemex España, S.A. is one of the original borrowers and guarantors, by US Dollars 1,287.5 million. This prepayment has effectively settled all contractual principal repayments until June 2013.

As part of this debt reduction, Cemex España S.A received US Dollars 758.3 million through its credit facility with the Group company Construction Funding Corporation, to make early repayment of the above-mentioned borrowed amount.

(Continued)

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Consolidated Directors’ Report

31 December 2010

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

Business Performance

2010 was a year of recovery in economies worldwide following the negative impact of the 2008 and 2009 global crisis.

Global economic recovery has been a drawn-out process, in line with each market’s gradual response to monetary and tax incentives and a progressive increase in confidence.

Most economies resumed positive growth rates, albeit with inconsistent rates of activity, and growth rates in emerging countries picked up, almost reaching their potential. However, expansion in developed countries was irregular. Signs of recovery were glimpsed in the United States economy, but unemployment remained high and monetary authorities once again turned to incentives by injecting liquidity into the system. In Europe growth has been uneven, with Central European countries (Germany and France) keeping up a good pace, while the peripheral countries (Spain and Ireland, for example) lagged behind. These countries also felt the pinch of the sovereign debt crisis, which increased the cost of public debt financing and had a negative impact on confidence. Greece and Ireland had to resort to EU and IMF financial aid packages.

The Spanish economy emerged from its recession, technically speaking, although growth in the GDP fell by a tenth of a percent in 2010 (-0.1%), in contrast to the rapid recovery of France and Germany. There have nonetheless been improvements in the quarterly profile.

In 2010 overall, the GDP contracted by 0.1%, after falling 3.6% in 2008. The contribution of domestic demand to aggregate growth was -1.2%, marking an improvement with respect to the -3.6% of the prior year. International demand helped to alleviate waning domestic demand by contributing 1.1% to GDP growth. Meanwhile, employment in the Spanish economy decreased by 2.3%, with the unemployment rate rising from 18.8% in 2009 to 20.3% in 2010.

Investment in construction continued to dwindle in 2010 (down 11.1%, as in 2009), albeit to a lesser extent in residential construction, with a greater downturn in public works.

The fall in residential investment (16.8%) was less severe than in 2009 (24.5%), despite continued reductions in the volume of building permits issued and the number of housing starts.

By contrast, the contribution of other types of construction (private non-residential, but above all public works) was less encouraging, falling 7.2% (compared to a drop of 0.1% in 2009). This poor performance is a result of the Spanish government’s substantial tax adjustment package, implemented to dispel uncertainty regarding its public debt solvency.

The decline in construction led to a further, although less pronounced, drop in cement consumption (15% compared to 33% in 2009).

Group Situation and Outlook

Consolidated revenues for 2010 amounted to Euros 7,822 million, down 1% compared with 2009. This drop is primarily due to decreased domestic demand in key markets, mainly Spain, offset by an increase in markets such as Egypt, Asia or Colombia. Revenues in Spain, which are down 20% on 2009, represent 6% of total consolidated revenues.

In 2010 the Group recorded consolidated operating losses of Euros 555 million (operating profit of Euros 45 million in 2009), primarily due to the slump in sales, greater asset impairment and higher expenses for external services. The Group’s gross cash flow (operating profit less amortization, depreciation and impairment), totaled Euros 972 million, representing a decrease of 2% compared with the same period of 2009.

The Group incurred consolidated losses of Euros 1,856 million in 2010, including exchange losses of Euros 1,040 million and finance expenses of Euros 616 million.

According to analysts, the global crisis appears to have hit a trough and the outlook for 2011 is for a slight recovery in the markets in which the Cemex España Group operates.

Research and Development Expenses

In recent years Cemex has carried out extensive research into cement and all its applications. To this end, the Group incorporated Cemex Research Group AG, headquartered in Bern (Switzerland). Since 2001, this company has assumed ownership of all newly created intangible assets deriving from the Group’s research & development activities.

The most significant Research & Development activities carried out by Cemex España S.A. in 2010 under the supervision and control of this company are as follows:

•	Assessment of the compressive strength of fly ash: cement additive grinding mill

•	Assessment of raw materials/alternative fuels

•	Assessment of electric arc iron and steel industry waste in the construction materials sector

•	Correlation of rheological properties and concrete resistance

•	Influence of grinding mill additives on the behavior of unhydrated cement

•	Differences in additive behavior depending on the nature of the fly ash

•	Support for the development and fine-tuning of new type IV cements

•	Improvements to the characteristics of certain types of cement

2

Parent Company Shares

In 2010 no transactions were carried out with own shares of the Parent company, as reflected in note 19 to the consolidated annual accounts. At December 31, 2010 own shares comprise 0.2444% of the Company’s share capital, a percentage which is within the limits stipulated by legislation.

Subsequent Events

The most significant subsequent events are detailed in note 34 to the consolidated annual accounts.

Risk Management Policy

The Group’s activities are exposed to various financial risks: market risk (including currency risk and price risk), credit risk, liquidity risk and interest rate risk in cash flows. The Group’s global risk management program focuses on uncertainty in the sector in which it operates and in the financial markets and aims to minimize potential adverse effects on the Group’s profits.

Risks are managed by the Central Finance Department of the Group and the Cemex Group in accordance with policies approved by the board of directors and Cemex management in Monterrey, respectively. These departments identify, evaluate and cover financial risks in close collaboration with other areas. The board of directors and Cemex Group management issue global risk management policies in writing, as well as policies for specific issues such as currency risk, interest rate risk, liquidity risk and investments of cash surpluses.

(a)	Market risk

The Group operates internationally and is therefore exposed to currency risk when operating with foreign currencies, especially with regard to the US Dollar.

Currency risk is associated mainly with investments in foreign operations. The Group holds several investments in foreign operations, the net assets of which are exposed to currency risk. Currency risk affecting net assets of the Group’s foreign operations are mitigated primarily through borrowings in the corresponding foreign currencies.

(b)	Credit risk

The Group is not significantly exposed to credit risk and has policies to ensure that sales are only made to customers with adequate credit records. The Group companies have contracted insurance to cover collection of a significant portion of their trade receivables.

Valuation allowances for bad debts require a high degree of judgment by management and a review of individual balances based on customers’ credit ratings, market trends, and historical analysis of bad debts at an aggregated level.

(c)	Liquidity risk

The Group applies a prudent policy to cover its liquidity risks based on having sufficient cash and financing through credit facilities. The Group’s Treasury Department aims to be flexible with regard to financing through drawdowns on contracted credit facilities. The Group uses tools to maximize cash availability, such as centralizing cash of the Group companies through a cash-pooling system, securitization and factoring of trade receivables or payables discounting for payments to suppliers.

3

(d)	Cash flow interest rate risks

Interest rate risks arise from other borrowings (loans and credit facilities), from both credit institutions and Cemex Group companies. Borrowings at variable interest rates expose the Group to cash flow interest rate risks. Fixed-interest loans expose the Company to fair value interest rate risks.

4

Pursuant to the requirements of article 253.1 of the Spanish Companies Act, the directors comprising the board of directors of Cemex España, S.A. at the date of this certification have authorized the consolidated annual accounts and consolidated directors’ report for 2010 of the Cemex España Group. The aforementioned documents are transcribed and identified as follows:

The Consolidated Balance Sheet is transcribed on sheets of State-stamped paper numbered from 0K5455191 to 0K5455192, inclusive.

The Consolidated Income Statement is transcribed on sheets of State-stamped paper numbered 0K5455193 and 0K5455194.

The Consolidated Statement of Changes in Equity is transcribed on sheets of State-stamped paper numbered 0K5455195 and 0K5455196.

The Consolidated Statement of Cash Flows is transcribed on a sheet of State-stamped paper numbered 0K5455197.

The Notes to the Consolidated Annual Accounts are transcribed on sheets of State-stamped paper numbered from 0K5455198 to 0K5455310, inclusive.

The proposed distribution of Company profits for 2010 is transcribed on the sheet of State-stamped paper numbered 0K54553203 included in the notes to the consolidated annual accounts.

The consolidated directors’ report is transcribed on sheets of State-stamped paper numbered from 0K5455311 to 0K5455314, inclusive.

Pursuant to section 2 of aforementioned article 253, the directors declare that they have signed each of the above-mentioned documents in their own hand, and in witness thereof, have signed this sheet of State-stamped paper numbered 0K5455315.

At the board of directors’ meeting held on March 28, 2011 in Madrid, Mr. Juan Romero Torres, Mr. Ignacio Ortiz Martín, Mr. Joaquín Estrada Suárez, Mr. Ignacio Madridejos Fernández (by proxy), New Sunward Holding, B.V. (by proxy) and the non-executive secretary Mr. Juan Pelegrí y Girón, authorized the accompanying consolidated annual accounts and the consolidated directors’ report for 2010 of Cemex España, S.A. and its subsidiaries, which comprise the Cemex España Group.

Appendix I

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Investments in Subsidiaries and Associates

December 31, 2010

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

				2010		2009
Company	Registered offices	Activities	Company holding interest	% ownership	% ownership of the parent company (*)	% ownership	% ownership of the parent company (*)
Subsidiaries

Altair (India) Private, Ltd.	Bombay (India)	Holding company	Cemex Asia, B.V.	100.00	100.00	100.00	100.00

APO Land and Quarry Corporation	Makati City (Philippines)	Extraction and sale of aggregates	Cemex Asia Holdings, Ltd. Edgewater Ventures, Co.	100.00 —	100.00 —	40.00 60.00	100.00 —

Aricemex, S.A.	Madrid (Spain)	Manufacture and sale of aggregates	Cemex España, S.A.	100.00	100.00	100.00	100.00

Ayfer Tekstil, Ltd. Sti.	Merzin (Turkey)	Sale of cement	Cemex Investments Africa and Middle East, A.p.S.	99.99	99.99	99.99	99.99

Bedrock Holdings, Inc.	Manila (Philippines)	Holding company	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Blue Moon Trading, Inc.	Panama City (Republic of Panama)	Cement shipping	Cemex Shipping, B.V.	100.00	100.00	100.00	100.00

Caribbean Funding, LLC.	Delaware (USA)	Finance	Puerto Rico Finance, LLC.	100.00	100.00	100.00	52.60

Cecar, Inc.	Georgetown (Cayman Islands)	Charter vessels	Sunbulk Shipping, N.V.	100.00	100.00	100.00	100.00

Cemar, Inc.	Georgetown (Cayman Islands)	Charter vessels	Sunbulk Shipping, N.V.	100.00	100.00	100.00	100.00

Cementilce, S.R.L.	Rome (Italy)	Dormant	Cemex España, S.A.	100.00	100.00	100.00	100.00

Cementos Andorra, S.A.	Teruel (Spain)	Manufacture and sale of cement	Cemex España, S.A.	99.34	99.34	99.34	99.34

Cemex Anglo Inv., Ltd.	London (Great Britain)	Finance	Cemex Capital Inv., SARL	100.00	100.00	100.00	100.00

Cemex Asia, B.V.	Amsterdam (Holland)	Holding company	Cemex España, S.A.	100.00	100.00	100.00	100.00

Cemex Asia Holdings, Ltd.	Singapore (Republic of Singapore)	Holding company	Cemex Asia, B.V.	100.00	100.00	100.00	100.00

Cemex Asia Pacific Investments, B.V.	Amsterdam (Holland)	Holding company	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Cemex Asia Pte., Ltd.	Singapore (Republic of Singapore)	Market surveys	Cemex Asia, B.V.	100.00	100.00	100.00	100.00

Cemex Baltic Cement	Saint Petersburg (Russia)	Manufacture and sale of cement and concrete	Cemex Asia, B.V.	75.00	75.00	75.00	75.00

Cemex Capital Inv., SARL	Luxembourg (Luxembourg)	Holding company	Cemex Luxembourg Holdings, SARL	100.00	100.00	100.00	100.00

Cemex Caracas Investments, B.V.	Amsterdam (Holland)	Holding company	Cemex España, S.A.	100.00	100.00	100.00	100.00

Subsidiaries (continued)

Cemex Caracas II Investments, B.V.	Amsterdam (Holland)	Holding company	Cemex Caracas Investments, B.V.	100.00	100.00	100.00	100.00

Appendix I

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Investments in Subsidiaries and Associates

December 31, 2010

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

				2010		2009
Company	Registered offices	Activities	Company holding interest	% ownership	% ownership of the parent company (*)	% ownership	% ownership of the parent company (*)
Cemex Caribe II Investments, B.V.	Amsterdam (Holland)	Holding company	Cemex Sierra Investments, B.V.	100.00	100.00	100.00	100.00

Cemex Cement Bangladesh, Ltd.	Dhaka (Bangladesh)	Sale of cement	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Cemex Chile Investments, B.V.	Amsterdam (Holland)	Holding company	Grupo España, S.A.	100.00	100.00	100.00	100.00

Cemex Egyptian Investments, B.V.	Amsterdam (Holland)	Holding company	Cemex Investments Africa and Middle East, A.p.S.	100.00	100.00	100.00	100.00

Cemex España International Capital, LLC.	Delaware (USA)	Finance	Cemex España, S.A.	—	—	100.00	100.00

Cemex Finance, LLC.[1]	Delaware (USA)	Finance	Cemex Finance Europe, B.V.	100.00	100.00	100.00	100.00

Cemex Finance Europe, B.V.	Amsterdam (Holland)	Finance	Cemex España, S.A.	100.00	100.00	100.00	100.00

Cemex France Gestion, SAS.	Toulouse (France)	Manufacture and sale of cement, aggregates and other products	Cemex España, S.A.	100.00	100.00	100.00	100.00

Cemex Global Funding, SARL	Luxembourg	Holding company	Cemex Hungary, KFT	100.00	100.00	100.00	85.38

Cemex Holdings, Inc.	Delaware (USA)	Holding company	Cemex US Holdings B.V.	100.00	100.00	100.00	100.00

Cemex Hungary, KFT	Budapest (Hungary)	Finance	Cemex España, S.A. Construction Funding Corporation	71.56 28.44	100.00 —	71.44 26.51	85.38 —

Cemex Investments Africa and Middle East, A.p.S.	Copenhagen (Denmark)	Holding company	Cemex Hungary KFT.	100.00	100.00	100.00	100.00

Cemex Investments, AG	Schaan (Liechtenstein)	Purchase, sale and operations of aircraft	Cemex Egyptian Investments, B.V.	100.00	100.00	100.00	100.00

Cemex Irish Investments Company LTD	Dublin (Ireland)	Finance. Concession of loans to companies	Cemex España S.A	100.00	100.00	—	—

Cemex Luxembourg Holdings, SARL	Luxembourg (Luxembourg)	Holding company	Cemex España, S.A.	100.00	100.00	100.00	100.00

[1]	Name changed. Formerly called Cemex España Finance, LLC.

Appendix I

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Investments in Subsidiaries and Associates

December 31, 2010

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

				2010		2009
Company	Registered offices	Activities	Company holding interest	% ownership	% ownership of the parent company (*)	% ownership	% ownership of the parent company (*)
Subsidiaries (continued)

Cemex Middle East Inv., B.V.	Amsterdam (Holland)	Holding company	Cemex Investments Africa and Middle East, A.p.S.	100.00	100.00	100.00	100.00

Cemex Nicaragua, S.A.	Managua (Nicaragua)	Manufacture and sale of cement	Cemex Costa Rica Group	98.00	98.82	98.00	98.82
			Lomas del Tempisque, S.R.L.	2.00	—	2.00	—

Cemex Northern Inv., Ltd.	Dublin (Ireland)	Holding company	Cemex Capital Inv., SARL	100.00	100.00	100.00	100.00

Cemex Premium Finance, KFT.	Budapest (Hungary)	Finance	Cemex Global Funding, SARL	100.00	100.00	100.00	85.38

Cemex Research Group, AG	Bern (Switzerland)	Holding, research and development of intangible assets	Cemex Trademarks Worldwide, Ltd.	100.00	100.00	100.00	50.10

Cemex Shared Service Centre, LLC.	Budapest (Hungary)	Rendering of back-office services	Cemex Research Group, AG.	100.00	100.00	100.00	50.10

Cemex Shipping, B.V.	Amsterdam (Holland)	Holding company	Cemex España, S.A.	100.00	100.00	100.00	100.00

Cemex Sierra Investments, B.V.	Amsterdam (Holland)	Holding company	Cemex España, S.A.	100.00	100.00	100.00	100.00

Cemex Strategic Philippines, Inc.	Metro Manila (Philippines)	Services rendered	Cemex Asia, B.V.	100.00	100.00	100.00	100.00

Cemex Swiss Holding AC	Brügg (Switzerland)	Holding company	Cemex España S.A	100.00	100.00	—	—

Cemex Thailand Co., Ltd.	Bangkok (Thailand)	Manufacture and sale of cement	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Cemex Thailand, Ltd.	Bangkok (Thailand)	Holding company	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Cemex Trademarks Worldwide, Ltd.	Bern (Switzerland)	Holding company	Cemex España, S.A.	100.00	100.00	50.10	50.10

Cemex UK	London (Great Britain)	Holding company	Cemex España, S.A.	69.39	100.00	90.00	100.00
			Cemex France Gestión, S.A.S	30.61	—	10.00	—

Cemex US Holding B.V	Amsterdam (Holland)	Holding company	Cemex Luxembourg Holdings SARL	100.00	100.00	—	—

Cetra, Inc	Georgetown (Cayman Islands)	Charter vessels	Sunbulk Shipping, N.V.	100.00	100.00	100.00	100.00

Construction Funding Corporation	Dublin (Ireland)	Finance	Cemex Caracas Investments, B.V. Cemex España, S.A. Cemex France Gestion SAS. RMC Group	30.84 54.64 10.00 4.53	100.00 — — —	30.84 7.24 10.00 4.53	52.60 — — —

Edgewater Ventures, Co.	Makati City (Philippines)	Holding company	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Appendix I

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Investments in Subsidiaries and Associates

December 31, 2010

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

				2010		2009
Company	Registered offices	Activities	Company holding interest	% ownership	% ownership of the parent company (*)	% ownership	% ownership of the parent company (*)
Subsidiaries (continued)

Golden Moon Trading, Inc.	Panama City (Republic of Panama)	Cement shipping	Cemex Shipping, B.V.	100.00	100.00	100.00	100.00

Golden Wave Trading, Inc.	Panama City (Republic of Panama)	Cement shipping	Cemex Shipping, B.V.	100.00	100.00	100.00	100.00

Good Assets, Ltd.	Bangkok *Thailand)	Holding company	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

APO Cement Group	Makati City (Philippines)	Manufacture and sale of cement	Triple Dime Holdings, Inc.	99.99	99.99	99.99	99.99

Bayano Group	Panama City (Republic of Panama)	Manufacture and sale of cement and concrete	Cemex Caribe II Investments, B.V. Cemex Caracas Investments, B.V.	99.49 0.04	99.52 —	99.49 0.04	99.53 —

Cemex Colombia Group	Santa Fé de Bogotá (Colombia)	Manufacture and sale of cement and concrete	Cemex Caracas Investments, B.V. Cemex Caracas II Investments, B.V.	93.92 5.79	99.71 —	93.92 5.79	99.71 —

Cemex Costa Rica Group	San José (Costa Rica)	Manufacture and sale of cement	Lomas del Tempisque, S.R.L.	99.09	98.80	99.09	98.80

Cemex de Puerto Rico Inc. Group	San Juan (Puerto Rico)	Manufacture and sale of cement and concrete	Cemex Caracas Investments, B.V.	100.00	100.00	100.00	100.00

Cemex Dominicana Group	San Pedro de Macorís (Dominican Republic)	Manufacture and sale of cement and concrete	Macoris Investments	99.99	99.99	99.99	99.99

Cemex Egypt Group	Assiut (Egypt)	Manufacture and sale of cement, concrete and aggregates	Cemex Egyptian Investments, B.V.	99.98	99.98	99.98	99.98

Cemex USA Group	Houston (USA)	Manufacture and sale of cement and concrete	Sunbelt Investments	100.00	100.00	100.00	100.00

RMC Group	London (Great Britain)	Manufacture and sale of cement, concrete, aggregates and other products	Cemex UK	100.00	100.00	100.00	100.00

RMC Malaysia Group	Kuala Lumpur (Malaysia)	Manufacture and sale of cement, aggregates and asphalt	Cemex Asia, B.V.	100.00	100.00	100.00	100.00

Appendix I

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Investments in Subsidiaries and Associates

December 31, 2010

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

				2010		2009
Company	Registered offices	Activities	Company holding interest	% ownership	% ownership of the parent company (*)	% ownership	% ownership of the parent company (*)
Subsidiaries (continued)

Solid Cement Group	Makati City (Philippines)	Manufacture and sale of cement and concrete	Sandstone Strategic Holdings, Inc.	60.00	100.00	60.00	100.00
			Cemex Asia Pacific Investments, B.V.	10.00	—	10.00	—
			Cemex Asia, B.V.	30.00	—	30.00	—

Hormicemex, S.A.	Madrid (Spain)	Manufacture and sale of concrete	Cemex España, S.A.	100.00	100.00	100.00	100.00

Hormigones Autol, S.A.	Autol (Spain)	Manufacture and sale of concrete	Hormicemex, S.A.	71.45	71.45	71.45	71.45

Hormigones Illescas, S.A.	Illescas (Spain)	Manufacture and sale of concrete	Cemex España, S.A.	100.00	100.00	100.00	100.00

LAI, Ltd.	Georgetown (Cayman Islands)	Holding company	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Latin American Trading, S.A.	Lima (Peru)	Sale of cement	Cemex Caracas Investments, B.V.	99.99	99.99	99.99	99.99

Lomas del Tempisque, S.R.L.	San José (Costa Rica)	Holding company	Cemex Colombia Group	100.00	99.71	100.00	99.71

Macoris Investments	Georgetown (Cayman Islands)	Holding company	Cemex España, S.A	100.00	100.00	100.00	100.00

Machu Pichu Inv. B.V	Amsterdam (Holland)	Construction activity	Cemex Caraca Inv. B.V	100.00	100.00	—	—

Manejo Logístico de Concreto, Ltda.	Bogota, (Colombia)	Services rendered	STPC Colombia Inv., B.V.	99.00	100.00	99.00	100.00
			Lomas del Tempisque, S.R.L.	1.00	—	1.00	—

Minera Cronos SAC	Lima (Peru)	Operation of mines and quarries	Machu Pichu Inv.	99.8	100.00	—	—
			STCP Colombia INV. BV	0. 2	—	—	—

Mustang Re, Ltd.	Hamilton (Bermuda)	Insurance company	Cemex España, S.A.	100.00	100.00	100.00	100.00

Orange Bay Trading, Inc.	Panama City (Republic of Panama)	Cement shipping	Cemex Shipping, B.V.	100.00	100.00	100.00	100.00

Oriónidas, S.A.U.	Castellón (Spain)	Sale of cement	Cemex España, S.A.	—	—	100.00	100.00

Pavimentos Especializados	Panama City (Republic of Panama)	Consultancy, advisory, study, design and consumption	Lomas del Tempisque	99.71	99.71	—	—

P.T. Cemex Indonesia	Jakarta (Indonesia)	Market surveys	Cemex España, S.A.	99.80	100.00	99.80	100.00
			Cemex Asia, B.V.	0.20	—	0.20	—

Puerto Rico Finance, LLC.	Delaware (USA)	Finance	Construction Funding Corporation	100.00	100.00	100.00	52.60

Appendix I

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Investments in Subsidiaries and Associates

December 31, 2010

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

				2010		2009
Company	Registered offices	Activities	Company holding interest	% ownership	% ownership of the parent company (*)	% ownership	% ownership of the parent company (*)
Subsidiaries (continued)

Rinker Materials (Qingdao) Co. Ltd.	Quingdao (China)	Manufacture and sale of cement, concrete, aggregates and other products	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Rinker Materials (Tianjin) Co. Ltd.	Tianjin (China)	Manufacture and sale of cement, concrete, aggregates and other products	Cemex Asia Holdings, Ltd.	99.00	99.00	99.00	99.00

RMC Concrete Pte., Ltd.	Singapore (Republic of Singapore)	Holding company	Cemex Asia, B.V.	100.00	100.00	100.00	100.00

RMC International Holdings, Ltd.	Thorpe (Great Britain)	Finance	Cemex France Gestion SAS.	100.00	100.00	100.00	100.00

Sandstone Strategic Holding, Inc.	Manila (Philippines)	Holding company	Bedrock Holdings Inc. Cemex Asia Holdings, Ltd.	60.00 40.00	100.00 —	60.00 40.00	100.00 —

Servicio de Manejo Logístico de Concreto, Ltd.	Bogota, (Colombia)	Services rendered	STPC Colombia, Inv., B.V. Lomas del Tempisque, S.R.L.	99.00 1.00	100.00 —	99.00 1.00	100.00 —

Servicios Logísticos de Carga, Ltd.	Bogota, (Colombia)	Services rendered	STPC Colombia, Inv. B.V. Lomas del Tempisque, S.R.L.	99.00 1.00	100.00 —	99.00 1.00	100.00 —

Sierra Trading	Georgetown (Cayman Islands)	Holding company	Cemex Caribe II Investments, B.V.	100.00	100.00	100.00	100.00

STPC Colombia, Inv., B.V.	Amsterdam (Holland)	Holding company	Cemex Caracas Investments, B.V.	100.00	100.00	100.00	100.00

Sunbelt Investments	Georgetown (Cayman Islands)	Holding company	Cemex Holdings, Inc.	100.00	100.00	100.00	100.00

Sunbulk Shipping, N.V.	Curaçao (Dutch Antilles)	Holding company and cement shipping	Cemex Shipping, B.V.	100.00	100.00	100.00	100.00

Tecas S. XXI S.A	Panama City (Republic of Panama)	Purchase of land	Cemex Caribe II, Investment, B.V	100.00	100.00	—	—

Triple Dime Holdings, Inc.	Makati City (Philippines)	Holding company	Cemex Asia Holdings, Ltd.	100.00	100.00	100.00	100.00

Tunwoo, Co., Ltd.	Taipei (Taiwan)	Sale of cement	Cemex Asia, B.V.	100.00	100.00	100.00	100.00

Ukraine Mineral Resources, LLC.	Kiev (Ukraine)	Purchase and sale of slag	Cemex España, S.A.	—	—	100.00	100.00

Vencement Investments	Georgetown (Cayman Islands)	Holding company	Cemex Caracas II Investments, B.V.	100.00	100.00	100.00	100.00

Appendix I

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Investments in Subsidiaries and Associates

December 31, 2010

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

				2010		2009
Company	Registered offices	Activities	Company holding interest	% ownership	% ownership of the parent company (*)	% ownership	% ownership of the parent company (*)
Associates

Ciments Blancs du Maroc, S.A.	Casablanca (Morocco)	Sale of cement	Cemex Investments Africa and Middle East, A.P.S.	50.00	50.00	50.00	50.00

Comercial de Materiales de Construcción, S.L.	Madrid (Spain)	Sale of construction materials	Cemex España, S.A.	24.38	24.38	24.38	24.38

Hispano Dominicana de Cemento Blanco, S.A.	Santo Domingo (Dominican Republic)	Manufacture and sale of cement	Cemex Caracas Investments, B.V.	47.91	47.91	47.91	47.91

Hormigones del Este, S.A.	Nules (Spain)	Manufacture and sale of concrete	Hormicemex, S.A.	50.00	50.00	50.00	50.00

Hormigones Mecanizados, S.A.	Palma de Mallorca (Spain)	Concrete pumping	Hormicemex, S.A.	33.33	33.33	25.00	25.00

Hotelera del Atlántico, S.A.	Santo Domingo (Dominican Republic)	Dormant	Cemex Caracas Investments B.V. .	45.46	49.17	45.46	49.17
			Hispano Dominicana de Cemento Blanco, S.A	7.75	—	7.75	—

Mepol, S.L.	Menorca (Spain)	Supply of explosives	Aricemex, S.A.	20.00	20.00	20.00	20.00

.	Ibiza (Spain)	Supply of explosives	Aricemex, S.A.	33.33	33.33	33.33	33.33

Portcemen, S.A.	Barcelona (Spain)	Sale of cement	Cemex España, S.A.	33.33	33.33	25.00	25.00

Reciclajes y Derribos Santa Bárbara, S.L.	Ibiza (Spain)	Recycling of construction materials	Aricemex, S.A.	50.00	50.00	50.00	50.00

Société des Ciments Antillais, S.A.	Jarri Cedex - Guadeloupe Island (France)	Sale of cement	Cemex España, S.A.	26.03	26.03	26.03	26.03

Trinidad Cement, Ltd.	Trinidad (Trinidad and Tobago)	Manufacture and sale of cement	Sierra Trading	20.00	20.00	20.00	20.00

Vescem-Lid, S.L.	Barcelona (Spain)	Waste transport and disposal services	Cemex España, S.A.	25.00	25.00	25.00	25.00

ReadyMix, PLC	Dublin (Ireland)	Manufacture and sale of construction materials	Cemex España, S.A.	46.18	46.18	—	—

Note:	For the purposes of presentation, disclosures relating to companies holding interests do not include shareholdings of less than 0.01%, which are assigned to the majority shareholders.

(*)	These percentages refer exclusively to the shareholdings of the parent company in the profit-sharing rights of or effective control over the subsidiary.

This appendix forms an integral part of notes 2 and 14 to the consolidated annual accounts, in conjunction with which it should be read.

Appendix II

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Movement in Intangible Assets for the years ended

December 31, 2010 and 2009

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

	Research	Concessions	Patents, licenses, trademarks and similar rights	Software	Emission rights	Goodwill	Other intangible assets	Total
Cost at December 31, 2009	2	1,584	5,136	100	49	19	21	6,911
Business combinations	—	3	—	—	—	1	—	4
Additions	2	8	1	1	178	1	5	196
Disposals	—	(7)	(2)	(4)	(198)	—	(8)	(219)
Transfers	—	71	26	2	—	24	8	131
Transfers to assets held for sale	—	(13)	—	—	—	—	—	(13)
Translation differences	—	108	372	2	—	1	1	484

Cost at December 31, 2010	4	1,754	5,533	101	29	46	27	7,494

Accumulated amortization at December 31, 2009	(2)	(183)	(722)	(74)	—	—	(10)	(991)
Amortization	(2)	(72)	(630)	(10)	—	—	(5)	(719)
Disposals	—	5	2	4	—	—	2	13
Transfers	—	(2)	(1)	—	—	—	1	(2)
Transfers of assets held for sale	—	2	—	—	—	—	—	2
Translation differences	—	(10)	(44)	(1)	—	—	—	(55)

Accumulated amortization at December 31, 2010	(4)	(260)	(1,395)	(81)	—	—	(12)	(1,752)

Carrying amount at December 31, 2010	—	1,494	4,138	20	29	46	15	5,742

This appendix forms an integral part of note 8 to the consolidated annual accounts for 2010, in conjunction with which it should be read.

Appendix II

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Movement in Intangible Assets for the years ended

December 31, 2010 and 2009

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

	Research	Concessions	Patents, licenses, trademarks and similar rights	Software	Emission rights	Goodwill	Other intangible assets	Total
Cost at December 31, 2008	2	1,602	5,322	108	80	11	75	7,200
Additions	—	10	1	13	202	6	16	248
Internal additions	—	6	—	—	—	—	—	6
Exclusions from the consolidated group	—	(19)	(55)	—	—	—	(46)	(120)
Disposals	—	(6)	(2)	(1)	(233)	—	(17)	(259)
Transfers	—	(5)	(10)	(22)	—	3	(13)	(47)
Transfers of assets held for sale	—	28	—	3	—	—	3	34
Irreversible impairment losses	—	—	(12)	—	—	—	(1)	(13)
Translation differences	—	(32)	(108)	(1)	—	(1)	4	(138)

Cost at December 31, 2009	2	1,584	5,136	100	49	19	21	6,911

Accumulated amortization at December 31, 2008	(2)	(118)	(171)	(83)	—	—	(21)	(395)
Amortization	—	(61)	(570)	(10)	—	—	(34)	(675)
Exclusions from the consolidated group	—	10	25	—	—	—	1	36
Disposals	—	4	1	1	—	—	19	25
Transfers	—	(14)	(13)	21	—	—	24	18
Transfers of assets held for sale	—	(7)	—	(3)	—	—	(2)	(12)
Translation differences	—	3	6	—	—	—	3	12

Accumulated amortization at December 31, 2009	(2)	(183)	(722)	(74)	—	—	(10)	(991)

Accumulated impairment at December 31, 2008	—	(55)	(19)	(2)	—	3	(1)	(74)
Reversible impairment losses	—	55	19	2	—	(3)	1	74

Accumulated impairment at December 31, 2009	—	—	—	—	—	—	—	—

Carrying amount at December 31, 2009	—	1,401	4,414	26	49	19	11	5,920

This appendix forms an integral part of note 8 to the consolidated annual accounts for 2010, in conjunction with which it should be read.

Appendix III

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Movement in Property, Plant and Equipment for the years ended

December 31, 2010 and 2009

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

	Land	Buildings	Plant and machinery	Other installations, equipment and furniture	Under construction and advances	Other property, plant and equipment	Total
Cost at December 31, 2009	4,056	1,696	7,591	168	751	244	14,506
Business combination	—	—	—	—	—	—	—
Additions	30	23	82	—	291	2	428
Capitalization of finance expenses	—	—	—	—	5		5
Disposals	(120)	(53)	(417)	(8)	(23)	(20)	(641)
Transfers	28	114	432	—	(595)	(50)	(71)
Transfers to assets held for sale	(11)	—	(2)	—	—	—	(13)
Departures from the consolidated group	(1)	—	(8)	—	—	—	(9)
Irreversible impairment losses	(5)	—	(26)	—	(6)	—	(37)
Translation differences	195	78	423	5	14	10	725

Cost at December 31, 2010	4,172	1,858	8,075	165	437	186	14,893

Accumulated depreciation at December 31, 2009	(329)	(724)	(3,483)	(107)	—	(86)	(4,729)
Depreciation	(73)	(90)	(498)	(6)	—	(14)	(681)
Depreciation of enlargements or improvements	(3)	—	(1)	—	—	(7)	(11)
Disposals	12	33	297	4	—	23	369
Transfers	(1)	7	(7)	—	—	5	4
Transfers of assets held for sale	—	—	(1)	—	—	—	(1)
Departures from the consolidated group	—	—	8	—	—	—	8
Irreversible impairment losses	—	—	3		—	—	3
Translation differences	(20)	(32)	(202)	(2)	—	(5)	(261)

Accumulated depreciation at December 31, 2010	(414)	(806)	(3,884)	(111)	—	(84)	(5,299)

Accumulated impairment at December 31, 2009	(1)	(6)	(5)	(1)	(21)	(4)	(38)
Impairment losses	(32)	(6)	(29)	1	7	4	(55)

Accumulated impairment at December 31, 2010	(33)	(12)	(34)	—	(14)	—	(93)

Carrying amount at December 31, 2010	3,725	1,040	4,157	54	423	102	9,501

This appendix forms an integral part of note 10 to the consolidated annual accounts for 2010, in conjunction with which it should be read.

Appendix III

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Movement in Property, Plant and Equipment for the years ended

December 31, 2010 and 2009

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

	Land	Buildings	Plant and machinery	Other installations, equipment and furniture	Under construction and advances	Other property, plant and equipment	Total
Cost at December 31, 2008	4,249	1,733	7,691	166	896	266	15,001
Business combination	—	6	5	—	28	1	40
Additions	38	44	295	1	263	15	656
Internal additions	—	1	—	—	66	—	67
Capitalization of finance expenses	—	—	—	—	20	—	20
Disposals	(106)	(50)	(550)	(13)	(65)	(61)	(845)
Transfers	144	(29)	419	9	(453)	3	93
Transfers of assets held for sale	87	14	76	6	5	18	206
Departures from the consolidated group	(445)	—	(339)	(1)	(9)	(3)	(797)
Irreversible impairment losses	(10)	(1)	(21)	—	—	(1)	(33)
Translation differences	99	(22)	15	—	—	6	98

Cost at December 31, 2009	4,056	1,696	7,591	168	751	244	14,506

Accumulated depreciation at December 31, 2008	(266)	(651)	(3,225)	(108)	—	(188)	(4,438)
Depreciation	(66)	(66)	(517)	(6)	—	(7)	(662)
Depreciation of enlargements or improvements	(5)	(6)	(128)	—	—	(12)	(151)
Disposals	59	18	332	12	—	81	502
Transfers	(38)	(29)	(37)	(10)	—	47	(67)
Transfers of assets held for sale	(24)	—	(3)	6	—	(7)	(28)
Departures from the consolidated group	11	5	99	—	—	3	118
Irreversible impairment losses	—	1	7	—	—	1	9
Translation differences	—	4	(11)	(1)	—	(4)	(12)

Accumulated depreciation at December 31, 2009	(329)	(724)	(3,483)	(107)	—	(86)	(4,729)

Accumulated impairment at December 31, 2008	(15)	(16)	(65)	(1)	(20)	(4)	(121)
Impairment losses	14	10	60	—	(1)	—	83

Accumulated impairment at December 31, 2009	(1)	(6)	(5)	(1)	(21)	(4)	(38)

Carrying amount at December 31, 2009	3,726	966	4,103	60	730	154	9,739

This appendix forms an integral part of note 10 to the consolidated annual accounts for 2010, in conjunction with which it should be read.

Appendix IV

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details and movement in investments accounted for using the equity method, by company, for the years ended

December 31, 2010 and 2009

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

	Associates of Cemex France Gestión S.A.S.	Associates of the Cemex USA Group	Associates of the Rinker Group	Associates of the RMC Group	Hispano Dominicana de Cemento Blanco, S.A.	Hormigones del Este, S.A	Trinidad Cement, Limited	Other	Total
Balances at December 31, 2008	40	185	120	144	1	1	32	1	524
Disposals	—	(17)	—	(72)	—	—	—	—	(89)
Share in profit/(loss)	4	(1)	11	(8)	—	—	1	—	7
Dividends received	(5)	(14)	(8)	—	—	—	—	—	(27)
Transfers	—	2	—	4	—	—	—	—	6
Translation differences	—	(3)	22	1	—	—	1	—	21
Departures from consolidated group	—	—	(145)	—	—	—	—	—	(145)

Balances at December 31, 2009	39	152	—	69	1	1	34	1	297

Additions	—	7							7
Disposals	—	(10)	—	(2)	—	—	—	—	(12)
Share in profit/(loss)	8	(41)	—	(11)	—	—	—	—	(44)
Dividends received	(8)	(87)	—	(2)	—	—	—	—	(97)
Translation differences	—	14	—	—	—	—	—	—	14

Balances at December 31, 2010	39	35	—	54	1	1	34	1	165

This appendix forms an integral part of note 14 to the consolidated annual accounts for 2010, in conjunction with which it should be read.

Appendix V

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Movements in Reserves and Profit and Loss for the years ended

December 31, 2010 and 2009

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

	Legal reserve	Reserves for translation of share capital	Voluntary reserves	Merger reserve	Prior years’ losses	Other consolidation reserves	Reserves in fully consolidated companies	Reserves in proportionately consolidated companies	Reserves in companies accounted for using the equity method	Other shareholders’ contributions	Own shares	Profit/(loss) for the year	Total
Balance at December 31, 2008	73	1	216	163	(1,941)	555	2,377	—	24	2,995	(18)	(2,318)	2,127

Loss for 2009	—	—	—	—	—	—	—	—	—	—	—	(362)	(362)
Application of loss for 2008	—	—	—	—	(2,522)	3,079	(2,877)		2	—	—	2,318	—
Recognition of actuarial gains and losses	—	—	—	—	—	—	(196)	—	—	—	—	—	(196)
Transfers	—	—	—	—	—	(921)	921	—	—	—	—	—
Other movements	—	—	—	—	—	—	98	—	—	—	—	—	98

Balance at December 31, 2009	73	1	216	163	(4,463)	2,713	323	—	26	2,995	(18)	(362)	1,667

Balance at December 31, 2009	73	1	216	163	(4,463)	2,713	323	—	26	2,995	(18)	(362)	1,667

Loss for 2010	—	—	—	—	—	—	—	—	—	—	—	(1,856)	(1,856)
Application of loss for 2009	—	—	—	—	(2,300)	1,330	609	—	(1)	—	—	362	—
Recognition of actuarial gains and losses	—	—	—	—	—	1	(69)	—	—	—	—	—	(68)
Transfers	—	—	—	—	—	(179)	180	—	(1)	—	—	—	—
Other movements	—	—	—	—	—	314	109	—	—	227	—	—	650

Balance at December 31, 2010	73	1	216	163	(6,763)	4,179	1,152	—	24	3,222	(18)	(1,856)	393

This appendix forms an integral part of note 19 to the consolidated annual accounts for 2010, in conjunction with which it should be read.

Appendix VI

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Consolidated Reserves, Profit and Loss and Translation Differences

at December 31, 2010

and for the year then ended

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

	Reserves	Profit/(loss)	Translation differences
Cemex España, S.A.	11,726	150	—

Fully consolidated companies
APO Cement Corp	(7)	34	4
APO Land & Quarry Corporation	(34)	(4)	2
Aricemex, S.A.	45	(4)	—
Aridos y Cementos de Andorra	(1)	—	—
Ayfer Tekstil, Ltd. Sti.	(7)	—	1
Caribbean Funding, LLC.	4	—	1
Cemar Inc.	(1)	—	2
Cemex Anglo Inv., Ltd.	6	—	3
Cemex Asia B.V.	(97)	(2)	—
Cemex Asia Holdings, Ltd.	7	(21)	47
Cemex Asia Pte., Ltd.	(29)	8	(1)
Cemex Capital Inv., SARL	377	—	25
Cemex Caracas Investments B.V.	(405)	(3)	—
Cemex Caracas II Investments B.V.	90	(3)	—
Cemex Caribe II Investments B.V.	4	—	—
Cemex Cement Bangladesh, Ltd.	(28)	2	1
Cemex Chile Investments, B.V.	17	—	—
Cemex Egyptian Investments B.V.	312	134	7
Cemex España Finance, LLC.	(27)	(4)	2
Cemex Finance Europe B.V	—	(17)	—
Cemex France Gestión SAS	230	(31)	—
Cemex Global Funding, SARL	1,431	865	2,287
Cemex Hungary, KFT	6,184	(2,375)	383
Cemex Investments Africa and Middle East, A.p.S.	(2)	—	—
Cemex Investments, Ltd. (RMC Group)	(1,445)	(103)	40
Cemex Irish	—	—	(15)
Cemex Luxembourg Holdings, SARL	348	—	(143)
Cemex Nicaragua, S.A.	8	2	—
Cemex Northern Inv., Ltd.	(631)	—	(333)
Cemex Premium Finance, KFT.	33	7	5
Cemex Research Group AG	19	(84)	105
Cemex Sierra Inv., B.V.	(5)	—	—
Cemex Strategic Philippines Inc.	(5)	—	—
Cemex Trademark Worldwide	(1)	91	1
Cemex UK	(286)	(74)	264
Construction Funding Corporation	(173)	223	71
Edgewater Ventures, Co.	(1)	—	1
Bayano Group	134	10	16
Cementilce Group	(13)	6	—
Cemex Colombia Group	233	70	(43)
Cemex Costa Rica Group	75	13	8
Cemex de Puerto Rico Inc. Group	(178)	(90)	6
Cemex Dominicana Group	85	22	0
Cemex USA Group	(5,303)	(736)	(602)
Cemex Venezuela Group	399	—	(15)
RMC Malaysia Group	1	4	4
Solid Cement Group	(237)	7	1
Hormicemex, S.A.	86	(13)	—
LAI, Ltd.	11	3	3
Latin American Trading, S.A.	(2)	(3)	—
Lomas del Tempisque S.R.L.	66	1	1
Macoris Investments	(2)	—	1
Mustang	49	52	3
Oriónidas S.A.U	(1)	—	—

Appendix VI

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Consolidated Reserves, Profit and Loss and Translation Differences

at December 31, 2010

and for the year then ended

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

	Reserves	Profit/(loss)	Translation differences
P.T. Cemex Indonesia	(5)	—	—
Rinker Quindao	1	—	1
Rinker Tianjin	1	1	1
RMC International Holdings, Ltd.	(83)	16	(54)
Sandstone Strategic Holding, Inc.	7	—	(2)
Saraburi Cement	(65)	(7)	—
Shared Service	2	1	—
Sierra Trading	8	—	—
Solvades SL	1	—	—
Sunbulk Shipping N.V.	(12)	2	1
Triple Dime Holdings Inc.	(1)	—	—
Tunwoo, Co., Ltd.	(39)	1	1
Vencement Investments	4	—	—

	1,152	(1,999)	2,091

Companies accounted for using the equity method
Hispano Dominicana de Cemento Blanco, S.A.	1	—	—
Hotelera del Atlántico, S.A.	(2)	—	—
Readymix, PLC.	(2)	(7)	—
Portcemen, S.A.	(1)	—	—
Trinidad Cement, Ltd.	28	—	4

	24	(7)	4

	12,902	(1,856)	2,095

Appendix VI

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Consolidated Reserves, Profit and Loss and Translation Differences

at December 31, 2009

and for the year then ended

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)
	Reserves	Profit/(loss)	Translation differences
Cemex España, S.A.	7,322	(970)	—

Fully consolidated companies
APO Land & Quarry Corporation	(30)	(3)	(5)
Aricemex, S.A.	44	1	—
Ayfer Tekstil, Ltd. Sti.	(7)	—	1
Caribbean Funding, LLC.	5	—	1
Cemar Inc.	(1)	—	1
Cementos Andorra, S.A.	(1)	—	—
Cemex American Holdings, B.V.	—	(112)	—
Cemex Anglo Inv., Ltd.	6	—	3
Cemex Asia B.V.	(96)	(1)	—
Cemex Asia Holdings, Ltd.	11	(4)	9
Cemex Asia Pte., Ltd.	(22)	(7)	—
Cemex Australia Holdings Pty, Ltd.	—	(86)	—
Cemex Capital Inv., SARL	377	—	(1)
Cemex Caracas Investments B.V.	(405)	—	—
Cemex Caracas II Investments B.V.	90	(1)	—
Cemex Caribe II Investments B.V.	3	—	—
Cemex Cement Bangladesh, Ltd.	(29)	2	1
Cemex Chile Investments, B.V.	18	—	—
Cemex Egyptian Investments B.V.	231	81	6
Cemex España Finance, LLC.	(2)	(25)	1
Cemex Finance Europe B.V.	(1)	1	—
Cemex France Gestion SAS.	118	111	—
Cemex Global Funding, SARL	397	1,033	1,429
Cemex Holdings Inc.	63	—	—
Cemex Hungary, KFT	4,346	1,838	(204)
Cemex International Capital LLC	—	—	—
Cemex Investments Africa and Middle East, A.p.S.	(2)	—	—
Cemex Investments, Ltd. (RMC Group)	(1,464)	54	2
Cemex Luxembourg Holdings, SARL	247	(2)	(144)
Cemex Netherlands B.V.	—	(48)	—
Cemex Nicaragua, S.A.	7	2	—
Cemex Northern Inv., Ltd.	(583)	(48)	(349)
Cemex Premium Finance, KFT.	3	30	2
Cemex Research Group AG	—	19	(69)
Cemex Sierra Inv., B.V.	(5)	—	—
Cemex Strategic Philippines Inc.	(5)	—	—
Cemex Thailand, Co., Ltd.	(61)	(4)	1
Cemex Thailand, Ltd.	—	—	—
Cemex Trademark Worldwide	—	(1)	—
Cemex UK	(176)	(110)	337
Construction Funding Corporation	161	(335)	164
Edgewater Ventures, Co.	(1)	—	1
APO Cement Group	15	(21)	(20)
Bayano Group	121	12	5
Cementilce Group	(19)	6	—
Cemex Colombia Group	187	86	(16)
Cemex Costa Rica Group	54	21	(1)
Cemex de Puerto Rico Inc. Group	(137)	(42)	5
Cemex Dominicana Group	63	21	(4)
Cemex USA Group	(3,389)	(2,086)	(249)
Cemex Venezuela Group	399	—	(15)
RMC Malaysia Group	2	(1)	—
Solid Cement Group	(237)	(2)	(3)

Appendix VI

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Consolidated Reserves, Profit and Loss and Translation Differences

at December 31, 2009

and for the year then ended

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the original Spanish-language version prevails.)
	Reserves	Profit/(loss)	Translation differences
Hormicemex, S.A.	101	(15)	—
LAI, Ltd.	10	1	1
Latin American Trading, S.A.	(2)	—	—
Lomas del Tempisque S.R.L.	66	—	1
Macoris Investments	(4)	2	—
Orionidas, S.A.U.	—	(1)	—
P.T. Cemex Indonesia	(5)	(1)	—
Puerto Rico Finance, LLC.	—	—	(1)
Rey Holdings Luxemburg, SARL	—	107	—
Rinker Group Pty Ltd., (Grupo Rinker)	—	68	—
Rinker Quindao	—	1	—
Rinker Tianjin	—	1	—
RMC International Holdings, Ltd.	(112)	29	(70)
Sandstone Strategic Holding, Inc.	7	—	—
Shared Service	—	2	—
Sierra Trading	8	—	—
Simpca	(2)	49	—
Solvades SL	1	—	—
Sunbulk Shipping N.V.	(4)	(8)	—
Triple Dime Holdings Inc.	(1)	—	—
Tunwoo, Co., Ltd.	(38)	(1)	1
Vencement Investments	4	—	—
Vondel Unlimited	—	(4)	—

	323	609	821

Companies accounted for using the equity method
Cementos Especiales de las Islas Group	—	—	—
Hispano Dominicana de Cemento Blanco, S.A.	1	—	—
Hotelera del Atlántico, S.A.	(2)	—	—
Readymix, PLC.	—	(2)	—
Portcemen, S.A.	(1)	—	—
Trinidad Cement, Ltd.	28	1	4

	26	(1)	4

	7,671	(362)	825

This appendix forms an integral part of note 19 to the consolidated annual accounts for 2010, in conjunction with which it should be read.

Appendix VII

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Movement in Minority Interests by company for the years ended

December 31, 2010 and 2009

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

	Bayano Group	Cemex Colombia Group	Cemex USA Group	RMC Group	RMC Malaysia Group	Cemex Hungary, KFT	Construction Funding Corporation	Cemex Trademarks Worldwide, Ltd.	Cemex Egypt Group	Total
Balances at December 31, 2008	1	3	52	36	2	619	923	3,351	88	5,075

Disposals due to transactions with the Group	—	—	—	(7)	—	—	—	—	—	(7)
Share in profit/(loss)	—	—	1	5	—	61	327	20	19	433
Transfers	—	—	(3)	—	—	(238)	—	—	—	(241)
Dividends	—	—	(2)	(7)	—	—	—	—	—	(9)
Translation differences	—	—	(1)	1	—	(6)	(6)	(70)	(2)	(84)

Balances at December 31, 2009	1	3	47	28	2	436	1,244	3,301	105	5,167

Disposals due to transactions with the Group	—	—	—	—	—	(439)	(1,133)	(3,521)	—	(5,093)
Share in profit/(loss)	—	—	2	6	—	(36)	(219)	(91)	32	(306)
Dividends	—	—	(3)	(6)	—	—	—	—	—	(9)
Translation differences	—	—	3	—	1	39	108	311	—	462

Balances at December 31, 2010	1	3	49	28	3	—	—	—	137	221

This appendix forms an integral part of note 21 to the consolidated annual accounts for 2010, in conjunction with which it should be read.

Appendix V111

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Details of Interests and Positions held by the Directors of the Company in other Companies at December 31, 2010

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

Director	Company	Position	Percentage ownership
Mr. Juan Romero Torres	Cemex Asia Holdings Ltd.	Director	—
	Cemex Concreto S.A.	President of the Board of Directors	—
	Inversiones en Concreto y Afines, S.A.	Director	—
	Lomas del Tempisque S.A.	Director	—
	Maya-Belize Cement, Limited	Director	—

Mr. Ignacio Madridejos Fernández	Cemex France Gestion (Societe Par Actions Simplifiee)	Chairman	—
	Cemex Investments Limited	Director	—
	Cemex UK Cement Limited	Director	—
	Cemex UK Materials Limited	Director	—
	Cemex UK Operations Limited	Director	—
	Readymix Plc	Director	—

Mr. Ignacio Ortiz Martín	Cemex Holdings (Israel) Ltd	Director	—
	Readymix Industries (Israel) Ltd	Director	—
	Assiut Cement Company	Private individual representing the board member and board chairman Cemex S.A.B. de C.V.	—
	Cemex Austria AG	President of the Oversight Board	—

Mr. Joaquín Miguel Estrada Suárez	Cementos Andorra, S.A.	Chairman and member of the board	—

Mr. Juan Pelegrí y Girón	Assiut Cement Company	Representative of the board member Cemex Egyptian Investments B.V.	—
	Cemex Asia Holdings Ltd	Director	—
	Cemex Asia Pte Limited	Director	—
	Cemex Austria AG	Member of the Oversight Board	—
	Cemex Caracas Investments B.V.	Director	—
	Cemex Deutschland AG	Member of the Oversight Board	—
	Cemex UK	Director	—
	Fodez Pte. Ltd.	Director	—
	Lomez International B.V.	Director	—
	New Sunward Holding B.V.	Director	—
	RMC Holdings B.V.	Director	—
	RMC Concrete (Singapore) Pte. Ltd	Director	—
	Sierra Trading Ltd	Director	—
	Vencement Investments	Director	—
	Lai Limited	Director	—

New Sunward Holding, B.V.	New Sunward Holding Financial Ventures B.V.	Sole Administrator	100%

Appendix IX

CEMEX ESPAÑA, S.A. AND SUBSIDIARIES

Segment reporting for the year ended

December 31, 2010

(Expressed in millions of Euros)

(Free translation from the original in Spanish. In the event of discrepancy, the Spanish-language version prevails.)

	Segments
		EU						Other countries
Item	Spain	Switzerland	UK	Hungary	Germany	CFC	France	USA	Egypt	Colombia	Israel	Others	Total
Revenues
- External customers	476	—	859	—	761	—	730	2,023	471	419	264	1,819	7,822
- Intersegment	4	—	—	—	52	—	—	49	—	—	—	77	182
Supplies	(166)	—	(422)	—	(400)	—	(441)	(1,033)	(126)	(118)	(132)	(631)	(3,469)
Personnel expenses	(175)	(9)	(148)	(9)	(162)	—	(105)	(560)	(13)	(30)	(31)	(210)	(1,452)
Depreciation and amortization	(43)	(603)	(67)	—	(26)	—	(52)	(441)	(22)	(16)	(7)	(123)	(1,400)
Losses, impairment and changes in current provisions	(52)	—	(18)	—	(33)	—	—	(58)	(6)	—	—	(89)	(256)

Results from operating activities	(41)	(87)	(70)	(2)	(19)	—	(16)	(693)	175	110	10	78	(555)

Finance income	52	49	15	—	—	4	—	1	—	—	—	75	196
Finance expenses	(318)	—	(8)	—	(11)	—	(4)	(28)	—	(7)	—	(240)	(616)

Profit/(loss) before income tax	584	(37)	(125)	(2,479)	(67)	9	(13)	(4)	208	126	11	(56)	(1,843)

Segment assets	2,532	5,849	1,628	163	698	1,268	795	12,811	238	294	225	4,974	31,475
Segment liabilities	(5,524)	(155)	(890)	(55)	(381)	(6)	(372)	(1,762)	(141)	(123)	(128)	(3,776)	(13,313)

Net cash flows from/(used in)
- Operating activities	(301)	438	(9)	5	11	(698)	41	(156)	174	132	34	525	196
- Investing activities	24	(1)	(25)	214	(30)	—	(18)	(51)	(19)	(14)	4	(162)	(78)
- Financing activities	(501)	—	(20)	—	(1)	—	18	(12)	1	(27)	—	378	(164)

Acquisitions of non-current assets during the year	44	—	41	—	43	—	42	82	31	19	1	140	443